COLOMBIA GOLDFIELDS LIMITED

UPDATED NI 43-101 TECHNICAL REPORT
AND
PRELIMINARY RESOURCE ESTIMATE
FOR THE
MARMATO PROJECT
DEPARTMENT OF CALDAS
REPUBLIC OF COLOMBIA

William J. Lewis, B.Sc., P.Geo.
Alan J. San Martin, B.Sc.

May 30, 2008

SUITE 900 - 390 BAY STREET, TORONTO ONTARIO, CANADA M5H 2Y2
Telephone (1) (416) 362-5135 Fax (1) (416) 362 5763

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13.0	SAMPLE PREPARATION, ANALYSES AND SECURITY	107
13.1	SAMPLE SECURITY AND CHAIN OF CUSTODY	108
13.2	SAMPLE PREPARATION	110
13.3	SAMPLE ANALYSIS	111
13.4	QUALITY ASSURANCE/QUALITY CONTROL (QA/QC)	112
13.5	REFERENCE MATERIALS	113
13.6	PREPARATION DUPLICATES	122
13.7	FIELD DUPLICATES	125
13.8	CHANNEL SAMPLE CHECKS	128
13.9	CORE SAW CUTTINGS AND SLUDGE SAMPLES	131
13.10	INTERNAL LABORATORY REPEATS	133
13.11	EXTERNAL LABORATORY REPEATS	137
13.12	METALLICS ASSAYS	146
13.13	BLANK ASSAYS	148
13.14	SPECIFIC GRAVITY	148

14.0	DATA VERIFICATION	151

15.0	ADJACENT PROPERTIES	152
15.1	MARMATO, ZONA BAJA	154
15.2	ECHANDIA PROPERTY	155
15.3	CARAMANTA EXPLORATION PROJECT OF CGL	157
15.4	OTHER EXPLORATION PROJECTS IN THE REGION	158

16.0	MINERAL PROCESSING AND METALLURGICAL TESTING	161
16.1	KAPPES CASSIDY PRELIMINARY TESTWORK 2006	161
16.2	SGS TESTWORK 2007	162

17.0	MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES	165
17.1	MINERAL RESOURCE ESTIMATION	165
17.2	MINERAL RESOURCE ESTIMATE PROCEDURE	165
17.2.1	Database	165
17.2.2	Grade Capping	168
17.2.3	Composites	170
17.2.4	Variography	171
17.2.5	Density Data	173
17.2.6	Block Modelling	173
17.3	MINERAL RESOURCE CLASSIFICATION	175
17.4	MINERAL RESOURCE ESTIMATES	176
17.5	CONFIRMATION OF THE ESTIMATION	176

18.0	OTHER RELEVANT DATA AND INFORMATION	178
18.1	CURRENT SOCIAL AND MINING CONDITIONS	178
18.1.1	Historical Importance	178
18.1.2	Social Issues	178
18.1.3	Mining Conditions	179

18.1.4	Relocation Efforts	180
18.2	MINERA DE CALDAS’ POSITION ON RELOCATION	181
18.2.1	Position	181
18.2.2	Collaboration with Public Authorities	182
18.3	CURRENT ACTIVITIES OF MINERA DE CALDAS	183
18.4	CESSATION OF CURRENT MINING ACTIVITIES	184
18.4.1	Employment Opportunities	184
18.4.2	Training	185
18.5	RETENTION OF MARMATO’S HISTORICAL SIGNIFICANCE	185
18.6	MARMATO’S ROLE AS THE COMMUNITY CENTRE	186
18.7	MARMATO’S ROLE AS A MINING DISTRICT	186
18.8	ENVIRONMENTAL CONDITIONS AT MARMATO	186
18.8.1	Water Resources	186
18.8.2	Air Resources	187
18.8.3	Soil Resources	187
18.8.4	Flora and Fauna	187

19.0	INTERPRETATION AND CONCLUSIONS	189
19.1	CONCLUSIONS	191

20.0	RECOMMENDATIONS	193

21.0	REFERENCES	195

APPENDIX 1	Report Regarding the Recommended Quality Assurance and Quality Control Procedures for Geochemical Samples From the Marmato and Caramanta Projects, Columbia	At end of Report

APPENDIX 2	Certified Standard Reference Material, Sample SE19, Data for Gold	At end of Report

APPENDIX 3	Certified Standard Reference Material, Sample SG14, Data for Gold	At end of Report

APPENDIX 4	Certified Standard Reference Material, Sample SI15, Data for Gold	At end of Report

APPENDIX 5	Certified Standard Reference Material, Sample SG14, Data for Silver	At end of Report

APPENDIX 6	Certified Standard Reference Material, Sample SI15, Data for Silver	At end of Report

APPENDIX 7	Certified Standard Reference Material, Sample SE29, Data for Gold	At end of Report

APPENDIX 8	Certified Standard Reference Material, Sample SF30, Data for Gold	At end of Report

APPENDIX 9	Certified Standard Reference Material, Sample SG31, Data for Gold	At end of Report

APPENDIX 10	Certified Standard Reference Material, Sample SH35, Data for Gold	At end of Report

APPENDIX 11	Zona Alta Population Statistics	At end of Report

APPENDIX 12	Zona Alta Variograms, Gold Composites	At end of Report

APPENDIX 13	Zona Alta Variograms, Silver Composites	At end of Report

APPENDIX 14	Plan Views of the Block Model from Elevation 1300L to 1650L	At end of Report

APPENDIX 15	Sectional Views of the Block Model from Section 3100NW to 4150NW	At end of Report

LIST OF TABLES

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Table 13.3	Results of the Round Robin Assay Check of the New CSRM from Rocklabs	119
Table 13.4	Accepted Values and the ±2 Standard Deviation and ±3 Standard Deviation Envelopes for the New CSRM from Rocklabs	119
Table 13.5	External Laboratory Repeat Assays for Gold and Silver (From Kappes Cassidy Testwork)	140
Table 13.6	Results of the Screen Metallic Testwork	147
Table 13.7	Bulk Densities of Metallurgical Sample Composite 1	149
Table 13.8	Bulk Densities of Metallurgical Sample MET 05	150
Table 15.1	Gold and Silver Production[1] History Zona Baja at Marmato by Mineros Nacionales S.A.	155
Table 15.2	Summary of Drill Intersections (>1 g/t Gold) for the Echandia Property (1995 to 1997)	156
Table 16.1	Gold Recoveries in Milled Cyanide Bottle Roll Tests (Table 5, Kappes Cassidy Report, 2006)	163
Table 16.2	Silver Recoveries in Milled Cyanide Bottle Roll Tests (Table 5, Kappes Cassidy, 2006)	163
Table 17.1	Marmato Project Gold and Silver Assay Grade Capping	170
Table 17.2	Classical Statistics for the Capped Composite Samples	171
Table 17.3	Block Model Interpolation Parameters, Inferred ID2	172
Table 17.4	Summary of the Inferred Mineral Resource in the Current Block Model by Grade: Cumulative	175
Table 17.5	Mineral Resource Estimate for the Marmato Project (0.3 g/t Gold Cut-off Grade)	176
Table 17.6	Comparison of Capped Assays, Composites and Block Model Grade	177
Table 19.1	General Parameters used for the Resource Estimate for the Marmato Project	190
Table 19.2	Block Model Interpolation Parameters, Inferred ID2	190
Table 19.3	Mineral Resource Estimate for the Marmato Project (0.3 g/t Gold Cut-off Grade)	190
Table 19.4	Estimated Budget (US$) for the Next Phase of Exploration on the Marmato Project	191

LIST OF FIGURES

Figure 11.8	View of the Drill Holes on Section 3850NW on the Zona Alta, up to May 28, 2008	95
Figure 12.1	Photograph of Cleaned Core after Reception at the CGL Camp at Marmato	105
Figure 12.2	Photograph of Same Core Interval as in Figure 12.1 after it has been Logged and Cut	106
Figure 13.1	CGL Core Logging Facilities at Marmato	109
Figure 13.2	Behaviour of Certified Standard Reference Material Sample SE19 for Gold Thorough Time	115
Figure 13.3	Behaviour of Certified Standard Reference Material Sample SG14 for Gold Thorough Time	115
Figure 13.4	Behaviour of Certified Standard Reference Material Sample SI15 for Gold Thorough Time	116
Figure 13.5	Behaviour of Certified Standard Reference Material Sample SG14 for Silver Thorough Time	116
Figure 13.6	Behaviour of Certified Standard Reference Material Sample SI15 for Silver Thorough Time	117
Figure 13.7	Behaviour of Certified Standard Reference Material Sample SE29 for Gold Thorough Time	120
Figure 13.8	Behaviour of Certified Standard Reference Material Sample SF30 for Gold Thorough Time	121
Figure 13.9	Behaviour of Certified Standard Reference Material Sample SG31 for Gold Thorough Time	121
Figure 13.10	Behaviour of Certified Standard Reference Material Sample SH35 for Gold Thorough Time	122
Figure 13.11	Original Sample versus Preparation Duplicate Sample for Gold Assays	123
Figure 13.12	Original Sample versus Preparation Duplicate Sample for Gold Assays with the Two Outliers Removed to Better Illustrate the Data Disposition	123
Figure 13.13	Original Sample versus Preparation Duplicate Sample for Silver Analysis by ICP	124
Figure 13.14	Original Sample versus Preparation Duplicate Sample for Zinc Analysis by ICP	124
Figure 13.15	Original versus Field Duplicate Sample Data Differentiated by Sample Type for Gold	126
Figure 13.16	Original versus Field Duplicate Sample Data Irrespective of Sample Type for Gold	126

Figure 13.17	Original versus Field Duplicate Sample Data for Silver	127
Figure 13.18	Original versus Field Duplicate Sample Data for Zinc	127
Figure 13.19	Original Hand-Cut versus Duplicate Saw-Cut Sample Data for Gold, Distinguished by the Laboritory which did the Original Assay	129
Figure 13.20	Original Hand-Cut versus Duplicate Saw-Cut Sample Data for Gold	129
Figure 13.21	Original Hand-Cut versus Duplicate Saw-Cut Sample Data for Silver	130
Figure 13.22	Original Hand-Cut versus Duplicate Saw-Cut Sample Data for Zinc	130
Figure 13.23	Core Saw Rejects versus the Weighted Average for the Core Intervals which Comprise the Core Saw Reject Composite Sample for Gold less than 10 ppm	132
Figure 13.24	Core Saw Rejects versus the Weighted Average for the Core Intervals which Comprise the Core Saw Reject Composite Sample for Gold less than 2 ppm	132
Figure 13.25	Fire Assay AA Finish versus Fire Assay Gravmetric Finish for all Marmato Samples Assayed using both Methods	134
Figure 13.26	Inspectorate Comparison of the Internal Laboratory Repeat Assays for Gold	135
Figure 13.27	SGS Comparison of the Internal Laboratory Repeat Assays for Gold	136
Figure 13.28	SGS Comparison of the Internal Laboratory Repeat Assays for Silver	136
Figure 13.29	Original SGS Gold Assays versus the ALS Chemex Check Assays	137
Figure 13.30	Original SGS Silver Assays versus the ALS Chemex Check Assays	138
Figure 13.31	Original SGS Zinc Assays versus the ALS Chemex Check Assays	138
Figure 13.32	Original SGS Copper Assays versus the ALS Chemex Check Assays	139
Figure 13.33	Original SGS IronAssays versus the ALS Chemex Check Assays	139
Figure 13.34	External Laboratory Repeat Assays for Gold form Kappes Cassidy Testwork	141
Figure 13.35	External Laboratory Repeat Assays for Silver form Kappes Cassidy Testwork	142

Figure 13.36	Plot of the Original Gold Assay versus the Sample Check Analysis	143
Figure 13.37	Plot of the Original Silver Assay (ICP) versus the Sample Check Analysis	143
Figure 13.38	Plot of the Original Zinc Assay versus the Sample Check Analysis	144
Figure 13.39	Plot of the Original Gold Assay versus the Sample Replicate Analysis	145
Figure 13.40	Plot of the Original Silver Assay versus the Sample Replicate Analysis	145
Figure 13.41	Plot of the Original Zinc Assay versus the Sample Replicate Analysis	146
Figure 13.42	Scatter Plot of the Original Gold Assay versus the Screen Metallic Gold Analysis	147
Figure 13.43	Plot of Silver versus Gold Assays for the Quartz Blank Samples	148
Figure 15.1	Mineral Deposits and Projects around the Marmato Project	153
Figure 15.2	Gold Targets in the Caramanta Project around the Marmato Project	159
Figure 17.1	Marmato Project Dhillhole and Channel Location	166
Figure 17.2	Marmato Project 3D Model, Geology and Licensed Boundary	167
Figure 17.3	Uncut Gold Probability Plot for the Marmato Project	168
Figure 17.4	Uncut Silver Probability Plot for the Marmato Project	169
Figure 17.5	Gold Probability Plot for the Two Metre Composite, after Capping, for the Marmato Project	169
Figure 17.6	Silver Probability Plot for the Two Metre Composite, after Capping, for the Marmato Project	170
Figure 17.7	Marmato Project Block Model	174

x

1.0 SUMMARY

Colombia Goldfields Limited (CGL) has retained Micon International Limited (Micon) to review the results and parameters of its current exploration program and conduct the preliminary mineral resource estimate for its Marmato project in the Department of Caldas (Caldas) within the Republic of Colombia (Colombia).

The Marmato project is situated in the Municipality of Marmato (Marmato), in the northwestern portion of Caldas. The project is located approximately 80 km south of the city of Medellín which is the capital of the State of Antioquia. The Marmato project is readily accessible from Medellín via the Medellín to Cali highway (Pan American Highway).

The Marmato project is one of the most important historical gold properties in Colombia and lies in the heart of the main historical gold producing region. The Middle Cauca region, where the Marmato project is located, was occupied for two thousand years before the Spanish conquest by farmers, potters, gold miners and goldsmiths of the Quimbaya culture.

The Middle Cauca region was important during the Spanish era following the colonization period from 1514 to 1537. The gold mines of Marmato are mentioned in Spanish chronicles of 1583 and 1625, with the Cauca valley noted as a rich gold producer in the 16th and 17th centuries. The reputed wealth of Marmato was such that Simon Bolivar, the liberator of Colombia from Spanish rule, used it as collateral with the British government to secure funding for his war of independence against Spain. Following the wars of independence various English companies mined at Marmato until approximately 1925.

From 1925 the mines were managed by state bodies and leased to local mining companies and small miners. Since 1978, various foreign companies have conducted exploration work on the Marmato project however most of these data are unavailable. In 1993, Mineros Nacionales S.A. (Mineros Nacionales) started mining the Zona Baja (Lower Zone) with a 300 t/d plant.

Colombia Goldfields Caramanta project which surrounds the Marmato project has also experienced small scale artisanal mining since the pre-Colombian times; however, to the author’s knowledge no systematic modern exploration program has been conducted on this property. Artisanal miners have been working a number of small pits at the El Salto prospect of the Caramanta project.

Colombia has seen only sporadic mineral exploration during the past half century largely due to the instability which the country experienced and the relatively dangerous travel conditions. The instability of the country has lead to the majority of the regions experiencing no modern exploration programs. However, past gold production from Colombia indicates that the country has good exploration potential and now that stability and a semblance of law and order have returned, this potential is being recognized by a number of foreign companies.

The Marmato project is located on the eastern side of the Western Cordillera in the Colombian Andes. This is separated from the Central Cordillera to the east by the Cauca River. Marmato lies within the Romeral terrane, an oceanic terrane comprising metamorphosed mafic to ultramafic complexes, ophiolite sequences and oceanic sediments of probable Late Jurassic to Early Cretaceous age. This was accreted to the continental margin along the Romeral Fault, which lies east of the Cauca River, during the Aptian.

The Romeral terrane is partially covered by continental sediments of the Oligocene to Lower Miocene age Amagá Formation, which is overlain by thick volcanic and sedimentary rocks of the Late Miocene Combia Formation. This is intruded by porphyry stocks. Gold mineralization at the Marmato project is related to the emplacement of the porphyry stocks.

The Marmato porphyry stock is 18 km long by 3 to 6 km wide, is elongated north to south and is one of a number of porphyry stocks in the district. The Marmato porphyry intrudes the Arquía Complex metamorphic rocks and the Amagá Formation in the Cauca Valley and Combia Formation which outcrops on the west side.

Mineralization is of the epithermal intermediate sulphidation type. The Marmato-type epithermal mineralization has a relatively high temperature and depth of formation and is believed to be porphyry related. Porphyry-style mineralization forms at greater depth than epithermal and in this area it may occur at depth below the outcropping epithermal mineralization, or it might be found in outcrop in valleys or areas uplifted by faulting. Porphyry-style features of Marmato include the multiple stage porphyry intrusion phases synchronous with hydrothermal alteration and mineralization, magnetite veinlets, and late stage phreatic breccias or pebble dikes. Porphyry gold-copper-molybdenum mineralization occurs 8 km north of Marmato at Oro Fino. The Marmato area lacks known shallow epithermal features such as lithocaps or sinters.

Gold-silver mineralization at Marmato is hosted by a sheeted pyrite veinlet system associated with phyllic and propylitic alteration in dacite and andesite porphyry intrusions of Late Miocene age. Mineralization occurs in parallel, sheeted and anastamozing veinlets with a regional structural control. Gold is associated with sulphides and is mostly free gold. The bulk tonnage potential of Marmato-type deposits will depend on having a sufficiently high veinlet density. The veinlets are notable for being composed of massive sulphides with a low percentage of gangue (quartz, calcite and chlorite). The sulphides are dominantly pyrite along with base metal sulphides and silver sulphides and sulfosalts are also present. Vein textures are generally massive to crudely banded with coarse grained, well crystallized, friable sulphides, and small vugs. The veins are anastomozing and some have later fault movement along them.

The Marmato deposit differs from other epithermal deposits in the predominance of pyrite in the veinlets and low percentage of gangue. The Marmato deposit is very similar to the Kori Kollo gold deposit in Bolivia which produced over 5 million ounces of gold between 1983 and 2003.

The Marmato mining property is divided into two horizontal levels which are vertically situated above each other, the Zona Alta and the Zona Baja. The Zona Alta is mined by numerous artisanal miners and CGL is in the process of purchasing the individual mineral licenses from the miners. The Zona Baja is operated by a single company, Mineros Nacionales, under Contract 041-89M. CGL has entered into a Share Purchase and Sale Agreement to purchase all of the issued and outstanding shares of Mineros Nacionales, for cash consideration of US $35.0 million (see below).

CGL advises that it holds its interest in the Marmato and Caramanta properties through its wholly-owned Colombian subsidiaries Compañia Minera de Caldas S.A. (Minera de Caldas) and Gavilan Minerales S.A. (Gavilan). Minera de Caldas holds a number of mineral licenses in the Zona Alta (Upper Zone) of Marmato which has an area of 178.95 hectares (ha). The mineral and exploration licenses vary in size and the majority are contiguous within the Marmato project. CGL also hold 19,060.7827 ha (equivalent to a net area of 19,033.4547 ha or 190.3 km2 due to overlaps) of mining concessions, applications and purchase agreements in the district around the Marmato project, which is referred to as the Caramanta exploration project (Caramanta project). CGL has also entered into two other agreements to purchase mineral concessions in the Marmato area.

Subsequent to the publication of the November, 2006 Technical Report by Micon, CGL has completed the purchase of 100% RNC (Colombia) Limited (RNC) via a number of Stock Purchase Agreements completed from December 2006 to September 2007. The total purchase price was US $22,030,000 in cash and shares of CGL common stock. RNC is the beneficial holder of 94.99% of the issued and outstanding stock of Minera de Caldas, a Colombia corporation that owns certain mining rights, has options to acquire mining rights, and has exclusive rights to evaluate certain property, all located within the Zona Alta portion of the Marmato project. Colombian law requires a minimum of five shareholders for Colombian companies; as a result, the remaining 5.01% of Minera de Caldas is held by directors, officers, and senior management of CGL.

On November 20, 2007, CGL entered into a letter of intent with Colombia Gold PLC, (Colombia Gold) a corporation organized under the laws of England, to acquire its assets or the issued and outstanding shares. Colombia Gold’s main assets are the mining rights to the Echandia property, located adjacent to Marmato Mountain. However, there is no assurance that a definitive agreement will be executed or that the acquisition will be completed.

On January 29, 2008, CGL entered into a Share Purchase and Sale Agreement with Mineros S.A., a corporation organized under the laws of the Republic of Colombia. Mineros is the owner of Mineros Nacionales. In the event that CGL is successful in acquiring Mineros Nacionales, CGL would own both the Upper and Lower Zones of Marmato Mountain. However, there is no assurance that the proposed transaction will be completed.

The total expenditure by CGL on the Marmato project for the period from the start of work in 2005 up to March 31, 2008 was US $60,225,000. Of the total expenditures CGL has spent US $22,030,000 in cash and shares on the acquisition of RNC, US $25,821,000 in cash on purchasing mines and mills at Marmato, US $8,270,000 in cash directly on exploration of the Marmato property, US $130,000 in cash on environmental studies and reports, US $54,000 on metallurgical testwork, and US $3,811,00 on legal and administration (with in excess of 50% of the G&A incurred in respect of legal, accounting, Sarbanes Oxley and other regulatory expenses associated with the the Company’s public company status.)

A historical inferred resource estimate was conducted in 1998 for the Marmato project by Mineral Resources Development Inc. (MRDI) of San Mateo, California and this estimate is contained in a report entitled "Marmato Gold/Silver Project Scoping Study" which was commissioned by Conquistador Mines Ltd. (Conquistador). MRDI stated that the "material categorized as "inferred" resource meets the definition put forth in National Instrument 43-101 (prepared by Canadian Securities Administrators, dated July 3, 1998)" and that "some of the inferred resource would meet the criteria for measured and indicated however this material has not been separately identified". As a result of CGL’s subsequent exploration drilling and underground sampling program the 1998 historical resource estimate has been superseeded with a current CIM compliant resource estimate concerning the Marmato project.

Since the publication of the first Micon Technical Report dated November, 2006, CGL has completed Phase 1, Stage A of the budget and has conducted most of Stage B of the Phase 1 budget with the exception of the Caramanta drilling.

The 2007 to 2008 (YTD) drill program has been successful in confirming the mineral resource potential of the Zona Alta. CGL plans to continue the original exploration program to complete Stage B of Phase 1, and carry out Phase 2. The drilling program and underground sampling program has also allowed CGL to be able to conduct a preliminary resource estimate for the Marmato project.

It is Micon’s belief that the information contained within the current database for the Marmato project is sufficient to allow for the preliminary resource estimate to be considered as an Inferred Mineral Resource under the current CIM definition which states,

"An ‘Inferred Mineral Resource’ is that part of a Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits workings and drill holes."

The general parameters used to define the Inferred Mineral Resources are tabulated in Table 1.1.

Table 1.1
General Parameters used for the Resource Estimate for the Marmato Project

Parameter Description	Parameter Used
Number of drill holes used	68
Number of continuous and individual underground channel samples used	1,223
Gold grade capping value	28 g/t
Silver grade capping value	100 g/t
Composite length	2 m
Specific gravity	2.7
Interpretation method used	ID2
Block size (strike length x width x height)	25 m x 10 m x 10 m
Hard boundaries used to constrain the block model	Licenses and overburden
Minimum length for underground channel samples	2 m

Table 1.2 summarizes the search parameters for the block model interpolation.

Table 1.2
Block Model Interpolation Parameters, Inferred ID2

	Dip	Strike	Dip	Strike	Dip	A. Dip	Max No.	Min No.	Max No.
Profile	Direction	(o)	(o)	Range	Range	Range	Samples	of	of
	(o)			(m)	(m)	(m)	Per Hole	Samples	Samples
Au / Ag Pass 1	35	305	-75	25	25	5	4	3	12
Au / Ag Pass 2	35	305	-75	50	50	10	4	3	12
Au / Ag Pass 3	35	305	-75	75	75	15	4	3	12
SG Single Pass	0	0	-75	150	150	150	NA	2	12

The CIM definition of a Mineral Resource also requires that "there are reasonable prospects for economic extraction." Micon believes that a 0.3 g/t gold cut-off grade in today’s commodities market using open pit bulk tonnage methods provides the appropriate basis for a preliminary mineral resource estimate at the Marmato project.

The tonnage along with the gold and silver grades and ounces for the Inferred Mineral Resource are summarized in Table 1.3. The figures have been rounded to reflect the mineral estimate is an approximation.

Table 1.3
Mineral Resource Estimate for the Marmato Project (0.3 g/t Gold Cut-off Grade)

	Tonnes	Grade	Contained Gold	Grade	Contained Silver
Category	(x 1,000 t)	(g/t Gold)	(oz)	(g/t Silver)	(oz)
Inferred Mineral Resource	75,808	1.05	2,553,000	5.76	14,039,000

Mineral resources that are not mineral reserves do not have demonstrated economic viability. The estimate of mineral resources do not appear to be be materially affected by any technical, environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues. There are currently no mineral reserves reported for the Marmato project.

The mineral resource presented in this report was prepared by Alan J. San Martin, B.Sc., under the overall direction and responsibility of William J. Lewis B.Sc., P.Geo.

As previously stated, given the success of its exploration program CGL plans to continue to conduct exploration at the Marmato project. The objectives of the exploration program and budget from March 31, 2008 are to:

  Complete of 41,169 m of diamond drilling for a cumulative total of 60,000 m. Some of this has been conducted already with 34,234 m remaining to be drilled as of May 25, 2008.

  Conduct further resource estimates, with an update at 30,000 m of drilling.

  Complete the scoping study for Phase 1, Stage A, and resource updates.

  Conduct additional metallurgical studies.

  Conduct additional geotechnical studies.

  Conduct an environmental and social impact study.

  Continue to purchases of mineral concessions.

  Continue to purchase surface rights and houses.

  Conduct a pre-feasibility study.

CGL plans to spend a further US $31,386,000 to complete this next phase of exploration.

CGL has been working on consolidating the Marmato project area since 2005 and has made significant progress towards this goal since the last Technical Report was published in November, 2006. During this period CGL has initiated an exploration program in order to identify and target bulk tonnage, low grade gold and silver deposits on the Marmato and Caramanta projects. The recent exploration work has been focused primarily on the Marmato project and CGL has conducted sufficient exploration in order to be able to report a preliminary Inferred mineral resource which supersedes the historical 1998 resource estimate conducted by MRDI for Conquistador. The current Inferred mineral resource estimate complies with the CIM standards and definitions required by NI 43-101, and is therefore reportable by CGL.

The publication of a current resource estimate will allow CGL to conduct further preliminary economic studies on the Marmato project. In addition, the block model upon which the current resource estimate is based will assist in identifying areas which require further exploration and infill drilling and underground sampling in order to either upgrade the current estimate or fill in current gaps in the model.

CGL’s exploration program has also begun to determine the true extent of the remaining mineralization on the Marmato project. Therefore, the full potential economic viability of the project continues to remains unknown. A number of other targets remain on both the Marmato and Caramanta projects and within the region which CGL intends to explore further in its future exploration programs.

Micon considers that the scope of work and budget proposed by CGL for the next stage of exploration are appropriate, and justified by the exploration results achieved to date.

Micon agrees with the general direction of CGL exploration programs for the projects and makes the following additional recommendations.

1)

Micon recommends that CGL continues to work on improving the process related to data entry and verification of its database at Marmato. Currently the process has resulted in a number of delays for CGL while verification of the data was conducted. The issues surrounding the entry and verification processes will need to be addressed prior to conducting further resource estimates in order to avoid future delays.

2)

Micon recommends that while no oxide domain has been interpreted for the initial resource estimate CGL works on identifying if there is an appreciable oxide or zone of enrichment capping the deposit and to what extent it occurs.

3)

Micon recommends that CGL continues to conduct specific gravity testing on the core as part of its drilling program. The specific gravity results will continue to be useful when conducting future resource estimates on the projects.

4)

Micon recommends that if drilling has been conducted previously on any of the areas for which CGL has proposed future drilling programs, it twins a number of the previously drilled holes to compare the results obtained from the two drill holes. This will allow CGL determine the degree of variability among assays, at the same down-hole location, and the variability which may occur between results when combining the data obtained by previous operators into a common database for the Marmato and Caramanta projects.

5)

Micon recommends that CGL continues its program of detailed underground mapping and channel sampling in the workings at the Marmato project and on any underground workings located on the Caramanta project. Micon believes the channels samples taken by CGL are necessary to demonstrate the continuity of the mineralization in the deposit. However, the current sampling method has resulted in a database which is comprised of sample intervals that are either too short or consist of random isolated samples taken on the veins within the existing underground workings. A review of the sampling practices should be instituted with a view to increasing the sample length as well as sampling not only the veins but the surrounding material in order to be able to produce a better composite sample from this data set in future resource estimates and to avoid sample intervals that are either too short or consist of random isolated samples.

6)

Micon recommends that CGL improves its method of constructing the 3 dimensional solids obtained from its underground survey of the individual workings on the Marmato property. Currently this data is put into AutoCad software and then extracted to create the 3 dimensional solids, this has resulted in a number of closure errors when this data is brought into Gemcom or other software.

7)

Micon recommends that at a minimum CGL choses a section of the mineralized area of at least 100 square metres and drills it off on a 20 m x 20 m pattern. The data obtained from this drilling exercise will form the basis of a geostatistical study regarding the optimal drilling pattern to increase the confidence in the resource estimate. Due to the nature of the mineralization the size of the area may need to be increased or the drilling pattern may need to be decreased before acceptable geostatistical results are obtained.

8)

Micon recommends that CGL continues to document and review the general QA/QC program that has been set up by Stewart Redwood within the company and that this program continues to be used in all future exploration programs. The QA/QC document should be added as an appendix to any future exploration reports.

Given the amount of work conducted previously at the Marmato project on the known exploration targets and areas of mineralization, the projects should be regarded as hosting early to mid-stage exploration projects. In this regard the Marmato should be considered as a mid-stage exploration project.

Given the results of the initial resource estimateand the prospective nature of Marmato, it is Micon’s opinion that the project is worthy of further work.

2.0 INTRODUCTION AND TERMS OF REFERENCE

At the request of Mr. J.R Martin, Director and Chief Executive Officer (CEO) of Colombia Goldfields Limited (CGL), Micon International Limited (Micon) has been retained to provide an updated independent summary and review of the exploration program for the Marmato project located in the Department of Caldas (Caldas) within the Republic of Colombia (Colombia), and to comment on the propriety of CGL’s plans and budget for the next phase of exploration. This report presents a review of the previous work and CGL’s 2007 exploration program in order to offer an opinion as to whether the project merits the further exploration expenditures proposed by CGL. This report also presents the results of Micon’s mineral resource estimate on the property based on the results of the 2007 drilling program.

The geological setting of the properties, mineralization style and occurrences, and exploration history were described in a number of reports by William J. Lewis, B.Sc. P.Eng., (2006), Stewart D. Redwood, Ph.D., FIMMM (2005a, b, 2006a, b), and in a scoping study report by Mineral Resources Development Inc. (MRDI, 1998) as well as in other government, academic, and individual publications listed in Section 21 "References" of this report. The relevant sections of those reports are quoted or reproduced herein.

CGL is targeting bulk tonnage, low grade gold and silver deposits at Marmato that is potentially amenable to open pit mining with recovery of precious metals by milling and cyanide leaching or by heap leaching. The grade of bulk tonnage zones is dependent on encountering areas with a sufficiently high density or number of mineralized veinlets and exploration is focused on defining such zones.

CGL has continued to explore the Marmato project and to acquire the remaining individual mines and mills within the Zona Alta since November, 2006 when the original Technical Report was written by Micon. In addition, to its previous underground and regional mapping and sampling programs, CGL has instituted an extensive drilling program at Marmato, which is ongoing at this time.

All currency amounts are stated in US dollars, unless specified, with costs and commodity prices also typically expressed in US dollars. Quantities are generally stated in Système International d'Unités (SI) units, the standard Canadian and international practice, including: metric tonnes (t), kilograms (kg) and grams (g) for weight; kilometres (km) or metres (m) for distance; hectares (ha) for area; and grams per metric tonne (g/t) for gold and silver grades (g/t Au, g/t Ag). Precious metal grades may be expressed in parts per million (ppm) or parts per billion (ppb) and their quantities may also be reported in troy ounces (ounces, oz), a common practice in the mining industry. Table 2.1 provides a list of the various abbreviations used throughout this report.

Table 2.1
List of the Abbreviations

Description	Abbreviation
AngloGold Ashanti Ltd.	AGA
Battle Mountain Gold Exploration Corp.	Battle Mountain Gold
Canadian Institute of Mining, Metallurgy and Petroleum	CIM
Canadian National Instrument 43-101	NI 43-101
Carbon in leach	CIL
Centimetre(s)	cm
GeoMinas S.A	Geo Minas
Colombia Goldfields Limited	CGL
Colombian Peso	COP
Compañía Minera de Caldas, S.A.	Minera de Caldas
Compañia de Servicios y Logisticos de Colombia Ltda	Cia Servicios Logisticos
Conquistador Mines Limited	Conquistador
Corona Goldfields S.A.	Corona Goldfields
Corporación Autónoma Regional de Caldas	CORPOCALDAS
Day	d
Degree(s)	o
Degrees Celsius	oC
Department of Antioquia	Antioquia
Department of Caldas	Caldas
Digital elevation model	DEM
Dollar(s), Canadian and US	$, Cdn$ and US$
Empresa Colombiana de Minas	ECOMINAS
Empresa Nacional Minera Ltda	MINERCOL
Gavilan Minerales S.A.	Gavilan
GeoMinas S.A.	GeoMinas
Gram(s)	g
Grams per metric tonne	g/t
Greater than	>
Gulf Resources Exploration Company	Gulf Exploration
Hectare(s)	Ha
horse power	hp
Inspectorate America Corporation	Inspectorate
Instituto Nacional de Investigaciones Geológico-Mineras, (since 2004 Instituto Colombiano de Geología y Minería)	INGEOMINAS
Instituto Geografico Augustin Codazzi	INAC
Internal rate of return	IRR
Investcol Limited	Investcol
Kilogram(s)	kg
Kilometre(s)	km
Less than	<
Litre(s)	L
Metre(s)	m
Micon International Limited	Micon
Million tonnes	Mt
Million ounces	Moz
Million years	Ma
Million metric tonnes per year	Mt/y
Milligram(s)	Mg
Millimetre(s)	Mm
Minera Phelps Dodge de Colombia S.A.	Minera Phelps Dodge
Mineral Resources Development Inc	MRDI
Minerales de Colombia S.A.	MINERALCO
Mineros de Antioquia S.A.	Mineros de Antioquia
Mineros Nacionales S.A.	Mineros Nacionales
Ministerio de Minas y Energía	MME
Net present value	NPV
Net smelter return	NSR

Description	Abbreviation
Not available/applicable	n.a.
Ounces	Oz
Ounces per year	oz/y
Parts per billion	Ppb
Parts per million	Ppm
Percent(age)%
Phelps Dodge Corporation	Phelps Dodge
Quality Assurance/Quality Control	QA/QC
Republic of Colombia	Colombia
RNC (Colombia) Limited	RNC
Second	S
Sistema de Informació Minero Colombiano	SIMCO
Sociedad Kedahda S. A.	Kedahda
Specific gravity	SG
Système International d'Unités	SI
Tonne (metric)	T
Tonnes (metric) per day	t/d
Universal Transverse Mercator	UTM
Year	Y
Year to date	YTD

Micon originally conducted a site visit to the Marmato project on August 13, and 14, 2006, the details of which were reported in the November, 2006 Technical Report. Micon conducted a second site visit between April 18, and 20, 2007. During this site visit the progress in the drilling program, set-up of a data base and logging techniques (including geothechnical logging) were discussed.

Micon conducted a third site visit between November 11, and 17, 2007. During this site visit both Quality Control/Quality Assurance (QA/QC) issues and the database were discussed. Since November, 2007 extensive discussions regarding the QA/QC issues and the electronic database continued up to the completion of the resource estimate on May 9, 2008.

The review of the Marmato project is based on published material researched by Micon, as well as data, professional opinions and unpublished material submitted by the professional staff of CGL or its consultants. Much of these data came from reports prepared and provided by CGL.

Micon is pleased to acknowledge the helpful cooperation of CGL’s management and personnel who made any and all data requested available and responded openly and helpfully to all questions, queries and requests for material.

The Qualified Person responsible for the preparation of this report, the opinion on the resourcesand the opinion on the propriety of the proposed exploration program is William J. Lewis, B.Sc., P.Geo. a senior geologist with Micon in Toronto. Mr. Lewis conducted Micon site visits to the Marmato property where various documents, the QA/QC program and the results of the 2007 exploration program were reviewed. Alan J. San Martin, B.Sc. visited the Marmato project during the third site visit and conducted the mineral resource estimate under the guidance and supervision of William Lewis.

Micon does not have, nor previously had, any material interest in CGL or related entities or interests. The relationship with CGL is solely a professional association between the client and the independent consultant. This report is prepared in return for fees based upon agreed commercial rates and the payment of these fees is in no way contingent on the results of this report.

3.0 RELIANCE ON OTHER EXPERTS

Micon has reviewed and analyzed data provided by CGL, its consultants and the previous operators of the project, and has drawn its own conclusions therefrom, augmented by its direct field examinations. Micon has not carried out any independent exploration work, drilled any holes or carried out an extensive program of sampling and assaying on the projects. However, during the initial site visit Micon collected a number of channel and chip/grab samples and noted that the geology matched the descriptions contained in the CGL and MRDI reports. Such a program of check sampling is not intended to duplicate the volume of data collected by CGL or its predecessors; however, it was adequate to independently confirm the presence of the relevant mineralization at the site.

In its November, 2006 Technical Report on the Marmato project, Micon reviewed the 1998 historical inferred resource estimate by MRDI of San Mateo, California which was contained in a report entitled "Marmato Gold/Silver Project Scoping Study" commissioned by Conquistador Mines Ltd. (Conquistador). MRDI stated the "material categorized as "inferred" resource meets the definition put forth in National Instrument 43-101 (prepared by Canadian Securities Administrators, dated July 3, 1998)" (this was the first draft of the proposed Canadian National Instrument which became effective on February 1, 2001) and that "some of the inferred resource would meet the criteria for measured and indicated however this material has not been separately identified." While the inferred resource estimate appears to have been conducted using the appropriate Canadian Institute of Mining, Metallurgy and Petroleum (CIM) standards applied to the industry at the time the original Conquistador database and the MRDI report appendices were not avalible to be reviewed and verified. Therefore, the 1998 inferred resource estimate was quoted as a historical resource and was stated for information purposes only inorder to indicate the potential of the project.

New drilling was conducted in 2007 by CGL to confirm and expand upon the 1998 data and is ongoing at the Marmato project. This new drilling has been used by Micon to conduct a preliminary resource estimate for the project based on the present CIM standards and definitions required by Canadian National Instrument 43-101 (NI 43-101). This estimate is presented in Section 17 of this report and supersedes the historical MRDI mineral resource estimate.

While exercising all reasonable diligence in checking, confirming and testing it, Micon has relied upon CGL’s presentation of the project data, including data from the previous operators, in formulating its opinion with respect to the Marmato property.

Micon has not reviewed any English translations of the various Spanish documents nor the original documents, under which CGL and its wholly-owned Colombian subsidiary, Minera de Caldas, hold title to the mineral and exploration licenses for the projects and Micon offers no legal opinion as to the validity of the mineral titles claimed. A description of the properties, and ownership thereof, is provided for general information purposes only. Comments on the state of environmental conditions, liability and remediation have been made where required by NI 43-101. However, Micon offers no opinion on the state of the environment on the properties and the statements are provided for information purposes only.

The description of geology, mineralization, exploration and mineral resource estimation methodology used in this report are taken from reports prepared by various companies or their consultants, as well as from various government and academic publications. The conclusions of this report rely on data available in published and unpublished reports supplied by the companies which have previously conducted the exploration on the property, and information supplied by CGL. The information provided to CGL was supplied by reputable companies and Micon has no reason to doubt its validity.

The maps and tables for this report were supplied by CGL staff and the majority of the photographs were taken by the author except where identified otherwise.

4.0 PROPERTY DESCRIPTION AND LOCATION

The Marmato project is located in the Department of Caldas, Colombia and is approximately 80 km due south of the city of Medellín, the capital of the Department of Antioquia. The latitude and longitude for the Marmato project is approximately 5°28’24" N, 75°35’57"W.

The Zona Alta of the Marmato project is located on Cerro El Burro, which is also known unofficially as Alto del Burro, on the west side of urban centre of Marmato at Universal Transverse Mercator (UTM) coordinates, Zone 18N 433,493E and 605,232N (Figure 4.1). The datum used for the UTM coordinates is WGS84 Zone 18N.

CGL advises that it holds its interest in the Marmato project through its wholly-owned Colombian subsidiary Minera de Caldas. Minera de Caldas holds a number of mineral licenses in the Marmato Zona Alta (Upper Zone) which has an area of 178.9489 ha. The mineral and exploration licenses vary in size and the majority are contiguous.

CGL also holds an interest in the Caramanta project through its subsidiary, Gavilan. The Caramanta project is comprised of a number of mineral licenses which surround the Marmato project. These licenses also vary in size and the majority are contiguous with each other and the Marmato project.

The Marmato mining property is divided into two levels vertically comprising the Zona Alta and the Zona Baja. This division was made in 1954 by Decree 2223 and allowed concession contracts to be defined by horizontal levels. The Zona Alta is mined by numerous small miners and CGL is in the process of purchasing these individual mineral licenses. The Zona Baja (980 ha) is operated by a single company, Mineros Nacionales S.A., a corporation organized under the laws of Colombia. Figure 4.2 provides detailed plan of the Marmato mineral licenses along with the Caramanta mineral licenses.

Marmato became part of the old "Aporte Minero" (Mining Contribution) scheme on January 20, 1981 (Aporte Minero 1017 for precious metals). This was a legal status created in 1940 (Law 1157) to reserve for the state certain minerals and mines considered to be of national interest. The state could "contribute" (aportar) these deposits to private or official companies and obtain revenue for the state in addition to royalties. The Aporte Minero was regulated by Decree 1275 of 1970 which changed the "contributed" (aportados) deposits to exclusive state ownership and operatorship, and was changed again by the Mining Code (Law 2655) of 1988, prior to being cancelled by the current Mining Code (Law 685) of 2001. Existing Aporte contracts remain valid until their expiry date.

A succession of state companies was created to manage and operate the Aporte Minero. The state mining companies were ECOMINAS (Empresa Colombiana de Minas or Colombian Mining Company, 1974 to 1992), MINERALCO (Minerales de Colombia S.A. or Minerals of Colombia, 1992 to 1997) and MINERCOL (Empresa Nacional Minera Ltda. or National Mining Company, 1997 to 2004) which was dissolved in 2004 (Decree 0254). The Aporte Minero was cancelled by the new Mining Code of 2001 (Law 685) and the responsibilities, obligations and rights of MINERCOL passed to INGEOMINAS (Instituto Nacional de Investigaciones Geológico-Mineras or National Institute of Geological-Mining Investigation, renamed in 2004 to Instituto Colombiano de Geología y Minería or Colombian Institute of Geology and Mining), or to Departmental Delegations of the Ministry of Mines and Energy (Delegada del Ministerio de Minas y Energía) in those Departments where such an institution already existed. Administration of Marmato became the responsibility of the Mining Delegation Unit of Caldas (Unidad de Delegación Minera de Caldas). The new Mining Law of 2001 states that existing Aporte Minero contracts will remain valid until their expiry date plus any extensions permitted in the contract (Article 356, Law 685 of 2001). On expiry these areas will revert to the normal system of concession contracts.

Figure 4.1
Location Map for the Marmato Projects

Figure 4.2
Marmato Property Mineral Concession Map

The Zona Baja Contract No. 041-89M of Mineros Nacionales, awarded on April 4, 1989 and valid until October 14, 2021, is an Aporte Minero contract which is still valid and is now administered by the Unidad de Delegación Minera de Caldas. The contractor pays the state a royalty of 4% plus an additional sliding royalty based on the gold price, which is currently 6%.

4.1 MARMATO PROJECT

The horizontal division (Zona Alta and Zona Baja) of mining rights at Marmato is unique in Colombia and was created in 1954 to enable concession contracts to be defined by horizontal mine levels. Marmato became an Aporte Minera mine in 1981.

The only similar system of horizontal mineral rights known to the author is the Cerro Rico silver mine at Potosi in Bolivia; however, the system there differs as it dates back several hundred years to the colonial period and is based upon the old Spanish mining law of the mine entrance (Ley de Boca Mina). Under the Potosi system mine rights are based on the length of the mine tunnel and the area above it until the next mine tunnel is encountered.

The government started to legalize titles of informal miners in the Zona Alta following the enactment of Law 141 of 1994 which defined the payment of mineral royalties in Colombia and the development of a Social Program of Legalization (PSL or Programa Social de Legalización). The "Exclusion Zone of the Marmato Mining District" (Zona de Exclusion del Distrito Minero de Marmato), was created for the Zona Alta under the Aporte Minero in 1998 by a special government resolution. The Zona Alta has an area of 178.9489 ha. This enabled mining contracts in the Zona Alta to be registered in the National Mining Registry by excluding the Zona Alta from the lower concession areas so that both the upper and lower mineral rights could be registered. The contracts are thus defined in the National Mining Registry by polygons with upper and lower elevations. At the same time, government started to integrate the individual mining contracts into three contracts based on level.

The Zona Alta of the Marmato project is further divided into three levels (Figure 4.3). The Upper Level (Nivel Superior) is located above the 1,500 metre (m) contour to the hilltop at about 1,705 m; the Intermediate Level (Nivel Intermedio) is between the 1,500 m and 1,363 m contours; and the Lower Level (Nivel Inferior) is between the 1,363 m contour and the top of the Zona Baja (Lower Zone). The top of the Zona Baja is defined by the road and varies from 1,207 m to 1,298.31 m in elevation.

The contracts of the Lower Level were intergrated into a single contract (Contract CHG-081) which was signed in August, 2001, by 36 mine owners and is valid for 30 years. The 36 co-owners have equal rights in Contract CHG-081 but operate their mines on an individual basis. In the Intermediate and Upper Levels the lateral extent of individual mine rights is defined by polygons with a 10 year contract, renewable for another 10 years, dating from the time of entry in the National Mining Registry in 2004, even though the contracts were originally signed in the 1990s. Areas not covered by polygons, including the area to the northwest, remain the property of the government. Following the definition of contract CHG-081 the Intermediate Level was defined as Exclusion Zone No. 1 and the Upper Level as Exclusion Zone No. 2, with the intention to consolidate the contracts of these levels into single contracts as in the Lower Level. However, it was not possible to complete the integration process under the new Mining Code of 2001 since this abolished the Aporte Minero system. Instead a process of registration of individual contracts awarded under the PSL was started.

There are also a few contracts signed by ECOMINAS in the Zona Alta under the Basic Contract Program (PBC or Programa Básico de Contratación), some of which were registered in the National Mining Registry.

CGL acquired an interest in certain mining rights and options to acquire mining rights in the Zona Alta portion of the Marmato deposit as a result of its acquisition of an equity interest in RNC (Colombia) Limited (RNC), a Belize corporation and a wholly-owned subsidiary of Investcol Limited (Investcol), a corporation organized and existing under the laws of Belize. Pursuant to a Stock Purchase Agreement entered into on January 12, 2006 with Investcol and RNC, CGL acquired 25% of RNC’s issued and outstanding stock. Subsequently on April 28, 2006, CGL acquired an additional 25% of RNC’s issued and outstanding common stock, resulting in CGL owning 50% of RNC. CGL holds an option to acquire the remaining 50% equity interest outstanding in RNC. RNC is the beneficial holder of 100% of the issued and outstanding stock of Minera de Caldas, a Colombia corporation that owns certain mining rights, has options to acquire mining rights and has exclusive rights to evaluate certain property, all located within the Zona Alta portion of the Marmato project.

On August 22, 2006 CGL amended its agreement to purchase RNC and exercised its option to increase its interest in RNC from 50% to 75% ownership. Under the new terms of the amended purchase agreement, CGL increased its interest in RNC to 75% by issuing an additional 4.2 million shares of CGL restricted common stock and paying US $200,000 to the seller, Investcol. CGL also agreed to lend an additional US $5.0 million to the project in tranches by December 31, 2006 and provide sufficient funds to RNC, upon terms satisfactory to CGL, to complete a full bankable feasibility study.

Figure 4.3
Zona Alta Divison within the Marmato Property

At the same time, CGL was given the option to acquire the remaining 25% interest in RNC on or before May 1, 2009 for a purchase price equal to 25% of the value of Minera de Caldas determined by a bankable feasibility study. The maximum purchase price to be paid is capped and shall not exceed US $15,000,000 plus 4,000,000 shares of CGL common stock. Payment of the US $15,000,000 portion of the purchase price can be made by CGL in either cash or common stock, or any combination thereof.

On December 14, 2006, the parties executed a Second Amendment to the Stock Purchase Agreement (the "Second Amendment") in order to revise the consideration required to exercise CGL’s option to acquire the remaining 25% of the issued and outstanding stock of RNC. Subject to the revised terms set forth in the Second Amendment, CGL held the option to acquire an additional 15% interest in RNC, in exchange for the issuance of 4,000,000 common shares of CGL to Investcol. In connection with the execution of the Second Amendment, CGL exercised its option, resulting in CGL acquiring an additional 15% of RNC, bringing CGL’s total ownership to 90%. The revised terms set forth in the Second Amendment provided that CGL had the option to acquire the remaining 10% of RNC until May 1, 2009 in exchange for a purchase price of $15,000,000. The purchase price could be made in either cash, shares of CGL common stock, or any combination thereof. Total consideration of $5,120,000 related to this transaction was recorded as part of acquired mineral and exploration properties and rights in fiscal 2006.

On August 24, 2007 the parties executed a Third Amendment to the Stock Purchase Agreement (the "Third Amendment") in order to revise the consideration required to exercise CGL’s option to acquire the final 10% of the issued and outstanding stock of RNC. Subject to the revised terms set forth in the Third Amendment, on September 14, 2007, CGL acquired the final 10% of RNC for a cash payment of US $300,000 and the issuance of 3,000,000 common shares of CGL to Investcol. Total consideration of US $4,710,000 related to this transaction was recorded as part of acquired mineral and exploration properties and rights in fiscal 2007. CGL now owns 100% of RNC. The total purchase price was US $22,030,000 in cash and shares of CGL common stock.

RNC is the beneficial holder of 94.99% of the issued and outstanding stock of Minera de Caldas, a Colombia corporation that owns certain mining rights, has options to acquire mining rights and has exclusive rights to evaluate certain property, all located within the Zona Alta portion of the Marmato project. Colombian law requires a minimum of five shareholders for Colombian companies; as a result, the remaining 5.01% of Minera de Caldas is held by directors, officers, and senior management of CGL

On November 20, 2007, CGL entered into a letter of intent with Colombia Gold PLC (Colombia Gold), a corporation organized under the laws of England, to acquire its assets or the issued and outstanding shares. Colombia Gold’s main assets are the mining rights to the Echandia property, located adjacent to Marmato Mountain. Completion of the transaction is subject to negotiation and execution of a definitive agreement, satisfactory completion of technical, financial, legal, and other commercial due diligence and customary conditions, including all shareholder, court and regulatory approvals. CGL expects the transaction will be a share exchange with CGL exchanging shares for those of Colombia Gold. There is no assurance that a definitive agreement will be executed or that the acquisition will be completed.

On January 29, 2008 CGL entered into a Share Purchase and Sale Agreement with Mineros S.A., a corporation organized under the laws of the Republic of Colombia. Mineros is the owner of Mineros Nacionales. Under the terms of the Agreement, CGL agreed to purchase all of the issued and outstanding shares of Mineros Nacionales, for cash consideration of US $35.0 million. The agreement provides that the transaction will be completed on April 29, 2008, unless such date is extended by mutual agreement. CGL has provided a deposit guarantee in the amount of US $2.5 million, which would be payable to the vendors if the transaction is not completed for any reason. Subsequent to March 31, 2008, CGL committed to a further deposit of US $7 million in connection with the extension of the closing date to June 30, 2008. Based on the bid process and discussions with the vendors, CGL believes the closing date may be extended up to July 29, 2008. In the event that CGL is successful in acquiring Mineros Nacionales, CGL would own both the Upper and Lower Zones of Marmato Mountain. There is no assurance that the proposed transaction will be completed.

The total expenditure by CGL on the Marmato project for the period from the start of work in 2005 up to March 31, 2008 was US $60,225,000. Of the total expenditures CGL has spent US $22,030,00 in cash and shares on the acquisition of RNC, US $25,821,000 in cash on purchasing mines and mills at Marmato, US $8,270,000 in cash has been spent directly on exploration of the Marmato property, US $130,000 in cash on environmental studies and report, US $54,000 on metallurgical testwork, and US $3,811,00 on legal and administration (with in excess of 50% of the G&A incurred in respect of legal, accounting, Sarbanes Oxley and other regulatory expenses associated with the the Company’s public company status.)

Certain mining properties have been purchased or optioned and are awaiting final payment once the documentation and registration is complete. The total number of legally registered mineral titles acquired by Minera de Caldas at March 31, 2008 is 102. Minera de Caldas is also purchasing the existing mills on the Zona Alta and has so far purchased 16 out of a total of 35.

The Zona Alta portion of the Marmato project hosts approximately 250 individual small mines which Minera de Caldas is seeking to purchase. Eighty-two of these mines have registered titles in the Ministry of Mines and Energy in Caldas. These mines are referred to as Category 1. Thirty-six mines are located in an area called CHG-081 for which there is one mining contract and these mines are referred to as Category 2. Once these Category 2 mines have been purchased, Minera de Caldas will own the entire CHG-081 (the lower level) contract. CGL’s objective is to secure ownership to these 118 properties. Approximately 98 of the remaining mines have made applications for legalization under the previous mining law and these mines as referred to as Category 3. CGL has purchased 35 of these. Of the remaining 63 applications made, CGL’s management believes that 19 may be approved, and the remainder are illegal mines. The Category 3 mines are all small in size and in the event that a mine is not legalized by the government, it will be cancelled. The rest of the mines are illegal.

Minera de Caldas has been purchasing mineral licenses in the Zona Alta since 2005 and now owns the majority of the licenses. The company’s objective is to purchase all of the mineral licenses and then consolidate them into a single license. A list of the exploitation and exploration concessions for Marmato and the status of Minera de Caldas’ purchase or option of mineral licenses in the Zona Alta are shown in Table 4.1. As of April 30, 2008 the company had acquired ninety-two percent (92.3%) of the mines with legal title (109 out of 118 in Category 1 and 2). The total number of mines acquired by Minera de Caldas at the present time is 144, of which 77 are in Category 1 (including one in Cien Pesos outside of the Zona Alta), 32 in Category 2, and 35 in Category 3. Eighty titles are now registered in the company’s name. The number of mines remaining to be purchased or optioned is 9 of which 5 are in Category 1 and 4 in Category 2. Of the remaining 63 mine applications made in Category 3, CGF considers that 19 may be approved. Minera de Caldas is also purchasing the existing mills on the Zona Alta and has so far purchased 16 of the out of a total of 35. The largest mills have been puchased and the remaining ones are small. Once the purchases are completed the mills are shut down and dismantled. The mines are also being closed except for maintenance to keep the tunnels open for future sampling and drilling. The information for the individual exploitation and exploration mineral concessions for the Marmato project are listed in Table 4.1

Subsequent to April 30, 2008, there is an additional US $7.0 million (based on an exchange rate of US$1 = 1,795.10 Colombian pesos, average for April, 2008) in accounts payable for the mines purchased.

The procedure for purchase is normally a payment of 25% of the total negotiated purchase price down on signing, 25% of the total negotiated purchase price once all documentation has been submitted to the Caldas mining department with the final payment occurring when the mining claim has been registered in the company’s name.

Apart from the staged option payments for the purchase of 100% of the rights to each of the licenses described, there are neither royalties payable to previous mine owners nor back in rights or any other type of payment, agreement or encumbrance for the properties contained within the Marmato project. The tax payable to the government is 4% of the gross value for gold and silver.

The consolidation process of the individual mine licenses in the Zona Alta is known as the integration process. Mine licenses that are registered in Cia Minera de Caldas’ name and that are colindant are joined together in blocks of two or more, and additional licenses or blocks of licenses are added once they are registered like assembling a jigsaw puzzle, until all of the pieces are joined. Once this is done a request will be made for a single mining license. The process involves making a request to the Minera de Caldas Delegation which will issue a resolution when the request is approved. Cia Minera de Caldas started this process with 12 mine licenses in five groups in 2007 and awaits the resolutions from the Delegation. In addition a new contract proposal has been submitted over the Zona Alta by Cia Minera de Caldas to cover gaps between polygons of individual mine licenses.

resolution when the request is approved. Cia Minera de Caldas started this process with 12 mine licenses in five groups in 2007 and awaits the resolutions from the Delegation. In addition a new contract proposal has been submitted over the Zona Alta by Cia Minera de Caldas to cover gaps between polygons of individual mine licenses.

The known mine workings are shown on Figure 4.3. The mines are on the east face of a prominent hill called Cerro El Burro. There are no existing tailings ponds or waste dumps at Marmato and all material generated from past and present mining activities is discarded down the mountain side and into the creeks. Improvements made historically in the area of the licenses have been limited to the road, the urban centre, power line and substation, numerous small mines and several mills and gold beneficiation plants.

In regards to surface rights, Micon has been informed by CGL that it has compiled a GIS database of surface rights ownership within a 6 km radius of Marmato. Each of the properties was reviewed and to determine discrepencies between legal descriptions and actual ownership. The area that the mine will require has been superimposed on this surface area map. The database is currently being reviewed and a report is being prepared by CGL’s legal counsel in Colombia. The Mining Law allows for expropriation of land if negotiations subsurface and surface owners are unsuccessful.

Table 4.1
Marmato Project Summary of Mineral Licenses Purchased or Optioned on the Marmato Project as of April 30, 2008

						OPTION TO
					CONTRACT or	PURCHASE	FINAL OPTION	DATE OF
	MINE	OWNER	LOCATION	CATEGORY	APPLICATION	AGREEMENT	PAYMENT DATE	REGISTRATION
					No.	DATE		TO C.M. CALDAS
1	LA GAVELA	DUVAN DIAZ MONTOYA	MANZANO	1	039 -98 M	November 15, 2005	Pending
2	LA ESTRADA	RUBEN DARIO GASPAR TREJOS	SANTA INES	1	088 -98 M	March 28, 2005	Pending
3	CARRIZALES	JOSE URIEL BERNAL GALLEGO	MANZANO	1	168 -98 M	April 13, 2005	May 28, 2007
4	EL CHURIMO	JOSE GUSTAVO DIAZ GUAPACHA	EL BURRO	1	117 -98 M	January 20, 2005	July 21, 2005
5	EL BARRANCO	ROGELIO DIAZ Y CIA.	PATACON	1	169 -98 M	September 15, 2005	April 15, 2006
6	LA CARIDAD	FRANCISCO JAVIER LEMUS Y CIA.	PATACON	1	145 -98 M	August 11, 2005	September 11, 2006
7	SAN ANTONIO	LEOPOLDO AGUIRRE Y CIA	CUMBA	1	162 -98 M	January 19, 2005	July 19, 2005
8	LA BENICIA	LUIS ALAIN HERNADEZ NUÑEZ	MANZANO	1	146 -98 M	April 13, 2005	December 16, 2005
9	LA EVA	ABELARDO SALDARRIAGA Y CIA.	MANZANO	1	131 -98M	May 5, 2005	December 23, 2005
10	LA LEONA	JOSE NOEL SANCHEZ M. Y CIA	SANTA INES	1	061 -98 M	April 27, 2006	May 13, 2006	July 25, 2007
11	LA SEVILLANA	CRUZ NEDITH RANGEL Y CIA.	MANZANO	1	033 -98 M	May 2, 2006	February 1, 2007	December 17, 2006
12	LA FLORESTA N° 2	JESUS ALBERTO GALLEGO	SANTA INES	1	141 -98 M	May 8, 2006	December 19, 2007	December 17, 2006
13	LA PUERQUERA	JESUS ALBERTO GALLEGO	SANTA INES	1	140 -98M	May 8, 2006	May 8, 2006
14	VOLCANES N° 1	JESUS ALBERTO GALLEGO	SANTA INES	1	071 -98 M	May 8, 2006	May 8, 2006	December 17, 2006
15	VENTANA	JESUS ALBERTO GALLEGO	SANTA INES	1	157 -98 M	May 8, 2006	December 19, 2007	December 17, 2006
16	LA CARMONA	ARIEL CARMONA TREJOS Y CIA	SANTA INES	1	073 -98 M	May 10, 2006	February 1, 2007	December 17, 2006
17	LA ESCALERA	LUIS CARLOS RODAS	MANZANO	1	148 -98 M	March 16, 2006	January 26, 2007	December 17, 2006
18	LA NEPOMUCENA 2	VICTOR JULIO SANTANDER Y CIA.	SANTA INES	1	049 -98 M	April 25, 2006	February 21, 2007	December 17, 2006
19	PATACON	FABIO NEL RANGEL ARCILA	MANZANO	1	V.A 4467	May 25, 2006	February 23, 2007	December 17, 2006
20	MURCIELAGAL	FABIO NEL RANGEL ARCILA	MANZANO	1	041-98	May 25, 2006	February 23, 2007	December 17, 2006
21	SAN JOSE N° 1	FABIO NEL RANGEL ARCILA	MANZANO	1	156 -98 M	May 25, 2006	February 23, 2007	December 17, 2006
22	GALLINAZA	FABIO NEL RANGEL ARCILA	MANZANO	1	104 -98 M	May 25, 2006	February 23, 2007	December 17, 2006
23	CIRCACIA	FABIO NEL RANGEL ARCILA	MANZANO	1	152 -98 M	May 25, 2006	February 23, 2007	December 17, 2006
24	TORRENTICO	RUBEN DARIO ARANGO Y CIA	SANTA INES	1	166 -98 M	May 23, 2006	January 26, 2007	December 17, 2006
25	CURUBITAL	JULIO CESAR ZAMORA Y CIA.	PATACON	1	102 -98 M	May 27, 2005	June 1, 2006
26	LA MILAGROSA N° 3	MARIA ESPERANZA TAPASCO YCIA	SANTA INES	1	066 -98M	June 15, 2006	September 5, 2006	October 11,2006
27	EL MANGO 1	FABIO NEL RANGEL ARCILA YCIA	MANZANO	1	105 -98M	June 15, 2006	April 27, 2007	April 17, 2007
28	MANZANO	RUBIAN DE JESÚS RANGEL ARCILA	MANZANO	1	149 -98M	June 27, 2006	February 1, 2007	December 17, 2006
29	CHURIMO N°2	JESUS M. GARCIA CARMONA	TESORITO	1	026 -98M	June 29, 2006	June 22, 2007	May 31, 2007
30	LA SUSPIRA	GLORIA BARCO DE RANGEL Y CIA	MANZANO	1	153-98	June 13, 2006	February 2, 2007	December 17, 2006
31	LA CHINCHILIANA	RAUL ANCIZAR GUEVARA	LA PLAZA	1	064-98	June 17, 2006	January 17, 2007	December 17, 2006
32	LA ZORRA	RAUL ANCIZAR GUEVARA	LA PLAZA	1	173-98	June 17, 2006	January 17, 2007	December 17, 2006
33	LA PLATA	RAUL ANCIZAR GUEVARA	SANTA INES	1	172-98	June 17, 2006	January 17, 2007	December 17, 2006
34	LA PLAZOLETA	HERIBERTO MONZON CASTRO	MANZANO	1	069-98	June 17, 2006	January 26, 2007	December 17, 2006
35	EL DORADO	ALEJANDRO LOAIZA MORALES	MANZANO	1	067 -98M	August 3, 2006	January 26, 2007	December 17, 2006
36	EL QUILATE	ALEJANDRO LOAIZA MORALES	MANZANO	1	093 -98M	August 3, 2006	January 26, 2007	December 17, 2006
37	LA MILAGROSA N° 2	JOSE RAUL CASTRO Y CIA	LA PLAZA	1	075 -98M	September 22, 2006	April 13, 2007	March 26, 2007
38	LA PEÑA	ABELARDO SALDARRIAGA Y CIA	LA PLAZA	1	091 -98M	October 3, 2006	Pending	December 5, 2007
39	MARINA N° 1	HEREDEROS FERNANDO RANGEL	MANZANO	1	171 -98M	October 4, 2006	April 13, 2007	February 14, 2007
40	MARINA N° 2	HEREDEROS FERNANDO RANGEL	MANZANO	1	050 -98M	October 4, 2006	May 10, 2007	May 2, 2007
41	MARINA N° 3	HEREDEROS FERNANDO RANGEL	MANZANO	1	051 -98M	October 4, 2006	May 10, 2007	May 2, 2007
42	EL AGUACATE	HEREDEROS FERNANDO RANGEL	MANZANO	1	094 -98M	October 4, 2006	May 10, 2007	May 2, 2007
43	TORNO N° 2	HEREDEROS FERNANDO RANGEL	MANZANO	1	055 -98M	October 4, 2006	May 10, 2007	May 2, 2007
44	OCHOA N° 3	HEREDEROS FERNANDO RANGEL	MANZANO	1	054 -98M	October 4, 2006	May 10, 2007	May 2, 2007
45	EL ESFUERZO	HEREDEROS FERNANDO RANGEL	MANZANO	1	096 -98M	October 4, 2006	May 10, 2007	May 2, 2007
46	FORRA N° 1	HEREDEROS FERNANDO RANGEL	MANZANO	1	097 -98M	October 4, 2006	April 13, 2007	February 14, 2007
47	EL COROZO	HEREDEROS FERNANDO RANGEL	MANZANO	1	095 -98M	October 4, 2006	April 13, 2007	March 26, 2007
48	TORNO N° 1	HEREDEROS FERNANDO RANGEL	MANZANO	1	099 -98M	October 4, 2006	February 1, 2007	December 17, 2006
49	LA ESPERANZA	OSCAR PULGARIN AND FERNANDO GARCIA	MANZANO	1	147 -98M	October 11, 2006	April 9, 2007	March 26, 2007
50	LA ROTAVISKY	RAUL ISNEL ROTAVISKY Y CIA.	LA PLAZA	1	068 -98M	October 10, 2006	March 3, 2007	March 26, 2007
51	EL REFUGIO	ANTONIO ROTAVISKY Y CIA.	LA PLAZA	1	058 -98M	October 23, 2006	Pending
52	LOS ANGELITOS	SILVIO ALBERTO MEJIA	MANZANO	1	221	October 27, 2006	April 27, 2007	April 17, 2007

						OPTION TO		DATE OF
	MINE	OWNER	LOCATION	CATEGORY	CONTRACT or	PURCHASE	FINAL OPTION	REGISTRATION
					APPLICATION	AGREEMENT	PAYMENT DATE	TO C.M. CALDAS
					No.	DATE
53	LA VENTURA	GABRIEL ARCANGEL QUINTERO	CUMBA	1	161 -98M	November 20, 2006	November 15, 2007	November 11, 2007
54	CASCABEL	CARLOS ENRIQUE GIRALDO Y CIA.	CASCABEL	1	040 -98M	December 1, 2006	July 12, 2007	July 6, 2007
55	GALLINAZA No. 2	SIMEON HENAO CASTANO Y CIA.	MANZANO	1	101 -98M	December 5, 2007	Pending
56	LA GARALDA	JUAN DE DIOS ESCOBAR Y CIA	SANTA INES	1	121 -98M	December 7, 2006	April 27, 2007	April 17, 2007
57	LA CALLE NO2	ANA DOLORES MINAS	CIEN PESOS	1	043 -98M	December 13, 2006	October 5, 2007	September 20, 2007
58	TESORITO	EDGARDO ANTONIO RANGEL	MANZANO	1	127-98	December 18, 2006	April 27, 2007	April 17, 2007
59	PORVENIR	MARTA DOLLY PUERTA	MANZANO	1	151-98	December 19, 2006	November 15, 2007	November 11, 2007
60	TORRENTE	RICAURTE RESTYREPO MONTOYA	MANZANO	1	134-98	December 19, 2006	Pending
61	BARRANCA	LUIS PESCADOR	CASCABEL	1	034-98	December 20, 2006	April 27, 2007	April 17, 2007
62	LA ROLITAN No.2	JOSE JAIR CASTRO	CIEN PESOS	1	027-98	December 20, 2006	September 11, 2007	August 29, 2007
63	LA FLORESTA	ANTONIO ROTAVISKI Y CIA.	SANTA INES	1	031-98	December 22, 2006	Pending
64	EL BOMBO	FABIO DE JESUS MEJIA	CIEN PESOS	1	137 -98M	March 12, 2007	July 13, 2007	July 6, 2007
65	LA TINTILIANA	FABIO DE JESUS MEJIA	CASCABEL	1	160 -98M	March 12, 2007	July 13, 2007	July 6, 2007
66	CANAVERAL	FABIO DE JESUS MEJIA	SANTA INES	1	165 -98M	March 12, 2007	July 13, 2007	July 6, 2007
	CANAVERAL	LUIS ALBERTO CALVO GIRALDO Y CIA.	SANTA INES	1	165-98	July 3, 2007	September 7, 2007	August 27, 2007
67	PANTANOS	MARIA ARNOBIA MORALES	CUMBA	1	3292T	July 20, 2007	November 27, 2007	November 21, 2007
68	CRUZADA EL MANGO	MANUELSALVADOR CASTRO	MANZANO	1	100 -98M	May 9, 2007	Pending
69	LA MILAGROSA No. 1	JOSE EDILSON HENAO BERNAL	LA PLAZA	1	030 -98M	May 12, 2007	Pending
70	LA ROLITA	JESUS ALFARO MORENO Y CIA.	CIEN PESOS	1	118-98M	August 1, 2007	Pending
	LA ROLITA (TOLVA)	ARIEL CARMONA TREJOS Y CIA	CIEN PESOS	1		August 1, 2007	Pending
71	LA ROLAND 2	BLANCA CECILIA BARON VERA	CIEN PESOS	1	123 -98M	September 14, 2007	Pending
72	LA OCHOA No. 1	LUIS FERNANDO GARCIA	MANZANO	1	052 -98M	September 25, 2007	Pending
73	EL RETORNO	JUAN VALENCIA Y CIA	CIEN PESOS	1	DCM-01	September 15, 2007	Pending
						October 31, 2007	Pending
74	LA PRINGAMOSA	GERMAN BERNAL MARQUEZ Y HNOS.	CASCABEL	1	103 -98M	November 23, 2007	Pending
75	NIVEL 2	LUIS FERNANDO GARCIA	MANZANO	1	098 -98M	January 8, 2007	Pending
76	LA GARCIA	LUIS FERNANDO GARCIA	CIEN PESOS	1	163 -98M	January 8, 2007	Pending
77	OCHOA No. 2	LUIS FERNANDO GARCIA	MANZANO	1	053 -98M	January 8, 2008	Pending

1	VILLONZA NIVEL CARRETERA	ABELARDO VALENCIA GALLEGO	CIEN PESOS	2	CHG-081	April 3, 2005	June 4, 2007	September 19, 2007
2	TESORITO	EFRAIN DIAZ CASTRILLON	CIEN PESOS	2	CHG-081	August 11, 2005	September 18, 2007	September 13, 2007
3	EL AGUACATE	JAVIER MORENO ROMERO	CIEN PESOS	2	CHG-081	May 25, 2005	March 7, 2007	September 19, 2007
4	SAN PEDRO	ALFREDO GALLEGO JARAMILLO	CIEN PESOS	2	CHG-081	May 8, 2006	August 10, 2007	August 6, 2007
5	VILLONZA	LINA MARIA CARDENAS MARIN	CIEN PESOS	2	CHG-081	May 8, 2006	August 10, 2007	August 6, 2007
6	CINCO MIL	LIGIA JARAMILLO DE GALLEGO Y CIA	CIEN PESOS	2	CHG-081	May 17, 2006	August 10, 2007	August 6, 2007
7	CINCO MIL CIEN	LIGIA JARAMILLO DE GALLEGO Y CIA	CIEN PESOS	2	CHG-081	May 17, 2006	August 10, 2007	August 6, 2007
8	LA ZORRA	JOSE HERNANDO GALLEGO J.	CIEN PESOS	2	CHG-081	May 17, 2006	August 10, 2007	September 13, 2007
9	CAPARROZAL 1	CARMEN ROSA GALLEGO J.	CIEN PESOS	2	CHG-081	May 17, 2006	August 10, 2007	September 13, 2007
		HECTOR FABIO GALLEGO J.	CIEN PESOS	2	CHG-081	May 17, 2006
10	CINCO MIL DOCIENTOS	ALFREDO GALLEGO ESTRADA	CIEN PESOS	2	CHG-081	May 8, 2006	August 10, 2007	August 8, 2007
11	ULTIMO ESFUERZO	JESUS ALBERTO GALLEGO	CIEN PESOS	2	CHG-081	May 8, 2006	August 10, 2007	August 8, 2007
12	MOLINO PATACON	FABIO NEL RANGEL ARCILA	MANZANO	2	CHG-081	May 25, 2006	November 11, 2007	November 11, 2007
13	MELLIZO	FABIO NEL RANGEL ARCILA	MANZANO BAJO	2	CHG-081	May 25, 2006	September 14, 2007	September 13, 2007
14	LA CRUZADA	RAFAELDARIO GALLEGO	CIEN PESOS	2	CHG-081	May 31, 2006	August 15, 2007	August 6, 2007
15	EL SILENCIO	RAUL GUTIERREZ YCIA	CIEN PESOS	2	CHG-081	June 7, 2006	August 17, 2007	August 6, 2007
6	LA TRINIDAD	URIEL DE JESUS GAVIRIA Y CIA	MANZANO	2	CHG-081	June 28, 2006	August 15, 2007	August 6 2007
17	EL CARMEN	JOSEJAVIER MORENO ROMERO	CIEN PESOS	2	CHG-081	June 18, 2006	August 28, 2007	August 6, 2007
18	VOLCANES N° 2	LEONARDO DUQUE MORENO Y CIA	CIEN PESOS	2	CHG-081	June 24, 2006	August 17, 2007	August 8, 2007
19	EL SOCORRO	LONDOÑO OSORIO Y CIA	CIEN PESOS	2	CHG-081	September 4, 2006	September 4, 2007	September 13, 2007
20	LA GARTNER	LONDOÑO OSORIO Y CIA	CIEN PESOS	2	CHG-081	September 4, 2006	September 4, 2007	September 13, 2007
21	CASCABEL	LONDOÑO OSORIO Y CIA	CASCABEL	2	CHG-081	September 4, 2006	Pending
22	DOROTEA	LONDOÑO OSORIO Y CIA	CIEN PESOS	2	CHG-081	September 4, 2006	September 4, 2007	September 13, 2007
23	EL CUATRO	AFRANIO MORENO ROJAS Y CIA	LA PLAZA	2	CHG-081	October 20, 2006	August 24, 2007	August 6, 2007
24	LA CAÑADA	BERNARDA GARCIA GARCIA	CASCABEL	2	CHG-081	October 23, 2006	September 3, 2007	August 17, 2007
25	LA DOLORES	CLAUDIA PATRICIA CASTRO C.	CIEN PESOS	2	CHG-081	November 29, 2006	August 28, 2007	August 6, 2007
26	SOCORRO No. 1	MARIA MERCEDES RAMOS	CIEN PESOS	2	CHG-081	December 19, 2006	August 16, 2007	August 6, 2007
27	VENTANA BAJA	LUIS ALBERTO CASTRO Y CIA	CIEN PESOS	2	CHG-081	December 20, 2006	Pending

						OPTION TO
					CONTRACT or	PURCHASE		DATE OF
	MINE	OWNER	LOCATION	CATEGORY	APPLICATION	AGREEMENT	FINAL OPTION	REGISTRATION
					No.	DATE	PAYMENT DATE	TO C.M. CALDAS
28	LA DAVILA	FABIO DE JESUS MEJIA	CIEN PESOS	2	CHG-081	March 12, 2007	August 16, 2007	August 6, 2007
29	SAN JUDAS	JORGE HUMBERTO DELGADO	SANTA INES	2	CHG-081	March 16, 2007	September 19, 2007	August 13, 2007
30	GRANADINA	LUIS FERNANDO GARCIA	LA PLAZA	2	CHG-081	January 8, 2008	Pending
31	BOTANICA O VILLONCITA	LUIS FERNANDO GARCIA	CIEN PESOS	2	CHG-081	January 8, 2008	Pending
32	BOTANICA	LUIS FERNANDO GARCIA	CIEN PESOS	2	CHG-081	January 8, 2008	Pending

1	EL PICACHO	JAIRO QUINTERO YCIA	SAN PEDRO	3	MINERCOL	January 28, 2005	November 4, 2005
2	CURUBITAL	LEONARDO ESCOBAR C.	MANZANO	3	LH-0281-17	January 19, 2005	July 25, 2005
3	CONANCOS	JOSEBERNARDO CASTRO Y CIA	CERRO EL BURRO	3	LH-0234-17	July 13, 2006	January 5, 2006
4	EL DERRUMBO	LUIS HORACIO IZQUIERDO	EL CEIBO	3	LH-0265-17	April 13, 2005	Pending
5	LA CHONTADURO	GUSTAVO FRANCO	SANTA INES	3	LH-0277-17	April 13, 2005	Pending
6	PIEDRA DORADA	RODRIGO GUTIERREZ HENAO	SANTA INES	3	LH-0252-17	April 8, 2005	October 10, 2005
7	LA ARAUJO	JAIRO ANTONIO CASTRO MUÑOZ	CIEN PESOS	3	LH-0240-17	January 14, 2005	July 13, 2005
8	LA VENTURA	JORGE EDILSON TABARES P.	ALTO ELBURRO	3	LH-0208-17	April 6, 2005	October 10, 2005
9	LA DERROTA	DANILO SALDARRIAGA Y CIA	SANTA INES	3	LH-0316-17	April 5, 2005	October 7, 2005
10	LA RAUJO N° 2	LUIS ALBERTO CALLE BEDOYA	CIEN PESOS	3	LH-0237-17	January 14, 2005	July 13, 2005
11	LA CANTATA	JOSEEDIER DIAZ BERNAL Y CIA.	MANZANO	3	LH-0261-17	January 28, 2005	July 28, 2005
12	LA ESPERANZA N° 3	JOSE BERNARDO CASTRO	CIEN PESOS	3	LH-0226-17	January 20, 2005	July 21, 2005
13	LA VIRGEN	PEDRO ERASMO LENGUA G.	CASCABEL	3	LH-0291-17	April 8, 2005	October 10, 2005
14	LA PEÑA N° 2	JULIO ENRIQUETREJOS Y CIA	EL BURRO	3	INCLUSION 2002	January 27, 2005	July 27, 2006
15	EL CERRO	LUIS EDUARDO CASTRO S.	EL BURRO	3	LH-0287-17	April 5, 2005	October 7, 2005
16	LA PINTA	JULIO ENRIQUE TREJOS	SANTA INES	3	2461 T MINERALCO	January 27, 2005	July 27, 2005
17	LOS SAPOS	CARLOS ENRIQUE GARCIA G.	CASCABEL	3	LH-0297-17	January 27, 2005	July 27, 2005
18	LA CASTRO	JAIRO ANTONIO CASTRO MUÑOZ				May 5, 2005	Pending
19	LA CORRONCHA	JUAN CARLOS CALVO Y CIA	PATACON	3	LH-0292-17	May 5, 2005	Pending
20	LA UNO	BERTULFO MORALES	CIEN PESOS	3	LH-0256-17	May 25, 2005	Pending
21	COLON	HUMBERTO ANTONIO CASTRO	EL BURRO	3	LH-0318-17	April 8, 2005	Pending
22	EL YARUMO	RODRIGO ALBERTO RODAS Y CIA.	CUMBA	3	LH-0304-17	May 24, 2005	Pending
23	LA CALLE	LONDOÑO OSORIO Y CIA	CIEN PESOS	3	2536T	September 4, 2006	Pending
24	ALEMANIA O DIVISA	FABIO DE JESUS MEJIA	CIEN PESOS	3	2391T	December 14, 2007	Pending
25	LA OCHOA	FABIO DE JESUS MEJIA	MANZANO	3	774-17	July 27, 2007	July 27, 2007
26	LA CHIQUITA	FABIO DE JESUS MEJIA	CIEN PESOS	3	2393T	December 14, 2007	Pending
27	GUINEA	FABIO DE JESUS MEJIA	MANZANO	3	757R	September 28 , 2007	September 28, 2007
28	LA CALEÑA	SIGIFREDO JIMENEZ	MANZANO	3	LH-0310-17	March 30, 2007	Pending
29	CASCABEL	LEONARDO ORTIZ PARRA	CASCABEL	3	2525T (CHG-081)	April 20, 2007	October 5, 2007
30	ESPERANZA No.3	JESUS ARBEY GONZALES ALZATE	CUMBA	3	LH-0 232-17	April 25, 2007	Pending
31	LA PANFRIA	LUIS FERNANDO GARCIA	CIEN PESOS	3	4459T	December 28, 2007	Pending
32	LA ORTIZ	LUIS FERNANDO GARCIA	CIEN PESOS	3	2414T	December 28, 2007	Pending
33	GOLONDRINA	LUIS FERNANDO GARCIA	CIEN PESOS	3	2430T	December 28, 2007	Pending
34	TORRE No. 3	LUIS FERNANDO GARCIA	CIEN PESOS	3	2404T	December 28, 2007	Pending
35	CUBANA O CUBANITA	LUIS FERNANDO GARCIA	CIEN PESOS	3	2537T	December 28, 2007	Pending

4.2 CARAMANTA PROJECT

CGL also holds a total 19,060.7827 ha (for a net area of 19,033.4547 ha or 190.3 km2 due to overlaps) of mining concessions, applications and purchase agreements in the district around the Marmato project, which is referred to as the Caramanta exploration project (Caramanta project). The mineral concessions for the Caramanta project are shown in Figure 4.2.

On September 22, 2005, CGL entered into an Assignment Agreement with Investcol, where Investcol assigned, transferred, and conveyed to CGL all of its rights under a Contract for Purchase Option of Mining Concessions (Original Option Contract) entered into with Cia Servicios Logisticos. As a result of this agreement, CGL acquired an option to purchase mining and mineral rights on properties known as Concessions 6602, 1343, and 6329 located in Caramanta Municipality, of Antioquia.

On April 10, 2006, CGL entered into an Assignment Agreement with Investcol where Investcol assigned, transferred, and conveyed to CGL all of its rights under a Purchase Contract entered into with Cia Servicios Logisticos. As a result of this agreement, CGL acquired Investcol’s rights to exclusively engage in mining activities on Concessions 6993, 7039, 6821, 6770, HETJ-26, HETJ-27, HETJ-31, HETJ-32, and HETG-01 all located within the Caramanta Project area. CGL’s options on these properties are currently unexercised. The latter five concessions are in the El Salto prospect and were originally defined horizontally by elevation over the same area, the same as was done at Marmato. This was based on the precedent set at Marmato and because they are located within the Municipality of Marmato. However, upon granting and registration of the concessions the elevations were dropped from the definitions and the five concessions were combined as a single property. A summary of the details for the concessions are contained in Table 4.2.

On August 30, 2006, CGL through its subsidiary Minera de Caldas entered into a Transfer of Properties and Sale Agreement with Sociedad Kedahda S. A. ("Kedahda"), a Colombia corporation which is a subsidiary of AngloGold Ashanti Ltd. (AGA), and acquired the mining title, mining applications, and mining data for properties located around the Marmato and Caramanta projects (Table 4.2). CGL paid the purchase price of US $500,000 for the entire property interests and Minera de Caldas holds the title for the property interests in its name for the benefit of CGL.

On September 25, 2006, CGL entered into a definitive agreement to acquire all of the issued and outstanding shares of Gavilan Minerales S.A. (Gavilan), a Colombia corporation, for the purchase price of US $300,000 and the issuance of 1,150,000 restricted common shares of CGL common stock. The principal shareholder of Gavilan was Cia Servicios Logisticos. Gavilan holds proper legal title to several properties in the Caramanta project including properties known as Concessions 6602, 1343, 6329, 6993, 7039, 6821, 6770, HETJ-31, 32, 26, 27, and HETG-01 upon which CGL held an option to acquire (Table 4.2). As a result of the acquisition of Gavilan, CGL became the title holder of these properties and will no longer have to satisfy any minimum exploratory work obligations on these properties.

Also pursuant to the terms of the agreement of September 25, 2006, Minera de Caldas purchased assets from Cia Servicios Logisticos including the office building in Medellín and equipment.

On August 27, 2007, CGL entered into an agreement with an unrelated party that provides it with an option to acquire 100% of concession No. 669-17 in the Caramanta region. Over a twenty-four month period, CGL has the option to pay a total of 2.4 billion Colombian pesos (COP) or approximately US $1,200,000 to acquire a 100% interest in the property. At March 31, 2008, the Company has expended an initial COP 480 for a 20% interest. Should CGL decide not to continue with the project, it is not obligated to make any further payments.

On August 27, 2007, CGL entered into an agreement with an unrelated party that provides it with an option to acquire 100% of concession No. 647-17 in the Caramanta region. CGL has the option to pay a total of COP 280 million (approximately US $152,000) to acquire a 100% interest in the property. The payments are in three parts, the first on signing, the second on receiving authorization from the mining authority to transfer the concession to CGL, and the final when the concession is registered in the name of CGL. At March 31, 2008, the Company has expended COP 280 million.

On November 19, 2007, CGL entered into an agreement with an unrelated party that provides it with an option to acquire 100% of concession No. 805-17 in the Caramanta region. CGL has the option to pay a total of COP 450 million (approximately US $244,000) to acquire a 100% interest in the property. The payments are in three parts, the first on signing, the second on receiving authorization from the mining authority to transfer the concession to CGL, and the final when the concession is registered in the name of CGL. At March 31, 2008, CGL had expended an initial COP 148.5 million pesos (about US $80,500).

On August 27, 2007, CGL entered into an agreement with an unrelated party that provides it with an option to acquire 100% of concession No. 211-17 in the Caramanta region. CGL has the option to pay a total of COP 100 million (approximately US $54,000) to acquire a 100% interest in the property subject to the concesson being granted to the underlying applicant in a process called a legalization proposal, and being subsequently transferred to and registered in the name of CGL. At March 31, 2008, CGL had expended an initial COP 22 million (about US $12,000). Should CGL decide not to continue with the project, there is no obligation to make any further payments.

On August 27, 2007, CGL entered into an agreement with an unrelated party that provides it with an option to acquire 100% of concession No. 217-17 in the Caramanta region. CGL has the option to pay a total of COP 100 million (approximately US $54,000) to acquire a 100% interest in the property subject to the concesson being granted to the underlying applicant in a legalization proposal and subsequently transferred to and registered in the name of CGL. As of March 31, 2008, CGL had made no payments. Should CGL decide not to continue with the project, it is not obligated to make any further payments.

Table 4.2
Marmato Project Summary of Mineral Licenses Purchased or Optioned on the Caramanta Project as of April 30, 2008

						Option to
	National Mining					Purchase
Contract Number	Registry Number	License Status	Licence Owner	Area (Ha)	Date Contract	Agreement
	(Note 1)				or Proposal	Date
6329	HFQL-04	Contract	Gavilan.	82.3850	Aug. 18, 2005	Sept. 22, 2005
6602	HFQL-05	Contract	Gavilan.	109.5028	Aug. 18, 2005	Sept. 22, 2005
6770	n/a	Contract Proposal	Cia. Servicios Logísticos (Note 2)	114.7234	May 16, 2005	Feb. 16, 2006
6821	n/a	Contract Proposal	Cia. Servicios Logísticos (Note 2)	138.4440	May 26, 2005	Feb. 16, 2006
7039	n/a	Contract Proposal	Cia. Servicios Logísticos (Note 2)	418.1956	Nov. 29, 2005	Feb. 16, 2006
6993	n/a	Contract Proposal	Cia. Servicios Logísticos (Note 2)	203.6895	Oct. 31, 2005	Feb. 16, 2006
1343	n/a	Ministry	Hernando Molina Vélez (Note 3)	265.1062		Sept. 22, 2005
813-17	n/a	Contract Proposal	Cia. Servicios Logísticos (Note 2)	360.0000	July 11, 2006
814-17	n/a	Contract Proposal	Cia. Servicios Logísticos (Note 2)	260.0000	July 11, 2006
815-17	n/a	Contract Proposal	Cia. Servicios Logísticos (Note 2)	240.0000	July 11, 2006
669-17	HGSF-04	Contract	Purchase contract by Caldas (Note 7)	587.5680	Oct. 4, 2006	Aug. 17, 2007
644-17	HGPJ-04	Contract	Purchase contract by Caldas (Note 8)	81.1598	Aug. 28, 2006	Aug. 27, 2007
696-17	HGPH-03	Contract	Caldas	200.0000	Aug. 28, 2007	Febr. 27, 2007
805-17	HHBG-03	Contract	Purchase contract by Caldas (Note 8)	111.6000	Jan. 25, 2007	Nov. 19, 2007
211-17	n/a	Legalization Proposal	Purchase contract by Caldas (Note 9)	23.9200	Nov. 25, 2004	Oct. 16, 2007
217-17	n/a	Legalization Proposal	Purchase contract by Caldas (Note 9)	15.2750	Dec. 13, 2004	Feb. 27, 2007
135-98M Nov. 30/98	HETJ-31	Contract (Note 3)	Being transferred to Gavilán	6.8320	Oct. 27, 2004	Feb. 16, 2006
136-98M Nov. 30/98	HETJ-32	Contract (Note 3)	Being transferred to Gavilán	6.8320	Oct. 27, 2004	Feb. 16, 2006
072-98M Aug. 26/98	HETJ-26	Contract (Note 3)	Being transferred to Gavilán	6.8320	Oct. 27, 2004	Feb. 16, 2006
074-98M Sep. 02/98	HETJ-27	Contract (Note 3)	Being transferred to Gavilán	6.8320	Oct. 27, 2004	Feb. 16, 2006
143-98M Abr. 30/98	HETG-01	Contract (Note 3)	Being transferred to Gavilán	6.8320	Oct. 27, 2004	Feb. 16, 2006
622-17	n/a	Contract Proposal	Monica Uribe (Note 6, 10)	1,342.2172	Dec. 23, 2002	Aug. 30, 2006
623-17	HHFK-08	Contract	Caldas (Note 10)	930.6640	Mar. 27, 2007	Aug. 30, 2006
615-17	n/a	Contract Proposal	Kedahda (Note 6, 10)	813.8218	Sept. 12, 2002	Aug. 30, 2006
616-17	Pending	Contract	Monica Uribe (Note 5, 10)	1,989.2469	Dec. 9, 2002	Aug. 30, 2006
626-17	n/a	Contract Proposal	Monica Uribe (Note 6, 10)	592.7612	Dec. 23, 2002	Aug. 30, 2006
628-17	Pending	Contract	Monica Uribe (Note 5, 10)	2,153.5336	Dec. 23, 2002	Aug. 30, 2006
DI5-151	n/a	Contract Proposal	Monica Uribe (Note 6, 10)	2,568.9177	September 5, 2002	Aug. 30, 2006
B5956	Pending	Contract	Monica Uribe (Note 5, 10)	916.9226	March 21, 2006	Aug. 30, 2006
6454	n/a	Contract Proposal	Kedahda (Note 6)	282.7909	Oct. 18, 2004	Aug. 30, 2006
6455	n/a	Contract Proposal	Kedahda (Note 6)	633.4064	Oct. 28, 2004	Aug. 30, 2006
6455B	HHBD-03	Contract	Kedahda (Note 5)	32.5260	Jan. 31, 2007	Aug. 30, 2006
6418	n/a	Contract Proposal	Monica Uribe (Note 6)	60.2865	Oct. 12, 2004	Aug. 30, 2006
6418B	HHMM-03	Contract	Kedahda (Note 5)	58.4650	Oct. 12, 2004	Aug. 30, 2006
6418C	n/a	Contract Proposal	Kedahda (Note 6)	46.5408	Oct. 12, 2004	Aug. 30, 2006
6170	HGDB-03	Contract	Kedahda (Note 5)	47.2000	July 16, 2007	Aug. 30, 2006
FD5-141	n/a	Contract Proposal	Monica Uribe (Note 6)	2,484.6661	April 5, 2004	Aug. 30, 2006
FGC-152	n/a	Contract Proposal	Kedahda (Note 6)	8.4820	July 12, 2004	Aug. 30, 2006
697-17	HHFK-02	Contract	Being transferred to Caldas (Note 10)	532.6146	March 27, 2007	Aug. 30, 2006
DHQ-093 (Zone 2)	n/a	Contract Proposal	Kedahda (Note 6)	193.4500	Aug. 26, 2002	Aug. 30, 2006
DHQ-093 (Zone 1)	n/a	Contract Proposal	Kedahda (Note 6)	42.2550	Aug. 26, 2002	Aug. 30, 2006
653-17	HGAE-07	Contract	Purchase contract by Caldas (Note 7)	84.2851	Jan. 6, 2006	March 17, 2008
Total:				19,060.7827
Note 1. Once a contract is approved it is entered in the National Mining Registry and given a registration number. n/a - not applicable (not registered yet).
Note 2: Contract proposals cannot be transferred until the contract is awarded and these will be held in trust for Gavilan by Cia Servicios Logisticos under the agreement of September 25, 2006.
Note 3: Held in trust for Cia Servicios Logisticos.
Note 4: These five concession contracts are in the El Salto zone and are superimposed and defined horizontally by elevation, as in Marmato.
Note 5: These contracts are in the process of being transferred from Sociedad Kedahda S.A. Or Monica Uribe of Sociedad Kedahda S.A. to Caldas under agreement of August 30, 2006.

Note 6: Contract proposals cannot be transferred until the contract is awarded and these will be held in trust for Caldas by Sociedad Kedahda S.A. Or by Monica Uribe of Sociedad Kedahda S.A. under the agreement of August 30, 2006.

Note 7: Purchase contract with staged payments over 24 months and pro-rata registration of interest purchased.
Note 8: These contracts are in the process of being transferred from the vendor to Caldas.
Note 9: These legalization proposals will be transferred to Caldas when the contract is awarded.
Note 10: This is the area remaining following reduction in size. Note also that Contracts and contract proposals FD5-093, 715-17, FD5-10Z and FJT-15D were relinquished.
Table supplied by CGL.

On February 27, 2007, CGL entered into an agreement with an unrelated party to acquire 100% of concession No. 696-17 in the Caramanta region. CGL has paid a total of COP 100 million (approximately US $54,000) to acquire a 100% interest in the property which is now registered in CGL’s name.

On March 17, 2008, CGL entered into an agreement with an unrelated party that provides it with an option to acquire 100% of concession No. 653-17 in the Caramanta region. Over a twenty-four month period, CGL has the option to pay a total of COP 1.0 billion (approximately US $542,600) to acquire a 100% interest in the property. At March 31, 2008, CGL had expended an initial COP 300 million (about US $163,000) for a 30% interest. Should CGL decide not to continue with the project, it is not obligated to make any further payments.

A royalty of 4% of the gross value of the metal is payable to the government on the gold and silver produced in Columbia. There are no other royalties, back-in rights, payments, other agreements or encumbrances on the Caramanta project.

The exploration targets contained within the Caramanta project are described further in Section 15.3 of this report.

4.3 COLOMBIAN MINING LAW

Mining in Colombia is governed by the Mining Law 685 of 2001. The contracts of Marmato are, in addition, governed by the Mining Law 2655 of 1988 and the terms of the contracts awarded under the Aporte Minero scheme, as explained below.

The mining authorities in Colombia are as follows:

  Ministry of Mines and Energy (Ministerio de Minas y Energia, MME): The highest mining authority in the country.

  INGEOMINAS (Instituto Colombiano de Geología y Minería): The MME had delegated the administration of mineral resources to INGEOMINAS and some Department Mining Delegations. INGEOMINAS has two departments, the Geological Survey (Servcio Geológico), and the Mines Department (Servicio Minero) responsible for all mining contracts except where responsibility for the administration has been passed to the Departmental Mining Delegations.

  Departmental Mining Delegations (Gobernaciones Delegadas). It administers mining contracts in the Departments with the most mining activity, including Caldas and Antioquia.

  Mining Energy Planning Unit (Unidad de Planeación Minero Energética, UPME): Provides technical advice to the MME regarding planning for the development of the mining and energy sector and maintains the System of Colombian Mining Information (Sistema de Información Minero Colombiano, SIMCO).

All mineral resources belong to the state and can be explored and exploited by means of concession contracts granted by the state. Under the Mining Law of 2001 there is a single type of concession contract covering exploration, construction and mining which is valid for 30 years and can be extended for another 30 years.

Concession contract areas are defined on a map with reference to a starting point (punto arcifinio) and distances and bearings, or map coordinates. There is no limit on concession size.

A property tax has to be paid annually during the exploration and construction phases of the concession contract. This is defined as 1 minimum daily wage per hectare (~US $8.35) for areas up to 2,000 ha, 2 minimum daily wages per hectare (~US $16.70) for areas of 2,000 to 5,000 ha, and 3 minimum daily wages per hectare (~US $25.05) for areas of 5,000 to 10,000 ha. The minimum wage in 2008 is COP 461,500 per month, equivalent to COP 15,383 per day which, at the present exchange rate of COP 1.843 = US $1.00 (average for March, 2008), which is about US $8.35.

The concession contract has three phases:

    1. Exploration Phase.

  Starts once the contract is inscribed in the National Mining Registry (Registro Minero Nacional, RMN).

  Valid for 3 years plus a 2 year extension.

  Annual property tax.

  Requires an annual Environmental Mining Insurance Policy for 5% of the value of the planned exploration expenditure for the year.

  Present a mine plan (PTO) and an Environmental Impact Study (EIA) for the next phase.

    2. Construction Phase.

  Valid for 3 years plus a 1 year extension.

  Annual property tax payments continue as in Exploration Phase.

  Requires an annual Environmental Mining Insurance Policy for 5% of the value of the planned investment as defined in the PTO for the year.

  Environmental License issued on approval of Environmental Impact Study.

    3. Exploitation Phase.

  Valid for 30 years minus the time taken in the exploration and construction phases, which means that it is 21 to 24 years and is renewable for 30 years.

  Annual Environmental Mining Insurance Policy required.

  No annual property tax.

  Pay royalty based on regulations at time of granting of the Contract.

The 2001 Mining Law allows applications made under the 1988 Mining Law to continue the application process under the terms of the old law, and titles granted under the 1988 law continue to be governed by it. The operative and technical benefits of the new law may be applied to older applications, as well as the abbreviated application process, except in the case of those concessions subject to royalty agreements (Article 352). In the case of Marmato, the Mining Delegation Unit of Caldas applied the 2001 Mining Law to all contracts in Marmato including those granted under the old law. It then changed its norm to apply the 1988 Mining Law on the basis that Marmato was part of the old Aporte Minero. In addition, Article 352 of the new Mining Code was not applicable given the precedent of the coal Aportes elsewhere in the country. The effect of these changes was that it prolongs the process of granting and registration of mining contracts.

Royalties payable to the state are 4% of gross value at the mine mouth for gold and silver and 5% for copper (Law 141 of 1994 modified by Law 756 of 2002). For the purposes of royalties the gold and silver price is 80% of the average of the London afternoon fix price for the previous month.

4.4 ENVIRONMENTAL REGULATIONS AND LIABILITIES

The Mining Law 685 of 2001 requires an Environmental Mining Insurance Policy for each concession contract. In addition the Law states that a Social and Environmental Impact Study (EIS) has to be presented at the end of the Exploration Phase if the concession is to proceed to the Construction Phase. The EIS must be approved and an Environmental License issued before the Exploitation Phase can begin. In addition, exploitation requires a Permit for Springs, Forest Use Permit, Certificate of Vehicular Emissions, Emissions Permit, and River Course Occupation Permit.

Exploration activities require an Environmental Management Plan and a Surficial Water Concession.

CGL has presented an Environmental Management Plan for drilling to the Departmental authority Corporación Autónoma Regional de Caldas or Caldas Regional Autonomous Corporation (CORPOCALDAS). This Plan includes a preliminary phase to close down the small mines and mills in the Zona Alta to stop the source of much of the contamination. CGL is currently in discussions with the Colombian government regarding the closure of the small mines in the Zona Alta and the related environmental liability.

CGL has stated that it had completed an Environmental Baseline Study in December 2007 which gives a full year of environmental data for incorporation into the Scoping Study. The study will form the basis for future environmental permits and the EIS which will be started in 2008. The environmental baseline study monitoring is continuing in 2008 to complete a second year of data for future studies. CGL has received approval for drilling from Corpocaldas under an approved Environmental Management Plan.

Drilling water is taken from the water permit for the Patacon mill which was ceded to CGL on purchase of the mill. This permit takes water from the source of three creeks, Cidrera, Candelaria and Cascabel. CGL has also acquired other water permits with the purchase of certain mills and mines. The Company has also applied for a surficial water permit for drilling water from a stream source in Piedra Labrada creek which will require a 1,800 m pipe to the drilling area.

The Zona Alta has environmental liabilities due to past and current mining activities including:

  Surface disturbance and degradation including deforestation.

  Ground instability, collapse, landslides affecting mountain slopes and Marmato town.

  Absence of waste rock dumps and tailings ponds and dumping of waste rock down mountain slopes and into the Cascabel River and of tailings into rivers which drain into the Cauca River.

  Contamination of water by mercury, cyanide, acid drainage, heavy metals and solids. In addition contamination of water by untreated sewage from Marmato town and by agricultural chemicals and waste from cultivation of coffee, bananas etc.

  Potential contamination from the Mineros Nacionales operation which has no waste dumps or tailings pond and discharges tailings directly into the Cascabel River and subsequently the Cauca River.

See Figure 4.4 for a photograph of falls on the Cascabel River with the black colour of the river due to the material being dumped in it from the Marmato mines and mills.

The objective of the exploration program is to define a bulk tonnage resource that is mineable by open pit and that will remove many of the small mines and related past sources of environmental contamination.

CGL has stated to Micon that they have a letter and legal opinion that they are not responsible for the past environmental damage and the subsequent clean-up. However as CGL is purchasing the individual mines and mills in the Zona Alta they are shutting them down and slowly removing the mill equipment and buildings. This stops the source of environmental damage and under Colombian law, CGL is entitled to receive a tax credit for such environmental remediation and improvements.

Micon is unaware of any potential outstanding environmental liabilities attached to the Marmato project and is unable to comment on any remediation which may have been undertaken by previous owners.

Figure 4.4
Cascabel River

5.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

The Marmato project is located on the eastern side of the Western Cordillera (Cordillera Occidental) of Colombia on the west side of the Cauca River. The project is in the Municipality of Marmato in Caldas. See Figure 5.1 for a view of the the community of Marmato.

The topography in the Marmato area is abrupt with a relief of about 1,600 m between the Cauca River at 600 m elevation on the east side of the project and the peaks of the nearby mountains of up to 2,200 m elevation. There is craggy outcrop in the upper parts of the mountain, and large landslides and talus slopes have formed, partly as a result of mining activities. The Marmato veins outcrop on an east-facing mountain slope called Cerro El Burro with the mineralized area bounded by the El Pantano stream on the north side and the Cascabel stream on the south. The Cauca is a major north-flowing river in a deep valley that separates the Western and Central Cordilleras. The river has an average flow rate from 500 to 600m3/s. See Figure 5.2 for a view of the topography in the area of Marmato.

The climatic zones vary with elevation and are defined as hot (>24°C) below 1,000 m in the Cauca River valley; temperate (18°C to 24°C) between 1,000 m and 2,000 m; and cold above 2,000 m (12°C to 18°C). Marmato is situated mostly within the temperate zone where the climate is warm and humid with an annual rainfall of approximately 2,000 mm. Rainfall has a bimodal distribution with the wettest months in from March to May and again from September to December. The dry months are called summer and the wet months winter. CGL installed a weather station at El Planchao camp between the towns of Marmato and El Llano in 2007 as part of the environmental baseline study (Cia Minera de Caldas, 2007). The station recorded an annual rainfall for 2007 of 2,010 mm. The most intense rainfall recorded was 126 mm in five hours. The average temperature is 24°C, with a maximum of 36°C and a minimum of 16°C. The predominant wind direction is from the south to southeast (150° to 210°) and winds are light with a velocity of 2 km/h and a maximum of 20 km/hour. The highest gust recorded in 2007 was 88 km/h. The town of Marmato has an average temperature of 23°C and rainfall of 1,885 mm (Municipio de Marmato, 2004). An average annual rainfall of 2,065 mm was recorded at the nearby town of Supia (1,307 m elevation) (Cenicafe, 2006).

The ecological zones defined on the Holdridge Life Zone climatic classification system are zoned by elevation (Municipio de Marmato, 2004; Correa, 2006; Cia Minera de Caldas, 2007):

  Premontane (subtropical) wet forest transitional to tropical moist forest and dry forest; defined as temperatures >24°C, annual rainfall of 1,500 mm to 2,800 mm, and elevation of 700 m to 1,000 m. This area includes the Cauca River valley and the lower part of El Llano town.

Figure 5.1
View of the Community of Marmato

Figure 5.2
Topography of the Marmato Area

  Premontane (subtropical) wet forest defined as temperatures of 18°C to 24°C, rainfall of 2,000 m to 4,000 mm, and elevation of 1,000 m to 1,900 m. The main areas of mining and exploration are in this zone.

  Lower montane (warm temperate) wet forest defined as temperatures of 12°C to 18°C, rainfall of 2,000 mm to 4,000 mm, and elevation of 1,900 m to 2,900 m.

Much of the original forest cover has been cleared for agriculture and grazing, especially at lower elevations. Land use is cattle grazing, coffee, sugar cane, citrus fruit, bananas, and mining in Marmato.

The community of Marmato is 200 km northwest of Bogotá (270 km by road), the capital of Colombia; 80 km due south of Medellín (125 km by road), the capital of Antioquia. Medellín is the second largest city in the country (population 2.0 million) and is the administrative centre for the project. Marmato is 91 km by road north of Manizales, the capital of Caldas. Manizales is the major municipal centre for the region with a population of 352,000.

The property is a three-hour drive from Medellín, via the Medellín to Cali highway (the highways do not have route numbers) which is part of the Pan American Highway. The route from Medellín is via Itaguí (7 km), Caldas (12 km), Alto de Minas (13 km), Santa Barbara (27 km), La Pintada (26 km), La Guaracha del Rayo (32 km), and turn onto a secondary road to Marmato (8 km, partially asphalted). There is an international airport located in Medellín with flights to the USA, Panamá and Venezuela, and a national airport in Manizales with flights to Medellín and Bogotá.

Marmato is 200 km west of the Pacific Ocean and 300 km south of the Caribbean Sea and Atlantic Ocean. The nearest port is Buenaventura on the Pacific Ocean (320 km by the Pan American Highway). There is an abandoned railway cutting along the east side of the Cauca River opposite Marmato. This was once part of a railway network between the Pacific and Atlantic Oceans which ran between Buenaventura and Puerto Berrio on the navigable Magdalena River. The middle section between Medellín and La Felisa (Caldas, 10 km south of Marmato) was completed in 1942 and closed in 1972. Ferrocarriles del Suroeste (Southwestern Railways) applied for a concession to rebuild this 185 km line between La Felisa and Envigado, near Medellín, in November, 2007, at a cost of US $140 million. This would become integrated with the national railway network. Ferrocarriles del Oeste (Western Railways) were awarded the contract to operate the 499 km Buenaventura to La Felisa railway in November 2007. This comprises 388 km between Buenaventura and La Tebiada which was rebuilt by the government at a cost of US $148 million, and rebuilding the 119 km section between La Tebiada and La Felisa. The Cauca River is navigable in the lower (Cáceres to Atlantic) and upper parts (Pereira to Cali), and had steamer services in the past, but the middle part around Marmato and Medellín has rapids.

There are two towns at Marmato, the old Marmato town at an elevation of 1,300 m to 1,400 m which sits on top of the mineral deposit, and the new town of El Llano (also called Nuevo Marmato or New Marmato) located 1.3 km to the east and at a lower elevation of 1,000 m. Old Marmato has an estimated population of about 950 to 1,050 inhabitants, while El Llano has approximately 1,250 inhabitants. There are two other small settlements or villages nearby, San Juan de Marmato, located 1.5 km southwest of old Marmato at 1,600 m elevation, and Echandia at 1,500 to 1,600 m elevation located on the ridge 1.0 to 1.5 km north of old Marmato. The 2005 census indicated that the Municipality of Marmato had a population of 8,175 of which 1,122 were living in old Marmato.

Mining-induced landslides and alluvial boulder and mud flows, including mining waste, affect the old Marmato townsite and have resulted in recent abandonment of several houses and public buildings with further risk of landslides. To date there have been no fatalities. In 1986 the national and departmental disaster prevention agencies first determined the necessity to relocate the town due to environmental risk. In 1989, INGEOMINAS completed a further study outlining the dangers of slope movements and this study began the first stages of the town move to El Llano. In the 1990s, the process of relocating the town began: however, the relocation was not completed even though many people from the nearby settlement of Echandia were relocated to El Llano during this period. The first 129 new houses were completed in 1997. In 1999, the vulnerability of the town and the need to relocate public buildings such as the police station, hospital and court was empphasized again. The Esquema de Ordenamiento Territorial or Territorial Organizational Scheme (EOT) of 2000 also referred to the necessity to move the town due to the serious environmental threats from landslide and collapse. In January, 2001, ten families had to be relocated. In 2002, CORPOCALDAS, the state agency in charge of the environment concluded that all existing structures in the study zone and in the area of the old town centre needed to be relocated to El Llano and that the coexistence of an urban community and mining was not sustainable. A new decree in 2004 approved the EOT and ordered the relocation of all the institutions to El Llano. On June 6, 2006, the Directorate of Response and Prevention of Disasters of the Ministry of Interior and Justice issued Resolution number 23 which declared the situation to be a public emergency affecting the Municipality of Marmato.

There are currently 160 homes in El Llano and 29 new homes are being built to house families displaced in landslides in 2007. A further 47 homes are about to receive new subsidies to be built to house other families displaced in the same landslide. On April 16, 2008, Julian Arboleda, the Caldas government representative for the relocation of Marmato, confirmed to the Company that construction of the new Administrative building was to begin within 45 days with funds from the National Government, and would include the mayors office, notary, registry office and the citizens’ protection office. The police station is currently under construction in El Llano. In addition the public deeds have been signed with the municipality to construct the new hospital with funds from the Ministry of Social Protection and the Territorial administration, and a public deed has been signed for the location of the new school which will house 1,200 students. An agreement has been reached to use the old location in El Llano to house a campus for the Servicio Nacional de Aprendizaje or National Learning Service (SENA), the state technical college. Once all the buildings have been completed all the old sites in the current townsite will be torn down. All buildings have been ordered to be inaugurated in 2009. The current EOT definitively outlines that Marmato is in a state of high vulnerability. CORPOCALDAS is studying the costs of moving the remainder of the homes in old Marmato. In addition, a decision has been made to complete paving of the access road to the new town of El Llano only, but it will not continue to old Marmato.

The area covering Marmato, Supia, Filadelfia, La Merced, and Quinchia has recently been declared a Mining District by the Ministry of Mines, one of only three areas in Colombia. This is expected to bring some tax benefits and possibly facilitate processing of claims in the Mines Registry office but further study of this new district concept is needed.

Any future mining operation at Marmato will have to address the geotechnical issues and the old town of Marmato town will need to be completely relocated in order to develop any large scale mining operations at Marmato.

The old town of Marmato is known as the "Cradle of Gold of Colombia" (Pesebre de Oro de Colombia) and a proposal was made to declare it a National Historic Monument in 1982 (Resolution No. 002 of March, 1982 by the Ministry of Culture), but no follow-up Law or Decree was ever enacted to actually create a National Monument or Site of National Cultural Interest (Bien de Interés Cultural de Carácter Nacional). The town does not have any colonial era buildings or mine installations. The small church in the town square dates from 1954 and the oldest buildings are estimated to be 19th century, but these buildings are at the highest risk of collapse due to the landslide problem and many were recently damaged and abandoned due to a mudslide in 2006. The oldest mine relic is a 5-stamp California mill probably dating from the 19th century which operated at the El Colombiano Mill until CGL bought the mill and closed the operation. See Figure 5.3 for a photograph of the stamp mill in operation at the time of the site visit on August 14, 2006. As part of CGL’s long term plans a museum in El Llano will be built to preserve the history and develop tourism.

The Colombian government has no listed archaeological sites in the area. The only known archaeological relics are carved spiral petroglyphs on a boulder near the road between El Llano and Marmato, and another reported on the opposite side of the creek. These boulders are located outside of the area of known mineralization. See Figure 5.4 for a photograph of one of the boulders with the carved spiral petroglyphs located on the slope below CGL’s base camp. There are overgrown ruins of a Moraga indigenous village and terraces 2.5 km north east of Marmato near the Cauca River. These ruins are also located outside of the area of known mineralization. An archaeological survey of the Marmato area will be carried out for the EIS in 2008.

Figure 5.3
5-Stamp California Mill working at the Colombiano Mill in Marmato

Figure 5.4
Boulder Top with Carved Spiral Petroglyphs located below the CGL Base Camp

Field personnel for the exploration program are available from the two towns and neighbouring districts and a School of Mines, curently closed, is located in El Llano. In the long term the surrounding region would be able to supply the basic workforce for any future mining operation.

Three high tension power lines (230 kV each) belonging to the Colombian national power grid run along the Cauca River valley on the east side of Marmato. A 132 kV substation is located at Marmato which supplies power to the community, mines and surrounding area. A ten inch diameter oil and gas pipeline with a capacity of 12,000 barrels of oil per day kbpd runs along the Cauca River valley and is part of the national grid. This portion of the pipeline connects Buenaventura with Medellín and the hydrocarbon fields in the north and east of Colombia.

The region has high rainfall and there are ample water resources avaliable. Water rights belong to the state and are governed by Decree 1541 (1978). For any mining purposes, applications for water concessions are made to CORPOCALDAS.

Waste rock and tailings disposal for a possible future open pit mining operation will be valley fill and suitable valleys have been identified. Preliminary site selection and engineering work regarding possible mining scenarios is being carried out in the scoping study currently in progress.

6.0 HISTORY

Since Micon published the Technical Report in November, 2006, CGL has conducted an extensive research program to further identify the mining production history at Marmato. This research has been conducted both in the existing colonial archives within Colombia as well as in the more recent private and state archives. In addition some attempts have been made to access the Archive of the Indies (Archivo des Indies) in Seville but as of yet any data contained in this archive are unavailable.

6.1 GENERAL HISTORY

Colombian historical gold production is estimated between 29 Moz and 35 Moz from the Spanish conquest in 1537 until the start of the California gold rush in 1848, making Colombia the largest gold producer of the Spanish empire and the second in South America after much larger Brazil (Restrepo, 1952). Seventy-five percent of this production came from the Departments of Antioquia and Caldas. Coluombian gold production between 1514 and 1934 has been estimated at 49 Moz which makes Colombia number one in South America with 38% of the total production (Emmons, 1937). Two-thirds of the gold production was from placer deposits. Subsequent Colombian production is estimated at 30 Moz by the Banco de la Republica (Shaw 2000), which gives Colombia a total recorded historical gold production of approximately 80 Moz.

Gold production between 2000 and 2007 ranged from 15.5 tonnes (t) to 46.5 t (0.50 Moz to 1.50 Moz) of gold per year. Gold production in 2007 was 15.5 tonnes (0.50 Moz). This recent production has earned Colombia a ranking which has ranged from 2nd to 5th largest gold producer in South America and 12th to 20th largest in the world (Boletín Estadístico de Minas y Energía, 1999-2005. Ministerio de Minas y Energia, Colombia, 2008).

The above figures indicate the great historical importance of Colombian gold production and, given that there has been no modern gold exploration, indicate the high exploration potential of the country.

Marmato is one of the most important historical gold properties in Colombia and lies in the heart of the main historical gold producing region. The name is derived from marmaja or marmato, an old Spanish term for pyrite. The Middle Cauca region, where Marmato is located, was occupied for two thousand years before the Spanish conquest by farmers, potters, gold miners and goldsmiths of the Quimbaya culture (500 BC to 1600 AD). The Quimbaya culture was noted for some of the finest gold workmanship in Colombia (Bogotá Gold Museum, 2006) and a photograph of one of the masterpieces of this workmanship is seen in Figure 6.1. The Quimbaya culture was part of the greater Chibcha culture which occupied the present day countries of Colombia, Panamá and Costa Rica and formed the largest Amerindian group between the Incas and the Aztecs. The early Spanish chroniclers of the 16th century classified the indigenous groups into tribes or provinces including the Cartamas in the Marmato area, whose main occupation was gold mining (Banco de la República Manizales, 1989).

Marmato was important during the Spanish era following the colonization period from 1514 to 1537 and the formation of Nueva Granada. Marmato was founded in 1525 and recognized as a municipality in 1536, by Sebastián de Belalcázar. The gold mines of Marmato are mentioned in Spanish chronicles in 1583 and 1625, with the Cauca valley noted as a rich gold producer in the 16th and 17th centuries (Morales, 2004, Restrepo, 1952).

Figure 6.1
One of the Masterpieces of Gold Workmanship from the Quimbaya Culture

In 1634 Captain Jacinto de Arboleda, Mayor of Anserma, began working the Marmato mines with a team of 40 slaves. Arboleda also built a mill at the mine which increased the gold recovery and made this the biggest mine in the district. Previously the ore was processed by washing, but recovery was low because of the fine nature of the gold. The Arboleda family was still mining at Marmato in 1776, but in that year they moved their slaves to the Chocó region (Restrepo, 1952).

Captain Cochrane of the British Royal Navy visited the Chocó region in 1824 and described many mines at Marmato as having whitish gold of low grade of 14 carats, mixed with silver, copper and iron (Cochrane, 1825). The ore was easily ground to powder and then washed in dams formed in streams, which resulted in high losses. He recommended that the mines could be improved by erecting mills and washing trays. He also described the Echandia mine on Loaiza hill that had a very rich lode 16 to 18 inches (0.4 to 0.45 m) thick that yielded 70 to 80% silver mixed with gold and had only been worked for 20 yards (18.3 m) horizontally. Areas in the mine also had native silver that had not been worked. The nearby Pantano mine had silver and lead and yielded 60% lead and 3 ounces of silver per quintal (50 kg ) which is equivalent to about 1,866 g/t..

The reputed wealth of Marmato was such that Simon Bolivar, the liberator of Colombia from Spanish rule, used this area and its mines as collateral with the British government to secure funding for the war of independence against Spain (Municipio de Marmato, 2004). Following the wars of independence (1810 to 1819) and the formation of the Republic of Colombia, various English companies mined at Marmato until 1925. Goldschmidt and Company rented mines at Marmato and Supía from the government in 1825 and later ceded the contract to Powles & Illingsworth. Also in 1825, Jean Boussingault bought several mines at Marmato, Supía and Quiebralomo for the Colombian Mining Association in London. Boussingault introduced modern technology including black powder, arrastre mills, stamp mills, concentrator tables and amalgamation to improve the recovery of gold (Restrepo, 1952). In 1830, Jean Boussingault believed that he had discovered a new mineral which he named marmatite (after Marmato); however, the mineral was later shown to actually be black, iron-rich sphalerite (Boussingault, 1830). Marmatite continues to be the informal name for the black variation of sphalerite, which is common at Marmato. The concessions later passed to the Mariquita Mining Company and in 1869 to Percy Brandon.

Brandon sold the mines to the Western Andes Mining Company Ltd. of England which mined at Marmato from 1872 until 1909. In 1908 there were 40 stamp mills at Marmato treating 100 tons per day. Free gold was recovered by sluicing and panning, with the discarded sulphides retreated by local miners. The local miners allowed the discarded sulphides to oxidize for some time and then re-crushed the rock by hand to extract more free gold by panning (Sharpless, 1908). Subsequently Marmato was mined by the Colombian Mining and Exploitation Company which made significant improvements and installed a new beneficiation plant at La Palma (now the site of Mineros Nacionales plant in the Zona Baja). The mine was expropriated in 1925 (Law 87) and the company received £3 million in compensation (Municipio de Marmato, 2004).

From 1925, the mines were owned by the government and leased to contractors. For the first six years the mines remained closed, then were leased from 1931-1934 to Roberto Luis Restrepo and Alfredo Londoño, and from 1935-1938 to Uribe Afanador. From 1938 the National Government administered the mines directly. They were contracted to José Miguel Lizarralde in 1938-1940, and to Gustavo White from 1940.

Marmato was divided into two zones, Alta (Upper) and Baja (Lower), in 1954 (Decree 2223). The following year the government signed a contract with a North American, Julio E. Hurtado, who transferred them to the Mining Enterprises Corporation. The contract covered mining in both the Zona Alta and the Zona Baja. This venture failed and the mines were returned to the government. As a result of conflicts between this company and the contractors in the Zona Alta, the government decided to exploit the Zona Alta and the Zona Baja separately. The Zona Alta would continue to be exploited by contractors. Throughout the period of government administration of the mines from the beginning in 1925, it is reported that the mines ran at a loss and required government subsidies including running the mills (Municipio de Marmato, 2004).

Gulf Resources Exploration Co. (Gulf Resources) explored Marmato in 1978 but the results of this program are not known.

In 1981, Marmato became part of the Aporte Minero scheme and was managed by a succession of state mining companies ECOMINAS (1981 to 1992), MINERALCO (1992 to 1997) and MINECOL (1997 to 2004), and since then by the Unidad de Delegación Minera de Caldas (Caldas Mining Delegation Unit) (Municipio de Marmato, 2004). The Exclusion Zone of the Marmato Mining District (Zona de Exclusion del Distrito Minero de Marmato), was created in the Zona Alta in 1998.

The Marmato area has been mined for over 500 years and mining has been the economic basis of Marmato since 1537. A proposal was made in 1982 to convey to Marmato the status of a National Historic Monument (Resolution No. 002, of March 14, 1982 by the Ministry of Culture) but there was no follow-up Law or Decree to officially designate this status.

A subsidiary of the Phelps Dodge Corporation (Phelps Dodge) called Minera Phelps Dodge de Colombia S.A. (Minera Phelps Dodge) explored the Zone Baja of Marmato in 1984 and 1985. It carried out surface and underground sampling and drilled 7 underground core holes, and defined a proven reserve of 102,900 t at 7.83 g/t gold and 24 g/t silver, and a total reserve (proven, probable and possible) of 754,600 t at the same grade (historical reserves which predate NI-43-101; Conquistador, 1998).

Electrical and EM surveys at Marmato were described in a paper by Calvache et al (1985) but no data are available for this program. There have been no other ground geophysical surveys carried out at Marmato to the author’s knowledge.

In 1988, William Hill Mining Consultants reviewed the Marmato project for Greenstone Resources Limited, Canada, as part of a bid process.

In 1993, Mineros Nacionales S.A. (Mineros Nacionales) started mining the Maruja mine in the Zona Baja with a 300 t/d underground mine under contract No. 041-89M. This is an Aporte Minero contract which is still valid and is now administered by the Unidad de Delegación Minerade de Caldas. The contractor pays the state a royalty of 4% plus an additional sliding royalty based on the gold price, currently of 6% of the value of gold above US $550/oz. The following year Mineros de Antioquia S.A. (renamed Mineros S.A. in 2004) acquired 51.75% of Mineros Nacionales and upgraded the mine and mill. Mineros subsequently increased ownership of Mineros Nacionales to 94.5% by 2005. The plant has a flotation circuit to make a sulphide concentrate, gravimetric separation by cyclones, and agitated cyanide leach with gold precipitation by zinc (Merrill Crowe process) and smelting. In the late 1990s, 24 underground core holes and 3 reverse circulation holes were drilled in the 1160 (Maruja) and 1210 (Zancudero) levels. The plant was expanded gradually and now has a capacity of 800 t/d.

Conquistador Mines Ltd. (Conquistador) a Vancouver-listed junior company which later changed its name to Western Platinum Holdings and is now called Orsa Ventures Corp. (Orsa) explored Marmato between 1996 and 2000 through its Colombian subsidiary Corona Goldfields S.A. (Corona Goldfields). Conquistador had an option to explore the Zona Baja over 4 years and to acquire 50.1% of Mineros Nacionales (it bought 13.15% which it later sold in 2001), and acquired several mines in the Zona Alta. Conquistador drilled 44 holes (14,678 m), and commissioned MRDI to complete a resource estimate and scoping study in 1998. Conquistador carried out no further work on the project due to the expiration of the option contract.

Conquistador carried out surface mapping of fracture systems, veins and alteration, and detailed mapping of underground cross-cuts. It took 1,147 channel samples totalling 2,847 m from surface trenches and underground cross-cuts. Samples were cut by hand chisel from channels 2.0 m long x 5 cm wide x 3 cm deep. It also drilled 30 surface diamond drill holes totalling 11,146 m and 14 underground diamond holes totalling 3,375 m for a total of 30 diamond drill holes totalling 14,678 m. Diamond core was sawn in half with one half sampled in 2.0 m intervals for assay and the other half retained. The drill core is stored in a core store near the Maruja Mine in the Zona Baja at Marmato. CGL has purchased the right to access and sample the core from the current owner of the Conquistador data, Corona Goldfields, and is currently carrying out a program of check sampling. CGL also purchased a copy of the digital database as wellas a paper copy of all of the technical data and plans related to the Marmato held by Corona Goldfields. CGL is in the process of taking possession of this data and incorporating it into the CGL database. Table 6.1 provides a summary Conquistador’s significant drilling results at the Marmato project. Conquistador reported that the results of preliminary metallurgical tests showed ready leachability of gold but the appendix of the MRDI report is not available.

At the same time, between 1995 and 1997, another junior Canadian mining company called Gran Colombia Resource Inc. (Gran Colombia), now called Wavve Telecommunications Inc. carried out exploration of the Echandia and Chaburquia properties on the northern portion of the Marmato system. Gran Colombia drilled 75 diamond drill holes for 15,000 m. A scoping study was made by Geosystems International, Denver, in 1997 which concluded that there was not sufficient grade continuity for a bulk-tonnage resource and mining operation, and no further work was carried out. In 1996, Gran Colombia purchased 48.25% of Mineros Nacionales which it then sold in 1997.

CGL and its subsidiary Minera de Caldas began exploration of Marmato and surrounding areas in 2005. The objective is to identify a potentially bulk mineable, low grade gold and silver resource. CGL has carried out property acquisition in the Zona Alta of Marmato, along with underground sampling, surveying and mapping, preliminary metallurgical testwork and diamond drilling to define a mineral resource. CGL is continuing with the drilling and exploration program and is carrying out a scoping study and ultimately a pre-

feasibility study for the Marmato project. At the Caramanta Project, CGL has conducted geological mapping, channel sampling and rock chip sampling both in the El Salto prospect and on a regional basis. This has defined five gold-silver targets and CGL plans to carry out exploration drilling on one or more gold-silver targets in future programs.

Table 6.1
Summary of Conquistador’s Significant Diamond Drill Hole Results for the Marmato Project

Surface Holes drilled from the Zona Alta into the Zona Baja.
Hole Designation	Mineralization Intersection (m)			Assay Results
	From	To	Core Length	Gold (g/t)
MS-1	276.0	358.0	82.0	2.448
inc.	276.0	332.0	56.0	3.287
	Inc		32.0	4.990
	Inc		12.0	9.090
	Inc		12.0	3.990
	Inc		8.0	5.220
MS-2	324.0	348.0	24.0	4.093
	Inc		16.0	5.156
	Inc		8.0	6.826
	354.0	362.0	8.0	1.795
MS-3	100.0	110.0	10.0	2.236
	250.0	254.0	4.0	5.867
	310.0	322.0	12.0	3.320
	392.0	412.0	20.0	1.283
	424.0	438.0	14.0	1.377
	525.0	540.0	15.0	3.120
MS-4	70.0	82.0	12.0	1.900
	152.0	154.0	2.0	3.302
	458.0	480.0	22.0	0.460
MS-5	54.0	88.0	34.0	1.465
MS-8	391.0	397.0	6.0	1.630
MS-9	372.0	376.0	4.0	4.985
MS-15	14.6	30.0	15.4	1.177
	92.0	103.3	11.3	1.673
	188.0	248.0	60.0	1.143
	216.0	238.0	22.0	2.014
	346.0	390.0	44.0	0.880
	358.0	382.0	24.0	1.251
MS-17	26.5	44.5	18.0	0.549
	68.5	74.5	6.0	3.771
	88.5	122.5	34.0	1.989
Inc	112.5	122.5	10.0	4.251
	230.5	238.5	8.0	0.994
	262.0	284.0	22.0	1.531
MS-18	13.0	77.0	64.0	20.572
Inc	32.0	57.0	25.0	47.726
Inc	35.5	51.0	15.5	74.469
Inc	35.5	43.0	7.5	129.841
	89.0	101.0	12.0	0.514
	107.0	115.0	8.0	1.200
	133.0	145.0	12.0	1.611
	173.0	261.0	88.0	1.284
Inc	187.0	193.0	6.0	3.223
	279.0	298.0	19.0	2.223
	424.0	434.0	10.0	1.989
	445.0	464.0	19.0	1.406
MS-19	50.0	58.0	8.0	1.659
	118.0	124.0	6.0	0.800
	170.0	176.0	6.0	1.820
MS-20	42.0	46.0	4.0	2.591
	70.0	80.0	14.0	1.941
MS-21	18.0	32.0	14.0	3.269
	70.0	80.0	10.0	4.961
	86.0	90.0	4.0	2.624
MS-22	227.0	245.0	18.0	1.752
MS-23	157.0	173.0	16.0	4.095
MS-24	140.0	154.0	14.0	4.453

Surface Holes drilled from the Zona Alta into the Zona Baja.
Hole Designation	Mineralization Intersection (m)			Assay Results
	From	To	Core Length	Gold (g/t)
MS-25	54.0	58.0	4.0	1.948
	80.0	100.0	20.0	1.116
	114.0	122.0	8.0	3.617
	234.0	242.0	8.0	1.152
	250.0	290.0	40.0	1.306
	328.0	356.0	28.0	1.023
	360.0	370.0	10.0	1.948
	404.0	408.0	4.0	1.561
MS-26	28.0	50.0	22.0	1.455
	66.0	78.0	12.0	1.604
	92.0	98.0	6.0	3.397
	220.0	272.0	52.0	3.106
Inc	240.0	266.0	26.0	4.467
	282.0	286.0	14.0	2.247
	354.0	364.0	10.0	1.340
	370.0	372.0	2.0	3.078
	416.0	420.0	4.0	2.079
MS-27	0.0	4.0	4.0	0.967
	12.0	32.0	20.0	2.111
	150.0	166.0	16.0	8.493
	230.0	236.0	6.0	1.182
	240.0	258.0	18.0	0.978
	272.0	286.5	14.5	1.785
MS-28	58.0	88.0	30.0	1.713
	178.0	194.0	16.0	1.042
	212.0	226.0	14.0	3.251
	232.0	240.0	8.0	0.556
	246.0	254.0	8.0	0.714
	270.0	292.0	22.0	1.669
	296.0	360.0	64.0	1.252
MS-29	18.0	20.0	2.0	2.743
	26.0	40.0	14.0	1.493
	76.0	94.0	18.0	0.580
	200.0	207.0	7.0	5.102
	249.0	255.0	6.0	2.529
	275.0	285.0	10.0	0.871
	295.0	307.0	12.0	1.808
	337.0	345.0	8.0	1.291
	351.0	369.0	18.0	0.829
	375.0	381.0	6.0	1.024
	387.0	435.0	48.0	1.194
	445.0	457.0	12.0	0.731
MS-30	12.0	56.0	14.0	3.296
	52.0	68.0	16.0	1.753
Inc	62.0	68.0	6.0	3.428
	102.0	114.0	12.0	0.541
	124.0	126.0	2.0	10.600
	158.0	166.0	8.0	1.723
	212.0	244.0	32.0	0.845
Underground Drill Holes Zona Baja
MU-01	4.5	18.0	13.5	1.509
	38.0	42.0	4.0	1.337
	78.0	82.0	4.0	0.437
	166.0	176.0	10.0	0.754
MU-02	8.0	20.0	12.0	1.886
	58.0	68.0	10.0	1.097
	74.0	84.0	10.0	0.651
	98.0	104.0	6.0	1.303
	152.0	160.0	8.0	1.176
	310.0	360.0	8.0	1.166
Inc	312.0	340.0	8.0	1.509
MU-03	2.0	10.0	8.0	0.857
	20.0	30.0	10.0	1.543
	80.0	90.0	10.0	4.011
MU-08	38.0	41.5	3.5	1.395
MU-09	44.0	51.2	7.2	0.966
MU-10	34.0	40.0	6.0	0.376
	96.0	98.0	2.0	1.048
	108.0	110.0	2.0	1.808

Surface Holes drilled from the Zona Alta into the Zona Baja.
Hole Designation	Mineralization Intersection (m)			Assay Results
	From	To	Core Length	Gold (g/t)
	132.0	146.0	14.0	2.110
	150.0	192.0	42.0	1.301
Inc	172.0	186.0	14.0	2.765
Inc	180.0	186.0	6.0	4.556
	210.0	222.0	12.0	4.487
	230.0	272.0	42.0	2.076
Inc	256.0	268.0	12.0	3.753
	298.0	312.0	14.0	0.816
MU-11	22.0	26.0	4.0	2.949
	137.0	147.0	10.0	1.024
	153.0	169.0	16.0	1.348
	205.0	209.0	4.0	1.500
MU-12	26.0	32.0	6.0	2.898
	68.0	70.0	2.0	2.699
	104.0	106.0	2.0	8.069
	130.0	150.0	20.0	0.857
	176.0	196.0	20.0	1.848
	292.0	299.5	7.5	1.339
MU-13	2.0	8.0	6.0	1.167
	14.0	28.0	14.0	2.714
	82.0	96.0	14.0	0.474
	102.0	112.0	10.0	1.893
	172.0	176.0	4.0	2.949
	246.0	256.0	10.0	0.618
	266.0	292.0	26.0	0.589
	296.0	306.0	10.0	0.446
MU-14	98.0	108.0	10.0	0.731
	124.0	132.0	8.0	1.041
	154.0	162.0	8.0	1.285
	192.0	208.0	16.0	2.103
	22.0	230.0	8.0	1.642
	292.0	294.0	2.0	2.250
Table compiled by CGL from Conquistador press releases filed on SEDAR.

There are currently about 262 mines and 36 mills and beneficiation plants in the Zona Alta, which pay an 8% royalty to the government and an additional 12% if they process the ore at the state plant. The mines are horizontal tunnels usually driven in ore along veins, with some internal cross-cuts and mining is conducted by stoping out the veins. Many old stopes presumably dating from the era of the English companies in the 19th and early 20th centuries have been encountered and the wall rocks, pillars and stope fill are mined. The beneficiation plants treat ore from their owner’s mine or work on a custom-toll basis, or both. There are high losses and gold recovery is approximateey 60%. The waste rock and tailings are dumped down the mountain sides and into the creeks. Small miners (barequeros) recover gold from the waste rock and tailings in the creeks by panning and sluicing.

6.2 HISTORICAL RESOURCE ESTIMATES

A number of historical resource and reserve estimates are available for various portions of the Marmato project however, these resource or reserve estimates for the Marmato project contained in this report should be considered as historical data only and are not compliant with the current Canadian Institute of Mining, Metallurgy and Petroleum (CIM) standards and definitions required by Canadian National Instrument 43-101 (NI 43-101) "Standards of Disclosure for Mineral Projects".

The Zona Baja was explored by Minera Phelps Dodge between 1984 and 1985 with the objective of defining a 300 t/d underground operation. It carried out surface and underground sampling and drilled seven underground core holes, and defined a proven reserve of 102,900 t grading 7.83 g/t gold and 24 g/t silver, with a total reserve estimate (proven, probable and possible) of 754,600 t at the same grades.

In 1993, Mineros Nacionales gained control of the Zona Baja and developed a 300 t/d underground operation. In 1993, Buenaventura Ingenieros S.A. of Peru estimated that the proven plus probable reserve was 99,787 t at 8.58 g/t gold and the possible reserve was 70,432 t at 6.95 g/t gold.

A mineral resource estimate for inferred resources was made in 1998 for the Marmato project by MRDI of San Mateo, California and this estimate is contained in a report entitled "Marmato Gold/Silver Project Scoping Study" which was commissioned by Conquistador. MRDI stated the "material categorized as "inferred" resource meets the definition put forth in National Instrument 43-101 (prepared by Canadian Securities Administrators, dated July 3, 1998)" and that "some of the inferred resource would meet the criteria for measured and indicated however this material has not been separately identified". MRDI’s statement regarding NI 43-101 the definitions refers to the the first draft of the proposed NI 43-101 requirements which became effective on February 1, 2001. Micon has reviewed the 1998 MRDI resource estimate contained in the report and the estimate appears to have been conducted using the appropriate CIM standards applied to the industry at the time. However, because the original Conquistador database and the MRDI report appendices were unable to be reviewed and verified, the 1998 resource estimate is quoted here as a historical resource and is given for information purposes only to indicate the potential of the project.

The MRDI geological model has 30 separate zones of fracture-controlled gold-silver mineralization of 2 to 80 m width defined by surface and underground mapping and using a grade boundary of 0.3 g/t gold. MRDI defined mineralization over a strike length of 1,500 m on a northwest trend and a total width of 1,000 m, with a known vertical extent of 660 m.

For the Zona Alta, MRDI estimated an inferred resource of 56 Mt grading 1.06 g/t gold for a total of 1.9 Moz at a 0.5 g/t gold cutoff grade, and a "mineral potential" of 99 Mt grading 1.07 g/t gold for a total of 3.4 Moz gold. MRDI indicated the total of both these categories was 155 Mt grading 1.07 g/t gold for a total of 5.3 Moz gold.

For the whole deposit, including the Zona Baja, the MRDI inferred resource estimate was 150 Mt grading 1.07 g/t gold for a total of 5.2 Moz gold, plus a "mineral potential" of 200 Mt grading 1.16 g/t gold for a total of 7.5 Moz gold. MRDI indicated the total of both these categories was 350 Mt grading 1.13 g/t Au for a total of 12.7 Moz gold.

The inferred resource is based on a block search of 200 m x 35 m x 35 m with the long axis oriented 300° (also stated elsewhere in the report as 250 m x 50 m x 50 m and it is not clear which is correct). MRDI states that the estimate conforms to the CIM definition of inferred resource required by NI 43-101 regulations and that some of this would meet the criteria for measured and indicated resources, but that this material had not been separately identified.

Although MRDI acknowledged that "mineral potential" is not a recognized CIM resource category, it estimated the potential by applying a much larger block search radius of 500 m x 300 m x 300 m, with the same orientation. MRDI stated in its report that "the mineral potential category was presented to provide an assessment of the potential of the property." MRDI calculated resources within the mineralized envelopes, and diluted grades within whole blocks. This accounts for contact dilution by using the volume-weighted whole-block grade for edge blocks, and also includes material lying outside the mineralized envelopes. At cutoffs between 0.4 and 0.5 g/t gold, MRDI stated that this adds about 25 to 30% to the tonnage and reduces the gold grade by 15 to 20%. The average gold grade of the "diluting" material is about 0.21 g/t gold.

Tables 6.2, 6.3 and 6.4 duplicate the 1998 MRDI resource estimates (1998, Table 3, Table 4, Table 5) based on various gold cut-off grades as found in the MRDI report.

The parameters used by MRDI were as follows:

  A 3-D wire-frame model of the mineralized shells was used to constrain the resources based on the geological interpretation by Conquistador.

  30 zones of fracture-controlled mineralization were defined by Conquistador with widths from 2 m to 80 m, using a grade-boundary of 0.3 g/t gold.

  Two types of envelopes were used based on strike directions of 307.5° (A type) and 287.5° (B-type).

  Samples were composited to 6 m.

  Specific gravity was determined on 90 samples, comprised of drill core, surface samples and underground samples, using the Jolly Balance method. The specific gravity (SG) is 2.62 to 2.78 for propylitized granodiorite, and from 2.69 to 3.00 for sericitized granodiorite. It is not stated what SGs were used for the resource calculation.

  Grades were estimated using ordinary block kriging.

  Block dimensions were 15 m x 6 m x 6 m.

MRDI conducted a mining scoping study using a base case resource of 233.7 Mt at 1.10 g/t gold and 5.54 g/t silver (8.2 Moz gold) for the whole deposit including 161.2 Mt at 1.00 g/t gold and 5.79 g/t silver ( 5.1 Moz gold) for the Zona Alta. The base case had a waste to ore ratio of 1.3:1 and was calculated by pit optimization to maximize the net present value (NPV) and internal rate of return (IRR) at a 6% discount rate. At a production rate of 30,000 t/d, the annual production would total 10.8 Mt/y over a 22 year mine life and produce 352,000 oz of gold and 929,000 oz of silver per year. With an initial capital cost of US $283 million, metal prices of US $300 per ounce gold and US $5.50 per ounce silver, recoveries of 92.6% for gold and 49.3% for silver using a milling and agitation leaching process, the base case gave an internal rate of return (IRR) of 10.3% before taxes, cumulative pre-tax cash flow of US $659 million, and payback in 9.6 years with direct operating costs of US $169 per ounce of gold. The project economics were considerably improved by increasing production to 60,000 t/d, steepening pit slopes from 45° to 50° and using US $325 per ounce gold, to give 21.6% IRR, US $960 million NPV and a 3.9 year payback.

Micon has reviewed the 1998 MRDI resource estimate for the Marmato project and the estimate appears to have been conducted using the appropriate CIM standards applied to the industry at the time. However, because the original Conquistador database and the MRDI report appendices were unable to be reviewed and verified, the 1998 resource estimate is quoted here as a historical resource and is included in this report for information purposes only as indication of the potential size of the project.

The historical MRDI resource estimate has now been superseded by the preliminary mineral resource estimate conducted by Micon. Micon’s resource estimate is based on the underground sampling program and surface drilling program conducted by CGL and is contained in Section 17 of this report.

There are no known resource estimates for any of the other portions of the Marmato or Caramanta projects.

Table 6.2
1998 MRDI Table 4, Total Resource Estimate in Whole Blocks including Contact Dilution

Gold	Inferred Resources					Mineral Potential			Total
Grade	Tonnage	Gold	Silver	Gold	Silver	Tonnage	Gold	Silver	Tonnage	Gold	Silver	Gold	Silver
Cut-off
(g/t)	(Mt)	(g/t)	(g/t)	ounces	Ounces	(Mt)	(g/t)	(g/t)	(Mt)	(g/t)	(g/t)	ounces	Ounces
0.25	252	0.79	4.12	6,400,669	33,380,703	452	0.72	3.61	704	0.74	3.79	16,749,510	85,784,651
0.30	226	0.85	4.31	6,176,253	31,317,236	378	0.80	3.88	604	0.82	4.04	15,923,866	78,454,168
0.40	185	0.96	4.66	5,710,060	27,717,584	289	0.94	4.21	474	0.95	4.39	14,477,703	66,902,228
0.50	150	1.07	5.01	5,160,274	24,161,656	200	1.16	4.79	350	1.13	4.88	12,715,815	54,914,317
0.75	93	1.35	5.65	4,036,588	16,893,869	129	1.48	5.45	222	1.43	5.53	10,206,732	39,470,791
1.00	57	1.66	6.13	3,042,150	11,233,965	90	1.74	5.70	147	1.71	5.86	8,081,857	27,695,721
1.25	36	1.98	6.32	2,291,740	7,315,050	64	2.00	5.82	100	1.99	6.00	6,398,097	19,290,744

Table 6.3
1998 MRDI Table 5, Zona Alta (above 1298 m) Resource Estimate in Whole Blocks including Contact Dilution

Gold	Inferred Resources					Mineral Potential			Total
Grade	Tonnage	Gold	Silver	Gold	Silver	Tonnage	Gold	Silver	Tonnage	Gold	Silver	Gold	Silver
Cut-off
(g/t)	(Mt)	(g/t)	(g/t)	ounces	Ounces	(Mt)	(g/t)	(g/t)	(Mt)	(g/t)	(g/t)	ounces	Ounces
0.25	83	0.83	5.82	2,214,899	15,530,978	212	0.7	4.12	295	0.74	4.60	6,992,306	43,604,668
0.30	77	0.88	5.98	2,178,568	14,804,360	190	0.75	4.27	266	0.79	4.76	6,737,979	40,753,215
0.40	66	0.96	6.27	2,037,103	13,304,826	148	0.87	4.53	214	0.89	5.07	6,156,597	34,908,043
0.50	56	1.06	6.57	1,908,498	11,829,084	99	1.07	5.14	155	1.07	5.65	5,303,440	28,102,765
0.75	35	1.32	7.29	1,485,387	8,203,389	59	1.41	6.05	93	1.37	6.51	4,118,470	19,527,488
1.00	20	1.64	7.87	1,054,561	5,060,605	39	1.69	6.26	59	1.67	6.81	3,158,912	12,877,623
1.25	12	2.01	8.20	775,488	3,163,682	26	1.97	6.25	38	1.98	6.87	2,410,179	8,366,172

Table 6.4
1998 MRDI Table 6, Zona Baja (below 1298 m) Resource Estimate in Whole Blocks including Contact Dilution

Gold	Inferred Resources					Mineral Potential			Total
Grade	Tonnage	Gold	Silver	Gold	Silver	Tonnage	Gold	Silver	Tonnage	Gold	Silver	Gold	Silver
Cut-off
(g/t)	(Mt)	(g/t)	(g/t)	ounces	Ounces	(Mt)	(g/t)	(g/t)	(Mt)	(g/t)	(g/t)	ounces	Ounces
0.25	169	0.76	3.28	4,129,505	7,822,075	240	0.73	3.16	409	0.74	3.21	9,762,863	42,152,443
0.30	149	0.83	3.45	3,976,144	16,527,345	189	0.85	3.49	338	0.84	3.47	9,147,113	37,729,125
0.40	118	0.96	3.77	3,642,092	14,302,800	141	1.03	3.87	260	0.99	3.82	8,290,963	31,928,138
0.50	95	1.08	4.09	3,298,717	12,492,364	101	1.25	4.45	196	1.17	4.27	7,357,639	26,864,815
0.75	58	1.38	4.67	2,573,385	8,708,485	70	1.54	4.95	129	1.46	4.82	6,049,363	19,952,141
1.00	37	1.68	5.17	1,998,521	6,150,211	51	1.79	5.28	88	1.74	5.23	4,920,010	14,799,640
1.25	24	1.97	5.38	1,520,111	4,151,368	38	2.03	5.53	62	2.00	5.47	3,979,726	10,870,235

6.3 PRODUCTION

In the first Technical Report Micon stated "Production has occurred from the Marmato property since pre-colonial times, but there are no historical records of the actual gold and silver production available. Early production records from the Spanish colonial period may exist in the Archive of the Indies (Archivo des Indies), Seville, or in the records of the Viceroyalty of Peru and New Granada; however, at the present time any information from these sources is unavailable." Since the first Technical Report was written in November, 2006, CGL has conducted a fairly extensive research program to uncover any historical production data which may have survived in the various archives. The results of CGL research are discussed below.

6.3.1 Results of Colombia Goldfields Research

Production has occurred from the Marmato property since pre-colonial times but there are no published historical records of the actual gold and silver production. CGL has undertaken historical research using the archives located in Bogotá, Medellín, Calí, Popayán and Cartagena in Colombia (Cediel, 2007) to address this lack of data. The most useful archives were the National General Archive in Bogotá, the Luís Ángel Arango Library (BLAA,) of the Banco de la República in Bogotá, and the Antioquia Historical Archive in Medellín. The BLAA has additional records about Marmato within a closed archive that CGL was not able to access, and which are believed to deal with old lawsuits. Additional early production records from the Spanish colonial period may exist in the Archive of the Indies (Archivo de Indies) in Seville, Spain, however no relevant data has been found in the Archive’s on-line index, but it is understood that this index is not complete and that a personal visit to the Archive would be necessary to make a thorough search..

Gold production data was obtained for three incomplete periods: 1778 to 1823, 1931 to 1935, and 1967 to 1998 (Tables 6.5, 6.6 and 6.7). However, there are large gaps in the data due to missing records and it should be noted that these figures are for recovered gold and that losses due to poor gold recovery were very high. Rather surprisingly, no production statistics have yet been found for the period of operation by the English mining companies from the early 19th to the early 20th centuries. Gold recoveries in the small modern mines are approximately 60% with the gold recoveries much lower in earlier times. In addition, these figures are only for gold which was declared for the purpose of paying royalties and taxes and do not take into account the contraband gold mined, milled, smelted and sold illegally. Contraband gold production is a well recorded historical issue which occurred not only during the colonial period but continues into present times with the presence of illegal miners at Marmato. The data do include some production from Echandia and the Zona Baja which are a continuation of the Marmato deposit but are now located on a separate mining licenses. Gold production is recorded for 11 out of 46 years in the period 1778 to 1823 and totalled 25,420 oz, with an average production of 2,982 oz/y, based on the years with complete data. Production for 1931 to 1935 was 16,759 oz of gold and 10,067 oz of silver, with an average of 4,152 oz/y of gold. Production for 1967 to 1998 was 79,291 oz of gold with an average of 3,092 oz/y.

Table 6.5
Gold Production1 at Marmato from 1778 to 1823

Year	Gold (Troy Ounces)	Notes
1778	1,240.57
1780	1,761.40
1809	3,273.42
1810	3,135.22
1814	413.66	Limited data
1815	5,098.07
1816	2,677.80
1817	4,581.19
1818	59.16	Very limited data
1820	2,089.13
1823	1,090.71	Incomplete
Total	25,420.33
Average	2,982.10	Complete years only
Note 1: Gold production registered for tax payments at smelters and casas de monedas (Cediel, 2007). Table supplied by CGL.

Table 6.6
Gold Production1 at Marmato from 1931 to 1935

Year	Gold (Troy Ounces)	Silver (Troy Ounces)	Notes
1931	148.77	87.29	2 months data
1932	3,439.01	1,810.47
1933	4,214.31	2,223.19
1934	5,540.98	3,735.18
1935	3,415.97	2,211.26
Total	16,759.05	10,067.40
Average	4,152.57	2,495.03	Complete years only

Note 1:       Gold and silver content of dore bars purchased by the Casa de Moneda de Medellin and produced from the Marmato mines during the contract with Dr. Roberto Luis Restrepo; source: archive of the Banco de la República, Bogotá, (in Cediel, 2007). Table supplied by CGL.

Table 6.7
Gold Production1 at Marmato from 1967 to 1998

Year	Ore (t)	Recovered Gold (oz)	Gold Grade (g/t)	Notes
1967		2,292.73		Hall et al, 1970.
1968				No data
1969	11,432.76	4,350.69	11.84
1970	9,298.93	3,767.31	12.60
1971	9,330.61	2,056.37	6.85
1972	9,423.90	1,860.91	6.14
1973	9,357.18	1,801.03	5.99
1974	9,745.82	1,414.16	4.51
1975	9,493.42	1,206.13	3.95
1976	9,178.04	1,365.22	4.63
1977	10,052.42	1,899.28	5.88
1978	10,458.42	1,819.72	5.00
1979	8,621.97	1,783.01	6.80
1980	7,837.64	1,561.54	4.19
1981	8,007.87	2,390.21	7.62
1982	11,041.84	2,570.52	6.22
1983	10,999.34	2,897.90	6.40
1984	12,966.34	3,402.29	5.57
1985	12,380.88	2,379.35	3.13

Year	Ore (t)	Recovered Gold (oz)	Gold Grade (g/t)	Notes
1986	10,521.37	4,720.84		Incomplete
1987		-		No data
1988	10,400.90	4,232.10	3.00
1989	5,202.70	1,722.14		Incomplete
1990		5,689.06
1991	13,974.60	5,267.42	2.46
1992	11,410.00	5,974.26	3.32
1993	13,706.20	5,561.52	3.37
1994	11,192.10	3,528.00
1995		-		No data
1996		-		No data
1997		1,508.59
1998		269.58
Total	246,035.25	79,291.87
Average	10,468.69	3,092.01	5.42	Complete years

Note 1:       1967 is from Hall et al., 1970. The period 1969 to 1978 is gold production from the national mines, based on royalties paid at the Banco de la Republica. There is no data for private mines and mills. Source: production statistics of the Banco de la Republica. The period 1978 to 1998 is gold produced from both the national and private mines based on royalties paid to the state companies. Source: production statistics of Empresa Colombiana de Minas (ECOMINAS) (1978-1990) and La Empresa Minerales de Colombia S.A. (MINERALCO) (1991-98). Data compiled by CGL.

The total production recorded is 121,471 oz in 44 years out of a period of 230 years (data for 19% of years) from 1778 to present, with an average of 3,374 oz/y, based on the 36 years with complete data. The gold production is beleved to be fairly constant for more than two centuries with similar ranges of production and averages per year for each period. The gold production varies from 1,206 to 5,974 oz with the higher grades in the early period presumed to be balanced by greater production and better recoveries of lower grade material in recent times. The average recovered gold grade in the period 1969 to 1993 is 5.42 g/t, with a range between 12.6 g/t and 2.46 g/t per year, showing a decreasing trend in more recent years. The tonnage mined in this period was 246,000 t at an average of 10,500 t/y for the years with complete data.

An estimate of the total production for the period from 1778 to 2007 can be made using the average annual production figure of 3,374 oz/y, and justified by the consistent production average and the continuous mining over this time. This estimate would yield a total of 776,020 oz of recovered gold which would have been officially declared. To account for the amount of gold actually mined, the 776,020 oz of recovered gold can be doubled to approximately 1.5 Moz of gold to account for a low recovery and contraband. In addition, there is a similar time period of 253 years from the founding of Marmato in 1525 to 1778 where CGL has been unable to locate any production data, and two millennia of pre-Colombian gold mining. A guestimate of 0.5 to 1.0 Moz is made for this period, giving an estimated total gold mined of possibly as much as 2.0 to 2.5 Moz at Marmato.

6.3.2 Mineros Nacionales

In 1993, Mineros Nacionales S.A. (Mineros Nacionales) started mining the Zona Baja with a 300 t/d underground mine. The following year Mineros de Antioquia S.A. (renamed Mineros S.A. in 2004) acquired 51.75% of Mineros Nacionales (94.5% by 2005) and upgraded the mine and mill. The mill throughput was expanded gradually to 800 t/d. Production data for 2002 to 2006 is given in Table 6.8. Production for 2007 was 31,000 oz of gold. However, the recovered grades in 2007 were 3.20 g/t gold and 15.0 g/t silver. See Figure 6.2 for a photograph showing the Mineros Nacionales Mill.

Table 6.8
Gold and Silver Production1 from the Zona Baja, Marmato from 2002 to 2007 by Mineros Nacionales S.A.

Year	Ore (tonnes)	Gold	Recovered Gold Grade	Silver	Recovered Silver Grade
		(ounces)	(g/t)	(ounces)	(g/t)
2002		20,721.16		34,308.06
2004	186,330	21,582.70	3.60	41,503.82	6.93
2005	231,540	24,540.66	3.30	39,668.65	5.33
2006	262,517	26,170.71	3.10	39,191.76	4.64
2007	300,756	31,126.84	3.22	45,115.23	15.00
Totals	981,143	124,412.07	3.29	299,787.52	8.41

Note 1:

Source: Mineros S.A. Annual Financial Reports, available at www.mineros.com.co. The 2002 data is from Minercol, 2002 and includes some Zona Alta production. The recovered gold grades were calculated from the published tonnes and ounces. Data compiled by CGL.

Figure 6.2
A View of the Mineros Nacionales Mill

6.3.3 Marmato Zona Alta

Prior to CGL’s involvement in the Marmato project in 2005, there were about 262 mines and 36 mills and beneficiation plants in the Zona Alta. CGL started to close down mines and mills in 2007 when the final purchase payment was made and they were registered in the company’s name. The mines pay a 4% royalty to the government and an additional COP 1,225 (approximately US $0.66) per tonne of ore processed at the state plant. The mines are primarily horizontal tunnels usually driven along the veins in ore, with some internal crosscuts. Mining is conducted using a stoping method and many old stopes, presumably dating from the era of the English companies in the 19th and early 20th centuries, have been encountered with subsequent mining of the wall rocks, pillars and stope fill. Drilling is conducted by using hand drills or, in the bigger mines, with compressed air. Underground haulage uses hand-pushed wooden mine cars on wooden rails. On surface the ore is transported in steel buckets on gravity-driven cableways which criss-cross the mountain side along with power and water lines. These cableways deliver ore directly to the mills or to ore bins on the road which are then emptied into trucks for delivery to the mills. The beneficiation plants treat ore from their owner’s mine or work on a custom-toll basis, or both.

One of the largest plants is owned by the Unidad Delegación Minera de Caldas however it is reported that the revenues do not cover the processing costs so the state is effectively subsidizing the mill. Ore is generally crushed by jaw crusher and ground by using ball mills however stamp mills are still in use at two plants. Once crushed and ground down, the ore is processed on Wilfley tables to recover any free gold, which is then cleaned using wooden gold pans. The sulphide tailings are then leached with cyanide in concrete tanks for 40 days and gold is recovered by precipitation with zinc powder (Merrill Crowe process) and then smelted. About 80% of gold is recovered by gravity and 20% by leaching; however, there are high losses and overall gold recovery is approximately 60%. The waste rock and tailings are dumped down the mountain sides and into the creeks wheresmall miners recover gold from the waste rock, tailings and landslides using sluices and panning. See Figure 6.3 for a photograph of some of the mining activity in the Zona Alta at Marmato along with a view of one of the mills located below the road.

Figure 6.3
Mining Activity in the Zona Alta at Marmato

7.0 GEOLOGICAL SETTING

Since Micon published the Technical Report in November, 2006, CGL has conducted further exploration within both the area of Marmato and the surrounding region. The results of the CGL exploration programs have added to a greater geological understanding of both the regional geology and the Marmato property geology. Therefore this section of the report has been updated to reflect CGL’s current understanding of the regional and property geology.

7.1 REGIONAL GEOLOGY

The Marmato and Caramanta properties are located on the eastern side of the Western Cordillera of the Colombian Andes which is separated from the Central Cordillera to the east by the Cauca River. The Marmato and Caramanta projects lie within the Romeral terrane, an oceanic terrane comprising metamorphosed mafic to ultramafic complexes, ophiolite sequences and oceanic sediments of probable Late Jurassic to Early Cretaceous age (Cediel & Cáceres, 2000; Cediel et al., 2003). This terrane was accreted to the continental margin along the Romeral fault, which lies east of the Cauca River, in the Aptian age (125 to 110 Ma). Movement on the Romeral Fault was dextral indicating that terrane accretion was highly oblique from the southwest. These rocks form the country rock to the Marmato porphyry stock and include metabasalts, amphibolites, serpentinites, graphitic schist, biotite schist, sericite schist and chlorite schist that are called the Arquía Complex (Calle et al., 1984; Durán et al., 2005). The Romeral fault zone is marked by dismembered ophiolitic rocks, including glaucophane schists, in a tectonic melange and is interpreted as a terrane suture marking an old subduction zone. The Romeral terrane is bounded on the west side by the Cauca fault. Further west, additional oceanic and island arc terranes were subsequently accreted to the Western Cordillera in the Paleogene and Neogene periods, culminating in the on-going collision of the Choco (or Panamá) arc since the late Miocene. This reactivated the Cauca and Romeral faults with left lateral and reverse movements (Cediel & Cáceres, 2000; Cediel et al., 2003).

The Central Cordillera is formed of continental crust of Proterozoic and Paleozoic-age comprising metasediments, amphibolites and gneisses.

The Romeral terrane is partially covered by continental sediments of Oligocene to Lower Miocene age, the Amagá formation, comprising gray to green colored conglomerates, sandstones, shales and coal seams divided into three members (Durán et al., 2005). This rock sequence is overlain by thick volcanic and sedimentary rocks of the Late Miocene Combia Formation, divided into a Lower Member of basalt and andesite lava flows, agglomerates and tuffs, and an Upper Member of conglomerates, sandstones and tuffs (Durán et al., 2005) with the entire rock sequence intruded by porphyry stocks. Gold mineralization at Marmato is related to the emplacement of the porphyry stocks.

The Marmato porphyry stock is 18 km long by 3 to 6 km wide and is elongated north-south (Calle et al., 1984; Figure 4). There are numerous other porphyry stocks in the district. The Marmato porphyry intrudes the Arquía Complex metamorphic rocks, the Amagá Formation sedimentary rocks in the Cauca Valley, and the Combia Formation volcanic rocks which outcrop on the west side for a total width of 25 km as far as the Mistrato fault, which is a segment of the Cauca fault.

Other intrusive rocks west of Marmato are the Tamesis diorite to granodiorite stock dated at 124 ± 6 Ma (Barremian to Aptian), located 13 km northwest of Marmato and 5 km west of Caramanta, and the Mistrato quartz diorite pluton dated at 46 ± 7 Ma (Lower Eocene), which is located 25 km west of Marmato (Calle et al., 1984; Durán et al., 2005).

The Marmato stock has been radiometrically dated by potassium-argon (K-Ar) which gives ages of 6.3 ± 0.7 Ma and 7.1 ± 0.2 Ma (Late Miocene) for porphyritic dacite and porphyritic andesite respectively (Sillitoe et al., 1982; Rossetti & Colombo, 1999). New dating by argon-argon (Ar-Ar) gives dates of 6.7 ± 0.06 Ma for biotite from the Marmato stock and 5.6 ± 0.6 Ma for sericitized plagioclase in dacite by K-Ar dating (Pinzón & Tassinari, 2003, Tassinari et al., 2008). The latter date is interpreted as the time of ore deposition and is slightly younger than the intrusion ages. It is also similar to the age of inferred reactivation of the Cauca-Romeral fault dated at 5.6 ± 0.4 Ma by Ar-Ar dating of biotite in a deformed amphibolite (Vinasco, 2001; Vinasco et al., 2003).

Tassinari et al. (2008) give the following summary of the geological and metallogenic evolution of the Marmato district, based on recent dating and isotope studies:

  12 Ma: Collision of the Panamá-Chocó Arc against the South American Continent with reactivation of the Cauca-Romeral Shear Zone (CRSZ) and development of pull-apart basins.

  11 Ma: Calc-alkaline and tholeiitic magmatism (Combia Formation), related to pull-apart basins.

  6.3 Ma: Intrusion of Marmato stock associated with Combia Formation magmatism and the start of hydrothermal alteration related to the CRSZ reactivation and fracturing of the Marmato stock.

  5.6 Ma: Reactivation of CRSZ, last magmatic activities of Marmato stock, and main mineralization episode.

  5.0 Ma: End of Combia Formation magmatic activity.

See Figure 7.1 for the regional geology map of the Marmato project.

Figure 7.1
Regional Map of the Geology of the Marmato Project

7.2 PROJECT GEOLOGY

Mineralization at Marmato is hosted by intrusions of dacite porphyry and andesite porphyry. The regional geological map shows the undifferentiated Marmato porphyry intrusion to be 18 km long and 3 to 6 km wide with a north-south elongation (Calle et al., 1984). At Marmato the intrusion is 4.6 to 5.8 km wide and extends east to the Cauca River, where it is in contact with schists. A roof pendant of sediments of the Amagá Formation occurs east of Marmato and forms the flatter terrain at the town of El Llano (Calle et al., 1984; Durán et al., 2005).

CGL has carried out geological mapping of the Zona Alta. Geological modelling of the Zona Alta from drill core and underground mapping was made using cross-sections oriented northeast-southwest at 50 m spacings perpendicular to the strike of the veins, and on level plans at 10 m intervals from 1,290 m to 1,680 m. In general the vertical limit of drilling in the Phase 1 program was the base of the Zona Alta at 1,207 to 1,298 m. The Zona Alta is covered by section numbers 3000NW to 4700NW numbered from southeast to northwest. Drilling and geological interpretation, to date, have been conducted between Sections 3150NW and 4100NW for a total strike length of over 1,050 m. The surveyed mine workings in the Zona Alta occur between Sections 3100NW and 3800NW with the mountain Cerro El Burro located on Section 3780NW.

The porphyry stock is a composite structure and is made up of at least three porphyry phases, although the extent of individual intrusions has not been fully delimited. The main host rock to mineralization in the Zona Alta is the dacite porphyry. The limits of the host rock extend beyond the Zona Alta and the area mapped on the northeast, southeast and southwest sides and it is at least 1 km in diameter. The host rock is in contact with a stock of andesite porphyry on the northwest side and is cut by dikes of the same andesite, and also by dikes of a megacrystic andesite porphyry.

The andesite porphyry has narrow chilled contacts against the dacite, is intermineral in age and has cross-cutting veinlets in the dacite. The contact and the andesite are cut by later stage veinlets. The andesite is intersected on Sections 3800NW to 4100NW and the contact with the dacite is curved or semi-circular. The andesite widens from a dike on Section 3800NW to about 450 m on Section 4000NW with the south side of the contact widening upwards. The north side has been interpreted as vertical but it could also flare upwards and it lacks drill holes to determine its further constraints.

Dikes of andesite porphyry occur on Sections 3800NW to 3550NW and trend northwest with dips ranging from near vertical to moderate in the northeast (40° to 70°) direction. The dikes are 2 to 15 m wide and are usually too narrow to correlate between sections in the model. There are multiple dikes in the Pantanos Creek area on the northeast side of the Zona Alta, which may indicate a structural focus, although further drilling is required to confirm this. Andesite dikes also occur in the Cascabel Creek zone. The dikes are often associated with narrow zones of black schist at their margins within the dacite porphyry. Surface mapping shows that the andesite stock is 750 m to 1,000 m wide and more than 1,600 m long, elongated northeast. It extends to the northwest limit of the Zona Alta where it is in contact with a large roof pendant of schists 500 to 600 m wide. In the andesite parallel to the contact is a northeast trending line of roof pendants of sediments of the Tertiary Amagá formation up to 250 m by 100 m in size. It is noted that much of the known vein mineralization in the adjacent Echandia license to the northeast of the Zona Alta is along the strike of the andesite stock (Rossetti & Colombo, 1999).

The megacrystic andesite porphyry is mineralized and is pre-mineral in age. It forms dikes with probable northwest strike cutting the dacite porphyry in the Cascabel creek area on the southwest side of the Zona Alta. Abundant boulders of the megacrystic andesite porphyry occur in the creek, and float has also been found in the Pantanos creek area. It was also intersected by drill holes on Sections 3850NW, 3700NW and 3650NW with true widths of 1 m to >32 m (MT1068), widening with depth. The wider dikes have been modelled. In several cases there are hydrothermal breccias on the dike margins up to 10 m wide (MT1005, MT1046, MT1059). The megacrystic andesite porphyry has not been observed in contact with the andesite porphyry and is interpreted to be older than the andesite porphyry.

The dacite porphyry is granodioritic and has phenocrysts of coarse bipyramidal quartz (5 mm), plagioclase, biotite and hornblende in a fine grained groundmass. It contains occasional xenoliths of an earlier quartz dacite porphyry with pervasive epidote-chlorite alteration.

The megacrystic andesite porphry has megacrysts (up to 15 mm) of plagioclase, with small phenocrysts of plagioclase, hornblende and minor quartz and magnetite.

The andesite porphyry is quartz dioritic and is darker gray with abundant phenocrysts of coarse plagioclase with hornblende, minor small quartz, and abundant magnetite. There are two or more textural varieties of andesite with different size and amounts of phenocrysts indicating there may be more than one phase of the andesite porphyry.

Relics of country-rock schists occur above and within the dacite and andesite intrusions as roof pendants, blocks and large xenoliths. The dacite porphyry has intrusive chilled contacts with schist. The schists have been logged as graphitic schist, which predominates, and chlorite schist. The graphitic schist is highly sheared and has boudinaged and folded white quartz veins. It is interbedded with lesser amounts of biotite-schist, chlorite schist, amphibolite schist, and weakly schistose, bedded semi-pelite with sericite alteration. Schist roof pendants occur on Sections 3650NW to 3850NW and are 90 to 100 m thick, with steep sides and a flat base. Porphyry occurs beneath the schist and dikes of dacite and the andesite porphyry cut the schist. Geological mapping indicates that the schist outcrops form a northeast trend in the dacite near to the andesite porphyry contact. The largest schist body is 820 m long northeast by 250 to 300 m wide. The other two large schist bodies are 220 m long northeast by 150 to 200 m wide, and 90 m long east-west by 30 m wide. Large schist xenoliths and blocks occur within the dacite and the andesite porphyry. These are up to 20 m wide (if modelled as vertical) and occur in the porphyry stocks up to 420 m below surface (1,300 m elevation). The schist xenoliths of blocks are sometimes associated with dikes of andesite porphyry in dacite, and with faults.

Hydrothermal phreatic breccias or pebble dikes occur in dacite and are often at the margins of megacrystic andesite porphyry dikes. They have not been seen in andesite porphyry so far. The breccias are narrow (decimetres to a few meters) with clasts of altered porphyry and exotic clasts of fine grained, siliceous rock which are probably fine grained sediments or tuffs of the Amagá Formation. The matrix is dark brown to black clay with chlorite and no significant sulphides. They are often surrounded by a stockwork of veinlets. The breccias formed at a late stage in the mineralization. Similar hydrothermal breccias occur over 11 m horizontal width at the dacite-schist contact (MT-1084), with clasts of dacite, schist and metamorphic quartz from the schist in a black matrix, and are cut by pyrite-(quartz) veinlets.

There are narrow zones of plastic deformation within the dacite porphyry and at intrusive contacts of the dacite porphyry and andesite porphyry dikes. These indicate tectonism synchronous with magmatic activity. This is also shown by the structural control of porphyry dikes, relationship of phreatic breccias with dike margins and contacts, and multiple phases of veins and veinlets that are partly cut by later intrusive phases.

Mineralization is hosted by a sheeted vein system of steeply dipping sulphide veinlets with a dominant northwest trend (N40W to N50W) and steep dip to northeast, and a secondary east-west trend (N75W to N90W). Flat lying veinlets also occur. In places the veinlets can become concentrated and form a veinlet stockwork. The width of individual veinlets varies from less than 1 mm to tens of mms with the wider veinlets mined in the numerous small mines, which are accessed by horizontal adits located throughout the Marmato project area.

The dominant northwest and east-west trends of the veins are interpreted to be due to regional tectonic forces and may have formed as tension fractures related to northwest-southeast compression and sinistral strike-slip movement on the north-south trending Cauca and Romeral Faults which lie on either side of the deposit.

Late stage veinlets cutting the andesite porphyry and dacite have a northeast trend indicating a possible reversal of tectonic stress.

The mineralized veinlets are associated with pervasive quartz-sericite-pyrite alteration (phyllic) and sericite-chlorite alteration. Preliminary Pima analyses confirm sericite and chlorite. There are narrow zone (<1 m) of hydrothermal breccias or pseudo-breccias formed by zones of locally intense alteration. The alteration grades outwards laterally and between major fracture sets to epidote-chlorite alteration, with epidote in veinlets and replacing plagioclase phenocrysts, and chlorite alteration of mafic minerals, with minor disseminated pyrite. Further outwards the alteration grades to chlorite alteration, with partial chlorite alteration of mafic minerals.

Late stage veinlets occur in the dacite and the andesite porphyry. These are calcite-epidote-pyrite-sphalerite, with no alteration halo. Late-stage, well crystallized calcite, gypsum (selenite), adularia, pyrite and rare rhodochrosite form drusy veins and infill vugs of the main stage veinlets.

Strong post-mineral faulting is observed with alteration to soft, white clay gouge with ground pyrite (logged as fault gouge). In some places there is later, coarse euhedral pyrite in the clay gouge. Brittle fault breccias with no clay gouge are also observed.

Supergene white clay (argillic) alteration is also observed and occurs as a result of the weathering of propylitic alteration.

Unconsolidated Quaternary sedimentary deposits have been modelled from drill data. These comprise rock scree and landslides, and coarse alluvial gravel in creeks which include waste rock from artisanal mining. Landslides and alluvial flows are a geological hazard, especially on the steep southeast face of Cerro El Burro above the town of Marmato. There is saprolitic weathering and little rock exposure on the higher ground to the north west of Cerro El Burro.

Figure 7.2 gives a summary of the interpreted geological evolution of the Marmato deposit and is described as follows:

  Dacite porphyry (HD) stock intrusion into schists.

  Megacryst andesite porphyry (HA2) dikes in dacite.

  Main stage hydrothermal alteration and mineralization.

  Inter-mineral andesite porphyry (HA1) dikes in dacite and stock on the northwest side.

  Phreatic breccias (pebble dikes).

  Late stage mineralization and weak hydrothermal alteration and calcite-gypsum-adularia veins.

Figure 7.2
Summary of the Geological Evolution of the Marmato Deposit.

See Figure 7.3 for the district geology in the immediate area of the Marmato and Caramanta properties.

Figure 7.3
Map of the District Geology of the Marmato and Caramanta Properties

MARMATO - CARAMANTA
PROPERTY
GEOLOGICAL
MAP
LEGEND
Litological Units
Qal
Tmc
Tadh
Td
Tos
Kvb
Kg
Kup
Kua
Pse
Pes
Structures
Local Faults
Proyected Faults
Regional Faults
Regional Stockwork
Regional Veins
Veinlets
Concessions
Marmato Upper Zone
Colombia Goldfields Concessions
Roads
Main Road
Secondary Road
Other
Drenajes
Towns
N
0 500 1000 1500
Meters
WGS84 UTM Zone 18 N
COLOMBIA
GOLDFIELDS
70 Km to
Medellin
6814B
6602
6329
6176
6814C
Oro Fino Au-Cu-Mo
6993
7039
6821
6770
El Salto Au
DHQ-093 (Zona 2)
DHQ-093 (Zona 1)
To
Caramanta
San Bartolomé Au
Zona Baja
217-17
Marmato Au
Marmato
El Llano
696-17
614-17
211-17
To
Supia
615-17
60 Km to
Manizales

Figure supplied by CGL.

See Figure 7.4 for the local geology of the Marmato project.

Figure 7.4
Map of the Local Geology for the Marmato Property

The mineralization is of the epithermal intermediate sulphidation type. The Marmato-type epithermal mineralization has a relatively high temperature and depth of formation and is believed to be porphyry related. Porphyry-style features of Marmato include the multiple stage porphyry intrusion phases synchronous with hydrothermal alteration and mineralization, magnetite veinlets, and late stage phreatic breccias or pebble dikes. Porphyry gold-copper-molybdenum mineralization occurs 8 km north of Marmato at Oro Fino. The Marmato area lacks known shallow epithermal features such as lithocaps, sinters, crustiform banded veins, or boiling textures.

Gold-silver mineralization at Marmato is hosted by a sheeted pyrite veinlet system associated with phyllic (quartz-sericite-pyrite) and propylitic alteration in dacite and andesite porphyry intrusions of Late Miocene age. These are subduction-related and of calc-alkaline affinity, derived from partial melting of subducted oceanic basalt and metamorphic basement rocks in the crust, typical of epithermal and porphyry systems worldwide (Pinzón & Tassinari, 2003; Tassiniari et al., 2008). Magma generation and mineralization was related to the subduction of the oceanic Nazca Plate beneath the continental South American Plate. The mineralization occurs in parallel, sheeted and anastamozing veinlets with a regional structural control and has a vertical extent of more than 800 m. The gold is associated with sulphides and consists primarily of free gold. A high percentage of the gold is recoverable by gravity and cyanide however, the bulk tonnage potential of Marmato-type deposits will depend on having a sufficiently high veinlet density to be economically feasible. The veinlets are notable for being comprised of massive sulphides with a low percentage of gangue (quartz, calcite and chlorite). The sulphides are dominantly pyrite with base metals sulphides (iron-rich black sphalerite, galena, chalcopyrite, arsenopyrite), and silver sulphides and sulphosalts are also present. Vein textures are generally massive to crudely banded, with coarse grained, well crystallized, friable sulphides, and small vugs. The veins are anastomozing and some have later fault movement along them.

Fluid inclusion studies at Echandia, on the north side of the Marmato system, indicate an early, hot, hypersaline fluid in inclusions in quartz phenocrysts in dacite with homogenization temperatures of 450 to 480°C and salinity of 53 to 57 weight percent sodium chloride equivalent (wt% eq NaCl), interpreted to be of magmatic-hydrothermal origin (Rossetti & Colombo, 1999). Mineralization was related to a lower temperature, much less saline fluid. Fluid inclusions in yellow, low-iron cores of sphalerite gave temperatures of formation of 293 to 331°C, with a mode of 300 to 310°C, and salinities of 6.2 to 8.1 wt% eq NaCl, while fluid inclusions in quartz in veins gave temperatures of 263 to 312°C, with a mode of 280 to 290°C, and salinities of 1.6 to 4.7 wt% eq NaCl (Rossetti & Colombo, 1999). There is a correlation between temperature and salinity which suggests that mineralization was caused by mixing of a hotter, saline fluid with a lower temperature, low salinity fluid.

Fluid inclusion studies from quartz and calcite in veins in the Lower Zone give a range of temperatures of formation of 250 to 350°C, with a mean of 310°C, for the Sin Nombre Vein on the Maruja Level, and a mean of 330°C for other veins on the same level (Bedoya, 1998). Salinities range from 3.7 to 10.3 wt% eq NaCl, with an average of 7.2 wt% eq. NaCl. There is an increase in salinity from Intermediate to Late Stage in the Múcura Vein. Bedoya (1998) concluded that the fluid was relatively high temperature with moderate salinity.

In summary, fluid inclusions from the Lower Zone and Echandia show that mineralization formed from fluids with a range of temperature of 250 to 350°C and salinity from 1.6 to 10.3 wt% eq NaCl. Mineralization was caused by fluid cooling and mixing between a higher temperature, moderately saline fluid of probable magmatic-hydrothermal origin, with a lower temperature, less saline fluid of probable meteoric origin.

Isotope studies indicate that the Marmato stock has low 87Sr/88Sr initial ratio of 0.7044 and positive eNd values of +2.2 which indicate a mantle-derived magma with minor lower crustal melting but no upper crustal contamination (Tassinari et al., 2008). Lead, strontium and neodymium isotopes on pyrite and sphalerite indicate mixing between the Marmato stock and the upper crustal country rocks of the Arquia Complex. Shallow mineralization in Cien Pesos and Echandia is characterized by more radiogenic fluids than the Lower Zone, indicating more contribution from fluids from the country rock.

The fluid of the late stage of mineralization was magmatic hydrothermal with much less crustal mixing as shown by less radiogenic isotopes in calcite indicating derivation from the Marmato stock (Tassinari et al., 2008), increase in salinity (Bedoya, 1998), and the copper-rich nature (Bedoya, 1998 – see Section 9.0). This indicates an influx of a new magmatic fluid in the late stage, possibly related to a porphyry at depth.

The Marmato deposit differs from other epithermal deposits in the predominance of pyrite in the veinlets and low percentage of gangue. Marmato is very similar to the Kori Kollo gold deposit located 165 km southeast of La Paz, Bolivia where Newmont Mining Corporation (Newmont: previously Battle Mountain Gold) produced over 5 Moz of gold between 1983 and 2003. The oxide reserve was 10 Mt grading 1.62 g/t gold and 23.61 g/t silver and the sulphide reserve was 64 Mt at 2.26 g/t gold and 13.8 g/t silver for a total resource of 5.2 Moz gold and 29 Moz silver (Redwood 1987, 1993). The deposit was mined by open pit and the sulphides milled and treated in a carbon in leach (CIL) plant. The main similarities with Marmato are the association of gold and silver with sheeted veins of polymetallic massive sulphides (dominantly pyrite) in a phyllic altered granodiorite (dacite) porphyry stock, late-stage sulphosalts, and non-refractory gold. The Kori Kollo deposit was formed by a swarm of parallel pyrite veinlets trending 020° and dipping 75º to 85° northwest. The veins ranged from fracture coatings to tens of cm wide and were up to 60 m long and deep. The orebody was 800 m long, 200 m wide and at least 350 m deep (Long et al., 1992).

8.0 DEPOSIT TYPES

CGL is targeting a bulk tonnage, low grade gold and silver deposit on the Marmato project that is potentially amenable to open pit mining with recovery of precious metals by milling and cyanide leaching or by heap leaching. Most of the mineralization is in sulphides and preliminary metallurgical testwork shows a high percentage recovery of gold and silver by milled cyanide bottle roll tests. Some oxide gold-silver mineralization also occurs in the weathering zone above the sulphides but it is expected that oxides will make up only a small part of the resource due to the shallow thickness of the oxide zone. Thicker oxide zones may be encountered in highly fractured areas with deeper weathering, but no such zones have been found to date. The wider veins in these deposits have been mined by small underground mines and artisanal miners, but this is not CGLs’ target.

The known mineralization at the Marmato project is of the deep level, epithermal intermediate sulphidation gold type. This type of mineralization is considered to be porphyry related. Porphyry gold + copper + molybdenum mineralization has been found in the surrounding project area, as well as other Marmato-style epithermal gold targets. The mineralization straddles the epithermal to mesothermal transition as defined by a temperature of 300°C (Heald et al., 1987) and by the original classification (Lindgren, 1922); however, the term mesothermal is not used in order to avoid confusion with slate belt or lode deposits to which it is generally applied (Corbett & Leach, 1998). Other types of related epithermal mineralization could also be found in the Marmato district including low sulphidation epithermal gold + silver mineralization and high sulphidation epithermal gold + silver +/- copper mineralization. CGL will primarily target the bulk tonnage potential of the Marmato and Caramanta projects; however, if other targets are discovered CGL will review the potential of these targets as well.

Epithermal gold and silver deposits of both vein-style and bulk-tonnage style are grouped into high sulphidation (HS), intermediate sulphidation (IS) and low sulphidation (LS) types based on the sulphidation states of their hypogene sulphide assemblages (Hedenquist et al., 2004). The sulphidation state describes the sulphur activity (logfS2). The terms HS and LS were introduced in the 1980s, and the term IS was more recently defined. HS deposits are also called "acid sulphate", LS deposits "adularia-sericite" and IS deposits were very often previously included with LS deposits, and sometimes called a "high sulphide plus high base metal" subtype. HS deposits contain sulphide-rich assemblages of high sulphidation state, typically pyrite with enargite, luzonite, famatinite, and covellite, hosted by leached silicic rock with a halo of advanced argillic minerals. In contrast, LS deposits contain the low-sulphidation pair pyrite-arsenopyrite, and only minor quantities of sulphides which occur in banded veins of quartz, chalcedony and adularia plus subordinate calcite. Very minor amounts of copper (usually less than 100 ppm to 200 ppm) are present as chalcopyrite or, less commonly, tetrahedrite-tennantite. Pyrrhotite is present in trace amounts in only some LS deposits. As the name implies, IS deposits possess sulphidation states between those of HS and LS types, typically with stability of chalcopyrite, tetrahedrite-tennantite, and Fe-poor sphalerite, but lacking appreciable arsenopyrite and pyrrhotite.

The Marmato deposit belongs to the "quartz-sulphide gold ± copper" subtype of intermediate sulphidation epithermal deposits described around the Pacific Rim by Corbett & Leach (1998) and Corbett (2002) (these authors used the term "Arc Low Sulphidation" which has been replaced by the more recently defined term Intermediate Sulphidation). Examples of this deposit type include Kidston (Queensland), Cadia (New South Wales), Mineral Hill (New South Wales), Kelian (Borneo), Porgera (PNG), Lihir (PNG), and San Cristobal (Chile). These deposits are described as forming at deep levels close to porphyry intrusions, and comprise dominantly iron sulphides and quartz, mostly as veins and vein breccias. The iron sulphides are mainly comprised by pyrite, with locally pyrrhotite in hotter conditions at deeper levels, and arsenopyrite, grading into cooler conditions of formation at higher crustal levels to marcasite and arsenian pyrite. Copper may occur as chalcopyrite in systems formed at deeper levels, and anomalous bismuth is common, while some galena and sphalerite may occur at higher levels (e.g. Kidston Creek, Australia). In many instances quartz-sulphide gold ± copper veins correspond to the D veins of porphyry deposits. Wall rock alteration is dominated by retrograde sericite-illite-pyrite and local chlorite-carbonate assemblages, typically as halos to veins, with gradations from sericite deeper and more proximal to illite-smectite clays at higher crustal levels and more peripheral to vein systems. Gold grades are commonly in the 1 to 3 g/t range in vein systems formed peripheral to intrusions where mineral deposition occurs by fluid cooling. Higher grades are recognized in settings of improved metal deposition, typically by fluid mixing, or repeated mineralization. Bicarbonate waters typical of carbonate-base metal gold deposits telescoped from higher levels mix with mineralized fluids to provide an improved mechanism of metal deposition and so contribute towards higher gold grades (e.g. San Cristobal, Chile; Kidston, Australia). Most veins comprise coarse grained minerals formed by slow cooling of the ore fluid at considerable depths and host gold on fractures or crystal boundaries to display good metallurgy.

9.0 MINERALIZATION

Since Micon published the Technical Report in November, 2006, CGL has conducted further exploration within both the area of Marmato and the surrounding region. The results of the CGL exploration programs have resulted in a greater understanding of the mineralization and mineral associations both on a regional and property scale. Therefore this section of the report has been updated to reflect CGL’s current understanding of the regional and property geology.

Mineralization at Marmato is hosted by a steeply-dipping sheeted vein system of sulphide veinlets with dominant northwest to west-northwest trend. The width of individual veinlets varies from <1 mm to tens of cm and in places they can form a veinlet stockwork.

The known vertical extent of mineralization is greater than 800 m, from Cerro El Burro (1,705 m elevation) to the deepest drill hole by Conquistador which ended in mineralization at 889 m elevation. The vertical extent of mineralization within the Upper zone is between 406 m and 498 m.

The wider veinlets are mined in numerous small mines accessed by horizontal adits. The mapped distribution of mine workings is over a width across strike of about 1,300 m (of which 1,000 m are within the Marmato Zona Alta concession), with the main concentration of mine workings occurring in a zone about 800 m wide, and along a strike length of 880 m. The mine entrances are on the southeast end on the mountain-side and the veins trend northwest into the mountain. The mineralization is open along strike to the northwest and the strike length may be longer than the 880 m indicated above.

The veins and mines are distributed in two zones, a north zone and a south zone which are separated by a lower grade zone with fewer mines. The veins show a tendency to converge to the northwest under Cerro El Burro suggesting that this may be a focus for the vein system.

Gold mineralization at Marmato is hosted by massive sulphide veinlets which vary from <1 mm to some tens of cm in width. The veinlets are formed predominantly of coarse pyrite (5 mm to 10 mm) and coarse, black, iron-rich sphalerite (marmatite) is common along with minor galena and chalcopyrite. The veinlets have minor gangue which is comprised of quartz, calcite, sericite and, in places, chlorite. Vein textures include massive sulphide, coarsely banded, and vuggy open space filling. Cross-cutting vein textures are very rare. Disseminated pyrite and sphalerite occur in the phyllic altered wall rock. Fault breccias occur in some veins with ground and slickensided sulphides. Narrow (<10 m wide) hydrothermal breccias occur.

The sulphides and metallic minerals observed by CGL in mines and core, and in metallurgical testwork carried out for CGL by SGS Minerals Services (SGS) (Jackman & Fleming, 2008) are:

  Pyrite – dominant

  Black sphalerite (marmatite) – abundant in some areas, absent in others. Have microscopic inclusions of chalcopyrite.

  Pyrrhotite – moderately abundant in places, can form pyrrhotite veinlets.

  Magnetite – in magnetite-chlorite veinlets; and in massive sulphide veinlets with pyrite and/or pyrrhotite.

  Galena – minor

  Chalcopyrite – minor

  Arsenopyrite – minor

  Stibnite – rare

  Tetrahedrite – rare, not confirmed.

  Gold – microscopic

Gangue minerals:

  Quartz

  Calcite

  Chlorite

  Epidote

  Gypsum (selenite)

  Adularia – rare

  Rhodochrosite – rare

Oxide minerals:

  Jarosite

  Goethite

The sulphides described in an older petrographic study (Cuellar & Mora, 1985) are:

  Pyrite. The predominant sulphide. Early euhedral to massive pyrite has inclusions of arsenopyrite and pyrrhotite and often has a cataclastic texture with sphalerite, galena and chalcopyrite in fractures.

  Sphalerite. The second most abundant sulphide. Has exsolution of chalcopyrite. Mostly formed in second stage. Early sphalerite has cataclastic texture.

  Galena. Is formed in the second stage of mineralization.

  Chalcopyrite. Infills fractures in pyrite and exsolutions in pyrite and sphalerite.

  Pyrrhotite. Minor and only observed as exsolution lamellae in sphalerite and with pyrite.

  Bornite. Minor and is associated with chalcopyrite in granular aggregates.

  Arsenopyrite. Minor and occurs with early pyrite.

  Chalcocite. Minor supergene mineral coating chalcopyrite, bornite and galena.

  Covellite. Minor supergene mineral coating and in fractures in chalcopyrite.

Mineralogical investigation of gold grains was carried out for CGL by SGS (Wang et al., 2007) on a gravity concentrate from a Knelson concentrator and Mozley mineral separator from a composite metallurgical sample. This study counted and measured 104 gold grains. These ranged in size from 20 to 200 microns with an average size of 84 microns. Most gold grains were liberated but four attachments to sulphides were observed. The general shape of the gold grains was granular, with minor amounts of elongated grains and flakes. The results show that 83% of gold grains are in the 40 to 120 micron size fractions. Based on the area percentage, gold grains with a size greater than 60 microns accounted for 90% of the gold.

An earlier study also showed that gold occurs as free grains, with a size range of between 9 and 600 microns associated with sulphide grain aggregates, gangue minerals, iron oxides and as small grains encapsulated in pyrite (Escuela de Minas de Marmato, 2004). This study calculated that 99% of gold grains would be liberated by a 75 micron grind. The gold was described as electrum although no silver percentages were given. The majority of the gold associated with sulphides is non-refractory as shown by high recoveries from preliminary cyanide bottle roll tests.

Two phases of primary mineralization plus a supergene stage are described in petrographic studies (Cuellar & Mora, 1985; Rubiano, 1986):

1.

Pyrite (with pyrrhotite exsolution laminae), iron-rich sphalerite (marmatite, with exsolutions of mackinawite ((Fe, Ni, Co)S1-x), chalcopyrite, pyrrhotite), chalcopyrite (with exsolutions of mackinawite, cubanite-II (CuFe2 S3) and star sphalerite) with rare bornite, arsenopyrite and pyrrhotite. The inclusions in pyrite, sphalerite and chalcopyrite formed by exsolution of iron, copper and sulphur on cooling of minerals formed at high temperature. The presence of cubanite-II and iron-rich sphalerite indicates a high temperature of formation.

2.

Fe-poor sphalerite replaced the pyrite and chalcopyrite of Stage 1; chalcopyrite formed in fractures in other minerals; galena replaces all other minerals; deposition of arsenopyrite; melnicovite (FeS2 gel)-pyrite; melnicovite-marcasite; rare inclusions in galena of sulphosalts of silver (acanthite, Ag2S; polybasite, (Ag, Cu)16Sb2 S11; freibergite (Ag, Cu, Fe)12 Sb4 S13 (Rossetti & Colombo, 1999)); gold. Bedoya (1998) described marcasite and polybasite in this stage. These minerals have a lower temperature of formation.

3.

Supergene minerals are covellite, chalcocite, iron oxides and hydroxides, and minor malachite. (Note that the supergene oxidation phase is very minor and no significant supergene minerals were observed by CGL, except for jarosite, hematite, and other iron oxides).

Bedoya (1998) described three stages of mineralization from the Maruja Level in the Lower Zone. His Early and Intermediate Stages correspond to the First Phase described above, and his Late Stage corresponds to the Second Phase. Bedoya (1998) observed that gold was deposited in all three stages. Tectonic activity ends the Intermediate Stage, and affects minerals deposited in the Early and Intermediate Stages. The effect is shown through fragmentation, microfractures and microbreccia textures. The characteristics are:

  Early Stage. Abundant pyrrhotite followed by pyrite and arsenopyrite. Minor calcite.

  Intermediate Stage. Abundant sphalerite, with arsenopyrite at the beginning. Later sphalerite has chalcopyrite inclusions ("chalcopyrite disease").

  Late Stage. Fine grained pyrite, chalcopyrite, galena, polybasite, marcasite, gold, some quartz, minor calcite and chlorite. The Late Stage fluid was richer in copper than the Early and Intermediate Stages.

Unconfirmed minerals described in older reports include pyrargyrite, gold tellurides, tetrahedrite, fluorite, barite, siderite and rhodonite (Rossetti & Colombo, 1999; Warden & Colley, 1990; Escuela de Minas de Marmato, 2004).

The pyrite has oxidized to jarosite to form a thin jarositic cap on the Marmato deposit. This is accompanied by supergene argillic alteration to white clay. The depth of oxidation is shallow (in the order of a few metres) and most or all of the small mines work sulphides, although oxidation may be much deeper along highly fractured zones. Deeper oxidation also occurs around old mine workings. MRDI (1998) reported deep, partial oxidation; however this is not supported by the Conquistador drill logs nor by observations by CGL, and unoxidized sulphides are dominant in all of the mines sampled and holes drilled by CGL to date. The mineral resource of the Zona Alta (this study) is sulphide. It includes a small percentage of oxides. No oxide domain has been interpreted on the geological model, although this should be done in the future.

10.0 EXPLORATION

A description of the historical exploration work conducted on the Marmato project is provided in Section 6.1.

Since Micon published the Technical Report in November, 2006, CGL has conducted further exploration within both the area of Marmato and the surrounding region. The results of the CGL exploration programs have resulted in a greater understanding of the mineralization and mineral associations both on a regional and property scale. Therefore this section of the report has been updated to reflect CGL’s current understanding of the regional and property geology.

CGL advises that it holds a number of mineral licenses in the Zona Alta of Marmato which has an area of 178.9489 ha, and several exploration licenses in the surrounding area totalling 19,060 ha within an area referred to as the Caramanta project. The majority of the mineral and exploration licenses are contiguous. The licenses in the Zona Alta are held through CGL’s Colombian subsidiary Minera de Caldas anmd those in the Caramanta project are held through CGL’s Colombian subsidiary Gavilan.

Minera de Caldas has been purchasing mineral licenses in the Zona Alta since 2005 and now owns more 92% of the licenses. The company’s objective is to purchase all of the mineral licenses and then consolidate them into a single license. Along with the purchase of the mineral leases CGL has been conducting an exploration program of diamond drilling and underground channel sampling to evaluate and identify the quality, quantity and extent of the mineralization which is known to exist in the Zona Alta.

CGL has also carried out exploration of the Caramanta project by geological mapping, rock and soil sampling, and airborne geophysics. The exploration included incorporation of a database purchased from AGA together with several mineral licenses in August, 2006 which included stream sediment, soil and rock geochemistry. CGL has defined five gold targets by surface sampling in 2007. These targets are Oro Fino, El Salto, Pácora, Campana, and San Bartolome that together with Marmato form a 12 km diameter gold district. Minor artisanal mining has been conducted on parts of these targets but no drilling has been carried out. CGL plans to carry out reconnaissance diamond drilling of approximately 2,000 m on each of these exploration targets in 2008. A map indicating the location of the exploration targets along with further details for the various CGL exploration targets is included in Section 15 of this report.

CGL is targeting bulk tonnage, low grade gold and silver deposits at Marmato and Caramanta that are potentially amenable to open pit mining methods with recovery of precious metals by milling and cyanide leaching or by heap leaching. The grade of bulk tonnage zones is dependent on encountering areas with a sufficiently high density of veinlets or number of mineralized veinlets to be economically viable, and exploration is focused on defining such zones.

Exploration was carried directly by CGL’s Colombian subsidiary companies Minera de Caldas and Gavilan. The early stages of exploration until September 2006 were carried out for CGL by a contractor, Cia Servicios Logisticos of Medellín, under the direct supervision of Minera de Caldas. The Marmato Zona Alta underground sampling program and valuation was carried out in December, 2005 and January, 2006 by contractor GeoMinas together with Cia Servicios Logisticos.

The total expenditure by CGL on the Marmato project for the period from the start of work in 2005 up to March 31, 2008 was US $60,225,000. Of the total expenditures CGL has spent US $22,030,00 in cash and shares on the acquisition of RNC, US $25,821,000 in cash on purchasing mines and mills at Marmato, US $8,270,000 in cash has been spent directly on exploration of the Marmato property, US $130,000 in cash on environmental studies and report, US $54,000 on metallurgical testwork, and US $3,811,00 on legal and administration (with in excess of 50% of the G&A incurred in respect of legal, accounting, Sarbanes Oxley and other regulatory expenses associated with the the Company’s public company status). Property and exploration expenditures to March 31, 2007 are given in Table 10.1.

Table 10.1
CGL Exploration Expenditures (US$) on the Marmato Property

Expenditure Details	Three Months Ended	Twelve Months Ended	Cumulative from Inception (March
	March 31, 2008	December 31, 2008	25, 2003 through March 31, 2008)
Acquisition of mineral concessions	$0	$4,710,000	$22,030,000
Acquisition of mineral rights	$379,000	$14,819,000	$25,821,000
Total acquired mineral properties	$379,000	$19,529,000	$47,851,000
Exploration of acquired mineral properties	$2,638,000	$6,839,000	$12,374,000
Total mineral property acquisition and exploration expenditures	$3,017,000	$26,368,000	$60,225,000
Expenditure details supplied by CGL from its 10Q filing for March 31, 2008 in the United States

The details for the 2007 and 2008 year to date CGL exploration programs on the Zona Alta are outlined below.

10.1 MARMATO PROJECT

10.1.1 Topography

CGL commissioned a detailed topographic map with 2 m contour intervals derived from Ikonos satellite imagery which was received in early 2007. The new topographic map provides a detailed base map for improved accuracy when plotting the results of the exploration programs, as well as a high resolution satellite image.
10.1.2 Underground Mapping

CGL has conducted detailed surveying and geological mapping of the accessible underground workings within the Zona Alta. However, the underground program has been limited to those mines to which CGL had access, between December, 2005 and the present. A small number of mines remain to be surveyed once agreements are reached with the owners. The initial surveying of the underground mines was conducted using a compass and tape, with the entrances surveyed by differential GPS. These initial surveys had relatively low precision and accuracy which is why CGL subsequently conducted a more detailed survey of all mines using total station or theodolite and laser range finder. This ensuing survey has defined the true extent and volume of the various mine openings underground with a higher precision and accuracy. In a number of cases it was not possible to resurvey some of the mines, mapped originally by compass and tape, due to collapse and the original survey was used. The two types of survey are distinguished on plans and sections to differentiate the two levels of surveying precision and accuracy. Surveying was carried out by CGL personnel with a contract surveying company hired from mid 2007 to 2008 to check the accuracy of the CGL surveys. The contract surveying company has been retained at the project to assist in conducting additional surveys.

10.1.3 Geological Mapping

Geological mapping at 1:1,000 scale was carried out on surface, although outcrop exposures are very limited away from the steep face of Cerro El Burro above Marmato.

10.1.4 Geochemistry

Systematic channel sampling of all accessible underground mines has been carried out by CGL in 2007 and 2008. Saw-cut rock channel samples were taken in conjunction with the surveying by total station or theodolite. Continuous channel samples were taken along crosscuts and individual samples were taken on the veins, faces and backs at regular intervals. For the resource estimate, 1,165 m of samples from 116 cross-cuts, and 504 m of individual underground samples were used.

In the first phase of underground sampling carried out between December, 2005 and May, 2006, channel samples were obtained using a hammer and chisel. These mines were resampled in the subsequent detailed sampling phase using a saw to obtain new channel samples. However due to the collapse of some of the mines, it was not possible to resample all of the mines originally sampled and in these instances the results of the original sampling has been retained. Highlights of the channel sampling are shown in Table 10.2. A small number of mines remain to be sampled and the sampling of these mines will be conducted once agreements are completed with the owners.

Channel sampling was carried out on surface outcrops however, this database is small due to the limited number of outrops.

Table 10.2
Highlights of Gold and Silver Intersections from the CGL Cross-Cut Samples in the Zona Alta, Marmato
(Uncut Cutoff Grade 0.1 g/t Gold, Intervals above 0.3 g/t Gold Listed)

Mine	Mine Name	Cross	Section	From	To	Length	Gold (g/t)	Silver (g/t)
Number		Cut		(m)	(m)	(m)	FA	ICP
M00301A	Curubital	1	A	13.72	14.85	1.13	0.617	2.4
M00301A	Curubital	1	A	16.87	21.60	4.73	0.686	3.4
M00401A	Davila	1	A	0.00	3.14	3.14	0.992	5.6
M00401B	Davila	1	B	0.00	15.83	15.83	0.730	3.4
M00402A	Davila	2	A	0.00	13.51	13.51	0.347	2.0
M00402B	Davila	2	B	0.00	4.00	4.00	1.969	13.3
M00402C	Davila	2	C	0.00	4.00	4.00	1.792	9.9
M00402D	Davila	2	D	0.00	3.70	3.70	0.770	6.0
M00402E	Davila	2	E	0.00	27.62	27.62	0.414	1.7
M00402E	Davila	2	E	38.13	100.26	62.13	0.782	3.7
M00402E	Davila	2	E	108.16	110.11	1.95	1.323	2.3
M00403A	Davila	3	A	No significant intervals
M00403B	Davila	3	B	No significant intervals
M00404A	Davila	4	A	No significant intervals
M00404B	Davila	4	B	No significant intervals
M00801A	Botanica	1	A	0.00	13.11	13.11	1.044	8.9
M00801B	Botanica	1	B	0.00	6.09	6.09	5.038	13.0
M00801B	Botanica	1	B	13.03	14.49	1.46	6.308	33.2
M00801C	Botanica	1	C	3.93	7.85	3.92	2.183	5.1
M00801D	Botanica	1	D	No significant intervals
M00801E	Botanica	1	E	No significant intervals
M00801F	Botanica	1	F	No significant intervals
M00801G	Botanica	1	G	11.01	13.20	2.19	0.661	4.8
M00802A	Botanica	1	A	14.21	17.55	3.34	0.329	3.2
M01202B	Ochoa Mejia	2	B	0.00	13.08	13.08	0.542	1.3
M01202B	Ochoa Mejia	2	B	40.25	42.56	2.31	0.361	2.1
M01203A	Ochoa Mejia	3	A	0.00	12.34	12.34	0.440	1.8
M01204A	Ochoa Mejia	4	A	4.96	12.34	7.38	0.668	2.3
M01801A	Carmona	1	A	11.49	15.92	4.43	0.395	5.4
M01802A	Carmona	2	A	No significant intervals
M02801A	Chinchiliana	1	A	No significant intervals
M02802A	Chinchiliana	2	A	7.75	10.06	2.31	1.371	2.6
M02803A	Chinchiliana	3	A	6.82	8.37	1.55	0.411	2.2
M02901A	Cincomil Doscientos	1	A	1.71	5.82	4.11	2.844	5.9
M02902A	Cincomil Doscientos	2	A	2.27	4.41	2.14	0.686	2.3
M02902A	Cincomil Doscientos	2	A	9.38	18.26	8.88	0.315	2.7
M02902B	Cincomil Doscientos	2	B	0.00	1.90	1.90	1.234	1.9
M03201A	Circacia	1	A	No significant intervals
M03201B	Circacia	1	B	0.00	3.75	3.75	0.589	8.7
M03201C	Circacia	1	C	0.00	2.02	2.02	0.528	3.9
M03201C	Circacia	1	C	12.25	22.31	10.06	0.444	3.9
M03201D	Circacia	1	D			No significant intervals
M03201E	Circacia	1	E	0.00	1.85	1.85	0.309	9.8
M03201F	Circacia	1	F	No significant intervals
M03201G	Circacia	1	G	No significant intervals
M03201H	Circacia	1	H	No significant intervals
M03202A	Circacia	2	A	No significant intervals
M03202B	Circacia	2	B	0.00	4.12	4.12	5.462	5.5
M03202C	Circacia	2	C	0.00	2.55	2.55	2.015	17.0
M03202D	Circacia	2	D	0.00	1.50	1.50	0.446	2.7
M03202E	Circacia	2	E	0.00	3.68	3.68	0.580	0.4
M03202F	Circacia	2	F	0.00	12.57	12.57	7.209	5.8
M03601A	El Cuatro	1	A	0.00	10.44	10.44	0.547	2.3
M03601B	El Cuatro	1	B	0.00	4.44	4.44	1.195	5.3
M04001A	Dorado y Kilate	1	A	8.99	10.98	1.99	0.309	2.8
M04001B	Dorado y Kilate	1	B	12.21	16.12	3.91	0.338	2.5
M04002C	Dorado y Kilate	2	C	0.00	3.88	3.88	0.446	5.3
M05301A	Floresta 2	1	A	0.00	0.70	3.88	0.396	2.6

Mine	Mine Name	Cross	Section	From	To	Length	Gold (g/t)	Silver (g/t)
Number		Cut		(m)	(m)	(m)	FA	ICP
M05301B	Floresta 2	1	B	No significant intervals
M05301C	Floresta 2	1	C	0.00	5.05	5.05	0.750	2.4
M05301D	Floresta 2	1	D	0.00	1.99	1.99	0.881	0.9
M05301E	Floresta 2	1	E	No significant intervals
M05301F	Floresta 2	1	F	No significant intervals
M05301G	Floresta 2	1	G	No significant intervals
M05301H	Floresta 2	1	H	3.22	3.69	0.47	0.375	3.8
M05301I	Floresta 2	1	I	No significant intervals
M05301J	Floresta 2	1	J	No significant intervals
M05301K	Floresta 2	1	K	No significant intervals
M05302A	Floresta 2	2	A	No significant intervals
M05303A	Floresta 2	3	A	0.00	11.81	11.81	5.877	8.1
M05401A	Gallinaza 1	1	A	0.00	6.92	6.92	0.572	2.3
M07901A	Nepomucena 2	1	A	No significant interval
M08201A	Ochoa 1	1	A	0.00	2.09	2.09	0.648	9.0
M08201B	Ochoa 1	1	B	0.00	2.13	2.13	1.626	5.3
M08201B	Ochoa 1	1	B	22.83	25.30	2.47	0.329	2.0
M08201C	Ochoa 1	1	C	No significant intervals
M09401A	Plazoleta	1	A	No significant interval
M09401B	Plazoleta	1	B	No significant intervals
M09402A	Plazoleta	2	A	0.00	3.59	3.59	0.745	4.9
M10901A	San Pedro	1	A	No significant intervals
M10901B	San Pedro	1	B	0.00	1.95	1.95	0.343	0.3
M10902A	San Pedro	2	A	0.00	8.47	8.47	0.375	3.2
M10903A	San Pedro	3	A	6.78	8.47	1.69	0.617	4.2
M10903B	San Pedro	3	B	2.21	8.37	6.16	1.436	16.9
M10903C	San Pedro	3	C	No significant intervals
M10904A	San Pedro	4	A	No significant intervals
M10905A	San Pedro	5	A	No significant intervals
M10906A	San Pedro	6	A	No significant intervals
M10907A	San Pedro	7	A	0.00	7.26	7.26	1.078	1.8
M10907B	San Pedro	7	B	0.00	2.62	2.62	0.651	0.1
M10907B	San Pedro	7	B	6.65	8.65	2.00	0.377	0.8
M10908A	San Pedro	8	A	No significant intervals
M10908B	San Pedro	8	B	No significant intervals
M10908C	San Pedro	8	C	No significant intervals
M10908D	San Pedro	8	D	No significant intervals
M11401A	Sevillana	1	A	1.78	3.87	2.09	0.515	5.6
M11601A	Socorro	1	A	0.00	5.59	5.59	0.331	0.1
M11601B	Socorro	1	B	0.00	4.46	4.46	0.610	1.8
M11602A	Socorro	2	A	2.50	6.78	4.28	0.703	0.5
M11603A	Socorro	3	A	No significant intervals
M11603B	Socorro	3	B	0.00	5.55	5.55	0.593	0.8
M11603C	Socorro	3	C	0.00	3.16	3.16	0.789	1.5
M11604A	Socorro	4	A	0.00	5.22	5.22	4.626	4.8
M11604B	Socorro	4	B	No significant intervals
M11605A	Socorro	5	A	0.00	2.00	2.00	0.446	2.2
M11605A	Socorro	5	A	5.90	14.52	8.62	0.358	2.0
M15201A	La Calle	1	A	6.13	8.16	2.03	0.309	2.7
M15203A	La Calle	3	A	0.00	7.41	7.41	1.247	2.1
M15205A	La Calle	5	A	0.00	7.10	7.10	1.386	4.0
M16301A	Dorotea	1	A	0.00	5.71	5.71	0.864	4.9
M16301B	Dorotea	1	B	No significant intervals
M16301C	Dorotea	1	C	No significant intervals
M16302A	Dorotea	2	A	0.00	5.91	5.91	1.062	4.6
M16303A	Dorotea	3	A	0.00	15.83	15.83	1.202	5.3
M16303B	Dorotea	3	B	0.00	3.87	3.87	0.611	2.8
M16304A	Dorotea	4	A	0.00	4.14	4.14	1.891	4.0
M16304B	Dorotea	4	B	0.00	6.12	6.12	0.512	3.5
M16305A	Dorotea	5	A	No significant intervals
M16306A	Dorotea	6	A	No significant intervals
M16306B	Dorotea	6	B	No significant intervals
M16306C	Dorotea	6	C	13.02	14.45	1.43	0.677	3.4

Mine	Mine Name	Cross	Section	From	To	Length	Gold (g/t)	Silver (g/t)
Number		Cut		(m)	(m)	(m)	FA	ICP
M16501A	Gartner	1	A	0.00	3.00	3.00	0.316	1.6
M17701A	Cascabel	1	A	0.00	1.98	1.98	0.480	0.6
M17701B	Cascabel	1	B	No significant intervals
M17701C	Cascabel	1	C	9.04	9.80	0.76	2.681	5.6
M17701C	Cascabel	1	C	23.89	24.19	0.30	0.505	6.8
M17701C	Cascabel	1	C	29.98	30.28	0.30	1.916	12.8
M31701A	La Floresta	1	A	No significant intervals

Note. Table of length weighted average grades of channel samples in underground mines in the Zona Alta. Cut off of 0.1 g/t Au. No top cut of grade applied. Zero grade given for voids due to lack of sample (opening or mine support.) The channel samples have been created as pseudo-drill holes for mineral resource estimation. False samples (voids) with zero grade were added where there is no sample, for example at an opening or mine support. The maximum void length is 3.0 m. If greater than 3.0 m then a new channel sample (collar or pseudo-drill hole) is started. Table supplied by CGL.

10.1.5 Geophysics

A helicopter-geophysical survey comprised of magnetics and radiometrics was conducted for CGL between December, 2007 and April, 2008. This survey covered both the Marmato Zona Alta and the surrounding Caramanta project. The results are pending.

No ground geophysical surveys have been carried out by CGL.

The surface and underground exploration programs are enabling CGL to understand the nature and extent of the mineralization on both the Marmato and Caramanta projects. These programs have resulted in CGL identifying a number of other targets surrounding the Marmato project. Based on the results of the exploration programs CGL plans to conduct follow-up exploration programs both the Marmato and Caramanta projects. The proposed scope of the follow-up exploration program is discussed in Section 19 of this report.

11.0 DRILLING

A description of the historical drilling conducted on the Marmato project is provided in Section 6.1.

On February 5, 2007, CGL began an exploration drilling program on the Zona Alta of the Marmato project. This program is part of a 60,000 m drill program which is ongoing. As of May 25, 2008, 124 diamond drill holes totalling 25,766 m has been completed with 10 additional holes under way. The results of CGL’s 2007 to 2008 exploration drilling program are discussed below.

The drill program was supervised by Dr. Stewart D. Redwood, Vice President of Exploration for CGL and Dr. Jeffrey W. Brooks, Chief Geologist for CGL who was responsible for the daily, on-site drill management, assisted by Mr. Jorge E. Vargas from later in 2007. Core logging is conducted by a team of Colombian geologists.

Drilling was carried out by drilling contractor Terramundo Drilling Inc. (Terramundo), of Bucaramanga, Colombia using skid-mounted, 100 hp, Boyles 37A and 25A diamond drill rigs. Terramundo also provided an Ingetrol Explorer Plus SP drill rig for two months in 2007. The Boyles 37A finished its’ final hole on March 14, 2008 and was demobilized from the project by Terramundo. The Terramundo’s contract ended in May, 2008 and the Boyles 25A drill rig was demobilized. See Figures 11.1 and 11.2 for two views of Terramundo’s Boyles 25A drill rig.

During 2007, CGL purchased three light-weight, portable diamond drill rigs from Ingetrol Limitada (Ingetrol), of Santiago, Chile. The models of the Ingetrol drills are two Explorer Plus SP with hydraulic drives powered by three turbo-diesel motors totalling 165 hp and one Explorer Junior 30E rig with a 30 hp electric motor. Electricity for the Explorer Junior rig was provided by either a portable generator or grid power lines and transformers located on the Zona Alta. The Ingetrol rigs are operated for CGL by Terramundo. See Figure 11.3 for a picture of CGL’s Explorer Junior 30E drill rig.

Additional drill rigs from three contractors were added to the project starting in April, 2008. By the end of May, 2008, there were ten drill rigs operating on the Zona Alta, with a further four rigs due in June, 2008. One or two of the additional drill rigs will be used on the Caramanta project.

El Consorcio California, of Medellín (also known as GeoEvaluaciones) provided three drill rigs starting in April, 2008. The rigs are a Sprague Henwood 40CL, a Sprague Henwood 142 and a Longyear 44. The rigs are skid mounted and have winches which are used for self-moving.

Andina de Perforaciones S.A., (Andina) Chía, of Cundinamarca, Colombia provided three drill rigs in April, 2008 with two other rigs purchased from Boart Longyear with delivery due in May, 2008. The drill rigs are Boart Longyear LF70-PQ and LF70-HQ rigs with hydraulic drives, diesel motors and are skid mounted.

Figure 11.1
Terramundo’s Boyles 37A Drill Rig on Drill Hole MT-1001 with Cerro El Burro in the Background

Figure 11.2
Terramundo’s Boyles 37A Drill Rig being set up on Drill Hole MT-1003

Figure 11.3
CGL’s Ingetrol Junior Explorer 30E Drill Rig set-up on Drill Hole MT-1046 in the Old El Cuatro Mill

Kluane Colombia E.U. (Kluane), of Bogota, which is a subsidiary of Kluane Drilling Ltd., of Whitehorse, Canada provided one rig in May, 2008, with two others due for delivery in June, 2008. These are lightweight, portable Kluane KD600 hydraulic driven drill rigs powered by three turbo-diesel motors which are portable.

All drilling is diamond drilling using the wire-line system. Various core sizes were used for drilling with HQ (63.5 mm diameter), NQ (47.6 mm) and BQ (36.44 mm) sizes used by the Boyles and the Consorcio California rigs, NTW (56.0 mm) and BTW (42.0 mm) used by the Ingetrol and Kluane rigs and HQWL/HQ3 and NQWL/NQ3 used by the Andina rigs.

The drill platforms are situated on steep mountain sides either in forested areas or on bare rock in mined areas and have no direct road access. The drill platforms are constructed by hand and are reclaimed, recontoured and revegetated after use. Drills are moved by hauling themselves along using their own winches on existing mule or foot trails, or on specially cleared trails. In the case of the portable drilling rigs the rigs are disassembled and the components are carried by hand using local labour. On the southeast face of Cerro El Burro, the mine dumps and terraces outside some of the adits were also used as ready-made drill platforms. The Ingetrol Explorer Junior 30E rig was purchased by CGL due to its small size in order to be able to drill from underground from the existing artisanal mines within the Zona Alta. To date, it has drilled three holes in the Patacon mine. However, the drill has been primarily used on surface due to delays in constructing underground drill chambers and safety issues for operating in artisanal mines. Drill chambers are being constructed in two mines in the Cien Pesos area where no surface drill access is possible.

Drill holes are plotted on sections oriented north 35° east across the principal structural control of the deposit and spaced 50 m apart. There are 34 sections covering over 1,700 m of strike length on the the Zona Alta. The sections are numbered from 3000NW at the southeastern end to 4700NW at the northwestern end. The numbering system is arbitrary and was designed to enable the section lines to be extended to cover adjacent licenses if they are acquired in the future. The initial phase of drilling was designed as a series of holes inclined to the southwest, across the principal dip direction of the mineralized veins and veinlets, in order to form drill fences on the section lines 100 m apart. The drill fences were planned to start in the southeast and progress towards the northwest as this would first test the extent of known mineralization, as indicated by the extent of artisanal mining. As the exploration program progresses the drilling will continue testing to the northwest along the strike extension of the mineralization towards the northwest which remains open. However, the original drill plan had to modified due to both topographic and logistical restrictions regarding the drill access points and construction of drilling platforms. Additionally, permission from various land owners was needed.

CGL has presented an Environmental Management Plan for the drilling to the Departmental authority CORPOCALDAS.

Water is currently obtained under the water permit for the Patacon mill which was ceded to CGL on purchase of the mill. This permit allows for water to be taken from the source of three creeks, Cidrera, Candelaria and Cascabel. CGL has also acquired other water permits as a result of the purchase of other mills and mines. In addition, CGL has applied for a surficial water permit in order to acquire drill water from the Piedra Labrada creek. However, the use of water from this source will require a 1,800 m pipeline in order to bring the water to the drilling area.

Drill collars are surveyed using a differential GPS. The elevations are adjusted to the CGL topographic map based on Ikonos satellite imagery. Down hole directional surveys are conducted using a GyroSmart digital gyro tool, manufactured by Flexit Navigation A.B. (Flexit) and Imego A.B. (Imego) of Sweden, which was purchased by CGL from Ingetrol. Prior to the purchase of this instrument in 2007, down hole directional surveys were conducted using a Flexit Multishot tool supplied by Terramundo. Although, all drillholes will have their downhole directional surveys completed using the CGL GyroSmart, from time to time we will use down hole directional survey equipment provided by either Kluane (a Sperry Sun camera) as a check on the accuracy of the GyroSmart. On completion of drilling, the drill holes are capped by a length of PVC tubing and a cement base which displays the drill hole designation. Figure 11.4 illustrates the drill caps placed on drill holes MT-1050, MT-1064 and MT-1081 on drill site 3750 E after completing the three drill holes.

Figure 11.4
Example of the Drill Hole Cap

The drillers remove core from the core barrel and place the core in wooden core boxes. Wooden depth makers are placed between each drill run. Lids are nailed onto the core boxes at the drill site. CGL geologists or field technicians take possession of the drill core in the boxes at the drill platform and are responsible for transporting it back to the CGL core shack in the El Planchao camp at Marmato. Most of the drill platforms are not accessible by road and the core boxes are carried either by mule or by men to the nearest road or trail where they are loaded into either a pickup truck or quad bike with trailer and transported to the core shack.

Out of the 124 drill holes completed to date, the average depth is 186.28 m and the maximum depth is 505.70 m. Twenty-four holes (21% of the holes and 43% of the meterage) are greater than 300 m deep. The holes are generally drilled at an azimuth of 215° to the southwest across the principal strike and dip of the mineralized structures. A lesser amount of holes were drilled with an azimuth of 035° to the northeast in the opposite direction, and some holes were drilled with azimuths of 090° to the east, 180° to the south and 270° to the northwest, with one drilled at 124° to the southeast to test other structural controls. The inclinations of the drill holes are between 45° to 90° below the horizontal, with an average of 62° and a median of 60°.

Holes were drilled to a maximum depth as determined by the lower property limit of the Zona Alta which lies from 1,207 m to 1,298.31 m in elevation.

See Table 11.1 for a summary of the drill holes for the 2007 to 2008 drilling program on the Zona Alta. This table summarizes all of the holes drilled by CGL up to the date of this report. It includes holes drilled after the resource estimation was conducted. The drill holes used for the resource calculation reported in Section 17 of this report are MT-1001 through MT-1061, MT-1063, MT-1065, MT-1066, MT-1070, MT-1074, MT-1082, MT-1085 and MT-1087. The resource estimate used 12,186 m of drilling from 68 holes. One drill hole number (MT-1054) was abandoned at 1.2 m and was not sampled.

Table 11.1
Summary of the Drill Holes for the 2007 to 2008 Drilling Program on the Zona Alta

Drill Hole_ID	Section Line	X_UTM	Y_UTM	Elevation (m)	Azimuth (degrees)	Inclination (degrees)	Depth (m)
MT-1001	3750	433133.89	605811.69	1523.69	215	-50	189.30
MT-1002	3700	433134.41	605715.25	1530.56	215	-50	305.00
MT-1003	3800	432977.95	605681.11	1616.54	215	-50	356.10
MT-1004	3900	432924.91	605758.32	1670.82	215	-50	420.85
MT-1005	3850	432843.26	605556.03	1712.23	215	-55	431.80
MT-1006	3700	432955.82	605439.23	1708.40	0	-90	101.55
MT-1007	3700	432955.42	605438.62	1708.62	215	-70	298.35
MT-1008	3700	432953.81	605441.43	1708.82	35	-61	321.10
MT-1009	3300	433239.88	605097.37	1424.40	215	-52	139.66
MT-1010	3300	433239.97	605097.75	1424.41	215	-74	183.36
MT-1011	4100	432626.31	605669.91	1751.58	215	-70	232.10
MT-1012	3650	433239.01	605791.79	1477.40	215	-58	172.65
MT-1013	3350	433160.58	605141.63	1465.28	215	-62	121.80
MT-1014	3300	433241.46	605100.09	1424.40	35	-57	124.60
MT-1015	3300	433241.34	605099.75	1424.44	35	-70	137.50
MT-1016	4100	432628.60	605676.11	1740.83	45	-55	253.20
MT-1017	3350	433160.44	605141.83	1464.87	215	-80	121.00
MT-1018	3450	433135.62	605220.47	1499.25	215	-73	61.25
MT-1019	3650	433238.74	605791.45	1477.60	215	-46	147.45
MT-1020	3350	433162.56	605144.07	1464.81	35	-49	121.00
MT-1021	3450	433135.62	605220.47	1499.25	215	-50	120.35
MT-1022	4100	432629.11	605676.39	1740.76	124	-70	380.00
MT-1023	3650	433239.32	605793.83	1477.40	180	-60	130.05
MT-1024	3350	433161.63	605144.22	1464.85	0	-60	115.70
MT-1025	3450	433137.52	605223.25	1499.26	35	-55	178.75
MT-1026	3650	433239.38	605794.24	1477.48	180	-70	161.15
MT-1027	3350	433161.90	605141.45	1464.68	180	-57	36.20
MT-1028	3350	433161.85	605141.22	1464.73	180	-49	114.00
MT-1029	3350	433161.58	605144.64	1464.94	0	-49	117.30
MT-1030	3650	433221.41	605742.74	1482.46	215	-50	214.45
MT-1031	3950	432860.47	605726.67	1709.65	215	-45	400.00
MT-1032	3650	433221.75	605743.30	1482.31	215	-75	156.80
MT-1033	3350	433161.74	605142.68	1465.08	0	-90	30.40
MT-1034	3350	433161.91	605143.00	1465.08	35	-80	63.90
MT-1035	3450	433136.97	605222.32	1499.52	35	-75	117.00
MT-1036	3650	433221.56	605742.97	1482.46	215	-60	122.00
MT-1037	3750	433119.26	605816.64	1523.31	35	-65	270.00
MT-1038	3950	432861.04	605727.35	1709.74	215	-75	394.00
MT-1039	3450	433136.33	605223.10	1499.52	0	-52	117.00
MT-1040	3250	433371.85	605152.47	1364.92	215	-66	114.05
MT-1041	3750	433121.96	605818.33	1523.21	270	-65	230.60
MT-1042	3250	433373.33	605154.54	1364.84	35	-69	118.70
MT-1043	3750	433122.80	605820.56	1523.12	90	-63	240.00
MT-1044	3550	433251.50	605643.66	1539.69	215	-68	236.10
MT-1045	3250	433370.83	605153.47	1364.98	270	-55	116.30
MT-1046	3250	433374.18	605153.30	1364.97	90	-55	121.10
MT-1047	3700	433134.41	605715.25	1530.56	215	-82	220.00
MT-1048	3650	432967.38	605398.31	1511.97	35	-66	92.05
MT-1049	3650	432965.80	605396.38	1512.12	215	-59	110.35
MT-1050	3750	432915.36	605506.16	1711.84	215	-76	371.00
MT-1051	3700	433135.21	605715.17	1530.50	35	-68	42.20

Drill Hole_ID	Section Line	X_UTM	Y_UTM	Elevation (m)	Azimuth (degrees)	Inclination (degrees)	Depth (m)
MT-1052	3700	433135.21	605715.17	1530.50	35	-68	150.40
MT-1053	3550	433262.23	605640.67	1539.66	35	-58	104.00
MT-1054	3700	433134.56	605713.74	1530.15	270	-55	1.20
MT-1055	3850	433103.50	605908.47	1562.85	215	-45	336.30
MT-1056	3650	432965.38	605395.93	1510.35	215	-77	111.70
MT-1057	3550	433261.67	605640.60	1539.29	35	-72	157.30
MT-1058	3550	433258.81	605640.52	1538.67	270	-60	261.50
MT-1059	3600	432938.15	605238.80	1584.36	215	-50	378.50
MT-1060	3850	433104.49	605909.23	1562.59	215	-79	255.00
MT-1061	3150	433455.69	605188.51	1355.66	215	-70	61.20
MT-1062	3550	433263.60	605640.70	1539.01	90	-58	57.00
MT-1063	3150	433458.42	605190.95	1356.48	35	-55	63.00
MT-1064	3750	432914.39	605506.08	1712.96	215	-55	341.50
MT-1065	3850	433102.12	605908.67	1562.76	35	-63	325.20
MT-1066	3150	433454.93	605189.83	1355.66	270	-55	67.40
MT-1067	3500	433223.84	605503.35	1590.04	215	-51	131.50
MT-1068	3600	432938.46	605247.97	1588.51	215	-77	356.00
MT-1069	3150	433458.54	605189.45	1356.45	90	-55	63.90
MT-1070	3150	433484.98	605221.54	1381.49	215	-72	65.20
MT-1071	3150	433487.02	605223.84	1382.08	35	-50	74.60
MT-1072	3150	433485.30	605222.80	1381.64	270	-50	78.00
MT-1073	3850	433102.84	605911.94	1563.65	270	-50	422.20
MT-1074	3600	432940.82	605242.94	1584.70	35	-69	146.50
MT-1075	3150	433486.22	605222.79	1382.44	90	-50	75.00
MT-1076	3250	433367.88	605213.64	1378.78	35	-45	100.20
MT-1077	3500	433223.90	605503.32	1590.00	215	-47	259.40
MT-1078	3250	433363.37	605214.54	1375.61	215	-80	39.70
MT-1079	3250	433364.58	605206.81	1380.96	215	-70	111.20
MT-1080	3600	432939.99	605243.09	1585.05	35	-57	324.20
MT-1081	3750	432913.27	605508.96	1711.64	35	-60	505.70
MT-1082	3250	433362.36	605213.39	1380.48	270	-50	27.00
MT-1083	3500	433223.76	605504.10	1590.31	215	-71	201.00
MT-1084	3850	433104.75	605914.63	1562.27	90	-65	221.65
MT-1085	3250	433363.06	605214.75	1376.95	270	-60	71.00
MT-1086	3600	432936.69	605240.99	1586.34	270	-69	374.60
MT-1087	3250	433366.18	605210.71	1382.04	90	-50	117.50
MT-1088	3300	433292.24	605257.78	1433.15	215	-45	70.50
MT-1089	3300	433292.85	605258.21	1433.12	215	-80	97.80
MT-1090	3600	432940.50	605241.09	1584.54	90	-59	286.60
MT-1091	3500	433224.33	605503.94	1590.15	0	-90	230.20
MT-1092	3300	433293.42	605259.89	1433.45	35	-50	113.45
MT-1093	3850	433026.89	605751.50	1588.15	215	-47	394.30
MT-1094	3300	433291.90	605258.72	1434.32	270	-50	100.80
MT-1095	3600	432943.04	605245.68	1581.71	0	-90	353.50
MT-1096	3300	433294.75	605258.72	1434.32	90	-50	125.90
MT-1097	3500	433223.90	605503.57	1590.38	215	-60	161.50
MT-1098	3600	432934.25	605240.66	1586.29	270	-50	375.00
MT-1099	3300	433272.56	605198.85	1421.33	45	-75	35.70
MT-1100	3600	433147.31	605537.88	1634.06	215	-50	99.35
MT-1101	3300	433272.52	605199.20	1421.33	35	-55	93.10
MT-1102	3300	433270.57	605196.84	1421.47	215	-55	65.70
MT-1103	3400	433090.30	605086.66	1435.42	35	-50	47.10
MT-1104	3600	433147.74	605538.49	1634.06	215	-75	236.50
MT-1105	3800	432650.65	605210.23	1675.90	35	-70	197.25
MT-1106	3600	432900.95	605215.79	1559.96	215	-75	366.25
MT-1107	3400	433089.87	605086.05	1435.42	0	-90	130.20
MT-1108	3800	433027.44	605753.85	1588.99	35	-55	404.45
MT-1109	3850	432628.95	605255.76	1686.45	215	-70	495.20
MT-1110	4350	432780.19	606362.70	1797.17	0	-90	242.45
MT-1111	4350	432581.47	606078.15	1839.98	0	-90
MT-1112	3400	433088.38	605083.92	1435.42	215	-50	10.20
MT-1113	3400	433088.55	605084.17	1435.42	215	-55	126.90
MT-1114	3600	432900.32	605214.89	1559.96	215	-45	185.50
MT-1115	3600	433146.91	605537.31	1634.06	215	-48	262.10
Table supplied by CGL.

See Figure 11.5 for a plan view of the locations of the 2007 to 2008 drill holes on the Zona Alta. See Figures 11.6, 11.7 and 11.8 for examples of sectional views showing the drill holes on the Zona Alta. All of the sections are viewed looking 45° northwest.

See Table 11.2 for a summary of the gold intersections above 0.3 g/t gold for the 2007 to 2008 drilling program on the Zona Alta. This table lists all holes drilled by CGL up to the date of this report which includes holes drilled after the resource estimate was conducted. The drill holes were inclined and the intersection lengths do not represent the true widths. Sample widths are normally 2.0 m but can be varied for geological and recovery factors. A cut off grade of 0.10 g/t gold has been used and no more than 6.0 m of internal dilution to identify the intersections with no top cutting of grades applied. Assay results are reported above a minimum average grade of 0.30 g/t gold. Gold grades obtained using fire assay with atomic-absorption spectroscopy (AA) or gravimetric finish; silver grades were obtained using inductively couples plasma (ICP) analysis or by fire assay with AA finish. Mean values were used where duplicate data existed and the average value was used in the case of core duplicates. Voids from old mine workings were identified and have been assigned a zero grade.

Figure 11.5
Plan View of the Drill Hole Locations on the Zona Alta, up to May 28, 2008

Figure 11.6
View of the Drill Holes on Section 3150NW on the Zona Alta, up to May 28, 2008

HD
MARMATO PROJECT
Section 3150
Meters

NOTE: The section is viewed looking 45° northwest.
Figure supplied by CGL.

Figure 11.7
View of the Drill Holes on Section 3600NW on the Zona Alta, up to May 28, 2008

Figure 11.8
View of the Drill Holes on Section 3850NW on the Zona Alta, up to May 28, 2008

Table 11.2
Significant Intersections from the 2007 to 2008 Drilling Program on the Zona Alta

Drill Hole ID	Drill Hole Intersection			Assays
	From (m)	To (m)	Interval (m)	Gold (g/t)	Silver (g/t)
MT-1001	30.00	44.60	14.60	0.361	4.5
MT-1001	60.00	66.00	6.00	0.538	10.2
MT-1001	119.30	134.00	14.70	0.960	6.3
MT-1001	139.50	152.00	12.50	1.025	14.5
MT-1001	172.00	186.00	14.00	1.740	8.6
MT-1002	35.94	56.00	20.06	0.816	9.2
MT-1002	60.00	82.00	22.00	0.356	4.8
MT-1002	110.00	113.90	3.90	0.315	4.7
MT-1002	138.00	142.00	4.00	1.210	1.6
MT-1002	156.00	160.00	4.00	0.392	1.2
MT-1002	186.00	190.00	4.00	0.678	3.4
MT-1002	210.00	214.00	4.00	0.364	3.5
MT-1002	226.00	298.00	72.00	1.624	3.5
MT-1003	229.00	294.00	65.00	1.869	9.1
MT-1003	300.05	310.00	9.95	0.428	6.2
MT-1003	345.95	354.00	8.05	0.364	1.7
MT-1004	150.70	153.95	3.25	0.972	48.4
MT-1004	303.65	306.00	2.35	0.339	4.5
MT-1004	379.50	393.55	14.05	0.431	3.0
MT-1004	408.50	411.10	2.60	0.452	0.9
MT-1005	225.00	233.25	8.25	0.337	2.3
MT-1005	266.60	277.00	10.40	0.545	3.6
MT-1005	308.60	316.00	7.40	0.470	4.5
MT-1006	No significant intervals
MT-1007	64.00	67.93	3.93	0.425	4.6
MT-1007	74.15	78.15	4.00	0.617	7.5
MT-1007	91.15	119.00	27.85	0.515	12.4
MT-1007	151.00	181.00	30.00	0.784	9.4
MT-1007	187.00	210.45	23.45	1.370	15.8
MT-1007	231.00	241.00	10.00	1.019	8.1
MT-1008	167.00	177.00	10.00	0.525	6.5
MT-1008	185.00	191.00	6.00	0.570	3.6
MT-1008	211.00	214.95	3.95	0.629	4.8
MT-1008	229.00	235.00	6.00	0.314	3.5
MT-1008	240.30	283.00	42.70	0.837	6.2
MT-1009	18.00	32.00	14.00	0.456	7.5
MT-1010	21.00	27.86	6.86	0.403	5.1
MT-1010	142.00	156.00	14.00	1.568	2.6
MT-1011	57.00	60.20	3.20	0.438	23.0
MT-1011	195.60	199.60	4.00	0.390	8.4
MT-1012	28.35	32.00	3.65	0.971	19.4
MT-1012	51.00	53.00	2.00	0.392	3.5
MT-1012	67.00	70.15	3.15	0.408	2.6
MT-1012	96.00	100.00	4.00	0.446	4.4
MT-1012	108.05	112.00	3.95	1.310	3.7
MT-1012	122.00	126.00	4.00	0.856	3.1
MT-1012	130.00	137.00	7.00	0.649	1.7
MT-1013	1.95	14.00	12.05	0.965	6.0
MT-1013	50.00	58.00	8.00	2.043	6.3
MT-1013	68.00	74.00	6.00	2.424	3.5
MT-1013	90.00	94.00	6.00	0.308	3.1
MT-1013	116.00	121.80	5.80	0.314	5.2
MT-1014	1.80	8.00	6.20	0.348	25.1
MT-1014	106.50	114.50	8.00	0.342	4.5
MT-1015	65.95	70.00	4.05	0.532	0.2
MT-1016	No significant intervals
MT-1017	2.00	23.00	21.00	0.719	5.9
MT-1017	35.00	56.00	21.00	1.297	4.3
MT-1017	88.00	98.00	10.00	0.721	4.2

Drill Hole ID	Drill Hole Intersection			Assays
	From (m)	To (m)	Interval (m)	Gold (g/t)	Silver (g/t)
MT-1017	104.00	108.00	4.00	0.729	3.2
MT-1018	30.00	46.05	16.05	0.537	2.0
MT-1018	59.90	61.25	1.35	0.665	4.2
MT-1019	30.30	34.30	4.00	0.423	8.8
MT-1019	64.50	66.50	2.00	0.399	5.4
MT-1019	76.45	78.50	2.05	0.403	2.7
MT-1019	94.50	108.50	14.00	0.330	3.8
MT-1019	114.50	116.65	2.15	0.463	2.0
MT-1019	120.70	124.70	4.00	0.474	1.4
MT-1019	128.70	144.35	15.65	3.816	8.9
MT-1020	8.20	12.20	4.00	0.345	10.5
MT-1020	28.20	40.20	12.00	0.355	4.5
MT-1020	54.20	64.20	10.00	0.655	2.8
MT-1020	72.20	88.90	16.70	0.913	5.9
MT-1020	94.90	121.00	26.10	1.905	7.8
MT-1021	14.00	18.00	4.00	0.626	8.7
MT-1021	54.00	58.00	4.00	0.328	2.7
MT-1021	78.00	110.00	32.00	1.135	5.2
MT-1022	No significant intervals
MT-1023	61.15	125.00	63.85	0.584	4.1
MT-1024	3.95	19.00	15.05	2.584	7.7
MT-1024	42.80	79.00	36.20	0.431	2.1
MT-1024	81.00	95.00	14.00	0.300	1.9
MT-1024	97.00	115.70	18.70	0.863	3.9
MT-1025	7.45	11.45	4.00	0.331	3.8
MT-1025	87.50	91.50	4.00	0.307	1.9
MT-1025	117.50	127.50	10.00	0.455	2.9
MT-1025	147.50	153.50	6.00	2.134	8.3
MT-1026	37.00	45.00	8.00	0.313	1.6
MT-1026	48.15	75.00	26.85	0.912	8.0
MT-1026	81.00	115.00	34.00	0.812	7.4
MT-1026	133.00	158.00	25.00	0.582	5.5
MT-1027	13.00	19.00	6.00	0.502	12.7
MT-1027	28.00	36.20	8.20	0.325	6.5
MT-1028	19.50	25.50	6.00	0.495	6.5
MT-1028	35.55	55.50	19.95	0.586	4.4
MT-1029	3.10	23.30	20.20	0.746	8.0
MT-1029	51.30	55.30	4.00	0.303	1.7
MT-1029	71.30	81.30	10.00	1.210	4.9
MT-1029	97.30	117.30	20.00	1.017	4.3
MT-1030	46.00	54.80	8.80	0.921	7.3
MT-1030	71.00	85.00	14.00	0.535	2.1
MT-1030	173.00	185.00	12.00	2.174	2.5
MT-1030	195.00	214.50	19.50	0.526	1.5
MT-1031	109.00	113.00	4.00	0.333	23.7
MT-1031	159.65	165.00	5.35	6.017	176.7
MT-1031	328.40	332.40	4.00	0.319	1.9
MT-1032	53.00	57.00	4.00	0.670	6.0
MT-1032	66.00	98.00	32.00	1.464	5.8
MT-1032	116.00	135.00	19.00	1.942	17.0
MT-1032	145.00	156.80	11.80	4.189	11.8
MT-1033	8.70	9.40	0.70	0.489	5.0
MT-1033	15.20	16.85	1.65	0.480	1.7
MT-1033	27.25	28.75	1.50	0.465	2.1
MT-1034	26.00	32.00	6.00	0.316	1.90
MT-1034	56.00	63.90	7.90	1.419	4.3
MT-1035	1.10	23.00	21.90	0.803	2.3
MT-1035	37.00	43.00	6.00	0.308	2.2
MT-1035	47.00	51.00	4.00	0.367	1.9
MT-1035	61.00	69.00	8.00	0.308	3.0
MT-1035	95.00	99.00	4.00	0.728	1.1
MT-1036	49.00	53.00	4.00	0.508	2.3
MT-1036	57.00	59.70	2.70	1.562	11.1

Drill Hole ID	Drill Hole Intersection			Assays
	From (m)	To (m)	Interval (m)	Gold (g/t)	Silver (g/t)
MT-1036	70.50	78.50	8.00	1.019	5.1
MT-1036	114.50	120.10	5.60	1.355	4.8
MT-1037	63.60	69.50	5.90	0.379	7.60
MT-1037	95.50	105.50	10.00	0.449	3.6
MT-1037	117.50	160.30	42.80	0.837	5.9
MT-1037	172.30	188.30	16.00	1.020	3.7
MT-1037	198.30	202.30	4.00	5.859	12.9
MT-1037	210.00	224.30	14.30	4.540	10.8
MT-1037	232.30	270.00	37.70	1.645	4.4
MT-1038	175.70	178.30	2.60	0.626	22.1
MT-1039	1.30	13.30	12.00	0.360	4.1
MT-1039	37.00	43.20	6.20	0.693	7.1
MT-1039	63.00	69.00	6.00	0.370	2.1
MT-1039	75.00	83.00	8.00	0.741	3.9
MT-1039	97.00	107.00	10.00	1.408	2.6
MT-1040	15.70	21.95	6.25	0.525	6.0
MT-1041	34.50	42.50	8.00	0.338	5.5
MT-1041	93.25	130.00	36.75	1.135	6.0
MT-1041	140.00	151.00	11.00	0.313	3.0
MT-1041	165.00	169.00	4.00	4.725	6.8
MT-1041	198.38	226.50	28.12	1.041	12.6
MT-1042	1.40	5.60	4.20	0.325	4.9
MT-1043	39.70	43.90	4.20	0.695	3.8
MT-1042	77.90	90.75	12.85	0.630	3.0
MT-1043	65.50	69.50	4.00	0.857	3.5
MT-1043	109.60	145.60	36.00	2.374	8.0
MT-1043	188.40	210.40	22.00	1.024	4.0
MT-1043	226.30	240.00	13.70	0.751	1.8
MT-1044	157.60	161.80	4.20	0.317	4.6
MT-1044	165.85	170.07	4.22	2.111	9.3
MT-1044	182.00	185.50	3.50	0.705	1.8
MT-1044	188.29	194.50	6.21	2.307	9.6
MT-1045	15.40	20.40	5.00	0.340	2.0
MT-1045	83.15	103.00	19.85	1.584	6.5
MT-1045	109.00	113.00	4.00	1.085	8.6
MT-1046	34.50	38.00	3.50	1.333	23.1
MT-1047	56.50	72.30	15.80	0.756	6.9
MT-1047	78.30	88.30	10.00	0.831	8.3
MT-1047	132.30	136.30	4.00	0.747	2.3
MT-1048	0.00	8.00	8.00	0.361	5.2
MT-1048	18.00	34.00	16.00	0.372	4.8
MT-1048	56.00	78.00	22.00	0.769	6.5
MT-1048	84.00	89.15	5.15	0.678	9.1
MT-1049	48.00	56.00	8.00	0.618	2.2
MT-1049	64.00	88.00	24.00	0.903	5.2
MT-1049	96.00	110.35	14.35	1.953	7.0
MT-1050	4.70	12.40	7.70	0.591	23.2
MT-1050	186.40	192.40	6.00	0.337	5.1
MT-1050	200.40	212.40	12.00	0.482	4.3
MT-1050	220.40	233.30	12.90	9.528	29.9
MT-1050	257.35	263.35	6.00	0.301	4.3
MT-1050	273.35	279.40	6.05	0.754	4.1
MT-1050	321.15	333.45	12.30	1.085	6.6
MT-1051	No significant intervals
MT-1052	69.30	71.30	2.00	0.310	2.2
MT-1052	113.30	148.15	34.85	0.845	5.4
MT-1053	83.00	87.50	4.50	0.429	6.5
MT-1054	No hole (lost at 1.2 m).
MT-1055	56.30	60.30	4.00	0.505	17.9
MT-1055	65.50	69.50	4.00	0.576	9.8
MT-1055	109.70	113.70	4.00	0.455	1.9
MT-1055	133.70	139.70	6.00	2.067	4.3
MT-1055	208.44	220.25	11.81	0.902	9.9

Drill Hole ID	Drill Hole Intersection			Assays
	From (m)	To (m)	Interval (m)	Gold (g/t)	Silver (g/t)
MT-1055	239.75	244.20	4.45	0.613	5.7
MT-1055	276.20	285.00	8.80	0.543	14.7
MT-1055	300.40	306.75	6.35	1.445	6.6
MT-1055	326.75	336.30	9.55	0.827	3.1
MT-1056	4.00	6.00	2.00	0.344	4.6
MT-1056	10.00	16.00	6.00	0.452	4.1
MT-1056	28.00	32.00	4.00	0.339	3.4
MT-1056	77.60	89.60	12.00	0.691	4.8
MT-1057	60.50	62.00	1.50	0.518	6.8
MT-1057	94.50	104.50	10.00	11.946	8.7
MT-1057	140.50	153.80	13.30	1.372	5.9
MT-1058	110.30	119.00	8.70	2.409	3.4
MT-1058	203.00	217.00	14.00	0.594	2.1
MT-1058	243.00	247.00	4.00	0.585	4.1
MT-1059	14.40	18.50	4.10	1.088	10.2
MT-1059	24.50	30.50	6.00	0.923	14.0
MT-1059	36.00	66.50	30.50	0.373	3.3
MT-1059	98.35	100.35	2.00	0.437	2.8
MT-1059	169.80	173.80	4.00	0.426	1.1
MT-1059	183.80	201.10	17.30	0.936	7.5
MT-1059	205.10	213.10	8.00	0.440	1.7
MT-1059	217.10	229.10	12.00	0.923	5.9
MT-1059	233.10	243.10	10.00	0.523	2.8
MT-1059	245.10	253.10	8.00	0.437	2.9
MT-1059	281.10	285.10	4.00	0.447	6.6
MT-1059	317.10	321.10	4.00	0.370	8.5
MT-1059	335.10	341.10	6.00	0.395	2.2
MT-1060	27.70	30.70	3.00	0.502	52.0
MT-1060	46.70	50.80	4.10	0.380	3.3
MT-1060	60.80	64.80	4.00	0.329	0.7
MT-1060	66.80	70.80	4.00	0.302	4.1
MT-1060	186.60	188.60	2.00	0.436	1.4
MT-1060	194.80	196.80	2.00	0.481	2.6
MT-1060	212.50	213.70	1.20	0.341	5.1
MT-1061	31.70	35.70	4.00	0.647	3.7
MT-1062	Results pending
MT-1063	19.20	22.70	3.50	0.401	5.2
MT-1064	158.55	162.55	4.00	0.316	8.2
MT-1064	260.55	262.50	1.95	0.424	3.1
MT-1064	274.50	276.50	2.00	0.502	6.5
MT-1064	318.50	341.50	23.00	0.410	3.3
MT-1065	25.00	40.60	15.60	0.490	24.3
MT-1065	56.00	58.00	2.00	0.309	13.0
MT-1065	62.00	64.00	2.00	0.315	17.0
MT-1065	66.00	68.00	2.00	0.420	3.5
MT-1065	118.00	120.00	2.00	2.000	3.7
MT-1065	126.00	138.50	12.50	0.564	6.7
MT-1065	168.10	170.00	1.90	0.402	3.0
MT-1065	213.70	219.60	5.90	0.490	16.2
MT-1065	227.70	240.70	13.00	1.191	2.8
MT-1065	247.90	250.70	2.80	0.348	2.2
MT-1065	265.20	325.20	60.00	0.460	2.6
MT-1066	No significant intervals
MT-1067	32.50	34.20	1.70	0.423	15.0
MT-1067	59.00	67.50	8.50	0.480	3.8
MT-1067	97.00	103.00	6.00	0.306	3.2
MT-1068	27.50	33.00	5.50	1.122	4.2
MT-1068	59.00	63.00	4.00	0.372	2.1
MT-1068	94.40	99.50	5.10	0.329	2.5
MT-1068	114.50	160.45	45.95	0.553	2.4
MT-1068	169.20	170.20	1.00	0.673	25.0
MT-1068	174.20	176.20	2.00	0.381	3.1
MT-1068	229.00	279.00	50.00	1.129	2.8

Drill Hole ID	Drill Hole Intersection			Assays
	From (m)	To (m)	Interval (m)	Gold (g/t)	Silver (g/t)
MT-1068	293.00	297.50	4.50	0.356	0.9
MT-1068	303.20	333.50	30.30	1.805	10.3
MT-1069	8.40	12.20	3.80	0.600
MT-1069	22.20	24.20	2.00	0.477
MT-1069	28.20	30.20	2.00	0.349
MT-1070	No significant intervals
MT-1071	No significant intervals
MT-1072	No significant intervals
MT-1073	15.00	32.00	17.00	1.167	66.3
MT-1073	76.00	78.00	2.00	0.435	5.0
MT-1073	82.00	84.00	2.00	0.637	23.0
MT-1073	103.60	111.60	8.00	0.435	2.9
MT-1073	127.60	135.60	8.00	0.427	1.1
MT-1073	284.20	286.20	2.00	0.402	3.4
MT-1073	308.10	315.10	7.00	0.594	8.8
MT-1073	327.00	331.00	4.00	0.366	1.3
MT-1073	339.00	341.50	2.50	1.451	5.8
MT-1073	398.00	404.00	6.00	1.643	8.2
MT-1073	412.50	414.50	2.00	0.488	5.3
MT-1074	30.00	35.00	5.00	0.912	2.6
MT-1074	74.00	86.85	12.85	0.411	3.6
MT-1074	94.85	116.85	22.00	0.373	2.6
MT-1074	126.85	143.00	16.15	0.933	4.2
MT-1075	39.20	41.20	2.00	0.472	7.4
MT-1076	4.45	10.50	6.05	3.00	7.7
MT-1076	61.72	65.90	4.18	3.51	16.1
MT-1077	23.50	31.40	7.90	0.391	4.4
MT-1077	53.50	60.00	6.50	0.631	11.7
MT-1077	96.30	104.30	8.00	0.308	3.4
MT-1077	122.30	142.00	19.70	0.662	8.7
MT-1077	148.20	152.00	3.80	0.700	7.7
MT-1078	5.45	7.50	2.05	0.673	7.4
MT-1078	11.50	19.50	8.00	0.377	4.9
MT-1078	23.50	27.50	4.00	0.519	7.3
MT-1078	33.50	37.70	4.20	0.395	3.3
MT-1079	8.70	38.20	29.50	0.677	3.4
MT-1079	42.20	50.20	8.00	0.452	1.4
MT-1080	2.55	15.90	13.35	0.794	7.0
MT-1080	21.95	24.00	2.05	0.383	2.1
MT-1080	40.10	69.00	28.90	0.499	2.5
MT-1080	147.00	149.00	2.00	0.303	0.4
MT-1080	155.00	161.00	6.00	0.744	2.2
MT-1080	165.00	177.00	12.00	0.610	7.4
MT-1080	205.00	207.00	2.00	0.941	0.6
MT-1080	227.00	229.00	2.00	1.023	13.0
MT-1080	257.00	259.00	2.00	0.423	1.2
MT-1080	267.00	273.55	6.55	0.850	0.3
MT-1080	294.00	295.60	1.60	0.936	1.2
MT-1080	299.00	324.20	25.20	0.462	2.4
MT-1081	237.00	239.00	2.00	0.374	7.5
MT-1081	246.30	248.30	2.00	0.340	0.6
MT-1081	276.30	278.30	2.00	0.350	8.5
MT-1081	318.00	320.00	2.00	0.454	0.5
MT-1081	330.00	341.50	11.50	1.407	5.3
MT-1081	353.50	357.50	4.00	0.324	1.9
MT-1081	359.50	361.00	1.50	0.434	4.9
MT-1081	375.00	377.00	2.00	0.330	2.2
MT-1081	403.00	405.00	2.00	0.401	5.6
MT-1081	427.00	435.00	8.00	1.976	12.0
MT-1081	441.00	453.00	12.00	0.540	4.9
MT-1081	461.00	467.00	6.00	0.476	2.8
MT-1081	477.00	481.00	4.00	0.638	3.1
MT-1081	485.00	487.00	2.00	0.339	0.5

Drill Hole ID	Drill Hole Intersection			Assays
	From (m)	To (m)	Interval (m)	Gold (g/t)	Silver (g/t)
MT-1081	499.00	501.00	2.00	0.415	1.1
MT-1082	13.50	27.00	13.50	1.185	6.6
MT-1083	57.50	75.25	17.75	0.816	4.5
MT-1083	77.30	83.00	5.70	0.429	2.9
MT-1083	167.00	175.45	8.45	1.082	6.4
MT-1083	187.45	201.00	13.55	0.833	3.5
MT-1084	97.00	99.00	2.00	0.312	7.8
MT-1084	111.00	117.00	6.00	0.36	5.67
MT-1084	149.00	165.00	16.00	0.33	2.69
MT-1084	187.00	209.20	22.20	0.79	4.15
MT-1085	12.00	44.00	32.00	0.816	4.4
MT-1085	50.00	56.05	6.05	0.312	6.6
MT-1085	62.05	66.00	3.95	0.504	5.0
MT-1086	2.80	9.50	6.70	0.954	7.8
MT-1086	23.40	29.80	6.40	0.364	7.6
MT-1086	30.50	39.50	9.00	0.452	4.7
MT-1086	57.50	63.50	6.00	0.393	1.2
MT-1086	91.50	111.90	20.40	1.533	7.7
MT-1086	117.30	123.30	6.00	0.308	2.5
MT-1086	143.30	145.30	2.00	0.362	2.2
MT-1086	233.60	235.50	1.90	0.563	4.0
MT-1086	269.00	275.00	6.00	0.398	1.7
MT-1086	300.55	306.00	5.45	1.944	13.6
MT-1086	317.00	341.50	24.50	1.394	5.9
MT-1086	353.50	355.50	2.00	0.311	1.3
MT-1087	No significant intervals
MT-1088	24.00	26.00	2.00	0.442	3.9
MT-1088	66.00	66.76	0.76	0.571	6.9
MT-1089	3.62	7.50	3.88	0.455	5.4
MT-1090	7.20	8.70	1.50	2.282	11.5
MT-1090	38.30	58.30	20.00	0.383	2.3
MT-1090	120.30	124.30	4.00	4.400	3.4
MT-1090	128.30	130.30	2.00	2.400	1.2
MT-1090	134.00	138.50	4.50	0.764	7.4
MT-1090	142.50	158.50	16.00	1.168	3.8
MT-1090	166.50	192.60	26.10	0.369	4.7
MT-1090	195.15	199.15	4.00	0.452	2.1
MT-1090	227.15	237.55	10.40	1.050	13.7
MT-1090	241.55	247.55	6.00	1.725	4.7
MT-1090	269.5	283.50	14.00	0.901	7.5
MT-1091	70.10	72.00	1.90	0.371	4.2
MT-1091	80.00	82.00	2.00	0.371	4.9
MT-1091	179.00	181.00	2.00	0.457	2.1
MT-1091	195.00	197.00	2.00	0.441	2.2
MT-1091	221.00	223.00	2.00	0.426	2.5
MT-1092	2.05	10.60	8.55	0.645	4.6
MT-1092	26.60	30.60	4.00	0.316	13.5
MT-1092	58.10	66.10	8.00	0.786	3.5
MT-1093	106.00	108.30	2.30	0.436	5.0
MT-1093	173.00	175.00	2.00	0.556	3.8
MT-1093	207.00	211.00	4.00	0.866	7.2
MT-1093	219.00	221.00	2.00	0.903	11.3
MT-1093	251.00	253.00	2.00	4.200	7.2
MT-1093	285.80	286.80	1.00	1.208	6.0
MT-1093	297.60	325.00	27.40	0.621	5.3
MT-1093	356.70	361.50	4.80	0.458	2.3
MT-1093	383.50	385.50	2.00	0.380	9.8
MT-1094	No significant intervals
MT-1095	27.30	29.30	2.00	0.685	2.9
MT-1095	48.60	77.65	29.05	0.696	2.4
MT-1095	81.65	87.65	6.00	0.397	1.7
MT-1095	95.65	105.80	10.15	0.682	1.3
MT-1095	109.30	113.30	4.00	0.625	2.3

Drill Hole ID	Drill Hole Intersection			Assays
	From (m)	To (m)	Interval (m)	Gold (g/t)	Silver (g/t)
MT-1095	129.30	133.00	3.70	0.364	2.3
MT-1095	156.00	161.45	5.45	0.359	0.8
MT-1095	169.45	171.55	2.10	0.331	0.9
MT-1095	189.55	193.55	4.00	0.956	3.9
MT-1095	197.55	263.55	66.00	0.608	4.2
MT-1095	269.55	329.85	60.30	1.014	4.2
MT-1095	333.85	335.85	2.00	0.321	1.9
MT-1095	345.85	347.85	2.00	0.345	3.3
MT-1096	42.00	44.00	2.00	0.479	4.7
MT-1096	108.00	116.00	8.00	0.461	3.9
MT-1097	31.00	35.00	4.00	0.360	7.8
MT-1097	61.00	65.00	4.00	0.696	9.5
MT-1097	73.00	75.00	2.00	0.461	1.4
MT-1097	99.00	103.00	4.00	3.532	4.2
MT-1097	148.00	158.80	10.80	0.798	7.2
MT-1098	49.00	77.00	28.00	0.741	4.6
MT-1098	79.00	86.90	7.90	0.334	2.7
MT-1098	89.10	93.00	3.90	0.386	3.6
MT-1098	129.50	133.52	4.02	0.328	1.0
MT-1098	192.50	196.60	4.10	0.418	3.4
MT-1098	214.60	219.00	4.40	0.668	4.6
MT-1098	234.00	240.00	6.00	0.348	1.5
MT-1098	252.00	260.00	8.00	0.436	1.7
MT-1098	268.00	276.00	8.00	1.782	4.9
MT-1098	302.00	308.00	6.00	0.386	5.6
MT-1099	9.30	32.68	23.38	1.589	9.4
MT-1100	29.80	31.00	1.20	5.867	3.9
MT-1100	70.20	72.20	2.00	0.315	3.4
MT-1100	78.20	81.60	3.40	1.168	3.4
MT-1100	82.00	86.00	4.00	0.666	4.0
MT-1101	2.50	10.50	8.00	0.687	14.4
MT-1101	14.50	16.50	2.00	0.876	6.5
MT-1101	40.60	42.50	1.90	0.353	11.1
MT-1101	49.60	59.50	9.90	0.472	2.7
MT-1101	73.60	76.60	3.00	0.995	9.7
MT-1102	8.70	63.60	54.90	1.151	10.4
MT-1103	6.70	8.70	2.00	1.016	4.5
MT-1103	34.70	36.70	2.00	0.489	1.7
MT-1103	40.70	42.70	2.00	0.435	5.9
MT-1104	15.10	23.10	8.00	0.408	20.5
MT-1104	101.10	107.10	6.00	0.328	2.6
MT-1104	117.10	121.10	4.00	1.370	8.7
MT-1104	132.50	136.50	4.00	1.067	4.1
MT-1104	154.50	236.50	82.00	1.166	5.7
MT-1105	Results pending
MT-1106	12.50	14.50	2.00	0.376	3.4
MT-1106	98.00	100.00	2.00	0.315	3.7
MT-1106	146.00	148.00	2.00	0.336	2.8
MT-1106	152.00	164.00	12.00	0.351	2.4
MT-1106	170.00	172.00	2.00	1.029	3.0
MT-1106	184.00	208.00	24.00	0.397	5.4
MT-1106	210.00	216.00	6.00	0.311	2.4
MT-1106	226.00	228.00	2.00	0.665	4.1
MT-1106	240.00	250.00	10.00	0.305	2.3
MT-1106	256.00	274.00	18.00	0.396	3.0
MT-1106	282.00	290.00	8.00	0.303	2.7
MT-1106	296.00	298.00	2.00	0.322	0.3
MT-1106	310.00	314.00	4.00	0.950	7.3
MT-1106	344.00	346.00	2.00	0.463	0.4
MT-1106	351.60	358.50	6.90	0.413	20.8
MT-1107	Results pending
MT-1108	Results pending
MT-1109	Results pending

Drill Hole ID	Drill Hole Intersection			Assays
	From (m)	To (m)	Interval (m)	Gold (g/t)	Silver (g/t)
MT-1110	Results pending
MT-1111	Results pending
MT-1112	Results pending
MT-1113	5.80	11.20	5.40	0.406	4.1
MT-1113	19.70	21.70	2.00	0.557	9.6
MT-1113	27.70	29.70	2.00	0.310	1.5
MT-1113	65.70	94.90	29.20	0.534	6.6
MT-1113	100.90	102.90	2.00	0.314	10.9
MT-1113	106.90	108.90	2.00	0.348	3.4
MT-1114	Results pending
MT-1115	3.50	5.40	1.90	0.306	7.8
MT-1115	98.50	102.55	4.05	0.331	3.4
MT-1115	132.50	166.50	34.00	1.387	9.8
MT-1115	184.50	188.50	4.00	4.862	5.0
MT-1115	210.50	262.10	51.60	0.531	4.2
Table supplied by CGL.

12.0 SAMPLING METHOD AND APPROACH

A description of the historical sampling methods conducted on the project is provided in Section 6.1.

During the first phase of underground sampling conducted by CGL between December, 2005 and May, 2006, samples were cut by hand. These samples were taken with hammers and chisels in sampling channels up to 2.0 m long by 5 cm wide and 1 cm deep. Due to concern regarding the sample quality, many of these samples were subsequently repeated using a hand-held core saw, but analyses from some hand-cut samples have been retained where it was not possible to gain access to the mines due to a collapse of the workings. This work is ongoing.

From the inception of the sampling program to the present, CGL has taken rock channel samples from all accessible underground mines. Cross-cuts were sampled in continuous channel samples where possible; however, timbering or poor ground conditions often necessitated changing from one rib of the cross-cut to the other. Individual channel samples were also were taken of faces, veins, and at systematic intervals on the backs, where accessible. For the face samples, separate samples were cut for hanging wall, vein and foot wall; in the cases when no discreet vein was present a single stockwork sample was taken. The hand-held rock-saw was powered by a small gasoline generator placed outside the mine portal. Samples were up to a maximum of 2 m long but preference was given to geological contacts therefore the sample length could be less than 2 m. The surface to be sampled was cleaned and then the individual samples were marked by a geologist. Two horizontal parallel cuts were made across the length of the sample about 6 to 8 cm apart and 2 cm deep. Then a series of vertical cuts 10 cm apart were made to facilitate breaking the rock. After these cuts were completed the rock sample was broken using a hammer and chisel, and collected in a sample bag. The sample width and depth was designed to give a sample weight similar to a split HQ drill core sample.

For diamond drill core sampling, the drilling contractors remove the core from the core barrel and place the core in wooden core boxes. Wooden depth makers, so called "tacos", are marked by the driller and placed at the end of each drill run. Lids are nailed onto the coreboxes once they are filled. CGL geologists or the field technicians take possession of the boxed drill core at the drilling platform and are responsible for transporting it to the CGL core shack at Marmato. Most of the drill platforms are not accessible by road and core boxes are carried by mule or by men to the nearest road or trail, and then transported to the core shack using either a pickup truck or a quad bike with trailer.

At the core shack the core is washed and the boxes are inscribed with the the box number, drilling interval and other data by a technician and digital photographs of pairs of core boxes are taken (Figure 12.1).

Figure 12.1
Photograph of Cleaned Core after Reception at the CGL Camp at Marmato

The core is first logged for its’ geotechnical characteristics. Once the geotechnical logging is completed the core is then logged for its’ geological characteristics. After this the sample intervals are determined and marked by the geologist. The core is then logged for its’ mineralogical characteristics using the sample intervals as the logging intervals. All things being equal, sample lengths are nominally 2 m long; however, priority is given to veins and geological contacts so that sample lengths can be less than this. The minimum sample length is 0.50 m long and will typically be dominated by a vein or veins. When the core is completely logged, the sample details are written on printed sample cards with consecutive numbering and the tear-off numbers (tags) are stapled to the core box at the beginning of each sample interval. The geologist then marks a cut-line along the axis of the core to ensure that the core is cut perpendicular to the dominant vein and veinlet orientation ensuring that they are sampled equally. Core is cut in half lengthwise by diamond saw and one half placed in a plastic or cloth sample bag with an outer bag for security. One of the sample tags is placed in the inner bag along with the sample; the other sample tag is stapled to the dividers in the box as a reference for future work. The sample number is also written on both the inner and outer bags with indelible marker pen and the sample bag is sealed with a plastic cable tie. The other half of the re is left in the core box for reference. The core is photographed again after being cut (Figure 12.2).

Figure 12.2
Photograph of Same Core Interval as in Figure 12.1 after it has been Logged and Cut

The core boxes are transported by a CGL vehicle to a CGL warehouse in Medellín for permanent storage. The Medellín warehouse was set up in 2007 because of the lack of storage space at Marmato. In 2008, the samples were moved to a larger warehouse facility in Medellín. Samples of the cuttings are taken from the core saw tray and sludge samples are taken from the sumps used to settle out fine solids from the drill water. The settling tanks were installed as part of the environmental management plan for drilling. The core intervals to which these samples correspond are recorded so that the cuttings and sludge sample grades can be compared with the average grade for the interval.

13.0 SAMPLE PREPARATION, ANALYSES AND SECURITY

Conquistador’s sample preparation, analysis and security details are briefly described in the 1998 MRDI report. A brief description of this historical work is provided in Section 6.1.

It is Micon’s opinion based on a general and specific assessment of the CGL drill core and channel sample data that the quality for the drill core and channel samples used in the current resource estimate to date meets accepted industry standards and the CGL core drilling and channel sampling is believed to be representative of the areas examined.

Drill core and saw-cut channel samples were prepared by Inspectorate America Corporation (Inspectorate) and SGS Colombia S.A. (SGS) in sample preparation facilities in Medellín with the sample pulps either sent to the USA or Peru for analysis.

The primary laboratory used for the samples in the drill and underground sampling programs was Inspectorate (ISO 9001:2000 and ISO 9002:1994 certified) with a sample preparation laboratory in Medellín, and analytical laboratories in Sparks, Nevada, USA and Lima, Peru. The Sparks analytical laboratory was used until late 2007 however, considerable QA/QC problems were experienced during 2007 as well as long delays in turnaround time, and since late 2007 the Lima analytical laboratory has been used. The analyses from Inspectorate’s Sparks laboratory which failed QA/QC were repeated at the same laboratory a second and sometimes a third time, resulting in considerable additional delays. Other samples analyzed initially at Inspectorate’s Sparks laboratory were re-analyzed at Inspectorate’s Lima, Peru laboratory. Only sample batches that passed QA/QC were accepted and used in the resource estimation. Inspectorate is used as the laboratory for check and replicate assays of samples analyzed initially at SGS del Peru S.A.C in Callao, Lima, Peru.

The secondary laboratory used was SGS (ISO 9001 certified) at a sample preparation facility in Medellín, and at their analytical laboratory run by SGS del Perú S.A.C. SGS was used for the backlog of samples in late-2007 and for check and replicate assays of samples analyzed initially at Inspectorate. They are also used as the primary laboratory for the Caramanta exploration program samples.

Prior to the opening of the Inspectorate and SGS sample preparation laboratories in Medellín in August, 2006 and November, 2007, respectively there were no internationally certified sample preparation laboratories for mineral exploration in Colombia. At the start of exploration work by CGL all samples had to be sent to other countries to be prepared and analyzed. Entire rock samples were sent by air to Inspectorate in Sparks, Nevada, for preparation and analysis, or to ALS Chemex in Quito, Ecuador (ISO 9001:2000 and ISO 17025:2005 certified) for preparation, with analysis by ALS Chemex in Lima. ALS Chemex in Reno, Nevada was also used for some check analyses. The air shipment was expensive and prone to customs delays. Some later samples were prepared by SGS at a sample preparation facility in its coal laboratory in Barranquilla, Colombia, and sample pulps were sent to its laboratory in Lima for analysis. The samples prepared in overseas laboratories were the initial underground samples and surface samples.

13.1 SAMPLE SECURITY AND CHAIN OF CUSTODY

The Chain of Custody procedures for sample security were set up for CGL by Dr. Stewart Redwood in December, 2005 (with the latest update occurring in July, 2007).

Samples collected in underground mines or in the field are collected by CGL geologists and field technicians and are transported to the core logging facility in the Marmato camp by vehicle. The samples are collected in plastic or cloth bags and are double bagged. The sample description is written on a printed sample card with consecutive numbering and a tear-off number tag to insert in the sample bag. The sample number is also written on both the inner and outer bags with indelible marker pen. The sample bag is sealed with a plastic cable tie.

At the beginning of the CGL sampling program (2005 to 2006), the sample numbers were made up in the field. For example 126GG01T was made up of mine number or project code (126), sampler (GG), sample point (01) and sample type (T); or PA1005 was made up of the project code (PA) and consecutive sample number (1005). The sample description was written in a field notebook which was later transcribed into Excel. The sample number was written on a piece of flagging tape which was inserted in the sample bag as the ticket. In addition, the sample number was written with indelible marker pen on both the plastic bag and the cloth bag. This system was replaced by consecutive numbering in 2006 when sample cards were printed. The samples numbered using the initial numbering system are comprised of the early hand-cut underground mine samples, surface samples and some Caramanta exploration rock samples.

The drilling contractors remove core from the core barrel manually (i.e.., the core is not pumped from the core barrel) and place the core in a 3 m long channel made from drilling casing cut longitudinally. The core is lightly cleaned with a brush and water to remove drilling additives while the additives are still wet. Significant care is taken to avoid washing fines away from the core. The cleaned core is then placed in wooden core boxes for shipment. CGL geologists or field technicians take possession of the drill core in the boxes at the drill platform and are responsible for transporting it to the CGL core shack. Since most of the drill platforms are not accessible by road the core boxes are carried by mule or by men to the to designated drop-off points for pick-up and transport to the core shack either by pickup truck or quad bike with trailer.

Once the core is logged, the CGL geologists mark the sample intervals on the core and mark a cut-line along the axis of the core. The sample details are written on consecutively-numbered, printed sample cards. The cut-line is oriented so as to, as much as possible, cut the core perpendicular to sulphide-bearing veins and fractures. Core is cut in half lengthwise by diamond saw with one half placed in a plastic or cloth sample bag with an outer bag for security and the other half is returned to the core box. One of the tear-off numbers is inserted in the sample bag; the other tear-off number is stapled into the core box. The sample number is also written on both the inner and outer bags with permanent marker. The sample bag is sealed with a plastic cable tie. The half of the core which is left in the core box is a reference sample available either for re-logging or quarter cutting if necessary. After the core is logged and cut, the core box tops are nailed back on the core boxes and the core boxes are stored in a portion of the logging area that is locked after normal working hours (Figure 13.1). The boxes are normally transported by a CGL vehicle to a CGL warehouse in Medellín for storage. The warehouse was set up in late-2007 due a lack of storage space at Marmato. Subsequently, in early 2008, the samples were moved to a larger warehouse in Medellín. Due to a significant backlog of core boxes ready for transport to the warehouse and the limited transportation capacity via CGL vehicle, the transportation of core boxes to the warehouse has been contracted to a local transportation company on several occasions.

Figure 13.1
CGL Core Logging Facilities at Marmato

All bagged and numbered samples are stored in a secure storage facility at the core logging facility at CGL’s camp in Marmato. This storage area is a roofed enclosure with wire mesh fence walls and two doors which are padlocked at night. The CGL camp is under constant supervision by a private security company and two guard dogs. All movement to and from the CGL camp is controlled by the private security company. The key to the secure storage area is held by the camp security guard. In addition, the camp has a perimeter fence and one single access gate controlled by a 24-hour security guard.

In preparation for shipment, samples are packed into nylon rice sacks with approximately 5 samples per rice sack. The shipments are accompanied with the requisite laboratory submittal forms and are transported by CGL vehicle to the CGL warehouse in Medellín. It is important to note that although at times the logged core boxes are transported to the CGL warehouse in Medellín by an independent transportation company, the assay samples are always transported by CGL vehicle. The samples are received by CGL technicians at the CGL warehouse and verified against the submittal form. In those cases where the shipment includes the final samples from a single drill hole, the drill hole, in its entirety, is loaded into the CGL vehicle for transportation to the preparation facilities of either Inspectorate or SGS for preparation. Upon reception at the sample preparation facility, the laboratory company checks that the samples received match the work order and sign that it has accepted the samples.

Once the sample preparation is completed, the laboratory despatches the sample pulps by courier to their overseas laboratory. The laboratories have been instructed to retain excess sample pulps after analysis which can be used in the event that check analyses are requested by CGL.

The coarse sample rejects and sample pulps from the preparation facilities in Medellín are picked up by CGL technicians during routine sample shipments to the preparation facilities. The coarse rejects and pulps are returned to the CGL sample warehouse in Medellín for long-term storage.

13.2 SAMPLE PREPARATION

The sample preparation at the Inspectorate laboratory in Medellín consists of drying the entire sample and crushing it to >70% passing -10 mesh by jaw crusher and roll mill. This was later changed to >85% passing -10 mesh using a TM Terminator Jaw Crusher. A split of 250 to 500 g is then obtained using a Jones splitter and pulverized to >80% passing -150 mesh with Labtech LM2 pulverizing ring mill. Tested barren silica sand was used as a clean wash between each sample in pulverization.

The sample preparation procedures at the SGS laboratory in Medellín is comprised of drying the sample, crushing the entire sample in two stages to -6 mm and -2 mm by jaw crusher (>95% passing), riffle split the sample to 250 g to 500 g, and pulverizing the split to >95% passing -140 mesh in 800 cc chrome steel bowls in a Labtech LM2 vibrating ring mill (preparation code 321).

The sample preparation method at the Inspectorate laboratory in Sparks, Nevada was to dry and crush the entire sample to greater than (>) 85% passing -10 mesh by TM Terminator Jaw Crusher, spilt 250 g to 300 g using a Jones splitter and pulverize this to >90% passing -150 mesh with a Labtechiques LM2 pulverizing ring mill. Tested barren silica sand was used as a clean wash between each sample in pulverization (rock chip 0-10 lbs method).

The sample preparation procedure at the ALS Chemex laboratory in Quito was to log the sample into the tracking system, weigh, dry, crush the entire sample to >70% passing 2 mm, split off up to 1.5 kg and then pulverize the split to >85% passing 75 microns (code PREP-32).

The sample preparation procedure at the SGS Colombia S.A. facility in Barranquilla was to dry the sample, crush the entire sample in two stages to -6 mm and -2 mm by jaw crusher (>95% passing), riffle split 250 g to 500 g, and pulverize the split to >95% passing -140 mesh in 800 cc chrome steel bowls in a Labtech LM2 vibrating ring mill (preparation code 321).

13.3 SAMPLE ANALYSIS

The Inspectorate laboratory in Lima analyzed the samples for gold and silver by fire assay with a one assay tonne (29.2 g) sample and AA finish for gold (detection limits 0.005 ppm to 3 ppm), and AA finish for silver (detection limits 0.2 ppm to 200.0 ppm) (method Au, Ag FA/AA/AAS). Over-limit gold assays (above 3,000 ppb or 3.0 ppm) were repeated by fire assay (1 assay ton, 29.2 g) with gravimetric finish (method Au FA/GRAV). Samples above a 200 g/t silver upper limit of detection were repeated by fire assay (1 assay ton, 29.2 g) with gravimetric finish (method Ag FA/GRAV). Samples were analyzed for multielements by aqua regia digestion and inductively coupled plasma (ICP) finish (32 Element ICP Package for Ag, Al*, As, Ba*, Bi, Ca*, Cd, Co, Cr*, Cu, Fe, Hg, K*, La*, Mg*, Mn, Mo, Na*, Ni, P, Pb, S*, Sb*, Se, Sn*, Sr*, Te*, Ti, Tl*, V, W, Zn). Inspectorate states that for elements marked * the digestion is partial in aqua regia in most silicate matrices and the analysis is partial. Overlimit zinc and lead analysis (>10,000 ppm) was rereun by aqua regia digestion and AA.

The Inspectorate laboratory in Sparks, Nevada analyzed samples for gold and silver by fire assay (FA) using a one assay ton (29.2 g) sample with an AA finish for gold (detection limits 2 ppb to 3,000 ppb) and AA finish for silver (detection limits 0.1 ppm to 200 ppm) (method Au, Ag FA/AA/AAS). Over-limit gold assays (above 3,000 ppb or 3.0 g/t) were repeated by fire assay with gravimetric finish (method Au FA/GRAV). Samples above a 200 ppm silver upper limit of detection were repeated by fire assay with gravimetric finish (method Ag FA/GRAV). Samples were analyzed for multielements by aqua regia digestion and ICP finish (30 Element ICP Package for Ag, Al*, As, B*, Ba*, Bi, Ca*, Cd, Co, Cr*, Cu, Fe, Hg, K*, La*, Mg*, Mn, Mo, Na, Ni, P, Pb, Sb*, Se, Sr*, Ti, Tl*, V, W, Zn). Inspectorate states that for elements marked * the digestion is partial in aqua regia in most silicate matrices and the analysis is partial. Overlimit zinc and lead analysis (>10,000 ppm) was rereun by aqua regia digestion and AA.

ALS Chemex has analyzed samples in North Vancouver, British Columbia, Canada and Reno, Nevada, USA for gold by fire assay (30 gram samples) with an AA finish (code Au-AA23; detection limits 0.005 ppm to 10 ppm). Multielement geochemical analyses were done by two different methods, both with an aqua regia digestion. One method (ME-ICP41) uses conventional ICP-AES for 35 elements (Ag, Al, As, B, Ba, Be, Bi, Ca, Cd, Co, Cr, Cu, Fe, Ga, Hg, K, La, Mg, Mn, Mo, Na, Ni, P, Pb, S, Sb, Sc, Sr, Th, Ti, Tl, U, V, W, Zn). The second method (ME-MS41) uses both ICP-AES and ICP-MS for 51 elements (Ag, Al, As, Au, B, Ba, Be, Bi, Ca, Cd, Ce, Co, Cr, Cs, Cu, Fe, Ga, Ge, Hf, Hg, In, K, La, Li, Mg, Mn, Mo, Na, Nb, Ni, P, Pb, Rb, Re, S, Sb, Sc, Se, Sn, Sr, Ta, Te, Th, Ti, Tl, U, V, W, Y, Zn, Zr). ALS Chemex indicates that although some base metals may dissolve quantitatively in the majority of geological matrices, data from aqua regia leach should be considered as representing only the leachable portion of the particular analyte.

SGS del Perú S.A.C. analyzed samples for gold by fire assay (30 g sample) with an AA finish (code FAA313; detection limits 0.005 ppm to 10 ppm) and for silver with an aqua regia digestion and an AAS finish (code AAS12CP; detection limits 0.3 ppm to 500 ppm). Multielement geochemical analyses were done by two different methods. One method (ICM40B) uses a four acid digestion and both both ICP-AES and ICP-MS for 50 elements (Ag, Al, As, Ba*, Be*, Bi, Ca*, Cd, Ce, Cr*, Co, Cs, Cu, Fe*, Ga*, Ge*, Hf*, In*, K*, La*, Li*, Lu*, Mg*, Mn*, Mo, Na*, Nb*, Ni*, P*, Pb, Rb*, S*, Sb, Sc*, Se, Sn*, Sr*, Ta*, Tb, Te*, Th*, Ti*, Tl*, U*, V*, W*, Y*, Yb*, Zn*, Zr*). The second method (ICP12B) uses a two acid (HNO3 and HCl) digestion and both ICP-AES and ICP-MS for 38 elements (Ag, Al, As, Ba*, Be*, Bi, Ca*, Cd, Co, Cr*, Cu, Fe*, Ga*, Hg, K*, La*, Mg*, Mn*, Mo, Na*, Nb*, Ni*, P*, Pb, S*, Sb, Sc*, Sn*, Sr*, Ti*, Tl*, V*, W*, Y*, Zn*, Zr*). SGS indicates that the analysis is partial for elements marked * and depends on the mineralogy. Over limit gold values were repeated by fire assay with a gravimetric finish (method FAG303) and a lower limit of detection of 0.02 g/t. Silver grades above 100 ppm and zinc grades above 1% were repeated by four acid digestion and atomic absorption (method AAS41B). Gold and silver for some samples was by fire assay and gravimetry on 30 g (method FAG323 with lower limit of detection of 0.03 g/t gold and 0.03 g/t silverAg).

13.4 QUALITY ASSURANCE/QUALITY CONTROL (QA/QC)

The sampling and QA/QC procedures for CGL were set up by Dr. Stewart Redwood in December, 2005 (updated most recently in July, 2007) and were implemented step-wise as materials were sourced. Full QA/QC procedures were conducted from August 1, 2006 and were used for the drilling program and the underground sampling program. Appendix 1 contains a copy of the updated QA/QC procedures as outlined and initiated by Dr. Stewart Redwood for CGL.

The routine QA/QC program at Marmato comprises certified standard reference materials (CSRM), quartz sand blanks, preparation duplicates (PD), field duplicates (FD) and check and replicate assays. The CSRM, quartz sand blanks and preparation and field duplicate samples make up that portion of the QA/QC program which provides ongoing monitoring of the geochemical laboratories. The check assay and replicate assay samples are submitted at longer time intervals (less frequently) and provide a secondary control on the accuracy of the geochemical data. Additional aspects of the QA/QC program include screen metallic test work done in an attempt to prove or disprove the presence of a nugget effect in Marmato mineralization and comparison of saw-cut with hammer and chisel cut underground samples.

The routine QA/QC samples are inserted into the sample stream on the basis of every 100 samples. Currently, within each 100 sample numbers, there are 5 CSRM, 2 quartz sand blanks, 2 PD samples and 2 FD samples. Thus every 100 samples contain, on average, 89 unknowns and 11 QA/QC samples (12%) which agrees with the best practices guidelines currently circulating within the industry. At the inception of the QA/QC program there were only 2 CSRM samples per 100 samples. However, as a result of analytical problems at the Inspectorate analytical facility in Sparks, the number of CSRM was increased from 2 to 5 per 100 sample numbers. This ensures that there is one CSRM in each "tray" of 20 samples that are loaded into the fire assay oven.

Sample numbers for CSRM and preparation and field duplicate samples are determined using a random number generator. This avoids bias or a periodicity in the location of the QA/QC samples within the overall sample stream. Random numbers are generated by the geologist using the random number function in Microsoft Excel and they assigned as follows:

  The random number function in Microsoft Excel produces a random number between 0 and 1.
  For the CSRM, 5 random numbers are generated and the resulting random numbers are multiplied by 100 to produce 5 random numbers between 1 and 100.
  For the FD samples, 2 random numbers are generated and these resulting random numbers are multiplied by 100 to produce 2 random numbers between 1 and 100.
  For the PD samples, 2 random numbers are generated and these resulting random numbers are multiplied by 100 to produce 2 random numbers between 1 and 100.

  Iin all cases the random numbers thus generatedare added to the minimum number in that sequence of sample numbers (e.g., in the sequence of 100 sample numbers from D02301 to D02400, random generated number 26 would be added to D02301 to become sample number D02327).

In contrast, the quartz sand blanks are inserted at points within the sample stream where, based on the geology, the geologist believes that there is a high likelihood of significant mineralization. This ensures that the quartz sand blanks occur at points within the sample stream where they will serve to check the thoroughness of the cleaning of the ring and puck pulverizer.

13.5 REFERENCE MATERIALS

The CSRM samples for gold (with of which are also certified for silver, as well) were purchased from Rocklabs Limited (Rocklads), Auckland, New Zealand and began to be submitted to the assay laboratories as part of routine assaying procedures in August, 2006. Initially, Rocklabs CSRM numbers SE19, SG14 and SI15 were used. However, when the initial order of three hundred 50 gram sachets (100 each of the three CSRM) was exhausted, the same CSRM samples were unavailable. Therefore, the replacement CSRM were Rocklabs numbers SE29, SF30, SG31 and SH35. Whereas two of the three initial CSRM were certified for both gold and silver, the replacement CSRM were certified for gold only. Pertinent aspects of the CSRM used at Marmato are given in Table 13.1; the Certificates of Analysis for the CSRM can be found on the Rocklabs web site at www.rocklabs.com.

Table 13.1
Certified Standard Reference Material Information

Reference Material ID		Gold Value			Silver Value
	Accepted Assay (ppm)	Standard Deviation	95% Confidence Interval	Accepted Assay (ppm)	Standard Deviation	95% Confidence Interval
SE19	05883	0.026	+/- 0.011	N/A
SG14	0.989	0.044	+/- 0.019	11.12	1.03	+/- 0.046
SI15	1.805	0.067	+/- 0.028	19.68	1.02	+/- 0.460
SE29	0.597	0.016	+/- 0.007	N/A
SF30	0.832	0.021	+/- 0.008	N/A
SF31	0.996	0.028	+/- 0.011	N/A
SH35	1.323	0.044	+/- 0.017	N/A
Table was supplied by CGL based on Rocklabs’ Certificates of Analysis available at www.rocklabs.com.

Figures 13.2 through 13.10 graphically indicate the gold and silver analytical results for the entire CSRM samples throughout the history of the Marmato project. In all cases the x-axis (assay number) is in chronological order of the relative date of receipt of the analytical results. It should be emphasized that while these Figures show all CSRM analyzed, only analytical results associated with CSRM that passed QC, as described below, were accepted for use in the resource calculation; analyses associated with CSRM that failed were rejected, and the laboratory was instructed to re-run the analyses with new CSRM. For CSRM samples SE19, SG14 and SI15 the results were received between October 2006 and March 2008. With very few exceptions all of the analyses of SE19, SG14 and SI15 were conducted at the Inspectorate laboratory in Sparks, Nevada. For CSRM samples SE29, SF30, SG31 and SH35, the initial results were received in December 2007 and CGL continues to use these CSRM. The graphs include the following data: a) the actual value of the CSRM (yellow diamonds connected with a blue line; and b) the moving average of all of that particular CSRM (red triangles connected with a red line). The accepted value for the CSRM is the thick green line in the approximate center of the graph and the 95% confidence interval is the pale yellow rectangle. The limits of ±2 standard deviations (±2 SD) are the green dashed lines; the limits of ±3 standard deviations (±3 SD) are the red dashed lines. Each graph also contains one text box with the average and standard deviation of the empirical CSRM data and a second text box with the accepted data for the CSRM. The CSRM data are given in Appendices 2 through 10.

Figure 13.2
Behaviour of Certified Standard Reference Material Sample SE19 for Gold Thorough Time

Figure 13.3
Behaviour of Certified Standard Reference Material Sample SG14 for Gold Thorough Time

Figure 13.4
Behaviour of Certified Standard Reference Material Sample SI15 for Gold Thorough Time

Figure 13.5
Behaviour of Certified Standard Reference Material Sample SG14 for Silver Thorough Time

Figure 13.6
Behaviour of Certified Standard Reference Material Sample SI15 for Silver Thorough Time

The collective results of the analyses for both gold and silver on samples CSRM samples SE19, SG14 and SI15 were very poor; however, it is vitally important to realize the following. The graphs show all of the results of the CSRM analyses but none of the sample results associated with CSRM analyses that were out of range (e.g., >±3 SD or 2 or more consecutive >±2 SD) were used in the resource estimate. Only assays associated with CSRM analyses that were within range (e.g., < 2 SD or an isolated CSRM >±2 SD) were used in the resource estimation. Any and all assays that did not meet this criterium were re-assayed with new CSRM until the data were of acceptable quality. In some cases the samples were re-assayed two or three times. The CSRM are used in the following manner. When the results for a job (typically entire drill holes or samples from a single mine) are received, the CSRM are identified and the results are verified. CSRM results that are within ±2 SD limits are accepted. A single CSRM which is greater or less than ±2 SD but within the ±3 SD envelope is also accepted; however, if two consecutive CSRM are greater or less than ±2 SD but within the ±3 SD envelope they are rejected. Any CSRM results that are greater or less than ±3 SD are rejected. The laboratory is notified of the problem and all samples between the two last two accepted CSRM have to be re-analyzed. New CSRM are sent to the laboratory for the re-assays.

For gold, the original CSRM samples SG14 and SI15 had averages within the acceptable ±2 standard deviations limits; however, the standard deviations for these CSRM were 5 and 7 times the accepted standard deviation, respectively. Thus, the acceptable average value was due to the fact that there was an equal number of analyses > 2 standard deviations as analyses < 2 standard deviations. CSRM sample SE19 actually had a final moving average that was >2 standard deviations higher than the accepted value. Table 13.2 shows the proportions of the results that were outside the acceptable ranges for the CSRM. The "best" CSRM sample, for gold, was SG14 which had "only" 17% of the values outside of the ±2 standard deviation envelope. CSRM sample SI15 for gold had only 50.8% of the values within acceptable limits.

Table 13.2
Proportions of CSRM Samples SE19, SG14 and SI15 which Returned Results out of Range

Element	Reference Material ID	Standard Deviation (SD)
		>2 SD/ <3 SD	> +/-3 S.D.
Gold	SE19	7.5%	30.0%
	SG14	13.1%	20.2%
	SI15	20.2%	29.2%
Silver	SE19	n/a	n/a
	SG14	8.5%	8.5%
	SI15	18.0%	29.2%
Table supplied by CGL.

Inspectorate was notified when the analytical problems were identified; however, there was six week or more delay in identifying the problem because the CGL database manager, at the time, used a method suggested by Rocklabs to determine CSRM data quality. This method essentially used the empirical CSRM data to determine if a CSRM analysis was in or out of range by reference to the moving average of the new analyses. Drs. Stewart Redwood and Jeffrey Brooks consulted other colleagues and eventually discussed the issue with William Lewis of Micon. The discussions resulted in the agreement that the standard deviations based on the round robin test work conducted by Rocklabs to determine the analytical characteristics of the CSRM should be used to determine CSRM data quality, as defined in the CSRM Certificates of Analysis. It was further agreed that the limits for acceptable CSRM analyses would continue to be ±2 standard deviations and the limits for unacceptable CSRM analyses would be ±3 standard deviations. Single CSRM analyses between +2 standard deviations and +3 standard deviations or between –2 standard deviations and -3 standard deviations would be accepted if it was a single analysis with an acceptable analysis preceeding and following it. Two or more RM analyses of this type would be unacceptable.

In July, 2007, all of the analytical data were reviewed and a re-assay program was initiated to ensure that all of the assay data for the project had passed QA/QC (within the ±2 SD envelope). Inspectorate agreed to re-assay all of the samples that had failed QA/QC and continued as the primary assay laboratory for new samples. Replacement CSRM samples were sent to Inspectorate in Nevada for the re-assaying. After these initial conversations with Inspectorate regarding the poor quality CSRM data, the analytical problem seemed to have been resolved and in fact several months passed with reasonable CSRM data quality. However, beginning in September, 2007 the problems arose again and more discussion with Inspectorate ensued. At roughly this time the supply of the initial CSRM samples was nearly exhausted and an order for new, but different, CSRM was made.

In November, 2007 all assaying at Inspectorate in Nevada was stopped due to the ongoing poor reproducibility of the CSRM submitted with the assay samples and the ongoing need for a significant number of re-assays to ensure good quality assay data. At approximately this time the second batch of CSRM purchased from Rocklabs were received at Marmato. The decision had been made to cease using Inspectorate in Nevada as the primary assay laboratory but no decision had been made regarding which laboratory to use as the primary assay laboratory or the assay laboratory for check assays. Accordingly, three samples each of the 4 new CSRM were sent to the following laboratories:

  ALS Chemex - Reno, Nevada, USA
  ALS Chemex – Lima, Peru
  ALS Chemex – La Serena, Chile
  Actlabs-Skyline – Lima, Peru
  Inspectorate – Lima, Peru
  SGS – Lima, Peru

The results of the round robin analyses are given in Table 13.3 and are color coded by the average value of the CSRM with respect to the accepted value and standard deviation for each CSRM (Table 13.4 and see Table 13.1). Results in green are within the ±2 standard deviation envelope (acceptable); results in yellow are greater or less than ±2 standard deviations but within the ±3 standard deviation envelope (conditional accept) and results in red are greater or less than the ±3 standard deviation envelope (fail).

Table 13.3
Results of the Round Robin Assay Check of the New CSRM from Rocklabs

Assay Laboratory	Reference Material Sample Assay Results
	SE29	SF30	SG31	SH35
ALS Chemex – Reno	0.556	0.794	0.933	1.255
ALS Chemex – Lima	0.546	0.774	0.923	1.227
ALS Chemex – La Serena	0.592	0.864	1.012	1.365
Actlabs-Skyline – Lima	0.557	0.818	0.956	1.275
Inspectorate – Lima	0.569	0.875	1.007	1.319
SGS – Lima	0.589	0.821	0.971	1.330
Table supplied by CGL.

Table 13.4
Accepted Values and the ±2 Standard Deviation and ±3 Standard Deviation Envelopes
for the New CSRM from Rocklabs

Reference Material ID	-3 Standard Deviations	-2 Standard Deviations	Accepted Gold Value (ppm)	+2 Standard Deviations	+3 Standard Deviations
SE29	0.549	0.565	0.597	0.629	0.645
SF30	0.769	0.790	0.832	0.874	0.895
SG31	0.912	0.940	0.996	1.052	1.080
SE29	1.191	1.235	1.323	1.411	1.455
Table supplied by CGL.

Only two of the six laboratories returned acceptable results for all 4 of the CSRM. The ALS Chemex laboratories in Reno, Nevada, USA and in Lima, Peru were immediately excluded from further consideration due to failure of 2 and 4 CSRM, respectively. The Inspectorate – Lima did have one CSRM outside the ±2 standard deviation envelope; however, this CSRM was only 0.001 ppm outside the ±2 standard deviation envelope. The Actlabs-Skyline laboratory in Lima also had only one CSRM outside the ±2 standard deviation envelope; however, this laboratory does not offer multi-element geochemical analyses and was for this reason excluded from further consideration. Eventually the two laboratories selected to serve as the primary assay laboratory and the check assay laboratory were SGS in Lima, Peru and Inspectorate also in Lima, Peru. In addition to the good quality round robin results, both of these laboratories have sample preparation facilities in Medellín, Colombia and they offered the best combination of sample preparation and analytical services.

The routine sample assaying was re-initiated in December, 2007 and Inspectorate and SGS both in Lima, Peru have been used as the assay laboratories since that time.

The results of the new CSRM over time are graphically illustrated in Figures 13.7 to 13.10. All of the data is for gold in ppm only.

Figure 13.7
Behaviour of Certified Standard Reference Material Sample SE29 for Gold Thorough Time

Figure 13.8
Behaviour of Certified Standard Reference Material Sample SF30 for Gold Thorough Time

Figure 13.9
Behaviour of Certified Standard Reference Material Sample SG31 for Gold Thorough Time

Figure 13.10
Behaviour of Certified Standard Reference Material Sample SH35 for Gold Thorough Time

Figures 13.7 through 13.10 illustrate clearly that either the change of laboratories or the change of CSRM samples or both have resulted in dramatic improvement of the CSRM sample data quality. All of the CSRM samples have acceptable moving averages and two of the CSRM samples (SG31 and SH35) have moving averages within the 95% confidence interval as determined by Rocklabs from their round robin assay results. The standard deviations of the empirical assay data for these CSRM samples are much better than the initial CSRM samples. Whereas the initial CSRM samples had empirical standard deviations of between 5 to 7 times the accepted standard deviation as determined by the Rocklabs round robin assay results, these CSRM samples have a maximum standard deviation of 3.5 times the accepted standard deviation and two of the four CSRM samples have a standard deviation of no greater than 1.5 times the accepted standard deviation. Since late-January, 2008 only 4 of approximately 250 CSRM sample results have been outside the ±2 standard deviation envelope.

13.6 PREPARATION DUPLICATES

Two duplicate sample pulps per 100 samples were routinely prepared at the sample preparation facility. For the preparation duplicate samples, an empty, numbered sample bag was submitted as part of the normal sample stream. A note inside the bag instructed the sample preparation facility to prepare a second pulp from a certain numbered sample. The preparation duplicate was never the previous sample. To avoid the preparation of the two samples at the same time, as might happen if the preparation duplicate sample preceded the original sample, the preparation duplicate was always a previously prepared sample. This was assured during the sample numbering process by using the random number generator. If the random number generator yielded a preparation duplicate sample number lower than the original sample, the two samples were simply switched. The results of the preparation duplicate sampling are illustrated in Figures 13.11 through 13.14.

Figure 13.11
Original Sample versus Preparation Duplicate Sample for Gold Assays

Figure 13.12
Original Sample versus Preparation Duplicate Sample for Gold Assays with the
Two Outliers Removed to Better Illustrate the Data Disposition

Figure 13.13
Original Sample versus Preparation Duplicate Sample for Silver Analysis by ICP

Figure 13.14
Original Sample versus Preparation Duplicate Sample for Zinc Analysis by ICP

Figure 13.11 shows all of the preparation duplicate data for gold. The correlation coefficient of 0.968 demonstrates excellent agreement between the original and preparation duplicate sample data; however, the original average gold value (0.588 ppm) is 17.3% higher than the preparation duplicate average gold value. If the two outlier data are removed from the data set (Figure 13.12), the correlation coefficient is slightly lower (0.775) but the average values are much closer and, in fact, the average value of the original samples (0.250 ppm) is actually 6.2% lower than the average value of the preparation duplicate samples (0.266 ppm).

The preparation duplicate data for silver and zinc are shown in Figures 13.13 and 13.14. For both elements the correlation coefficient is excellent (0.991 and 0.986, respectively). The average value for the original silver data (3.96 ppm) is 1.7% lower than the average value for the preparation duplicate silver data (4.03 ppm). The average values for the zinc data are similarly close with the average value for the original zinc data only 2.5% higher than for the preparation duplicate zinc data.

Taken in conjunction, the preparation duplicate geochemical data indicate that there are no systematic problems with the sample preparation at either of the two sample preparation facilities that are used for the Marmato assay program. The somewhat lower correlation coefficient for gold probably reflects a nugget or cluster effect for at least one of the hydrothermal events that produced the gold mineralization.

13.7 FIELD DUPLICATES

Duplicate samples of drill core were obtained by cutting the reference half of the core in half again with the core saw, and taking one of the quarter core samples as the field duplicate sample, leaving the other quarter core for reference. This method was used in order to leave a reference sample in the core box rather than sampling the entire remaining half core. This method may introduce a certain amount of additional variance due to the difference in sample sizes, and is a measure of the geological variability of the mineralization and the sample size. Duplicate samples in the underground mines were obtained by cutting a second sample immediately below or in some cases, immediately above the original sample. Where possible the duplicate samples were taken at the time of the routine sampling, however, in some cases there was a time lapse of days to months after the initial sampling.

The results of the field duplicate sampling program illustrated graphically in Figures 13.15 through 13.18.

Figure 13.15
Original versus Field Duplicate Sample Data Differentiated by Sample Type for Gold

Figure 13.16
Original versus Field Duplicate Sample Data Irrespective of Sample Type for Gold

Figure 13.17
Original versus Field Duplicate Sample Data for Silver

Figure 13.18
Original versus Field Duplicate Sample Data for Zinc

Figure 13.15 shows the Au assay results of the entire field duplicate samples distinguished by sample type. Not unexpectedly the average grade of the underground field duplicate samples is significantly higher than the drill core field duplicate samples. This simply reflects the fact that virtually anywhere in the underground mines there is a high likelihood of encountering mineralization whereas many drill holes drill through barren material before encountering the target mineralization. However, in both cases there is reasonable (drill core) to excellent (underground mine) correlation between the gold grades of the original and field duplicate samples. The limited number (n=17) of underground field duplicate samples may not be representative of a database that contains in excess of 1,200 samples but the correlation coefficient for the 158 drill core field duplicate samples is probably largely representative of drill core samples and suggests that there are no significant differences between which split of the core is used for the assay and which is retained as the reference. The average gold grade similarities between the two sample populations support this interpretation.

Figure 13.16 is the same as Figure 13.15; however, the data are not distinguished by sample type. This figure is shown to facilitate comparison with similar plots of the field duplicate sample results for silver (Figure 13.17) and zinc (Figure 13.18) which show data trends similar to the gold trend. This observation suggests that there is a strong overall correlation between the gold mineralization and the base metal mineralization as illustrated by the zinc data. There are no detailed mineralogical studies of the nature of the silver mineralization but the similarity of the silver data with the gold and zinc data suggest that it is also part of the same hydrothermal processes that produced the gold and zinc mineralization. More importantly the data collectively suggests that the sampling is repeatable and largely representative of the deposit as it is known to date with the exception of the underground.

13.8 CHANNEL SAMPLE CHECKS

Channel samples from underground cross-cuts were initially sampled by hand. The rock face was cleaned and the sample was taken with a hammer and chisel. In 2007, hand-held, electric diamond rock saws were purchased and used exclusively to cut all of the channel samples. Two roughly horizontal, parallel cuts approximately 2 cm deep and 6 to 8 cm apart were made across the length of the channel sample. Next, cuts perpendicular to the initial cuts were made between the two horizontal cuts to help break the rock. The actual sample was retreved using a hammer and chisel. The channel width and depth was designed to mimic the equivalent sample volume and weight of a half HQ core sample, in order that the underground samples could be treated statistically the same as the core samples. The results of the gold assays for the samples are shown in Figures 13.19, 13.20, 13.21 and 13.22.

Figure 13.19
Original Hand-Cut versus Duplicate Saw-Cut Sample Data for Gold, Distinguished by the Laboritory which did the Original Assay

Figure 13.20
Original Hand-Cut versus Duplicate Saw-Cut Sample Data for Gold

Figure 13.21
Original Hand-Cut versus Duplicate Saw-Cut Sample Data for Silver

Figure 13.22
Original Hand-Cut versus Duplicate Saw-Cut Sample Data for Zinc

The data are shown by the laboratory which conducted the original assay in Figure 13.19. Interestingly the average gold results for the hand-cut samples initially assayed at SGS are significantly higher than those initially assayed at SGS. The same data are presented in Figure 13.20 with no separation by the laboratory to facilitate comparison with the data for silver (Figure 13.21) and zinc (Figure 13.22). Collectively, the data indicates that the duplicate saw-cut samples yield lower results than the hand-cut original samples. At least part of this difference must be ascribed to the different sampling method. A comparison of these data with the other field duplicate data indicates that there is significantly more scatter (lower repeatability) for the three elements presented here.

As a result of the differences between the hand-cut and saw-cut samples, this re-sampling process is ongoing with a goal of re-sampling with the saw all of the samples which can be accessed. Some of the mines sampled previously have had ground failures of differing magnitudes and while some have been rehabilitated, others have been deemed too dangerous to access. A dedicated underground sampling team has been working on this sampling since early February, 2008. All of the hand-cut samples originally assayed at SGS have been re-sampled and re-assayed at Inspectorate because of other, unrelated QA/QC issues with the sample preparation at SGS.

13.9 CORE SAW CUTTINGS AND SLUDGE SAMPLES

Samples were collected from drill core cuttings, the core saw tray and from the sludge collected in the water settling and clarification sump for the core saw. The samples from the core saw tray were collected daily and placed into a plastic sample bag where samples for 3 to 7 day periods were collected. On days when more than one drill hole was cut, the sample for one hole was collected, placed into a common plastic sample bag and then the core saw tray was cleaned prior to cutting a different drill hole. The sludge samples were initially also collected every 3 to 7 days when there was a single drill working and thus there is a smaller amount of this type of sample; however, when the number of drills working was increased, these samples were collected several times per day depending on the core being cut. In both cases the sample could be related to a specific drill hole and interval. When the final part of a sample was collected, the entire sample was placed into a cloth sample bag to drain and air dry.

The assay data for the core saw and sludge samples are illustrated in Figures 13.23 and 13.24. For Figures 13.23 and 13.24, six outlier core saw and one outlier sludge tank samples have been omitted.

Figure 13.23
Core Saw Rejects versus the Weighted Average for the Core Intervals which
Comprise the Core Saw Reject Composite Sample for Gold less than 10 ppm

Figure 13.24
Core Saw Rejects versus the Weighted Average for the Core Intervals which
Comprise the Core Saw Reject Composite Sample for Gold less than 2 ppm

There is reasonable correlation between the core saw reject samples (both core saw tray and sludge tank); however, there is some degree of scatter in both data sets. Additionally in all cases the core saw reject samples are significantly higher than the corresponding weighted average of the core that makes up the core saw reject sample. One would expect that the two sample types would yield similar gold values. That the core saw reject samples are significantly higher than the core saw samples indicates that gold is being selectively lost during the core cutting process. This may be due to the association of free gold with friable sulphides in veinlets which get preferentially plucked or ground during the saw cutting process. The scatter of the data further suggests that there are at least two mineralization types in the samples and they react differently while the core is cut. The scatter would therefore relate to the relative proportion of the different mineralization types present in each sample.

Hydraulic core splitters have been ordered and it is hoped that the use of the core splitters will minimize any loss of gold during the sample preparation process.

A preliminary study of the vein orientation and mineralogy in the samples has, to date, been inconclusive in determining which alteration style or vein type is associated with the samples which show the worst loss of gold during the core cutting process. CGL will need to identify the alteration and/or mineralization characteristics of the material that shows the greatest loss of gold during the sample cutting in order to enable the geologists to determine which intervals will be cut with the core saw and which intervals will be split with the hydraulic splitters.

13.10 INTERNAL LABORATORY REPEATS

For most of the project history, the default assay method at Inspectorate in Nevada was fire assay with an AA finish. The upper detection limit of this method is 3.0 ppm; however, the laboratory would dilute some of the pregnant solution used on the AA machine and re-run the sample to obtain a result by fire assay with an AA finish (FAAA). For all samples with results >3.0 ppm with this method, the sample was reassayed by fire assay with a gravimetric finish (FAGrav). As a Quality Control (QC) procedure this compares two different analytical methods for gold, namely atomic absorption and gravimetric finishes of fire assay. Thus, there is an inherent preselection of samples which introduces a sample bias as it does not check samples below 3.0 g/t gold and it is not a blind check on the laboratory.

Figure 13.25 graphically illustrates the fire assay AA finish versus the fire assay gravimetric finish for all Marmato samples which were assayed using both methods.

Figure 13.25
Fire Assay AA Finish versus Fire Assay Gravmetric Finish for all
Marmato Samples Assayed using both Methods

The plot of this data shows a very close correlation (r = 0.990) which is not unexpected. There was a single outlier sample which was assayed four times yielding gold assay results of 3.874 g/t, 64.384 g/t, 24.274 g/t and 74.193 g/t with an average of 49.181 g/t. The results for this single sample indicated that at least for this sample a nugget effect was occurring for gold. No repeat assays for silver were conducted. When the silver assays were above the upper limit of detection of 200 g/t the samples were reassayed using a second assaying method. The reassaying of silver grades > 200 g/t do not constitute a check of the original assay method and cannot be used to conduct a QC comparison. In all cases where data for both FA AA and FA Grav do exist, the FA Grav data were used in the resource estimate.

Figure 13.26 graphically illustrates Inspectorate’s comparison of the internal laboratory repeat assays for gold.

Figure 13.26
Inspectorate Comparison of the Internal Laboratory Repeat Assays for Gold

SGS conducted repeat gold and silver analyses on 102 samples using the same sample pulps in 2006. Samples for repeat analyses were chosen by the laboratory at random and the same analytical method was used on both the original and repeat analysis. Scatter plots of the repeat analyses show a close correlation of results for both gold (Figure 13.27) and silver (Figure 13.28).

Figure 13.27
SGS Comparison of the Internal Laboratory Repeat Assays for Gold

Figure 13.28
SGS Comparison of the Internal Laboratory Repeat Assays for Silver

13.11 EXTERNAL LABORATORY REPEATS

The initial check assays at Marmato were done in late 2006 and consisted of 85 coarse rejects chosen at random from underground sampling at Marmato (23 samples), surface and underground sampling at the El Salto project located to the north of Marmato (33 samples) and other projects in the Marmato/Caramanta area (29 samples). The 85 samples were originally prepared at the SGS sample preparation facility in Barranquilla, Colombia and sent to the SGS laboratory in Lima, Peru for analysis. The check assay sample coarse rejects were shipped from the SGS sample preparation facility in Barranquilla, Colombia to ALS Chemex in North Vancouver, British Colombia, Canada. All of the 85 samples will be considered in the following discussion because the nature of the alteration and mineralization in the other projects is very similar to Marmato and the sample set is very instructive in its entirety. The data are given in Appendix 15 and shown in Figures 13.29 through 13.33. A single outlier gold datum was not plotted on Figure 13.29 or used in the calculation of the average values.

Figure 13.29
Original SGS Gold Assays versus the ALS Chemex Check Assays

Figure 13.30
Original SGS Silver Assays versus the ALS Chemex Check Assays

Figure 13.31
Original SGS Zinc Assays versus the ALS Chemex Check Assays

Figure 13.32
Original SGS Copper Assays versus the ALS Chemex Check Assays

Figure 13.33
Original SGS IronAssays versus the ALS Chemex Check Assays

The data taken demonstrates that the original SGS analyses are significantly higher than the ALS Chemex check assays. The original SGS data for silver are 6.4% higher than the ALS Chemex check assays. The SGS gold assays are 29.7% higher than the ALS Chemex check assays and the SGS zinc, copper and iron analyses are 22.6%, 46.9% and 23.5%, higher than the ALS Chemex check analyses, respectively. This has been interpreted as an artifact of sample preparation which in some manner had a disproportionate amount of sulphide minerals (as evidenced by the iron data) in the sample split that was eventually pulverized and analyzed. This was the QA/QC data which ultimately led to the decision to re-sample all of the underground samples that were originally prepared and analyzed by SGS. None of the original SGS analyses have been used in the resource estimation. This re-sampling is complete except for approximately 10 samples from various mines that were not re-sampled due to mine collapses that could not be rehabilitated. None of the drill core samples were affected by this sample preparation problem because the decision to change from SGS to Inspectorate had been made before the inception of the drilling program.

External laboratory repeat analyses of samples analyzed by Inspectorate were conducted for 36 samples on the sample pulp rejects at a second laboratory, Florin Analytical Services LLC (Florin), Reno, Nevada by Kappes, Cassiday & Associates (Kappes Cassidy) as part of the metallurgical testwork (see Section 16.1). Repeat analyses were made for gold and silver by fire assay using a gravimetric finish. The results are shown in Table 13.5 and scatter plots for gold and silver in Figures 13.34 and 13.35. The scatter plots show a reasonable correlation between the laboratories with some of the outlier samples interpreted as samples containing coarse gold which display a nugget effect.

Table 13.5
External Laboratory Repeat Assays for Gold and Silver (From Kappes Cassidy Testwork)

Sample Number	Inspectorate Laboratory Analyses		Florin Laboratory Analyses
	Gold (g/t)	Silver (g/t)	Gold (g/t)	Silver (g/t)
032JB01V	3.300	37.6	3.19	42.34
032JB02P	0.632	4.1	0.62	4.8
032JB02T	0.315	4.6	0.27	9.94
040DG01V	0.461	6.8	5.14	11.65
040DG02F	2.008	12.3	0.48	20.91
040DG03V	1.233	7.9	1.17	0.34
040DG04P	2.108	7.1	0.82	10.63
040DG04T	0.270	9	0.48	16.46
064JB01P	0.411	2	0.14	2.4
064JB02V	2.276	151	38.67	148.12
066BA04P	1.370	9	2.54	15.43
066BA04T	1.986	10.7	4.91	16.8
078JB01P	0.719	10.9	0.620	10.63
079GG01T	0.630	3.1	0.210	7.2
079GG02P	0.184	2.4	0.270	5.14
090JA02P	0.420	2.7	0.550	1.03

Sample Number	Inspectorate Laboratory Analyses		Florin Laboratory Analyses
	Gold (g/t)	Silver (g/t)	Gold (g/t)	Silver (g/t)
094JA01V	0.532	10.2	0.750	23.3
108DG01P	0.713	17.2	0.820	23.31
109JB01F	1.183	2.5	0.270	8.23
109JB03V	1.140	23.4	2.190	38.4
111JB01V	2.295	127	3.980	105.26
115JB01F	5.873	18.5	5.140	30.51
116BA02V	3.652	12.5	2.710	14.57
032JB04V	10.349	42.7	5.070	43.2
040DG04V	20.594	137	13.850	151.54
064JB01V	11.753	80	12.890	67.89
079GG02V	22.958	164	26.130	123.43
088JB01V	48.246	114	47.730	147.43
090JA02T	6.614	1.9	3.020	2.06
090JA02V	6.713	22.4	8.020	24.685
108DG01V	18.933	274.3	21.120	373.72
109JB04V	17.373	30.9	17.620	37.03
116BA01V	7.057	21.3	5.900	25.03
116BA03V	10.116	29.6	10.010	37.37
132JA01V	13.398	52	15.500	59.315
134BA01V	8.548	16.1	8.090	19.54
Table supplied by CGL.

Figure 13.34
External Laboratory Repeat Assays for Gold form Kappes Cassidy Testwork

Figure 13.35
External Laboratory Repeat Assays for Silver form Kappes Cassidy Testwork

In December, 2007, the first group of samples for check and replicate assays were submitted to SGS. The check assays are a second assay done at an independent laboratory with a new sample prepared from the sample coarse rejects whereas the replicate assays are a second assay done at an independent laboratory with the pulp from the initial sample preparation. These were the first group of samples that form the check assay part of the larger QA/QC program as agreed to after conversations between Stewart D. Redwood and Jeffrey W. Brooks of CGL and William Lewis of Micon. The standard procedure for the check and replicate assay part of the QA/QC program is 5% check assays and 10% replicate assays. The check and replicate assay samples are selected using a random number generator to avoid bias in sample selection.

The samples were submitted to the SGS sample preparation facility in Medellín. Based on the results of the CSRM round robin assays the quality of the assays from SGS in Lima was not in question. The sample preparation facility in Medellín was new and essentially an unknown quantity. A CGL geologist who was working in the warehouse in Medellín at that time helping with the check assay sample selection process was easily able to monitor the sample preparation at the SGS preparation facility because the warehouse is only approximately 200 m from SGS. The geologist ensured that the coarse rejects were split completely to the final sample weight of 300 to 500 g with a Jones splitter. When the sample preparation began CGL requested that SGS do a sieve analysis on 10% of the pulps as opposed to the more normal 3 sieve analyses per day. The geologist was able to watch this process and ensure that the pulps passed the sample preparation QA/QC of 85% of the pulp passing 75µ mesh. The pulps submitted were the reference split, left over from the initial sample preparation at Inspectorate in Medellín. To ensure that the pulps initially prepared at Inspectorate met SGS QA/QC standards, the pulps were re-pulverized at SGS. The normal 5 CSRM and 2 blank samples were submitted with the check and replicate samples. The results of these initial check and replicate assays illustrated in Figures 13.36 through Figure 13.38.

Figure 13.36
Plot of the Original Gold Assay versus the Sample Check Analysis

Figure 13.37
Plot of the Original Silver Assay (ICP) versus the Sample Check Analysis

Figure 13.38
Plot of the Original Zinc Assay versus the Sample Check Analysis

For clarity, Figure 13.36 has one outlier datum omitted from the data set and the calculation of the data statistics. The gold data indicates that there is reasonable agreement between the original Inspectorate assay and the SGS check assay; however, the average original Inspectorate gold value is 27.9% lower than the SGS check value. Here the best fit line through the data (r = 0.870) is also almost exactly the 1:1 line. Despite the fact that the check assay average value (0.824 ppm) is higher than the original assay average value (0.644 ppm), there are more data below the best fit line than above it. This is opposite of what would be expected and may reflect the influence of a nugget effect. The silver and zinc data show excellent agreement between the original and check analyses and, in the case of silver, the average values are virtually identical. One zinc datum has been omitted because the check assay was greater than the upper detection limit and no re-assay of the sample was conducted.

The check assays do confirm that there is a probable nugget or clustering effect of the gold mineralization but despite this, the data are largely reproducible. This is important because it further indicates that, now that the quality issues with the CSRM samples have been overcome, Inspectorate, Lima is in all likelihood returning good quality assay data.

The other component portion of the check assay program is the replicate assays. These data are shown Figures 13.39 through 13.41.

Figure 13.39
Plot of the Original Gold Assay versus the Sample Replicate Analysis

Figure 13.40
Plot of the Original Silver Assay versus the Sample Replicate Analysis

Figure 13.41
Plot of the Original Zinc Assay versus the Sample Replicate Analysis

The replicate analyses for gold are largely similar to the check assays. Two outlier data have been omitted from the data that are plotted and which were used in the calculation of the summary statistics. There is some data scatter but the data are roughly scattered equally around the best fit line (r = 0.837) which also here is approximately the 1:1 line. Data scattered like that would be expected if there is some nugget or clustering effect and would not be expected if there was some systematic analytical problem with either laboratory. Also similar to the check assay data, the silver and zinc data exhibit excellent agreement between the two laboratories.

13.12 METALLICS ASSAYS

Metallic screen assays were carried out on 15 samples at SGS in Lima to check for the presence of coarse, free gold, obtain an assay of the whole sample and determine the nugget effect. The approximately 500 g samples were crushed and pulverized according to normal SGS QA/QC procedures (85% passing 75µm/200 mesh) and screened at 106µm (140 mesh). Each sample fraction was weighed. The +140 mesh fraction was assayed twice (1 assay ton with FA AA) and the entire -140 fraction was assayed. The final assay result is the weighted average of the average +140 mesh and the -140 mesh fractions. The results of the screen metallic tests are given in Table 13.6 and shown in Figure 13.42.

Table 13.6
Results of the Screen Metallic Testwork

Sample Number	-140 Fraction Weight (g)	+140 Fraction Weight (g)	-140 Fraction Au (ppm)	+140 Fraction Au (ppm)	Weighted Avg. Au (g/t)	Original Assay	% Au +140
D00121	480.0	22.1	1.85	13.60	2.37	<0.034	25.3
D00228	492.8	25.5	1.58	6.35	1.81	0.069	17.2
D00244	487.7	24.2	0.59	17.83	1.40	4.457	60.0
D00767	501.9	21.2	0.04	0.01	0.04	0.480	1.0
D01869	524.1	23.7	0.12	0.04	0.11	0.214	1.5
D02094	493.1	22.2	0.12	0.76	0.15	0.105	22.2
D02658	485.5	22.9	2.16	24.27	3.15	3.533	34.6
R1663	496.3	23.0	3.12	6.74	3.28	3.600	9.1
R1664	472.8	27.8	1.77	29.74	3.32	2.709	49.7
R1667	484.7	25.3	0.28	2.93	0.41	0.823	35.3
R1686	478.2	22.9	0.45	4.40	0.63	1.989	31.9
R4105	475.5	27.1	0.45	2.29	0.55	0.258	22.5
R4409	514.1	22.3	0.68	5.16	0.87	1.927	24.8
R4441	493.1	21.8	1.15	5.74	1.34	1.560	18.1
R4442	501.0	21.8	0.86	6.94	1.11	0.826	26.0
Table supplied by CGL.

Figure 13.42
Scatter Plot of the Original Gold Assay versus the Screen Metallic Gold Analysis

13.13 BLANK ASSAYS

A blank sample program was started as part of normal sample submittal procedures in August, 2006. The first blank sample submitted to the assay laboratories was a coarse quartz sand washed from a kaolinitized granite in the Antioquia batholith in Colombia. When the supply of this quartz blank was exhaused, a fine grained clean quartz sand purchased at a swimming pool supply store in Medellín, was used. This quartz sand was very fine grained and it was felt that as a result of the grain size it may not accomplish the goal of the quartz sand blank which is to assure a "normal" pulverization to check for contamination that would have resulted from incomplete or poor quality cleaning of the ring and puck pulverizer. Therefore a coarser grained quartz blank was purchased in Medellín and has been used since August, 2007. Figure 13.43 is a plot of the silver versus gold for the blank samples.

Figure 13.43
Plot of Silver versus Gold Assays for the Quartz Blank Samples

There are several outlier data that in several cases look like they were simple sample switches; however, re-assays have been requested on the basis of poor quality quartz blank analyses, irrespective of the reason for the analysis quality.

13.14 SPECIFIC GRAVITY

Density measurements are made routinely by CGL geologists during core logging and sample preparation. Each geologist tries to make one density measurment daily but this is a function of the core quality; due to the method used for density calculation, unbroken core is necessary. A 14 to 15 cm long piece of core from the interval of interest is cut, ensuring that the cut is perpendicular to the core axis and does not result in the loss of any material along the cut line. The length of the core is measured and the diameter of the core is determined with a digital caliper at 3 to 4 cm intervals and the average diameter is calculated. The core is weighed on a digital balance and the density is calculated as follows:

  Pi * core diameter * core length = core volume
  Core weight / core volume = density

Specific gravity and density measurements were also made externally by SGS on several the metallurgical samples provided by CGL (Jackman & Fleming, 2008). The bulk density of twenty individual samples of Composite 1 was determined using the wax core method. The samples were then de-waxed, crushed and the specific gravity was determined. The results are given in Table 13.7. The average bulk density of Composite 1 was 2.61 g/cm3.

Bulk density measurements were also conducted on some of the metallurgical samples received for the MET-05 composite. These bulk densities were calculated from water displacement measurements without waxing because the samples were required for metallurgical testing. These results are shown in Table 13.8. The specific gravity of MET-05 was determined to be 2.67 using a pycnometer.

Table 13.7
Bulk Densities of Metallurgical Sample Composite 1

Number	Description	Rock Density		Pycnometer		Ratio
		Density (g/cm3)	Density (lb/ft3)	Density (g/cc3)	Density (lb/ft3)
1	032GZ 24XM	2.59	161.60	2.65	165.50	0.98
2	032GZ 25XM	2.59	162.00	2.67	166.70	0.97
3	032GZ 25XM	2.60	162.10	2.68	167.30	0.97
4	032GZ 26XM	2.59	161.80	2.70	168.60	0.96
5	032GZ 26XM	2.64	164.60	2.75	171.70	0.96
6	032GZ 27XM	2.64	164.60	2.68	167.30	0.98
7	032GZ 27XM	2.59	161.50	2.64	164.80	0.98
8	032GZ 28XM	2.64	164.90	2.68	167.30	0.99
9	032GZ 28XM	2.65	165.40	2.68	167.30	0.99
10	032GZ 29XM	2.62	163.70	2.66	166.10	0.99
11	032GZ 30XM	2.61	162.90	2.68	167.30	0.97
12	032GZ 31XM	2.61	162.80	2.68	167.30	0.97
13	032GZ 31XM	2.63	164.00	2.70	168.60	0.97
14	032GZ 31XM	2.62	163.50	2.68	167.30	0.98
15	032GZ 32XM	2.64	165.00	2.63	164.20	1.00
16	032GZ 32XM	2.67	166.50	2.68	167.30	1.00
17	032GZ 33XM	2.63	164.40	2.68	167.30	0.98
18	032GZ 33XM	2.62	163.60	2.68	167.30	0.98
19	032GZ 34XM	2.52	157.40	2.80	174.80	0.90
20	032GZ 35XM	2.52	157.40	2.68	167.30	0.94
Average		2.61	163	2.68	167.6	0.97
Table supplied by CGL.

Table 13.8
Bulk Densities of Metallurgical Sample MET 05

Number	Sample	Density (g/cm3)	Density (lb/ft3)	Number	Sample	Density (g/cm3)	Density (lb/ft3)
1	Met 05	2.52	157.6	21	111YA01X	2.63	164
2	Met 05	2.59	161.9	22	111YA01X	2.63	163.9
3	Met 05	2.61	163.1	23	111YA01X	2.61	163
4	Met 05	2.52	157.6	24	111YA01X	2.67	166.6
5	Met 05	2.54	158.8	25	111YA01X	2.6	162
6	Met 05	2.4	149.7	26	111YA01X	2.6	162.5
7	Met 05	2.46	153.4	27	111YA01X	2.59	161.4
8	Met 05	2.52	157.1	28	111YA01X	2.57	160.2
9	Met 05	2.51	156.9	29	111YA01X	2.63	164.2
10	Met 05	2.47	154.4	30	111YA01X	2.59	161.6
Average		2.51	156.7	Average		2.61	163.1
11	R2428	2.63	164	31	032GZ40X	2.44	152.6
12	R2428	2.51	156.6	32	032GZ40X	2.44	152.6
13	R2428	2.61	162.8	33	032GZ40X	2.39	149
14	R2428	2.73	170.7	34	032GZ40X	2.55	159.1
15	R2428	2.55	159.1	35	032GZ40X	2.59	161.9
16	R2428	2.55	159.1	36	032GZ40X	2.61	163.1
17	R2428	2.68	167.2	37	032GZ40X	2.43	151.9
18	R2428	2.61	163.2	38	032GZ40X	2.46	153.8
19	R2428	2.73	170.4	39	032GZ40X	2.46	153.7
20	R2428	2.63	164.5	40	032GZ40X	2.56	159.8
Average		2.61	162.9	Average		2.49	155.5
Table supplied by CGL.

Detailed data regearding the QA/QC program is avaliable in the company database, this data includes the backup material for the preparation duplicate assays, field duplicate assays, channel sample field duplicate assays, core saw and sludge samples, various laboratory assay data, blank sample assays and rock density data.

Micon has reviewed the procedures for sample collection, sample preparation, security, analytical procedures and the use of external laboratory repeats that were followed during the 2006 to 2007 exploration program on the Marmato and Caramanta projects.

Micon believes the channel samples taken by CGL are necessary to demonstrate the continuity of the mineralization in the deposit however the current sampling method has resulted in a database which is comprised of sample intervals that are either too short or consist of random isolated samples taken on the veins within the existing underground workings. A review of the sampling practices should instituted with a view to increasing the sample length as well as sampling not only the veins but the surrounding material in order to be able to produce a better composite sample from this data set in future resource estimates.

Micon also believes that although standard and blank samples were not included into the sample stream until August, 2006, the QA/QC procedures followed generally conform to the industry best practices standards currently in effect and the procedures are adequate to ensure a representative determination of the mineral content.

14.0 DATA VERIFICATION

Micon’s first site visit to the Marmato project was conducted between August 13, 2006 and August 14, 2006. During the site visit to the Marmato project, an underground visit to the Mina Botanica was conducted in addition to a visit to the only operating stamp mill at Marmato. Micon also visited the Caramanta project where several open pits previously operated by the local miners at the El Salto prospect.

During the first site visit 10 samples were taken to verify the mineralization at the project. The results of this sampling are contained in the November 14, 2006 Technical Report. As stated in Technical Report "Micon is satisfied that its sampling underground at Mina Botanica on the Marmato project and one of the pits on the El Salto prospect of the Caramanta projects has confirmed the presence of gold and silver mineralization at a similar tenor to that reported previously by CGL."

Micon conducted a second site visit between April 18, 2007 and April 20, 2007. During this site visit the progress in the drilling program, set-up of a data base, logging technigues (including geothechnical logging) was discussed. A diamond drill site was visited and the time it takes to move the drill rig was discussed in detail.

Micon conducted a third site visit between November 11, 2007 and November 17, 2007. The third Micon site visit was conducted by Mr. William Lewis and Mr. Alan J. San Martin with the assistance of Dr. Stewart Redwood and Dr. Jeffery Brooks of CGL.

During the third site visit, a number of discussions related to the QA/QC issues and database were discussed with CGL. Additionally, Micon checked and verified the database for use in the mineral resource estimate. Micon obtained assay certificated directly from the assay laboratory which were randomly used to check the input of the assay results by CGL. Micon used the data verification protocols available in GemCom software to check the database for errors such as transposed data or incorrect entries in the data fields. Micon also discussed the geological interpretation, resource parameters, underground and surface surveys, as well as the geological and property boundaries with CGL. The data submitted to Micon appears reliable in light of the data checks it conducted. Therefore, Micon is satisfied that the database is suitable and of sufficient integrity to be used as the basis for the mineral resource estimate conducted on the Marmato project by Micon.

Micon’s review of the project also consisted of a review of all of the available material on CGL’s exploration programs for 2007, including all the geological data and reports for the project. This information was provided to Micon by CGL and Minera de Caldas.

15.0 ADJACENT PROPERTIES

Since Micon published the Technical Report in November, 2006, CGL has conducted further exploration within the regional area, conducted further staking, and concluded further options or purchaces to expand to current land holdings over the favourable exploration targets in the region. This section discusses immediately adjacent properties and the CGL regional exploration targets.

Recent work by CGF and other exploration companies has identified significant gold mineralization in the "Middle Cauca gold belt". This extends for about 90 km in a north-south direction from Titiribi in the north, to Quinchia in the south, with Marmato located near the middle. The gold mineralization is of intermediate sulphidation epithermal style (Marmato-style) and porphyry style. This is part of the Central Porphyry subbelt of Early to Late Miocene age defined by Sillitoe et al. (1982), with the gold mineralization related to the emplacement of the porphyry stocks.

AGA recently announced the discovery of porphyry gold mineralization at La Colosa, near Cajamarca, Tolima, 110 km SSE of Marmato, with a Australian Joint Ore Reserve Committee (JORC) compliant inferred mineral resource of 468.8 Mt at 0.86 g/t gold containing 12.9 Moz gold, at a cut-off grade of 0.30 g/t gold (AGA press release, May 6, 2008).

Marmato is one of the most important historical gold properties in Colombia and lies in the heart of the main historical gold producing region. The Middle Cauca region, where Marmato is located, was occupied for two thousand years before the Spanish conquest by farmers, potters, gold miners and goldsmiths of the Quimbaya culture (500 BC to 1600 AD). The early Spanish chroniclers of the 16th century classified the indigenous groups into tribes or provinces including the Cartamas in the Marmato area, whose main occupation was gold mining.

Marmato was important during the Spanish era following the colonization period from 1514 to 1537 and the formation of Nueva Granada. The gold mines of Marmato are mentioned in Spanish chronicles in 1583 and 1625, with the Cauca valley noted as a rich gold producer in the 16th and 17th centuries. Other gold and silver mines described from the colonial period in the district include Echandia, Supia, Quiebralomo, Anserma and Arma (Morales, 2004, Restrepo, 1952).

Other important gold-silver mineral districts in the area are Riosucio – Supia and Quinchia to the south of Marmato; and going northwards Caramanta – Valparaiso, Mistrató – Andes, Aguadas – Pácora – Salamina, Fredonia, Venezia and Titiribi (Duran et al., 2005). These projects are shown in Figure 15.1 and form a north-south mineral belt.

Figure 15.1
Mineral Deposits and Projects around the Marmato Project

Marmato & Caramanta Mineral Ocurrences & Mining Activities
Minerals & Deposits
Au Gold
All Au Alluvial Gold
Ag Silver
Mg Magnesium
Mn Manganese
Sp Serpentine
C Coal
Cmt Constr. Materials
Ca Calcite
Clay
Hg Mercury
Ka Kaolin
Other
Structures
Fault
Covered Fault
Inferred Fault
Mineralized Zones
Towns
Highways
Projection: UTM18N
Datum: WGS84
Cauca River
Envigado
Titiribí
Venecia
La Mina
Quebradona
La Pintada
Caramanta
Yarumalito
Oro Fino
Guayabales
Marmato
Supia
Pacora
Quinchia
Miraflores

Figure supplied by CGL.

There are two immediately adjacent properties which directly affect the interpretation and evaluation of the mineralization or anomalies found at Marmato. In addition there are also a number of other projects currently being explored in the area by AGA through its subsidiary AngloGold Ashanti Colombia S.A. (formerly Sociedad Kedahda S.A. (Sociedad Kedahda)) and its joint venture partner B2 Gold Corp. (formerly part of Bema Gold Corporation (Bema)) which may have an impact on the projects in the future, as well as projects being explored by other companies.

The two properties adjacent to Marmato are described below.

15.1 MARMATO, ZONA BAJA

The Marmato Zona Baja is operated by a single company, Mineros Nacionales, under Contract 041-89M. Mineros Nacionales operate the underground Maruja Mine in the Zona Baja which has workings on four levels numbered 1,260 (Verónica), 1,210 (Zancudo), 1,160 (La Maruja) and 1,110. The level numbers are equivalent to their elevation in metres above sea level.

The Zona Baja was explored by Minera Phelps Dodge, a subsidiary of Phelps Dodge, between 1984 and 1985 with the objective of defining a 300 t/d underground operation. Minera Phelps Dodge drilled 7 underground core holes and defined a proven reserve of 102,900 t at 7.83 g/t gold and 24 g/t silver, and a total reserve (proven, probable and possible) of 754,600 t at the same grade. The resource estimate pre-dates the CIM standards and definitions required under NI-43-101 regulations and is quoted here as a historical resource estimate only.

In 1993, Mineros Nacionales gained control of the Zona Baja and developed an underground mine operation. The following year the mine and mill were upgraded and BISA of Peru defined a proven plus probable reserve of 99,787 t at 8.58 g/t gold and a possible reserve of 70,432 t at 6.95 g/t gold. Once again it should be noted that these resource estimates pre-datethe CIM standards and definitions required under NI-43-101 regulations and are quoted here as historical resource estimates only. By late 1990s the mine and mill were operating at 300 t/d with grades of 5 to 12 g/t gold (Conquistador, 1998). Production in 2007 was 31,000 oz gold with calculated recovered grades of 3.2 g/t gold and 15.0 g/t silver. See Table 15.1 for a production history of the the Zona Baja at Marmato as noted by Conquistador and Mineros Nacionales.

Table 15.1
Gold and Silver Production1 History Zona Baja at Marmato by Mineros Nacionales S.A.

Year	Ore (t)	Gold			Silver			Source
		Grade	(kg)	(ounces)	Grade	(kg)	(ounces)
1995			466.553	15,000				Conquistador Mines Ltd, 1998
1996			0	0		0	0	Conquistador Mines Ltd, 1998 (Mineros Nacionales on care and maintenance)
2002			644.50	20,721.16		1,067.10	34,308.06	Minercol, 2002, inc., Mineros Nacionales
2004	186,330	3.60	671.297	21,582.70	6.93	1,290.913	41,503.82	Mineros S.A. Financial Report 2004
2005	231,540	3.30	763.30	24,540.66	5.33	1,233.833	39,668.65	Mineros S.A. Financial Report 2005
2006	262,517	3.10		26,170.71	4.64		39,191.76
2007	300,756	3.22		31,126.84	15.00		145,115.23

Note 1: Source: Mineros S.A. Annual Financial Reports, available at www.mineros.com.co. The 2002 data is from Minercol, 2002 and includes some Zona Alta production. The recovered gold grades were calculated from the published tonnes and ounces. Data compiled by CGL.

On January 29, 2008 CGL entered into a Share Purchase and Sale Agreement with Mineros S.A., a corporation organized under the laws of the Republic of Colombia. Mineros is the owner of Mineros Nacionales. Under the terms of the Agreement, CGL agreed to purchase all of the issued and outstanding shares of Mineros Nacionales, for cash consideration of US $35.0 million. The agreement provides that the transaction will be completed on April 29, 2008, unless such date is extended by mutual agreement. CGL has provided a deposit guarantee in the amount of US $2.5 million, which would be payable to the vendors if the transaction is not completed for any reason. Subsequent to March 31, 2008, CGL committed to a further deposit of US $7 million in connection with the extension of the closing date to June 30, 2008. Based on the bid process and discussions with the vendors, CGL believes the closing date may be extended to up to July 29, 2008. In the event that CGL are successful in acquiring Mineros Nacionales, CGL would own both the Upper and Lower Zones of Marmato Mountain. There is no assurance that the proposed transaction will be completed.

15.2 ECHANDIA PROPERTY

The Echandia property consists of a mineral license located contiguous with the north side of the Marmato licenses and hosts similar style gold and silver mineralization which is geologically likely part of the Marmato deposit. It has been mined historically for gold and silver since Spanish times with artisanal mining currently exploiting the upper portion of the property while the Mineros Nacionales mine exploits the veins in the deeper portions.

A Canadian junior company called Gran Colombia Resources Inc. (now called Wavve Telecommunications Inc.) carried out exploration of the Echandia and Chaburquia properties on the north part of the Marmato system between 1995 and 1997. It drilled 75 diamond holes for 15,000 m. See Table 15.2 for a summary of the drilling intersections >1 g/t gold for the Echandia property as derived from Gran Colombia press releases. The drilling was designated into two series the M series which was drilled from surface and the MU series which was drilled from underground. A scoping study was completed by Geosystems International of Denver in 1997 however, no further work was carried out after this date. Gran Colombia bought 48.25% of Mineros Nacionales in 1996 and sold it in 1997.

The property was explored and drilled from 2005 to 2006 by a private company called Colombia Gold PLC (Colombia Gold), a corporation organized under the laws of England.

Table 15.2
Summary of Drill Intersections (>1 g/t Gold) for the Echandia Property (1995 to 1997)

Drill Hole Number	Drilling Intersection (m)			Assay Results (g/t)
	From	To	Length	Gold	Silver
Surface Drill Holes
M2	0.00	117.00	117.00	1.300	19.000
M6	43.00	45.70	2.70	2.14	29.60
7	0.00	136.03	136.03	1.020	19.000
M8	17.30	20.38	3.08	1.380	150.000
	26.00	31.60	5.60	1.900	287.000
M14	0.00	43.30	43.30	1.084	15.900
	78.53	88.30	9.77	1.250	43.200
	98.86	110.00	11.14	3.855	127.600
	161.60	165.93	4.33	2.934	352.000
	184.05	191.60	7.55	1.561	91.900
M15	181.60	185.60	4.00	5.281	851.200
	189.25	195.00	5.75	2.378	342.200
M16	11.00	21.00	10.00	1.322	166.800
	123.60	129.50	5.90	1.499	99.400
M18	107.38	110.00	2.62	3.547	19.900
M22	108.00	117.00	9.00	13.67	304.10
	180.69	204.62	23.93	1.92	49.60
M – 23	62.60	67.41	4.81	3.39	33.10
M – 24	77.60	80.75	3.15	3.70	26.10
M – 26	106.00	109.74	3.74	3.65	310.80
Underground Drill Holes
MU-1C	40.28	79.37	39.09	1.093	10.50
MU-2A	0.00	3.02	3.02	1.801	5.20
	14.58	50.07	35.49	1.169	13.10
MU-3A	30.18	33.50	3.32	1.833	12.60
MU-3B	10.36	37.03	26.67	1.034	8.30
MU-5A	0.00	13.26	13.26	2.175	7.50
	151.55	158.29	6.74	2.080	10.70
MU-5B	9.00	11.00	2.00	4.097	13.80
MU-6A	0.00	33.09	33.09	1.195	3.00
MU-6B	0.00	31.68	31.68	1.352	4.90
	64.62	89.50	24.88	2.083	23.10
MU-7B	87.78	103.72	15.94	0.860	21.30
MU-7C	94.47	114.04	19.57	1.400	77.80
MU-7D	84.49	104.44	19.95	1.004	41.80
MU-8B	121.17	127.00	5.83	10.678	21.30
MU - 13C	12.98	34.04	21.06	1.86	6.40

Note: The information in this table is from Gran Colombia press releases filed on SEDAR and was tabulated by CGL

On November 20, 2007, CGL entered into a letter of intent with Colombia Gold to acquire its assets or the issued and outstanding shares. Colombia Gold’s main assets are the mining rights to the Echandia property. Completion of the transaction is subject to negotiation and execution of a definitive agreement, satisfactory completion of technical, financial, legal, and other commercial due diligence and customary conditions, including all shareholder, court and regulatory approvals. CGL expects the transaction will be a share exchange with CGL exchanging shares for those of Colombia Gold. There is no assurance that a definitive agreement will be executed or that the acquisition will be completed.

15.3 CARAMANTA EXPLORATION PROJECT OF CGL

CGL holds 19,060 ha (190.6 km2) of exploration licenses in the district surrounding Marmato known as the Caramanta exploration project (Caramanta project). The Company has defined five gold targets by surface exploration and surface sampling in 2007. These targets are Oro Fino, El Salto, Pácora, Campana, and San Bartolome which together with Marmato form a 12 km diameter gold district. Minor artisanal mining has been conducted on parts of these targets but no drilling has been carried out. CGL plans to carry out reconnaissance diamond drilling of approximately 2,000 m on each of these projects in 2008.

The exploration program incorporated the database bought from Kedahda with the purchase of the Kedahda licenses in 2006. The Kedahda database is comprised of systematic stream sediment sampling, limited follow-up rock and soil sampling carried out by Kedahda during 2004-05, and exploration data generated by Conquistador in the district from the late 1990s through 2001, latterly in partnership with AGA.

Gold mineralization in the Caramanta targets is hosted by porphyry stocks of dacitic to andesitic composition that intrude metamorphic basement rocks. Two different mineralization styles have been identified in the Marmato district as follows:

  Gold rich porphyry style with copper and molybdenum at Oro Fino, with gold mineralization related to a quartz vein stockwork associated with biotite and sericite alteration.

  Marmato-style epithermal systems where the mineralization is associated with stockwork to sheeted massive sulphide veinlets of pyrite with sphalerite, chalcopyrite and galena associated with sericitic and argillic alteration. The targets are El Salto, Pácora, Campana and San Bartolome.

The six defined gold targets, including Marmato, are considered to be related to each other and to have a similar age to Marmato which has been dated Late Miocene age (6.7 million years for the porphyry intrusion and 5.6 million years for alteration and mineralization). The Oro Fino porphyry is interpreted as the possible center of the district due to the higher temperature and greater depth of formation of the style of mineralization, and is surrounded by the lower temperature epithermal systems of Marmato, El Salto, Pácora, Campana and San Bartolome.

Oro Fino is a gold-rich porphyry system with copper and molybdenum. It lies at the center of the gold district approximately 7 km northeast of Marmato. The gold anomaly at Oro Fino is 5.0 km long by 1.5 to 2.3 km wide (defined by gold values greater than 0.1 g/t gold in soil and rock samples). The gold anomaly is coincident with a copper anomaly 3.5 km long by 1.8 km wide, and a molybdenum anomaly 3.5 km long by 1.2 km wide. Gold values in 1,220 rock samples measure up to 10.3 g/t, with five outliers between 13.3 and 74.6 g/t. The maximum copper value in rock samples is 0.82%, and the maximum molybdenum value is 0.61%.

El Salto is 3.5 km north of Marmato. It has an average gold grade of 0.94 g/t as demonstrated by rock channel and chip samples taken from artisan open pit mine workings covering an area of 260 m by 260 m. It lies within a much larger area containing anomalous gold as defined by values greater than 0.1 g/t obtained from reconnaissance rock and soil sampling covering at least 1.6 km by 2.0 km. Artisanal miners exploit gold in shallow open pits.

Pácora is 1 km northeast of Oro Fino. Preliminary rock chip sampling has obtained anomalous gold values (greater than 0.1 g/t Au) over an area of about 2.3 km in diameter with values up to 4.90 g/t gold.

Campana is 1 km east of Oro Fino. The area of anomalous gold is approximately 1.0 km in diameter and 56% of the samples have values greater than 0.1 g/t gold.

San Bartolome is 4 km east of Marmato. The gold anomaly covers an area of 3.0 km diameter and 41% of rock chip samples have values between 0.1 and 1.0 g/t gold.

Figure 15.2 illustrates the location of the other CGL gold targets in the Caramanta project sites around the Marmato project.

15.4 OTHER EXPLORATION PROJECTS IN THE REGION

This section describes the known exploration projects in the Middle Cauca gold belt. This extends for about 90 km in a north-south direction from Titiribi in the north, to Quinchia in the south. The Marmato district and the Caramanta project are located near the middle. In addition to the projects being explored by junior companies that are described below, AGA have been carrying out a systematic regional exploration program of the district and has drilled a number of projects. No details of the AGA exploration or drilling programs are available. The deposits are described from north to south as follows.

The Cerro Veta porphyry gold-copper deposit in the Titiribi district, Antioquia, 67 km north-northwest of Marmato, was explored in 1998 by Goldfields, which estimated a historic resource of 220 Mt at 0.40 g/t gold and 0.15% copper based on 16 drill holes (Pearl, 2006).

Recent exploration by De Beira Goldfields Ltd. (De Beira), Australia, in joint venture with GoldPlata Resources Peru S.A.C. (GoldPlata), with 16 drill holes gave intersections of 70 m at 0.48 g/t gold and 0.24% copper (CV-001), 97 m of 0.47 g/t gold and 0.26% copper (CV-001), and 320 m at 0.40 g/t gold and 0.2% copper (CV-003) (Windy Knob Resources Ltd.

Figure 15.2
Gold Targets in the Caramanta Project around the Marmato Project

(Windy Knob) press release, January 16, 2008). They published a JORC-compliant inferred resource of 223.3 Mt at 0.41 g/t gold and 0.10% copper for 2.9 Moz gold (De Beira press release, December 13, 2006). Windy Knob is currently exploring the property. The estimated historic production from veins and mantos in the Titiribi district is 1.5 to 2.0 Moz gold equivalent, including silver, zinc, lead and copper (Windy Knob press release, January 16, 2008).

La Mina is a gold-copper porphyry system with historical gold mining, located near Venecia, 50 km north of Marmato, in Antioquia. A stockwork in a potassically altered intrusive has been mapped over a 200 m by 300 m area on this property. Channel sampling by AGA returned up to 135 m at 0.89 g/t gold and 0.21% copper and drilling was planned in 2006 (Bema press release, June 1, 2006).

Quebradona is a B2Gold-AGA JV project located between Jerico and Tamesis, Antioquia, 35 km northwest of Marmato (Gorham & Dahrouge, 2007). B2Gold have identified porphyry gold style mineralization in five targets hosted by porphyry stocks cutting Combia Formation volcanic rocks related to a circular feature 6 km in diameter believed to be a caldera. A 5,500 m diamond drilling program in currently underway on the Quebradona property (B2Gold press release, February 7, 2008).

Yarumalito, Antioquia, is a Marmato-style epithermal gold system located 10 km northwest of Marmato. It is hosted by porphyry stocks and Combia Formation andesites. A 5 hole, 1,181 m, diamond drill program by Colombian Mines Corporation (Colombian Mines) gave intercepts including 47.4 m at 0.746 g/t gold (YAR-1), 19.7 m at 1.020 g/t gold (YAR-2), 3.05 m at 3.487 g/t gold (YAR-1), 4.45 m at 3.254 g/t gold (YAR-3), 2.15 m at 8.345 g/t gold (YAR-3), 0.65 m at 10.670 g/t gold (YAR-3), and 0.70 m at 12.850 g/t gold (YAR-2) (Thompson, 2006).

Colombian Mines is also exploring the Guayabales, Caldas epithermal gold system located 3 km northwest of Marmato (Thompson, 2007).

At the south end of the Middle Cauca Gold Belt, in Risaralda, is the Quinchia porphyry gold-(copper) project, being explored by AGA, and the adjacent Miraflores gold-bearing hydrothermal breccia pipe which is being explored by a B2Gold-AGA JV (Gorham, 2007).

Based on the previous mining history of the Marmato region and the exploration potential of the area as demonstrated by active mining, exploration and recent discoveries, and contained in reports compiled for previous operators, Micon considers that these factors positively affect the prospectivity of the ground under exploration at the Marmato and Caramanta projects by CGL.

16.0 MINERAL PROCESSING AND METALLURGICAL TESTING

Since Micon published the Technical Report in November, 2006, CGL has conducted further metallurgical studies on the mineralization found at Marmato, in addition to the preliminary testwork conducted by Kappes Cassidy & Associates (Kappes Cassidy). The initial results of CGL’s metallurgical studies are discussed in this section and is expected that further studies and testing will be completed as the Marmato project advances.

Curently CGL’s focus is on identifying further exploration targets and evaluating the extent of the known mineralization located on the Marmato and Caramanta projects. To this end, CGL is targeting bulk tonnage, low grade gold and silver deposits at the Marmato and Caramanta projects that are potentially amenable to open pit mining with recovery of precious metals by milling and cyanide leaching or by heap leaching. The grade of bulk tonnage zones will be dependent on encountering areas with a sufficiently high density of veinlets or a number of larger mineralized veinlets and exploration is focused on defining such zones.

In 2006, CGL contracted Kappes Cassidy to conduct preliminary metallurgical testwork on the mineralization as a precursor to further economic and technical evaluation of possible treatment options which will likely be required in the future. The results of the preliminary Kappes Cassidy testwork are discussed in Section 16.1.

In 2007, CGL contracted SGS in Lakefield, Ontario to conduct metallurgical testwork for a scoping study. This testwork was conducted to test various potential treatment options to evaluate the recovery of the mineralization from the Marmato project. The results of the SGS testwork are discussed in Section 16.2.

16.1 KAPPES CASSIDY PRELIMINARY TESTWORK 2006

Preliminary milled cyanide bottle roll tests were carried out by Kappes Cassidy in 2006 (Kappes Cassidy report, 2006). The objective was to test the amenability of the sulphides to cyanide leaching as the majority of the mineral resource is expected to be sulphide rather than oxide. Samples were selected from the underground face sampling using coarse sample rejects and three sulphide composites of about 20 kg were created, using 15 to 17 coarse sample rejects for each. Two composites were made at a grade of 1 g/t to 2 g/t gold to represent the expected head grade of a possible bulk mining operation based on the MRDI (1998) resource estimate, and one at a grade of 10 g/t to 15 g/t gold to represent the head grade of the veins currently being exploited by the small miners. Four bottle roll tests were carried out on 1 kg sized splits of each composite.

The results show extraction of 77% to 83% gold at a 1.70 mm grind size and 90% to 95% gold recovery at grind sizes of 0.106 mm, 0.090 mm and 0.075 mm, with no significant variation in recovery between the three finer grind sizes (Table 16.1). The gold and silver head grades of the samples show variation between the grades as calculated from weighted average of individual samples by two laboratories, average head grade of the homogenized composite samples, and the calculated head grade from the cyanide leach tests. The variation in grade was interpreted as starting out with a sample that was non-homogenous, in which more free gold may have been in the allotment selected as the representative portion of the sample (either in the original samples or in the sample submitted for metallurgical testing).

Silver extraction is 51% to 52% at a 1.70 mm grind size and 49% to 81% at the finer grind sizes (Table 16.2).

16.2 SGS TESTWORK 2007

Two samples were shipped to SGS for testwork in 2007. The metallurgical samples were composite samples collected as new channel samples from several underground mines in the Zona Alta. The first sample was received on April 27, 2007. A total of twenty pieces rock were randomly selected for bulk density determinations with the remaining sample crushed to minus 1½ inch and 60 kg was riffled out. Once a 10 kg charge was removed the remaining sample was crushed in stages to ¾ inch, ¼ inch and 6 mesh with 10 kg removed after every stage of crushing. The remaining sample was crushed to -10 mesh and rotary split into 1 kg test charges. Representative head samples were riffled out of a test charge for chemical analysis and mineralogical examination. SGS labelled this sample as Composite 1.

In September, 2007 SGS received a shipment of 13 metallurgical samples and two environmental samples. Samples 1 through 8 were combined to produce the MET-05 composite. These 8 samples came from the Floresta No. 2, Circacia, Cascabel and San Jose No. 1 mines. This composite was crushed in stages to 1½ inch, 1 inch, ½ inch, 6 mesh removing a 10 kg charge at each size. The remaining portion of the sample was crushed to minus 10 mesh and representative head samples and test charges were prepared in a similar way as those of Composite 1.

The rapid mineral scans (RMS) of the two composites were similar with 97% to 98% of the composite being non opaques. Pyrite was the major sulphide mineral with sphalerite, galena chalcopyrite and arsenopyrite present in trace amounts. Pyrrhotite was also noted in Composite1.

The bulk density for 20 individual samples of Composite 1 was determined using the wax core method. The average bulk density of Composite 1 was determined to be 2.61 g/cm3.

Bulk density measurementswere also conducted on some of the metallurgical samples which comprised the MET-05 composite. The bulk densities were calculated from water displacement measurements without waxing. The specific gravity of MET-05 was determined to be 2.67 using a pycnometer.

Composite 1was a low grade sample which assayed 0.37 g/t gold and MET-05, which was the main metallurgical sample, assayed 1.19 g/t gold.

Table 16.1
Gold Recoveries in Milled Cyanide Bottle Roll Tests (Table 5, Kappes Cassidy Report, 2006)

KCA Sample No.	KCA Test No.	Description	Weighted Average Head (g/t)[1]	Weighted Average Head[2] (g/t)*	Average Head[2] (g/t)*	Calculated Head (g/t)	Extracted Gold (g/t)	Average Tails (g/t)	Extracted Gold (%)	P80 Grind Size (mm)	Days of Leach	Consumption NaCN (kg/t)	Addition Ca(OH)2 (kg/t)
35601	35619A	Met Sample 1	1.23	3.61	3.46	3.07	2.54	0.54	83	1.70	4	1.05	1.50
35601	35619B	Met Sample 1	1.23	3.61	3.46	3.57	3.28	0.29	92	0.104	4	1.70	1.50
35601	35619C	Met Sample 1	1.23	3.61	3.46	4.41	4.12	0.29	93	0.091	4	1.63	1.50
35601	35620A	Met Sample 1	1.23	3.61	3.46	3.54	3.26	0.28	92	0.075	4	1.80	2.00
Average			1.23	3.61	3.45	3.65	3.30	0.35	90	--------	--------	1.55	1.63
35602	35620B	Met Sample 2	1.93	1.71	2.30	2.93	2.24	0.69	77	1.70	4	1.17	1.50
35602	35620C	Met Sample 2	1.93	1.71	2.30	3.10	2.78	0.33	90	0.108	4	0.83	1.50
35602	35620D	Met Sample 2	1.93	1.71	2.30	2.53	2.28	0.26	90	0.092	4	1.01	1.50
35602	35621A	Met Sample 2	1.93	1.71	2.30	2.17	1.97	0.21	91	0.075	4	1.76	2.00
Average			1.93	1.71	2.30	2.68	2.32	0.37	87	--------	--------	1.19	1.63
35603	35621B	Met Sample 3	13.36	12.48	13.78	14.77	11.34	3.43	77	1.70	4	2.27	3.00
35603	35621C	Met Sample 3	13.36	12.48	13.78	15.01	14.19	0.82	95	0.103	4	2.08	1.50
35603	35621D	Met Sample 3	13.36	12.48	13.78	13.26	12.57	0.69	95	0.094	4	2.15	1.50
35603	35622A	Met Sample 3	13.36	12.48	13.78	13.52	12.83	0.69	95	0.075	4	3.17	3.50
Average			13.36	12.48	13.79	14.14	12.73	1.41	91	--------	--------	2.42	2.38
Note 1: Assays supplied by Inspectorate.
Note 2: Assays supplied by Florin Analytical.

Table 16.2
Silver Recoveries in Milled Cyanide Bottle Roll Tests (Table 5, Kappes Cassidy, 2006)

KCA Sample No.	KCA Test No.	Description	Weighted Average Head[1] (g/t)	Weighted Average Head[2] (g/t)*	Average Head[2] (g/t)*	Calculated Head (g/t)	Extracted Gold (g/t)	Average Tails (g/t)	Extracted Gold (%)	P80 Grind Size (mm)	Days of Leach	Consumption NaCN (kg/t)	Addition Ca(OH)2 (kg/t)
35601	35619A	Met Sample 1	16.4	19.7	13.3	12.6	6.6	6.0	52	1.70	4	1.05	1.50
35601	35619B	Met Sample 1	16.4	19.7	13.3	11.2	9.1	2.1	81	0.104	4	1.70	1.50
35601	35619C	Met Sample 1	16.4	19.7	13.3	14.8	9.7	5.2	65	0.091	4	1.63	1.50
35601	35620A	Met Sample 1	16.4	19.7	13.3	14.3	9.3	5.0	65	0.075	4	1.80	2.00
Average			16.4	19.7	13.4	13.2	8.7	4.6	66	--------	--------	1.55	1.63
35602	35620B	Met Sample 2	18.9	22.7	16.0	15.7	8.1	7.5	52	1.70	4	1.17	1.50
35602	35620C	Met Sample 2	18.9	22.7	16.0	17.8	8.7	9.1	49	0.108	4	0.83	1.50
35602	35620D	Met Sample 2	18.9	22.7	16.0	16.0	8.1	7.9	50	0.092	4	1.01	1.50
35602	35621A	Met Sample 2	18.9	22.7	16.0	17.5	10.1	7.4	58	0.075	4	1.76	2.00
Average			18.9	22.7	16.1	16.8	8.8	8.0	52	--------	--------	1.19	1.63
35603	35621B	Met Sample 3	65.8	75.7	63.1	68.9	35.2	33.8	51	1.70	4	2.27	3.00
35603	35621C	Met Sample 3	65.8	75.7	63.1	60.8	38.5	22.3	63	0.103	4	2.08	1.50
35603	35621D	Met Sample 3	65.8	75.7	63.1	56.7	39.5	17.1	70	0.094	4	2.15	1.50
35603	35622A	Met Sample 3	65.8	75.7	63.1	68.5	41.9	26.6	61	0.075	4	3.17	3.50
Average			65.8	75.7	63.1	63.7	38.8	25.0	61	--------	--------	2.42	2.38
Note 1: Assays supplied by Inspectorate.
Note 2: Assays supplied by Florin Analytical.

The following testwork was conducted by SGS on the samples: abrasion and bond work index, heap leach amenability, gravity separation, cyanidation testwork on the gravity separation tailing, flotation and cyanidation of the flotation concentrate.

The results otained from the SGS scoping test program are summarized and quoted as follows:

  "Composite 1 was fairly abrasive with an abrasion index of 0.5788."

  "Both samples responded well to heap leach amenability tests. The recovery of gold from Composite 1 was 78% at a crush size of ¾ inch and 86% at a crush size of ¼ inch. The recovery of gold from MET-05 was 74% at a crush size of 1 inch and 84% at a crush size of ½ inch."

  "The recovery of gold from MET-05 by gravity separation ranged from 26% to 39%."

  "CIL treatment of the gravity separation tailings gave 82% to 86% gold extraction. The overall recovery of gold by gravity separation and CIL was 89% at a K80 of 89 microns and 92% at a K80 of 64 microns."

  "The MET-05 composite responded well to bulk sulphide flotation. The recovery of gold in a rougher concentrate was 97% to 98% in 13 to 15% of the mass using PAX and 3418A as collectors. After one cleaning stage, the mass pull was reduced to 7%, while maintaining 96% gold recovery."

  "Cyanidation (CIL) of a rougher concentrate resulted in 78% gold extraction. After regrinding, the gold extraction increased to 89%. The overall recovery of gold by gravity separation, rougher flotation and cyanidation yielded 81% gold recovery without regrinding and 88% with regrinding."

  "Gold extraction by cyanidation was 74% - 81% from a cleaner concentrate. This result could probably be improved with optimization of the leach conditions."

  "The consumption of cyanide in wholeore leaching was ~0.8 kg/t NaCN. The consumption of cyanide, when leaching concentrates, was 3 to 4 kg/t of concentrate or 0.2 to 0.4 kg/t of ore."

17.0 MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

As discussed in Section 6.2, Historical Resource Estimates, some documentation exists for the historical resource estimation at the Marmato project which predates the current CIM standards and definitions required by NI 43-101 "Standards of Disclosure for Mineral Projects".

The historical resource estimate was conducted in 1998 by MRDI for Conquistador and while MRDI reported that it believed that it was conducted using the appropriate CIM standards applied to the industry at that time the estimate should be considered only as a historical estimate. The 1998 MRDI resource estimate has been superceded by the current Micon resource estimate which is discussed below in this section.

Since the original Micon Technical Report was written in November, 2006 GGL has implemented a rigourous QA/QC program and created a customized computer database in MS Access for the Marmato project in order to be able to conduct a CIM compliant mineral resource estimate as required by NI 43-101 guidelines.

At this time, all resource estimates previously reported for the Marmato project should be considered to be historical. Future resource estimates should continue to be constructed from data obtained as a result of the expansion of the current CGL database and conducted from first principles in order to comply with the present CIM definitions required by the current version of NI 43-101 (December 23, 2005).

17.1 MINERAL RESOURCE ESTIMATION

Micon has conducted the present resources estimate based on the simplified geological model for the Marmato project constructed by Dr. Jeffrey Brooks which contains the drillhole and underground channel samples located within the licensed boundary of the Zona Alta portion of the Marmato property. The geological model has seven geological units, but for modelling purposes the two major units were modeled only and these are the andesite porphyry and the dacite porphyry which contains the majority of the mineralization.

17.2 MINERAL RESOURCE ESTIMATE PROCEDURE

17.2.1 Database

The Marmato Project database used in the present resource estimate was constructed by Micon importing CSV files provided by CGL. The database used for the estimate was comprised of the drillhole database as well as the underground channel sampling database. Both databases were used to demonstrate the continuity of the mineralization since the drillhole database by itself was insufficient to demonstrate the continuity of the mineralization. The underground channel data set is also important to the overall interpretation of the mineralization because the underground workings follow the veins and vein packages where the majority of the historical and current mining has been conducted.

Figure 17.1 is simplified plan view illustrating the drillholes and channel locations, as well as the geology and property limits.

Figure 17.1
Marmato Project Dhillhole and Channel Location

After conducting the validation process in Gemcom and a number of manual checks, the final database contained 68 drillholes, totalling 12,190 m of core and 1,223 continuous and individual underground channels, totalling 1,669 m of channel samples. The database assay table includes the final analytical results for gold, silver, copper, zinc, lead, as well as a number of other elements.

Figure 17.2 is a 3D illustration of the topography, geology, license boundaries, and drill holes for the Marmato project.

Figure 17.2
Marmato Project 3D Model, Geology and Licensed Boundary

The Marmato project database is broadly constrained by the geology. The model originally had seven geological units (dacite porphyry, andesite 1 porphyry, andesite 2 porphyry, graphitic schist, chlorite schist, hydrothermal breccia, overburden) however, the majority of the mineralization occurs in the dacite. In discussions with CGL, Micon simplified the geological model into the two main geological units, the andesite porphyry and the dacite porphyry.

The drill hole and underground channels were organized into different workspaces within the same database. In the Gemcom Software, a separated workspace setting was required for each dataset due to differences in the survey methodology between the two datasets. The drill holes were surveyed using down the hole survey techniques which are based on azimuth and dip while the channels samples were surveyed using 3D coordinates.

17.2.2 Grade Capping

Using the entire database comprised of both the drill holes and underground channel samples, grade capping for both gold and silver was investigated. Grade capping was conducted in order to avoid influencing the resource estimate as a result of the inclusion of erratic high grade gold and silver assay values. Probability plots for gold and silver were created from the uncut data set in order to determine the top cut values, supported by a statistical analysis of the resulting plot lines; the top cut value is determined by looking at the consistent lognormal distributed populations and the point at which those populations break down. Figures 17.3 through 17.6 graphically illustrate the uncut and composited probability plots.

Figure 17.3
Uncut Gold Probability Plot for the Marmato Project

Figure 17.4
Uncut Silver Probability Plot for the Marmato Project

Figure 17.5
Gold Probability Plot for the Two Metre Composite, after Capping, for the Marmato Project

Figure 17.6
Silver Probability Plot for the Two Metre Composite, after Capping, for the Marmato Project

Shorter samples in the veins tend to bias the gold grade. This has been demonstrated by cases where the channel samples which have greater than 10 g/t gold assays on average have sample lengths of 0.63 m.

Table 17.1 summarizes the values and number of samples affected by capping gold and silver values.

Table 17.1
Marmato Project Gold and Silver Assay Grade Capping

Data Set	Gold Capping Value (g/t)	No. of Gold Samples Capped	Silver Capping Value (g/t)	No. of Silver Samples Capped
Drillhole	28	4	100	7
Channel	28	17	100	35

Prior to conducting the compositing process, all of the samples in the database were capped to 28 g/t gold and 100 g/t silver.

17.2.3 Composites

All samples were composited to a constant 2 m sample length after capping.

Individual channel samples which were less than 2 m length were diluted to 2 m. The addition of the dilution assisted in smoothing the data set and reducing the bias created by the variable sample lengths.

Table 17.2 summarizes the classical statistical information for the capped composites.

Table 17.2
Classical Statistics for the Capped Composite Samples

Statistical Indicator	Gold	Silver
Minimum Cutoff Value	0.001225	0.1
Maximum Cutoff Value	26.24245	90.12153
Number of Samples <=0	0	6
Total Number of Samples Used	6568	6524

Minimum Histogram Value	0.001225	0
Maximum Histogram Value	26.24245	90.12153
Number of Class	131	50
Class Interval	0.200315	1.802431

Minimum Population Data point	0.001275	0
Maximum Population Data point	26.2424	90.12148
Total Population	6568	6568
Mean	0.36585	2.817118
Median	N/A	N/A
Geometric Mean	0.050207	1.192459
Standard Deviation	1.270569	5.560343
Variance	1.614346	30.91741
Log Variance	3.874791	1.694255
Coefficient of Variation (CoV)	3.472924	1.97377
Moment 1 about Arithmetic Mean	0	0
Moment 2 about Arithmetic Mean	1.614346	30.91741
Moment 3 about Arithmetic Mean	18.84613	1138.062
Moment 4 about Arithmetic Mean	308.1293	63515.24
Moment Coefficient of Skewness	9.188134	6.62005
Moment Coefficient of Kurtosis	118.2333	66.44644

All of the population statistics as well as the normal histograms, log histograms and probability plots are contained in Appendix 11 of this report.

17.2.4 Variography

In Gemcom, semi-variograms were constructed from the extracted composite data into a point area table. No meaningful variograms could be obtained in the directions either along strike or across strike; however, good down dip semi-variograms could be modelled. Semi-variograms with low sample pair correlations were not modelled.

Separate variograms were not conducted for the andesite and dacite porphyrys and grade profiles were not conducted across the andesite dacite contact since the andesite dacite contact was treated as a hard boundary for interpretation purposes.

The entire data set of composites was used to construct the semi-variograms in the three directions. The entire data set of composites was used to construct the semi-variograms in the three directions, even when geology was modeled and simplified in two domains for constrain the interpolation it was not considered to separate the data set for variography purposes because the andesite porphyry does not contain a significan sample population, the average grade is 0.053g/t gold.

Appendices 12 and 13 contain the semi-variograms for gold and silver, respectively for the Marmato project.

The range is the radius of the ellipse. Search ellipse dimensions are supported by the down dip semi-variogram range and it has been assumed that the same range occurs along strike as well. The maximum range obtained was 75 m; therefore, this dimension was set as the largest ellipse in the third pass. A maximum search range of 75 m was set for the strike and dip equally. In the case of the across-dip range, the search ranges was set at the same width as a 10 m block. This narrow range was decided due to the orientation of the veins and existing mines in order to avoid smearing of grade out of the veins perpendicular to the strike direction.

The grade interpolation was performed using the Inverse Distance Squared (ID2) method. The inferred resources were interpolated in three successive passes. The first pass overwrote the whole block model with the second and third passes adding values to those blocks which had zero values in the first pass and second pass, respectively. In the second and third passes, additional grade capping was applied. In the second pass, the grade was limited to 10g/t gold and 65g/t silver and in the third pass, the grade was limited to 5g/t gold and 20g/t silver. It was decided to apply these secondary grade caps in order to minimize the influence of higher grade samples as the range of the interpretation increased.

Table 17.3 summarizes the search parameters for the block model interpolation.

Table 17.3
Block Model Interpolation Parameters, Inferred ID2

Profile	Dip Direction (o)	Strike (o)	Dip (o)	Strike Range (m)	Dip Range (m)	A. Dip Range (m)	Max No. Samples Per Hole	Min No. of Samples	Max No. of Samples
Au / Ag Pass 1	35	305	-75	25	25	5	4	3	12
Au / Ag Pass 2	35	305	-75	50	50	10	4	3	12
Au / Ag Pass 3	35	305	-75	75	75	15	4	3	12
SG Single Pass	0	0	-75	150	150	150	NA	2	12

The search ellipse ranges used for the current inferred resource estimate were not sufficient to code 100% of the blocks due to a lack of evenly spaced data. Even when drill hole spacing was 50 m between sections, the spatial distribution of the drill holes and underground channel samples as a whole was not even. Out of a total of 244,000 blocks within the geological and licensed boundaries, 2% of the blocks were filled in the first pass, 6% in the second, and 16% in the third, with the remaining 76% of the blocks not interpolated due to lack of data for the unexplored zones of property. However, these gaps are not believed to be lacking in mineralization and the inclusion of these gaps may potentially have a significant impact on future resource estimates once CGL’s current and extensive exploration program is finalized.

The 244,000 blocks represent the number of blocks inside the licence boundary and below the overburden contact, which were treated as hard boundaries.

17.2.5 Density Data

The density data used in the current resource estimate was provided by CGL as an individual Excel file; this data was collected from core samples only. A total of 405 readings were measured by specific gravity method. Values ranged between 2.45 to 4.52 g/cc. The average value of specify gravity for the Marmato Project is 2.7 g/cc.

Density samples were taken in a fairly regular spacing and this was enough to support an interpolation process. An average density of 2.7 g/cc was assumed for blocks missing measured density data. Parameters of this interpolation are shown in table 17.3.

17.2.6 Block Modelling

The Marmato block model was created not only to estimate the current resources but as the basis upon which to apply an open pit shell using Whittle for the purposes of conducting an economic evaluation for a scoping study to be released in the future.

The block model is a standard binary type, optimized for vertical needling, rotated N55oW with origin in UTM WGS84 Zone at 18N 433,421.15 E - 604,013.2013 N - 1,900 Z.

Block size consists of 25 m along the strike direction, 10 m across the strike direction or width and 10 m in height. The block model is comprised of 216 columns (X), 84 rows (Y), and 90 levels (Z) that makes a total of 1,632,960 blocks of which 941,541 units are below the topographic surface. The total blocks below the topographic surface here includes the blocks outside the licence area

Due to trangulation errors in the survey data obtained from AutoCad drawings of the underground workings a percent block model was created to measure the tonnages extracted in the existing underground workings. This model was filled with the percentage of the block outside of the excavation model or mines.

Figure 17.7 illustrates the block model for the Marmato project.

Appendix 14 contains the plan views of the block model for the Marmato project from the 1300L to 1650L. Appendix 15 contains the sectional views of the block model for the Marmato project from section 3150NW to section 4150NW.

Figure 17.7
Marmato Project Block Model

17.3 MINERAL RESOURCE CLASSIFICATION

The mineral resources for the Marmato project were estimated following the CIM definition standards adopted by the CIM council on December 11, 2005. The following definitions were adopted for the categorization of mineral resources and since there are no measured and indicated resources these have been excluded from the definitions.

  Inferred Mineral Resources are defined as those portions of the mineralized areas in the block model where the block size was 25 m along the strike direction, 10 m across the strike direction or width and 10 m in height and for which the blocks within the geological and licensed boundaries could be coded or filled in the third first pass using the search ellipse and grade interpolation parameters outlined previously.

The Inferred Mineral Resources at different cut-off grades using the data contained in the database as of April 28, 2008 are summarised in Table 17.4.

Table 17.4
Summary of the Inferred Mineral Resource in the Current Block Model by Grade: Cumulative

Grade Group based on Gold g/t	Tonnes (x 1,000 t)	Grade (g/t Gold)	Contained Gold (oz)	Grade (g/t Silver)	Contained Silver (oz)
>2.0	7,960	3.04	776,000	12.63	3,226,000
1.90 -2.00	8,872	2.93	833,000	12.23	3,483,000
1.80 - 1.90	10,003	2.80	900,000	11.75	3,774,000
1.70 - 1.80	11,524	2.67	986,000	11.21	4,149,000
1.60 - 1.70	13,051	2.55	1,067,000	10.76	4,509,000
1.50 - 1.60	14,620	2.44	1,146,000	10.40	4,880,000
1.40 - 1.50	16,605	2.32	1,237,000	9.96	5,308,000
1.30 - 1.40	18,903	2.20	1,337,000	9.57	5,809,000
1.20 - 1.30	21,430	2.09	1,438,000	9.19	6,323,000
1.10 - 1.20	24,328	1.98	1,545,000	8.85	6,911,000
1.0 - 1.10	27,624	1.87	1,656,000	8.51	7,545,000
0.90 - 1.00	31,342	1.76	1,769,000	8.15	8,207,000
0.80 - 0.90	35,631	1.65	1,886,000	7.82	8,944,000
0.70 - 0.80	41,333	1.52	2,024,000	7.39	9,811,000
0.60 - 0.70	48,109	1.40	2,165,000	6.99	10,800,000
0.50 - 0.60	55,774	1.28	2,301,000	6.61	11,841,000
0.40 - 0.50	64,319	1.17	2,424,000	6.24	12,895,000
0.30 - 0.40	75,808	1.05	2,553,000	5.76	14,039,000
0.20 - 0.30	92,931	0.90	2,687,000	5.25	15,681,000
0.10 - 0.20	121,058	0.73	2,818,000	4.58	17,821,000
<0.1	227,755	0.40	2,928,000	2.95	21,590,000
Total	227,755	0.40	2,928,000	2.95	21,590,000
It is Micon’s belief that the information contained within the current database for the Marmato project is sufficient to allow for the preliminary resource estimate to be considered as an Inferred Mineral Resource under the current CIM definition which states:

"An ‘Inferred Mineral Resource’ is that part of a Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits workings and drill holes."

17.4 MINERAL RESOURCE ESTIMATES

The CIM definitions of a Mineral Resource require that "there are reasonable prospects for economic extraction." Micon believes that a 0.3 g/t gold cut-off grade in today’s commodities market using open pit bulk tonnage methods provides the appropriate basis for a preliminary mineral resource estimate at the Marmato project.

The tonnage along with the gold and silver grades and ounces for the Inferred Mineral Resource are summarized in Table 17.5. The figures have been rounded to reflect the mineral estimate as an approximation.

Table 17.5
Mineral Resource Estimate for the Marmato Project (0.3 g/t Gold Cut-off Grade)

Category	Tonnes (x 1,000 t)	Grade (g/t Gold)	Contained Gold (oz)	Grade (g/t Silver)	Contained Silver (oz)
Inferred Mineral Resource	75,808	1.05	2,553,000	5.76	14,039,000

Mineral resources which are not mineral reserves do not have demonstrated economic viability. The estimate of mineral resources do not appear to be be materially affected by any technical, environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues. There are currently no mineral reserves reported for the Marmato project.

The mineral resource presented in this report was prepared by Alan J. San Martin, B.Sc., under the overall direction and responsibility of William J. Lewis B.Sc., P.Geo.

17.5 CONFIRMATION OF THE ESTIMATION

A crucial part of the block modelling process is the evaluation of whether or not the given estimation describes the mineralized material accurately in terms of quality and quantity. This question can be difficult to answer as it involves several different types of evaluation. Nevertheless, a statistical comparison of the raw capped data, the composites and finally the blocks values can give us a level of confidence that our model is reliable.

For this exercise we queried the model and selected blocks > 0.001 g/t gold

Table 17.6 below shows the average grade of the selected blocks inside the Zona Alta license boundary, the length-weighted capped average grade of all drill hole and channel assays and the composites within the license boundaries.

Table 17.6
Comparison of Capped Assays, Composites and Block Model Grade

Description	Population	Avg. Gold Grade (g/t)	Avg. Silver Grade (g/t)
Capped Assays	6,996	0.370	2.94
Composites	6.568	0.384	2.61
Block Model	30,787	0.453	3.26

As demonstrated in Figure 17.6, the exercise of comparing the data population at different stages of the estimate process gives us a certain degree of confidence when the similarities between the average gold and silver grades for the three individual levels of detail are noted.

18.0 OTHER RELEVANT DATA AND INFORMATION

Most of the relevant data and information regarding CGL’s Marmato project is included in other sections of this report; but the historical importance, current social and mining conditions as well as environmental conditions are discussed in this section. The majority of this section was referenced and extracted from a draft report by Thomas McGrail of Minera de Caldas. The majority of the material contained in this report was also mentioned in the Micon’s November, 2006 Technical Report on Marmato for CGL.

18.1 CURRENT SOCIAL AND MINING CONDITIONS

The following section on the current social and mining conditions at Marmato is quoted from a draft report entitled "Scoping Study: Marmato Project" by Thomas McGrail for Minera de Caldas.

18.1.1 Historical Importance

"The importance of Marmato is primarily due to its historical significance, to both the habitants of Marmato and to the country of Colombia. The Marmato area has been mined for over 500 years and mining has been the economic basis of Marmato since 1537. Due to its perceived riches, Simon Bolivar, the liberator of Colombia from Spanish rule, used this area and its mines as a guarantee to obtain English financing to support his revolution."

18.1.2 Social Issues

The current urban centre of Marmato is representative of numerous mining areas where, for ease of access, the original artisan miners built their homes in close proximity to their mines. Due to the topography of the area, there was and is no area suitable for the erection of an alternative town site that would provide ease of access to their places of work. This desire to facilitate access has resulted in an extremely difficult social environment for the habitants of Marmato; since the historical and currently operating mines, their respective infrastructure and process plants are situated within and seemingly on top of the homes and infrastructure of the municipality of Marmato. This area is approximately 2.5 square km and represents less than seven percent of the total area of this municipality. The general consensus of the population (+98%, Census by Cia Servicio Logistico) is that relocation is required as this co-habitation of mine and municipal infrastructure is intolerable; however, previously there was a reluctance on the part of some politicians, to significantly change the status quo. This reluctance has changed recently and relocation of the town and its inhabitants has started.

18.1.2.1 Social Impact of the Topography/Geology on the Urban Centre of Marmato

"The topography of the area designated as the urban centre of Marmato imposes three distinct problems that require immediate resolution:"

  "The first is the instability of this zone and the extremely high risk of landslides impacting this zone. The current mines have no economically viable means available to dispose of their waste rock and therefore dump this material into the quebradas (intermittent streams and creeks) that course through this zone. This promotes mass movements of this material during significant rain events and is a common occurrence. Additionally, this collection of material has the tendency to promote erosion of the sides of these quebradas thus undercutting their side slopes and again promoting landslides. Subsistence farming, logging for the mines, mine activity and human presence have also promoted the loss of vegetation and the concomitant resulting superficial flows promote further erosion and instability. Percolation of surface waters into the substrata further promotes instability as the predominant geologic jointing runs NW/SE and dips at 80 degrees to the SW. In summary, the area is extremely unstable and since the early 1980’s, numerous studies have indicated the need to relocate this urban centre of Marmato."

  "Additionally, there is currently neither a potable water system nor a septic treatment system servicing this entire area. This is a community of approximately 1,000 inhabitants and they generally lack these basic services. The feasibility of providing these requirements is questionable due to the prohibitive costs associated with the construction of these systems, due to the physical and geographic conditions that prevail."

  "The congestion, due to the limited available space, places basic services such as public transport, movement of mine trucks and pedestrian traffic in conflict. Roadways designed for limited traffic cannot handle the current traffic patterns and there is no obvious solution to this problem. Public safety is further placed at risk."

"It also of significant importance that the reader appreciates that the current location of this urban centre prohibits future growth and expansion for Marmato."

18.1.3 Mining Conditions

"The current disposition of mining rights at Martmato is both unique and chaotic. The known deposit is currently divided vertically into 2 zones; these are denominated the Upper or Exclusion Zone (179 ha) and the Lower Zone (980 ha). This vertical division is unique and is possibly only duplicated at the Cerro Rico deposit in Potosi, Bolivia. The current area of the project is related to this Upper Zone; this zone is further subdivided into three levels for mine title purposes, the Upper Level at +1,500 m, the Intermediate Level at + 1,363 m to 1,500 m and the Lower Level at +1,207 m (variable) to 1,363 m. The base elevation of the Lower Level follows the contour of the access road to Marmato and therefore varies from 1,207 m to 1,298 m. These three Levels are again subdivided into approximately 200 mines that have been granted titles by the Ministry of Mines. In addition, there are a minimum of 100 mines that are operated illegally and/or are in the process of legalizing their position."

"There are approximately 30 Process Plants that process the ore from these mines either as Maquiladoras (Custom Milling) or processing the ore from their own mines or both. These mines and process plants do not comply with even the minimal requirements of the Environmental Laws of Colombia; waste rock, cyanide solutions and tailings are discharged to the arroyos and quebradas with no prior treatment. The situation is chaotic as this subdivision of the resource prohibits its exploitation in an efficient, structured and orderly manner that would guarantee the full realization of the deposit’s potential economic and social benefits."

"The viability of current mining practices, as exhibited at Marmato, is limited. Without significant investment, these mines will be unable to exploit their current resource blocks. As these current extraction tunnels exceed 250 m of length, the ability of these mines to provide essential services such as ventilation, haulage systems, compressed air, water, etcetera is greatly compromised. This limitation, i.e., 250 m of horizontal extension, is evident as the majority of the mines visited and measured to-date was within this limit. The mines having longer extraction drifts demonstrate worsening working conditions, lower levels of productivity and are concomitantly less economically viable."

"Additionally, working conditions, in these mines are substandard by general norms established by the mining industry. Equipment is rudimentary, safety is not a priority and employees are generally not covered by any form of health care system or required employee benefits. These are common conditions inherent in artisan mining areas; however, at Marmato, these conditions are further exacerbated as they impact the community directly."

18.1.4 Relocation Efforts

"Various administrations at both the Department and Municipal levels have made efforts to relocate the urban centre of Marmato. In 2002, 154 homes were provided by the municipality to residents of Echandía (a suburb of Marmato) and Marmato. These efforts have met with limited success and have prompted increasing dissatisfaction on the part of the inhabitants. The result has been a partial relocation of the population to the site designated as the "Nuevo Marmato" situated in the area of El Llano which is located at the base of this mountain slope."

"There are several reasons for this dissatisfaction:"

  "The quality of construction evident is generally inferior although generally superior to the construction persistent in the current location."

  "There was no effort made to differentiate the type of housing offered (based on current conditions). All residents were offered the same conditions."

  "There is a distinguishable difference in the type of climate available between these sites. The urban centre of Marmato enjoys cooler temperatures than the offered site. Although the difference is minimal, the inhabitants have used this to justify their reticence to relocate."

"The residents in 2002 were relocated due to their homes being subject to a high risk of landslides. Despite this fact, these residents generally (122 of 154) turned their previous homes over to family members or rented these homes to migrant mine workers."

In 2004, a new decree was approved by the Territorial Organization Scheme which ordered the relocation of all the public institutions to El Llano. On June 6, 2006, the directorate of response and prevention of disasters of the Ministry of Interior and Justice issued Resolution number 23 which declared the situation to be a public emergency affecting the Municipality of Marmato.

There are currently 160 homes in El Llano and 29 new homes are being constructed to house families displaced in landslides in 2007. A further 47 homes are about to built to house other families displaced in the same landslide. On April 16, 2008, Julian Arboleda, the Caldas government representative for the relocation of Marmato, confirmed to CGL that within 45 days construction of the new administrative buildings were to begin with funds from the national government. These buildings would include the mayors office, notary, registry office and the citizens’ protection office. The police station is currently under construction in El Llano. In addition, the public deeds have been signed with the municipality to construct a new hospital, with funds from the Ministry of Social Protection and the Territorial administration. In addition, a public deed has been signed for the location of the new school which will house 1,200 students and an agreement has been reached to use the old location in El Llano to house a campus of SENA, the state technical college. Once all of the buildings in El Llano have been completed the old sites in the current townsite of Marmato will be torn down. All buildings have been ordered to be inaugurated in 2009.

In addition to the construction in El Llano, a decision has been made to complete paving of the access road to El Llano only.

18.2 MINERA DE CALDAS’ POSITION ON RELOCATION

The following section on Minera de Caldas’ position on relocation is quoted from a draft report entitled "Scoping Study: Marmato Project" by Thomas McGrail for Minera de Caldas.

18.2.1 Position

"Minera de Caldas has as one of its primary objectives, the relocation of the urban centre of Marmato. As such it has requested, from the pertinent Government entities, a copy of the studies that have been developed during the last 16 years. To-date these studies have not been received. Further, Minera de Caldas believes that it can assume a significant portion of the cost of this relocation and will define this level of economic contribution when and if these plans are made available. It further believes that the existence of an atmosphere of collaboration between the Company and the various Government entities will ensure that the terms for this relocation can achieve a level of acceptability for all current inhabitants. The Company believes that it is essential to protect and support the retention of the community pride that is evident in the inhabitants of the urban centre of Marmato in any relocation. The Company further believes that the urban centre of Marmato is in extreme danger of additional landslides which could result in a human catastrophe of significance. Ultimately the position of the Company is that the urban centre of Marmato must be moved for humanitarian reasons which fortunately coincide with the needs of the Company."

18.2.2 Collaboration with Public Authorities

"The belief of Cia Minera de Caldas, S.A. is that the involvement of the pertinent Public Authorities would be extremely beneficial in ensuring that the needs of all participants are considered. To date, the efforts of the Company have been stymied, as current administrations at both the Department and Municipal levels are not publicly in favour of this relocation."

"The Company has proposed the formation of a Committee for the Relocation which will have representation from the community and their public representatives; representatives that are both in-favour and against this relocation. The Company has to date had no meaningful contact with the various government entities who should participate in the eventual relocation of the urban centre of Marmato. The area of El Llano is under the jurisdiction of the Municipality and as such is unavailable to the Company currently. In preparation for this inevitable collaboration, the Company’s Census has further determined that a minimum of three styles/types of housing must be offered, due to the different classes of homes existing in the current urban centre of Marmato. Once the Company has developed the required relationship with the various pertinent entities, it is certain that the community will participate in the development of a Relocation Plan that will address the majority of the community’s requirements."

18.2.2.1 Role of the Relocation Committee

"As stated, the position of the Company is that a Committee representing the community, incorporating spokespersons from the community, their political and civic leaders and the Company, must be formed. It is the hope of the Company that this committee will act as the platform upon which discussions can be held to address the numerous factors that relocation will impart on the community in general. The anticipated themes to be discussed will be:"

  "Analysis of the recent reconstruction of Armenia by FOREC, to provide insight into the experience and requirements of a successful relocation of a community.

  Design of the New Marmato and definition of required services.

  Design of the various styles of homes required.

  Criteria/assignment of homes to affected families.

  Employment requirements and alternative sources of employment.

  Adult education requirements.

  Requirements to ensure Marmato retains its social and economic importance.

  Requirements to ensure Marmato retains its historical importance.

  Development and implementation of the Relocation Plan.

  Define the appropriate treatment of the poor and homeless of their community.

  Oversight of all aspects of the Company’s Social Program.

  Participation in pertinent discussions with participating Government Agencies."

"Undoubtedly, this committee will have additional interests to discuss and the expectation is that solutions will be offered for the Company’s consideration."

18.3 CURRENT ACTIVITIES OF MINERA DE CALDAS

The following section on the Minera de Caldas’ current activities is quoted from a draft report entitled "Scoping Study: Marmato Project" by Thomas McGrail for Minera de Caldas.

"In early April of 2006 the Company undertook a census to define the actual requirements of this proposed relocation. This census determined that there are currently 333 buildings of which approximately 191 would require relocation. These 191 buildings are comprised of 18 building that offer services to the community (Police, Fire Dept., churches, schools, etc.), 51 commercial buildings and 122 homes. There are an additional 70 owners of buildings who simply want to sell and relocate to other areas of Colombia for various personal reasons."

"The Company has therefore embarked on the process of purchasing these properties. Unfortunately, the majority of these owners do not have clear title to the land on which their homes/establishments are situated. The land of the municipality of Marmato is generally State Land under the jurisdiction of the Municipality. It is hoped that an agreement can be reached with the Municipality which would facilitate the purchase of these structures. Once the Company has been granted the Mining Concession, land usage is frozen and expropriation is available to the Company. The possible need to expropriate land in the future is considered to be unlikely, as most inhabitants, 299 of the 333 polled, are in favour of some form of relocation."

"The Company has contracted the services of an independent evaluator to define the replacement cost for these structures and lands, to facilitate this acquisition process."

The numbers of buildings and people to be moved by the CGL may differ from the official numbers stated elsewhere in this report because the area of mining envisioned by CGL will encompass a number of other dwellings in the hills surrounding Marmato rather than just the area surrounding the main townsite of Marmato.

18.4 CESSATION OF CURRENT MINING ACTIVITIES

The following section on the cessation of current mining activities is partly quoted from a draft report entitled "Scoping Study: Marmato Project" by Thomas McGrail for Minera de Caldas.

"The cessation of current mining activities will have a significant social impact on the current population of the urban centre of Marmato as it will impact the current employment conditions for these residents. The Company has anticipated the requirement to replace current sources of employment during the transition phase between current mining practices and the eventual mining project. The skills required will change significantly, from what is currently available. This transition will further impact the commercial institutions that provide services to the current mining activity."

18.4.1 Employment Opportunities

CGL is currently involved in the development of several projects that are at various levels of implementation which will replace, assist, or provide the displaced workers and their families with alternative employment opportunities.

These opportunities range from employment on an agricultural project to produce citric products, employment during the exploration phase of this project, and employment in the construction of the homes, civic buildings and infrastructure anticipated to complete El Llano (New Marmato). Additional journeymen will be contracted to ensure that there is a transfer of their knowledge to these workers such that during the execution of this work, properly trained competent skilled journeymen tradesmen will result.

It is hoped that, in collaboration with the pertinent authorities and residents, additional projects will be developed, to minimize the economic and social impact of this transition.

18.4.2 Training

The company is also currently reviewing the future skill requirements of employees as the project advances and has recognized that they will differ significantly from the skills required by the current mining activities. Therefore the company anticipates that it will choose appropriate candidates for advanced training and that the selected candidates will receive scholarships from CGL contingent on their accepting employment with the project at the termination of their studies. Technical schools will be contacted by CGL and the offered curriculum will be analyzed to ensure compliance with CGL’s needs. It is anticipated that the participation of Servicio Nacional de Aprendizaje (SENA), the national agency for Apprenticeship Training, will be essential.

Additionally, CGL has anticipated that adult education courses will be organized for those residents who demonstrate both interest and aptitude. These courses will be designed to elevate the educational levels of all participants to the minimum standards required by the projects (Grade 11, final year of Secondary school). These courses will be offered in the evenings to allow participants to continue their normal activities.

CGL also anticipates that there will be a requirement to provide assistance to the community of El Llano to ensure the complete integration of the residents of Marmato and El Llano and culminate in the formation of a new social structure. Any displacement of people requires support and assistance to facilitate the transition. Government agencies, with expertise in this area, will be asked to participate in the mitigation of the social impact of this relocation. Additionally, training will be provided to both the community and their public servants as to the proper management of their new municipal infrastructure and in the development of the social infrastructure required to exploit the new opportunities that this relocation will provide.

18.5 RETENTION OF MARMATO’S HISTORICAL SIGNIFICANCE

The following section on the retention of Marmato’s historical significance is quoted from a draft report entitled "Scoping Study: Marmato Project" by Thomas McGrail for Minera de Caldas.

"The Company recognizes the historical importance of Marmato. The Company does not intend to eradicate the historical importance of Marmato with this project. However, the current location of Marmato makes it virtually inaccessible for tourists and other interested parties."

"It is hoped that, through the Committee formed to facilitate the participation of all Marmateños in the relocation process, the concept of a tourist centre can be developed. The expectation of the Company is that underground workings concomitant with a process plant would be constructed in the El Llano area. These would model current mining and processing activities. It would also include a museum where the various mining methodologies that have been employed by miners through the ages to exploit Marmato would be displayed in an interactive format. These would be open to the public and Marmateños would act as guides. This project, in conjunction with the current Jewelry Workshop in El Llano, would give tourists an opportunity to visit and appreciate the historical importance of Marmato."

18.6 MARMATO’S ROLE AS THE COMMUNITY CENTRE

The following section on Marmato’s continuing role as a community centre is quoted from a draft report entitled "Scoping Study: Marmato Project" by Thomas McGrail for Minera de Caldas.

"To ensure that the relocated Marmato continues to function as the social and commercial centre of the Municipality, the road system connecting the satellite communities (veredas) of San Juan and Cabras to El Llano must be constructed and/or improved. It is anticipated that approximately 3 km of new paved road and the paving of an additional 6 km will ensure the position of Marmato. With the construction of these roads, the municipalities of Supia de Caldas and Caramanta de Antioquia would not usurp Marmato’s importance, as the municipal centre. This construction will require the financial participation of all levels of Government and private industry."

18.7 MARMATO’S ROLE AS A MINING DISTRICT

The area covering Marmato, Supia, Filadelfia, La Merced, and Quinchia has recently been declared a Mining District by the Ministry of Mines which is now one of only three areas in Colombia to have this designation. The designation of Marmato as a Mining District is expected to bring some tax benefits and the possible facilitation of processing claims in the Mines Registry office but further study of this new district concept is needed.

18.8 ENVIRONMENTAL CONDITIONS AT MARMATO

As part of its exploration work at Marmato, CGL has been conducting preliminary environmental baseline studies. A two year study was initiated in order to determine the environmental baseline for the Marmato area given the last 470 years of mining activities which have been conducted without any minimum technical or environmental controls. The unrestrained mining activities has led to the current large scale environmental deterioration which threatens the stability of higher portions of the mountain above Marmato and the infrastructure and lives of the inhabitants of Marmato. The first report regarding the state of the environment at Marmato was completed in December, 2007. A summary of the reports conclusions are as follows:

18.8.1 Water Resources

  The water discharge from the processing mills as wellas from domestic and farm sources have caused a total deterioration of the Pantanos and Cascabel creeks. The creeks do not show any relevant improvement prior to entering the Cauca River below Marmato.

  The central polluting factors for the water sources in the municipality are the gold processing mills, the lack of treatment of domestic waste water and the lack of environmental education.

  The main pollutant is the high concentration of suspended solids due to the absence of management plans and discharge permits which would prevent this type of discharge. In addition, there is a lack of enforcement by the authorities in the area for more than two decades.

18.8.2 Air Resources

  After analyzing the data obtained, in general terms the conclusion is that the different measuring sites indicate that there are no air pollution problems due to carbon monoxide (CO), volatile organic compounds (VOC), total suspended particulates (TSP), breathable particulates under 10 microns (PM10), sulphur dioxide (SO2) and nitrogen dioxide (NO2). However, there are air pollution problems due to ozone (O3).

  Ozone, a natural neutral constituent of the stratosphere formed by the photolysis of molecular oxygen can be transported by atmospheric circulation to the lower atmosphere. Ozone is formed in the lower atmosphere by the reaction which occurs between nitrogen oxides and a series of hydrocarbons with photochemical reactivity under the influence of sunlight.

  The municipality of Marmato has noise problems within the perimeters of both towns due to the mixture of land uses including residential areas, mining exploitation (adits and mills) and/or commercial activity.

18.8.3 Soil Resources

  The soil resources are mainly affected by the expansion of the farming boundaries which decreases the fertility of the soil, together with the steep slopes and erosion that decrease the organic matter in the soils. All of these factors together with the unmanaged mining and environmental controls has generated the instability of the surrounding slopes in certain areas or zones within the municipality, creating unsafe conditions for not only the inhabitants but for those who transit the area.

18.8.4 Flora and Fauna

  From the point of view of bird concervation, there was no identification within the area of influence of the mining of any species which have a conservation priority and for which a relocation strategy would need to be defined. The birds identified in the study are highly mobile and it is expected that during the vegetation removal process conducted prior to soil removal, that these species will move to other areas in a natural pattern.

  The study did not find any ecosystems of relevant ecological importance and the existing habitats do not support endangered species.

19.0 INTERPRETATION AND CONCLUSIONS

CGL through Minera de Caldas has been purchasing mineral licenses in the Zona Alta since 2005 and now owns the majority of the licenses. The company’s objective is to purchase all of the mineral licenses and then consolidate them into a single license. As of March 31, 2008 the company had acquired 92.3% of the mines with legal title. Minera de Caldas is also purchasing the existing mills on the Zona Alta and has so far purchased 16 of the out of a total of 35. The largest mills have been puchased and the remaining ones are small. Once the purchases are complete the mills are shut down and dismantled. The mines are also being closed except for maintenance to keep the tunnels open for future sampling and drilling.

CGL is targeting bulk tonnage, low grade gold and silver deposits at the Marmato and Caramanta projects that are potentially amenable to open pit mining with recovery of precious metals by milling and cyanide leaching or by heap leaching. The grade of bulk tonnage zones is dependent on encountering areas with a sufficiently high density of veinlets or a number of larger mineralized veinlets, and exploration is focused on defining such zones.

The total expenditure by CGL on the Marmato project for the period from the start of work in 2005 up to March 31, 2008 was US $60,225,000. Of the total expenditures CGL has spent US $22,030,00 in cash and shares on the acquisition of RNC, US $25,821,000 in cash on purchasing mines and mills at Marmato, US $8,270,000 in cash has been spent directly on exploration of the Marmato property, US $130,000 in cash on environmental studies and report, US $54,000 on metallurgical testwork, and US $3,811,00 on legal and administration (with in excess of 50% of the G&A incurred in respect of legal, accounting, Sarbanes Oxley and other regulatory expenses associated with the the Company’s public company status.)

Since the publication of the first Micon Technical Report dated November, 2006, CGL has completed Phase 1, Stage A of the budget and has conducted most of Stage B of the Phase 1 budget with the exception of the Caramanta drilling.

The 2007 to 2008 (YTD) drill program has been successful in confirming the mineral resource potential of the Zona Alta. CGL plans continue the original exploration program to complete Stage B of Phase 1, and carry out Phase 2. The drilling program and underground sampling program has also allowed CGL to be able to conduct a preliminary resource estimate for the Marmato project.

It is Micon’s belief that the information contained within the current database for the Marmato project is sufficient to allow for the preliminary resource estimate to be considered as an Inferred Mineral Resource under the current CIM definition which states:

"An ‘Inferred Mineral Resource’ is that part of a Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits workings and drill holes."

The general parameters used to define the Inferred Mineral Resources are tabulated in Table 19.1.

Table 19.1
General Parameters used for the Resource Estimate for the Marmato Project

Parameter Description	Parameter Used
Number of drill holes used	68
Number of continuous and individual underground channel samples used	1,223
Gold grade capping value	28 g/t
Silver grade capping value	100 g/t
Composite length	2 m
Specific gravity	2.7
Interpretation method used	ID2
Block size (strike length x width x height)	25 m x 10 m x 10 m
Hard boundaries used to constrain the block model	Licenses and overburden
Minimum length for underground channel samples	2 m

Table 19.2 summarizes the search parameters for the block model interpolation.

Table 19.2
Block Model Interpolation Parameters, Inferred ID2

Profile	Dip Direction (o)	Strike (o)	Dip (o)	Strike Range (m)	Dip Range (m)	A. Dip Range (m)	Max No. Samples Per Hole	Min No. of Samples	Max No. of Samples
Au / Ag Pass 1	35	305	-75	25	25	5	4	3	12
Au / Ag Pass 2	35	305	-75	50	50	10	4	3	12
Au / Ag Pass 3	35	305	-75	75	75	15	4	3	12
SG Single Pass	0	0	-75	150	150	150	NA	2	12

The CIM definition of a Mineral Resource also requires that "there are reasonable prospects for economic extraction." Micon believes that a 0.3 g/t gold cut-off grade in today’s commodities market using open pit bulk tonnage methods provides the appropriate basis for a preliminary mineral resource estimate at the Marmato project.

The tonnage along with the gold and silver grades and ounces for the Inferred Mineral Resource are summarized in Table 19.3. The figures have been rounded to reflect the mineral estimate is an approximation.

Table 19.3
Mineral Resource Estimate for the Marmato Project (0.3 g/t Gold Cut-off Grade)

Category	Tonnes (x 1,000 t)	Grade (g/t Gold)	Contained Gold (oz)	Grade (g/t Silver)	Contained Silver (oz)
Inferred Mineral Resource	75,808	1.05	2,553,000	5.76	14,039,000

Mineral resources which are not mineral reserves do not have demonstrated economic viability. The estimate of mineral resources do not appear to be be materially affected by any technical, environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues. There are currently no mineral reserves reported for the Marmato project.

The mineral resource presented in this report was prepared by Alan J. San Martin, B.Sc., under the overall direction and responsibility of William J. Lewis B.Sc., P.Geo.

As previously stated, given the success of its exploration program CGL plans to continue to conduct exploration at the Marmato project. During the next phase of exploration CGL plans to spend a further US $31,386,000. The objectives of the exploration program and budget from March 31, 2008 include:

  Completion of 41,169 m of diamond drilling for a cumulative total of 60,000 m. Some of this has been conducted already with 34,234 m remaining to be drilled as of May 25, 2008.

  Conducting further resource estimates, with an update at 30,000 m of drilling.
  Scoping study under way for Phase 1, Stage A, and updates.
  Conduct additional metallurgical studies.
  Conduct additional geotechnical studies.
  Conduct an environmental and social impact study.
  Continue with the purchases of mineral concessions.
  Continue to purchase of surface rights and houses.
  Conduct a pre-feasibility study.

See Table 19.4 for a summary of CGL’s estimated exploration budget for the next phase of work on the Marmato project.

Table 19.4
Estimated Budget (US$) for the Next Phase of Exploration on the Marmato Project

Category	Total cost (US$)
Acquisition of mineral rights	3,000,000
Marmato exploration	9,431,000
Environmental studies & report	930,000
Resource & Economic studies	1,050,000
Metallurgical testing	175,000
Legal and administration	1,800,000
Town relocation	6,000,000
Surface rights acquisition	9,000,000
TOTAL	31,386,000
Details in this table were provided by CGL.

19.1 CONCLUSIONS

CGL has been working on consolidating the Marmato project area since 2005 and has made significant progress towards this goal since the last Technical Report was published in November, 2006. During this period CGL has initiated an exploration program in order to identify and target bulk tonnage, low grade gold and silver deposits on the Marmato and Caramanta projects. The recent exploration work has been focused primarily on the Marmato project and CGL has conducted sufficient exploration in order to be able to report a preliminary Inferred Mineral Resource which supercedes the historical 1998 resource estimate conducted by MRDI for Conquistador. The current Inferred mineral resource estimate complies with the CIM standards and definitions required by NI 43-101 and is therefore reportable by CGL.

The publication of a current resource estimate will allow CGL to conduct further preliminary economic studied on the Marmato project. In addition, the block model upon which the current resource estimate is based will assist in identifying areas which require further exploration and infill drilling and underground sampling in order to either upgrade the current estimate or fill in current gaps in the model.

CGL’s exploration program has also begun to determine the true extent of the remaining mineralization on the Marmato project. Therefore, the full potential economic viability of the project continues to remains unknown. CGL is continuing its exploration programs in order to determine the extent of the mineralization in order to possibly identify a viable bulk tonnage, low grade gold and silver deposit on the Marmato property. A number of other targets remain on both the Marmato and Caramanta projects and within the region which CGL intends to explore further in its future exploration programs.

The Marmato project should be considered as a mid-stage exploration project. Micon considers that the scope of work and budget proposed by CGL for the next stage of exploration are appropriate, and justified by the exploration results achieved to date.

20.0 RECOMMENDATIONS

Through its purchases of the individual mining leases and staking exploration leases on the Marmato project, CGL has acquired a project with the potential to yield significant gold mineralization. Micon agrees with the general direction of CGL exploration programs for the projects and makes the following additional recommendations.

1)

Micon recommends that CGL continues to work on improving the process related to data entry and verification of its database at Marmato. Currently the process has resulted in a number of delays for CGL while verification of the data is conducted. The issues surrounding the entry and verification processes will need to be addressed prior to conducting further resource estimates in order to avoid future delays.

2)

Micon recommends that while no oxide domain has been interpreted for the initial resource estimate CGL should work on identifying if there is any appreciable oxide or zone of enrichment capping the deposit and to what extent it occurs. From the work done to date the oxide zone appears to be very thin however, this may change as further exploration work is conducted and the the extent of the oxide cap should be identified for future resource estimates.

3)

Micon recommends that CGL continues to conduct specific gravity testing on the core as part of its drilling program. The specific gravity results will continue to be useful when conducting future resource estimates on the projects.

4)

Micon recommends that if drilling has been conducted previously on any of the areas for which CGL has proposed future drilling programs, it twins a number of the previously drilled holes to compare the results obtained from the two drill holes. This will allow CGL to determine the degree of variability among assays at the same down-hole location, and the variability which may occur between results when combining the data obtained by previous operators into a common database for the Marmato and Caramanta projects.

5)

Micon recommends that CGL continues its program of detailed underground mapping and channel sampling in the workings at the Marmato project and on any underground workings located on the Caramanta project. Micon believes the channels samples taken by CGL are necessary to demonstrate the continuity of the mineralization in the deposit. However, the current sampling method has resulted in a database which is comprised of sample intervals that are either too short or consist of random isolated samples taken on the veins within the existing underground workings. A review of the sampling practices should be instituted with a view to increasing the sample length as well as sampling not only the veins but the surrounding material in order to be able to produce a better composite sample from this data set in future resource estimates.

6)

Micon recommends that CGL improves its method of constructing the 3 dimensional solids obtained from its underground survey of the individual workings on the Marmato property. Currently this data is put into AutoCad software and then extracted to create the 3 dimensional solids this has resulted in a number of closure errors when this data is brought into Gemcom or other software.

7)

Micon recommends that at a minimum CGL choses section of the mineralized area of at least 100 square metres and drills it off on a 20 m x 20 m pattern. The data obtained from this drilling exercise will form the basis of a geostatistical study regarding the optimal drilling pattern to increase the confidence in the resource estimate. Due to the nature of the mineralization the size of the area may need to be increased or the drilling pattern may need to be decreased before acceptable geostatistical results are obtained.

8)

Micon recommends that CGL continues to document and review the general QA/QC program that has been set-up by Stewart Redwood within the company and that this program continues to be used in all future exploration programs. The QA/QC document should be added as an appendix to any future exploration reports.

Given the amount of work conducted previously at the Marmato project on the known exploration targets and areas of mineralization, the projects should be regarded as hosting early to mid-stage exploration projects. In this regard the Marmato project should be considered as a mid-stage exploration project.

Given the results of the initial resource estimateand the prospective nature of the Marmato project, it is Micon’s opinion that the project is worthy of further work.

MICON INTERNATIONAL LIMITED

"William J. Lewis"

William J. Lewis, B. Sc., P.Geo.
Senior Geologist	May 30, 2008

"Alan J. San Martin"

Alan J. San Martin, B. Sc.	May 30, 2008

21.0 REFERENCES

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Hedenquist, J. W., Sillitoe, R. H. & Arribas, A., (2004), Characteristics of and exploration for high-sulfidation epithermal gold-copper deposits. In: Cooke, D. R., Deyell, C. & Pongratz, J., 24 Ct Au Workshop. Tasmania, Centre for Ore Deposit Research (CODES) Special Publication 5, p. 99 to 110.

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McGrail, T., (2006) Scoping Study: Marmato Project, Draft copy of a report for Minera de Caldas S.A., 46 p.

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CERTIFICATE OF AUTHOR
WILLIAM J. LEWIS

As the co-author of this report on certain mineral properties of Colombia Goldfields Limited, located in the department of Caldas, Colombia, I, William J. Lewis do hereby certify that:

1. I am employed by, and carried out this assignment for, Micon International Limited, Suite 900, 390 Bay Street, Toronto, Ontario M5H 2Y2, tel. (416) 362-5135, fax (416) 362-5763, e-mail wlewis@micon-international.com;

2. This certificate applies to the technical report titled "Updated NI 43-101 Technical Report and Preliminary Resource Estimate for the Marmato Project, Departments of Caldas, Republic of Colombia", dated May 30, 2008;

3. I hold the following academic qualifications:

B.Sc. (Geology)     University of British Colombia     1985

4. I am a registered Professional Geoscientist with the Association of Professional Engineers and Geoscientists of Manitoba (Membership # 20480); as well, I am a member in good standing of several other technical associations and societies, including:

Association of Professional Engineers and Geoscientists of British Colombia (Member # 20333)
Association of Professional Engineers, Geologists and Geophysicists of the Northwest Territories (Member #1450)
Association of Professional Geoscientists of Ontario (Member # 1522)
The Geological Association of Canada (Associate Member # A5975)
The Canadian Institute of Mining, Metallurgy and Petroleum (Member # 94758)

5. I have worked as a geologist in the minerals industry for 23 years;

6. I am familiar with NI 43-101 and, by reason of education, experience and professional registration, I fulfill the requirements of a Qualified Person as defined in NI 43-101. My work experience includes 4 years as an exploration geologist looking for gold and base metal deposits, more than 11 years as a mine geologist in underground mines and 8 years as a surficial geologist and consulting geologist on precious and base metals and industrial minerals;

7. I have read NI 43-101 and this technical report has been prepared in compliance with the instrument;

8. I visited the Marmato and Caramanta projects between August 12 and 15, 2006, April 18 and 20, 2007 and November 11 and 17, 2007;

9. I was the author of the original November, 2006, Micon Technical Report for the Marmato and Caramanta projects;

10. I am independent of the parties involved in the transaction for which this report is required, other than providing consulting services;

11. As of the date of this certificate, to the best of my knowledge, information and belief, the technical report contains all scientific and technical information that is required to be disclosed to make this technical report not misleading;

12. I am responsible for all sections in this Technical Report dated May 30, 2008 and entitled "Updated NI 43-101 Technical Report and preliminary resource Estimate for the Marmato Project, Departments of Caldas, Republic of Colombia", dated May 30, 2008" and I supervised and approved the work conducted by Alan San Martin for this project;

13. I consent to the filing of the report with any Canadian stock exchange or securities regulatory authority, and any publication by them of the report.

Dated this 30th day of May, 2008

"William J. Lewis"
William J. Lewis, B.Sc., P.Geo.

CERTIFICATE OF AUTHOR
ALAN J. SAN MARTIN

As the co-author of this report on certain mineral properties of Colombia Goldfields Limited, located in the department of Caldas, Colombia, I, I, Alan J. San Martin do hereby certify that:

1) I am employed by Aurelian Resources Inc., and I was authorized by Aurelian to carry out this assignment for Micon International Limited, Suite 900, 390 Bay Street, Toronto, Ontario M5H 2Y2, tel. (416) 362-5135, fax (416) 362-5763, e-mail asanmartin@micon-international.com;

2) I hold the following academic qualifications:

Bachelor Degree in Mining Engineering (equivalent to B.Sc.)    National University of Piura, Peru,    1999;

3) I am a registered Engineer with the Colegio de Ingenieros del Peru (CIP) Membership # 79184;

4) I have worked as a mining engineer in the minerals industry for 9 years;

5) I am familiar with NI 43-101 but I am not a Qualified Person in Canada. My work was supervised and approved by William J. Lewis, the main author and Qualified Person for this report;

6) I visited the Marmato project between November 11 and 17, 2007;

7) I have had no prior involvement with the mineral properties in question;

8) As of the date of this certificate to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make this report not misleading;

9) I am independent of the parties involved in the Marmato Project, other than providing consulting services;

10) I assisted in the preparation of sections 14 and 17 of this Technical Report dated May 30, 2008 and entitled "Updated NI 43-101 Technical Report and Preliminary Resource Estimate for the Marmato Project, Departments of Caldas, Republic of Colombia."

Dated this 30th day of May, 2008

"Alan J. San Martin"

Alan J. San Martin, B.Sc.
Micon International Limited

APPENDIX 1

REPORT REGARDING THE RECOMMENDED QUALITY
ASSURANCE AND QUALITY CONTROL PROCEDURES
FOR GEOCHEMICAL SAMPLES FROM THE MARMATO
AND CARAMANTA PROJECTS, COLOMBIA.
BY
STEWART D. REDWOOD, PhD., FIMMM

QUALITY ASSURANCE AND QUALITY CONTROL PROCEDURES

FOR GEOCHEMICAL SAMPLES FROM THE MARMATO AND

CARAMANTA PROJECTS, COLOMBIA

By

Stewart D. Redwood, PhD, FIMMM
Vice President Exploration

Colombia Goldfields Ltd.

July 2007
(Original December 2005)

Stewart D. Redwood, P.O. Box 0832-1784, Panamá, Panamá.
Tel/Fax: +507 264 6659. Email: stewart@sredwood.com. Website: www.sredwood.com.

TABLE OF CONTENTS

		Page

INTRODUCTION		1

SAMPLE CARDS & NUMBERING		3

SAMPLE BAGS		4

SAMPLE PREPARATION & ANALYSIS		4

QUALITY CONTROL PROGRAM		4

CHECK ANALYSES		6

DATA HANDLING AND REVIEW OF QA-QC		6

LIST OF FIGURES

		Page
Figure 1	Sample card for rock samples.	8
Figure 2	Sample card for drill sample	9

i

QUALITY ASSURANCE AND QUALITY CONTROL PROCEDURES

FOR GEOCHEMICAL SAMPLES FROM THE MARMATO AND

CARAMANTA PROJECTS, COLOMBIA

Stewart D. Redwood, PhD, FIMMM

July 2007 (Original December 2005)

INTRODUCTION

Correct procedures for sample collection, sample security, chain of custody and quality assurance and quality control (QA-QC) are essential for all projects and all companies. They are a prerequisite for listed companies and for resource estimations. This memo outlines the procedures for sampling at the Marmato and Caramanta Projects, Caldas and Antioquia Departments, Colombia, and incorporates recommendations from Micon International Ltd., Toronto, Canada, the independent Qualifying Person for the Company.

SAMPLE SECURITY & CHAIN OF CUSTODY

20.1 Sample Security

Sample security is essential to avoid contamination, tampering or salting. This is especially important at an active gold mine such as Marmato where there is a ready supply of free gold and gold in cyanide solution (which can be sprayed on a sample or injected into a sample bag).

Do not wear any metal rings or bangles while collecting or handling samples, nor medicated bandages (may contain silver).

While in Company custody only Company personnel (geologists and technicians) can handle the samples. Samples must kept in a locked storage facility and should not be left outside or in the field truck at night. Transport of samples is only by Company personnel and Company vehicle.

20.2 Chain of Custody

The Chain of Custody means that there is a continuous series of people responsible for the sample from the field to the assay in the database. At each change of responsible person there is a signed document of receipt. The chain must not be broken e.g. by not getting a signed recepit on delivery of samples to the lab. The chain of custody is as follows:

1)

Company Geologist or Technician:

  Transport of samples from field, mine or drill rig to the core shack.

1

  Secure storage of samples at the core shack.

  Package samples for transport and preparation of Sample Order Form.

  Transport of samples by Company vehicle to Medellín.

  Hand over samples to preparation lab in Medellín in return for signed copy of the Sample Order Form.

  Or, delivery of samples to courier company if being shipped to a lab in another city or overseas. Receive waybill.

2)

Courier Company (if appropriate): - packaged samples handed over to them at airport or their office by the geologist for a signed waybill.

3)

Assay Laboratory:

  Clears samples through customs, if appropriate.

  Receives samples at destination and checks samples against Company Sample Order Form order, which is signed as a receipt.

  Log samples into the lab system.

  If samples are delivered to a preparation lab in Medellín, the laboratory is responsible for shipping the samples onwards to the overseas lab for analysis.

  Provide internet access to track samples. o Send emails of interim and final results. o Issues signed paper assay certificate.

  Responsible for storage of sample coarse rejects and pulps acting on instructions from the Company, or return them to the Company for laboratories in Medellín.

4)

Database & GIS Manager:

  The Sample Order Form signed by the lab is handed to the Database & GIS Manager.

  Track sample orders and receipt of assays by email, certificate, and invoice.

  Receives assays by email.

  Checks QA-QC samples to accept or reject assays. If there is a problem advise the Chief Geologist who will contact the lab to solve it.

  Entry of assay data into database.

  Filing and safe storage of original assay certificates (legal documents).

5)

Project Manager/ Chief Geologist:

  Final review of QA/QC to accept sample batches and sign off onresults and send.

  Revise and approve invoice for payment.

20.3 Assay Certificates

The signed, paper assay certificates are legal documents and are kept in document safe in a Company in the office in Medellín.

2

20.4 Sample Rejects

Overseas labs should be instructed to store coarse rejects and sample pulps.

For Medellín labs the coarse rejects and sample pulps should be returned to the Company on a regular basis and stored at the Company warehouse in Medellín.

SAMPLE CARDS & NUMBERING

Sample cards have been printed with consecutive sample numbers and two tear-off tickets

3

(Figure 1). One ticket goes in the sample bag and the second ticket is for petrological or other samples. No other sample numbers or prefixes or suffixes are to be used. There are different sample cards for rock samples (prefix R), soil samples (prefix S), stream sediment samples (prefix SS) and drill samples (prefix D). An example of a rock sample card is shown in Figure 1 and of a drill sample card in Figure 2.

The sample description is written on the sample card. The data is entered into an Access database at the field camp.

SAMPLE BAGS

Rock samples are double bagged in heavy gauge polythene bags, or cloth bag and nylon bag. The tear-off sample number ticket is put inside the bag and the sample number is written on the outside of both bags with indelible black marker pen. The sample bags are securely sealed with a nylon cable tie so that it cannot be tampered with, and that any tampering is obvious.

SAMPLE PREPARATION & ANALYSIS

  Fine crush entire sample (>75% passing 2 mm / 10 mesh), split 300 g using a Jones or riffle splitter, and pulverize a 300 g split (>80% passing 106 microns / 150 mesh). The lab should use barren silica sand wash between each sample.

  Assay for gold by fire assay with 30 g charge and AA finish with an upper limit of detection of 3.0 g/t Au, and AAS for Ag up to 200 ppm. Over-limit samples for Au and Ag should be re-run by FA and gravimetric finish.

  Note that for use in mineral resource estimates, an assay is required (rather than a multielement analysis). Thus assays are required for gold and silver, the metals of economic value at Marmato. Any other possible by-products (zinc?) will be defined during the preliminary resource and scoping study and assays will be carried out in Phase 2.

  Multielements (30 to 35 element packages) by multi-acid or aqua regia digestion and ICP finish. Zn, Pb and Cu values above 10,000 ppm (1%) can be re-run by aqua regia digestion and AA detection

  Advise the lab that many samples will have ore grade gold and silver and high base metal sulphides; the latter can affect precious metal recoveries by fire assay but the lab can modify the procedure to optimize results.

QUALITY CONTROL PROGRAM

4

The geologist is responsible for the preparation and insertion of the quality control (QC) samples using the sample ticket book for reference. The QC samples should be selected and marked on the sample cards in advance. The QC samples should be at random intervals rather than regular intervals. Use random numbers generated by Excel for all QC samples except for blanks, which should be inserted after the most strongly mineralized samples. The geologist prepares a Quality Control Samples sheet listing QC sample number, type of QC sample, and comments.

In every batch of 100 sample numbers, 11 QC samples are inserted at random (i.e. 11 QC samples and 89 unknown samples in 100 samples, or 12% QC). The QC samples are as follows:

  2 field duplicate samples (FD) every 100 samples. A second sample is taken at the same field site (rather than taking one sample and splitting it). For underground channel samples take a full size duplicate sample. For drill core take a quarter-core sample as duplicate. This checks geological variability and hence the adequacy of the sampling procedure and sample size.

  2 secondary duplicate samples (preparation duplicates or PD) every 100 samples. Instruct the lab to split a second sample after the fine crushing stage and pulverize it.

  5 certified standard reference materials (CSRM) every 100 samples. This number has been increased from 2 to ensure that there is an average of one CSRM in each tray of 20-25 samples that goes in the assay oven. We have purchased pulverized reference standards certified for gold (and in some cases, silver) from Rocklabs Limited, Auckland, New Zealand. Standards check analytical precision and accuracy, and sample switches. CSRM samples are monitored by plotting graphs with time on the x-axis and horizontal lines for recommended value and ± 2 standard deviations (SD) and ± 3 SD. As a rule, CSRM values within ± 2 SD are accepted; an isolated sample above ± 2 SD but below ± 3 SD is acceptable; two consecutive samples above ± 2 SD are rejected; and any sample above ± 3 SD is rejected.

  2 blank samples every 100 samples. Pool filter sand is used as it is readily available. One sample should ideally be a rock blank from a local source such as a sterile quartzite or an unaltered andesite, if available. This checks for contamination in preparation, for analytical precision and detection limits, and for sample switches.

The standards and blanks usually have to be submitted as powdered or fine samples with the rock samples: they stand out from the rock samples, but on the other hand the lab does not know the expected grade. Ideally the standards and blanks are inserted after the samples have been prepared so that they cannot be distinguished, but this is not usually possible in practice.

5

CHECK ANALYSES

These comprise check assays (5%) and replicate assays (10%) which are carried out peridoically at a secondary laboratory as an independent check on the primary laboratory’s accuracy and precision. The first lab can be asked to prepare sample splits from the pulps and send them directly to the second lab. There is no need to re-number samples. These samples should be selected at random (e.g. every 10th or 20th sample or by random number generator). Sample selection should not be just be of the higher grade samples as this introduces sample bias.

Check assays (5%) are on a new pulp prepared from the coarse reject. The primary preparation laboratory can prepare the new pulp.

Replicate assays (10%) are carried out on the same sample pulp as the original assay.

In both cases, eliminate QC samples before selecting samples for checks (blanks, standards). Add new standards and blanks

DATA HANDLING AND REVIEW OF QA-QC

The Database & GIS Manager is responsible for tracking the samples through the laboratory. The Sample Order Form is given to the Database Manager. Use an excel spreadsheet to track Company reference number, Lab order number, date of delivery to lab, date of receipt of assays by email, date of receipt of certificate, date of receipt of invoice.

The Database & GIS Manager is responsible for receiving the assay results and putting them in the database. This is the only person with authority to do this in order to maintain integrity and quality control of the database.

On receipt of each batch of assays, the QA-QC samples should be checked in order to accept or reject the batch. If there is a problem the Chief Geologist should be notified and he will request that the lab identify and solve the problem, if possible, or carry out reanalyses as necessary. The re-assays should be of the whole sample batch or tray between the good QC samples on either side, and not just of a few samples on either side of the problem samples. Use an Excel or Access spreadsheet and graph to check QC results and update this with each batch so that the whole program can be monitored progressively.

The assay certificate is a legal document and should be stored in a document safe in the Medellín office.

The Chief Geologist should revise the invoices and authorize them for payment.

The lab also carries out their own internal QC samples and the results for these should be requested and monitored also.

6

Signed,

Stewart D. Redwood, PhD, FIMMM
Vice President of Exploration,
Colombia Goldfields Ltd.
July 31, 2007.

7

Figure 1
Sample card for rock samples.

8

Figure 2
Sample card for drill sample

9

APPENDIX 2

CERTIFIED STANDARD REFERENCE MATERIAL
SAMPLE SE19
DATA FOR GOLD

Appendix 2. Certified Standard Reference Material SE19 Data for Gold
SE19					Accepted Value = 0.583		95% CI = 0.011
Index	Reception Date	Sample ID	Reading	Validated Reading	|Diff|	Mean	LCL	UCL	Median	UCL	Job Number	Moving Average
1	2006/10/03	R0416	0.756	0.756		0.656	0.530	0.782	0.040	0.155	06-338-01372-01	0.756
2	2006/10/03	R0424	0.678	0.678	0.078	0.656	0.530	0.782	0.040	0.155	06-338-01430-01	0.717
3	2006/10/04	R0422	0.610	0.610	0.068	0.656	0.530	0.782	0.040	0.155	06-338-01427-01	0.681
4	2006/10/09	R0182	0.610	0.610	0.000	0.656	0.530	0.782	0.040	0.155	06-338-01548-01	0.664
5	2006/10/18	R0628	0.620	0.620	0.010	0.656	0.530	0.782	0.040	0.155	06-338-01494-01	0.655
6	2006/10/18	R0635	0.620	0.620	0.000	0.656	0.530	0.782	0.040	0.155	06-338-01500-01	0.649
7	2006/10/19	R0914	0.609	0.609	0.011	0.656	0.530	0.782	0.040	0.155	06-338-01547-01	0.643
8	2006/10/20	R0426	0.560	0.560	0.049	0.656	0.530	0.782	0.040	0.155	06-338-01451-01	0.633
9	2006/10/26	R0417	0.664	0.664	0.104	0.656	0.530	0.782	0.040	0.155	06-338-01374-01	0.636
10	2006/11/22	R0198	0.583	0.583	0.081	0.656	0.530	0.782	0.040	0.155	06-338-01919-01	0.631
11	2007/01/03	D02436	0.590	0.590	0.007	0.656	0.530	0.782	0.040	0.155	07-338-02747-01	0.627
12	2007/01/03	D01899	0.566	0.566	0.024	0.656	0.530	0.782	0.040	0.155	07-338-02747-01	0.622
13	2007/01/17	R1823	0.411	0.411	0.155	0.656	0.530	0.782	0.040	0.155	06-338-02390-01	0.606
14	2007/02/09	R1895	0.274	0.274	0.137	0.656	0.530	0.782	0.040	0.155	07-338-00041-01	0.582
15	2007/02/28	R1466	0.617	0.617	0.343	0.656	0.530	0.782	0.040	0.155	06-338-01918-01	0.585
16	2007/04/09	R1885	0.549	0.549	0.068	0.656	0.530	0.782	0.040	0.155	07-338-00360-01	0.582
17	2007/04/09	R3588	0.617	0.617	0.068	0.656	0.530	0.782	0.040	0.155	07-338-00363-01	0.584
18	2007/04/09	R3891	0.617	0.617	0.000	0.656	0.530	0.782	0.040	0.155	07-338-00363-01	0.586
19	2007/04/11	R2452	0.610	0.610	0.007	0.656	0.530	0.782	0.040	0.155	07-338-00526-01	0.587
20	2007/04/13	R1280	0.617	0.617	0.007	0.656	0.530	0.782	0.040	0.155	07-338-00527-01	0.589
21	2007/04/27	R3943	1.097	1.097	0.480	0.656	0.530	0.782	0.040	0.155	07-338-00734-01	0.613
22	2007/05/21	D00200	0.823	0.823	0.274	0.656	0.530	0.782	0.040	0.155	07-338-01029-01	0.623
23	2007/05/23	D00063	0.686	0.686	0.137	0.656	0.530	0.782	0.040	0.155	07-338-00933-01	0.625
24	2007/05/30	R1383	0.617	0.617	0.069	0.656	0.530	0.782	0.040	0.155	07-338-01024-01	0.625
25	2007/06/06	D00371	0.480	0.480	0.137	0.656	0.530	0.782	0.040	0.155	07-338-01118-01	0.619
26	2007/06/22	R1815	0.960	0.960	0.480	0.656	0.530	0.782	0.040	0.155	06-338-02053-01	0.632
27	2007/07/10	D00796	0.686	0.686	0.274	0.656	0.530	0.782	0.040	0.155	07-338-01592-01	0.634
28	2007/07/15	D01182	0.584	0.584	0.102	0.656	0.530	0.782	0.040	0.155	RE07077334	0.633
29	2007/07/15	D01186	1.035	1.035	0.451	0.656	0.530	0.782	0.040	0.155	RE07077334	0.646
30	2007/07/19	D00796	0.686	0.686	0.349	0.656	0.530	0.782	0.040	0.155	07-338-01592-01	0.648
31	2007/07/19	R2409REJ	1.097	1.097	0.411	0.656	0.530	0.782	0.040	0.155	07-338-01591-01	0.662
32	2007/07/26	D00856	0.617	0.617	0.480	0.656	0.530	0.782	0.040	0.155	07-338-01693-01	0.661
33	2007/08/09	R4067	0.617	0.617	0.000	0.656	0.530	0.782	0.040	0.155	07-338-01734-01	0.659
34	2007/09/19	D00575	0.612	0.612	0.005	0.656	0.530	0.782	0.040	0.155	07-338-01372-01 & -02	0.658
35	2007/09/19	D00796	0.658	0.658	0.046	0.656	0.530	0.782	0.040	0.155	07-338-01592-02	0.658
36	2007/09/25	D01451	0.680	0.680	0.022	0.656	0.530	0.782	0.040	0.155	07-338-02355-01	0.659
37	2007/09/26	D01384	0.660	0.660	0.020	0.656	0.530	0.782	0.040	0.155	07-338-02405-01	0.659
38	2007/09/26	D01337	0.672	0.672	0.012	0.656	0.530	0.782	0.040	0.155	07-338-02405-01	0.659
39	2007/10/01	R2857	0.700	0.700	0.028	0.656	0.530	0.782	0.040	0.155	07-338-02169-01	0.660
40	2007/10/01	R2861	0.670	0.670	0.030	0.656	0.530	0.782	0.040	0.155	07-338-02169-01	0.660
41	2007/10/01	R2727	0.617	0.617	0.053	0.656	0.530	0.782	0.040	0.155	07-338-02229-01	0.659
42	2007/10/01	R2748	0.617	0.617	0.000	0.656	0.530	0.782	0.040	0.155	07-338-02229-01	0.658
43	2007/10/01	R2750	0.617	0.617	0.000	0.656	0.530	0.782	0.040	0.155	07-338-02229-01	0.657
44	2007/10/01	R2755	0.857	0.857	0.240	0.656	0.530	0.782	0.040	0.155	07-338-02229-01	0.662
45	2007/10/01	R2791	0.630	0.630	0.227	0.656	0.530	0.782	0.040	0.155	07-338-02390-01	0.661
46	2007/10/01	R2935	0.646	0.646	0.016	0.656	0.530	0.782	0.040	0.155	07-338-02390-01	0.661
47	2007/10/05	R4273	0.616	0.616	0.030	0.656	0.530	0.782	0.040	0.155	07-338-02312-01	0.660
48	2007/10/05	R4284	0.620	0.620	0.004	0.656	0.530	0.782	0.040	0.155	07-338-02312-01	0.659
49	2007/10/16	D01561	0.570	0.570	0.050	0.656	0.530	0.782	0.040	0.155	07-338-02467-01	0.657
50	2007/10/16	D01511	0.610	0.610	0.040	0.656	0.530	0.782	0.040	0.155	07-338-02467-01	0.656
51	2007/10/18	R4323	0.616	0.616	0.006	0.656	0.530	0.782	0.040	0.155	07-338-02432-01	0.656
52	2007/10/25	D01834	0.628	0.628	0.012	0.656	0.530	0.782	0.040	0.155	07-338-02672-01	0.655
53	2007/11/01	D01679	0.630	0.630	0.002	0.656	0.530	0.782	0.040	0.155	07-338-02671-01	0.655

Appendix 2. Certified Standard Reference Material SE19 Data for Gold
SE19					Accepted Value = 0.583		95% CI = 0.011
Index	Reception Date	Sample ID	Reading	Validated Reading	|Diff|	Mean	LCL	UCL	Median	UCL	Job Number	Moving Average
54	2007/11/01	D01616	0.630	0.630	0.000	0.656	0.530	0.782	0.040	0.155	07-338-02671-01	0.654
55	2007/11/01	D01727	0.655	0.655	0.025	0.656	0.530	0.782	0.040	0.155	07-338-02671-01	0.654
56	2007/11/01	D02347	0.623	0.623	0.032	0.656	0.530	0.782	0.040	0.155	07-338-02785-01	0.654
57	2007/11/01	D01794	0.601	0.601	0.022	0.656	0.530	0.782	0.040	0.155	07-338-02785-01	0.653
58	2007/11/01	D02498	0.597	0.597	0.004	0.656	0.530	0.782	0.040	0.155	07-338-02786-01	0.652
59	2007/11/01	D02197	0.676	0.676	0.079	0.656	0.530	0.782	0.040	0.155	07-338-02707-01	0.652
60	2007/12/12	D01207	0.676	0.676	0.000	0.656	0.530	0.782	0.040	0.155	07-338-02227-01	0.652
61	2007/12/12	D02289	0.572	0.572	0.104	0.656	0.530	0.782	0.040	0.155	07-338-02706-01	0.651
62	2007/12/12	D02281	0.608	0.608	0.036	0.656	0.530	0.782	0.040	0.155	07-338-02706-01	0.650
63	2007/12/12	D02259	0.621	0.621	0.013	0.656	0.530	0.782	0.040	0.155	07-338-02706-01	0.650
64	2007/12/12	D01267	0.608	0.608	0.013	0.656	0.530	0.782	0.040	0.155	07-338-02227-01	0.649
65	2007/12/13	D02643	0.582	0.582	0.026	0.656	0.530	0.782	0.040	0.155	07-338-02832-01	0.648
66	2007/12/28	D02064	0.602	0.602	0.020	0.656	0.530	0.782	0.040	0.155	07-338-02559-01	0.648
67	2007/12/28	D02004	0.654	0.654	0.052	0.656	0.530	0.782	0.040	0.155	07-338-02559-01	0.648
68	2007/12/28	D02127	0.626	0.626	0.028	0.656	0.530	0.782	0.040	0.155	07-338-02673-01	0.647
69	2008/01/17	R4446	0.572	0.572	0.054	0.656	0.530	0.782	0.040	0.155	07-338-02831-01	0.646
70	2008/01/17	R4389	0.511	0.511	0.061	0.656	0.530	0.782	0.040	0.155	07-338-02831-01	0.644
71	2008/01/25	D00100	0.974	0.974	0.463	0.656	0.530	0.782	0.040	0.155	07-338-01023-02	0.649
72	2008/01/28	D01058	0.549	0.549	0.425	0.656	0.530	0.782	0.040	0.155	07-338-02218-01	0.648
73	2008/01/28	D01161	0.617	0.617	0.068	0.656	0.530	0.782	0.040	0.155	07-338-02218-01	0.647
74	2008/01/28	D01181	0.617	0.617	0.000	0.656	0.530	0.782	0.040	0.155	07-338-02218-01	0.647
75	2008/01/29	R2964	0.574	0.574	0.043	0.656	0.530	0.782	0.040	0.155	07-338-02431-01	0.646
76	2008/01/29	R3041	0.546	0.546	0.028	0.656	0.530	0.782	0.040	0.155	07-338-02431-01	0.644
77	2008/02/12	D01834	1.012	1.012	0.466	0.656	0.530	0.782	0.040	0.155	07-338-02672-04	0.649
78	2008/02/13	D02127	1.326	1.326	0.314	0.656	0.530	0.782	0.040	0.155	07-338-02673-02	0.658
79	2008/02/18	D08181	0.571	0.571	0.755	0.656	0.530	0.782	0.040	0.155	GQ800988	0.657
80	2008/03/20	D08181	0.571	0.571	0.000	0.656	0.530	0.782	0.040	0.155	GQ800988	0.656
			Average all data	0.656
			Standard Deviation	0.152
Table provided by CGL.

APPENDIX 3

CERTIFIED STANDARD REFERENCE MATERIAL
SAMPLE SG14
DATA FOR GOLD

Appendix 3. Certified Standard Reference Material SG14 Data for Gold
SG14					Accepted Value = 0.989		95% CI = 0.019
Index	Reception Date	Sample ID	Reading	Validated Reading	|Diff|	Mean	LCL	UCL	Median	UCL	Job Number	Moving Average
1	2006/10/03	R0089	0.996	0.996		0.967	0.753	1.180	0.068	0.263	06-338-01372-01	0.996
2	2006/10/04	R0419	0.950	0.950	0.046	0.967	0.753	1.180	0.068	0.263	06-338-01429-01	0.973
3	2006/10/06	R0425	1.010	1.010	0.060	0.967	0.753	1.180	0.068	0.263	06-338-01449-01	0.985
4	2006/10/09	R0910	1.040	1.040	0.030	0.967	0.753	1.180	0.068	0.263	06-338-01546-01	0.999
5	2006/10/17	R0421	1.004	1.004	0.036	0.967	0.753	1.180	0.068	0.263	06-338-01428-01	1.000
6	2006/10/18	R0630	1.050	1.050	0.046	0.967	0.753	1.180	0.068	0.263	06-338-01494-01	1.008
7	2006/10/18	R0633	1.030	1.030	0.020	0.967	0.753	1.180	0.068	0.263	06-338-01501-01	1.011
8	2006/10/23	R0429	0.956	0.956	0.074	0.967	0.753	1.180	0.068	0.263	06-338-01492-01	1.005
9	2007/01/09	R1818	1.097	1.097	0.141	0.967	0.753	1.180	0.068	0.263	06-338-02154-01	1.015
10	2007/02/19	R1342	0.309	0.309	0.788	0.967	0.753	1.180	0.068	0.263	06-338-02540-01	0.944
11	2007/02/19	R1263	0.754	0.754	0.445	0.967	0.753	1.180	0.068	0.263	06-338-02540-01	0.927
12	2007/02/28	R1484	1.337	1.337	0.583	0.967	0.753	1.180	0.068	0.263	06-338-02155-01	0.961
13	2007/04/09	R1853	1.029	1.029	0.308	0.967	0.753	1.180	0.068	0.263	07-338-00360-01	0.966
14	2007/04/09	R3879	1.097	1.097	0.068	0.967	0.753	1.180	0.068	0.263	07-338-00363-01	0.976
15	2007/04/11	R2439	1.260	1.260	0.163	0.967	0.753	1.180	0.068	0.263	07-338-00526-01	0.995
16	2007/04/13	R3649	0.891	0.891	0.369	0.967	0.753	1.180	0.068	0.263	07-338-00527-01	0.988
17	2007/04/27	R3960	1.166	1.166	0.275	0.967	0.753	1.180	0.068	0.263	07-338-00734-01	0.999
18	2007/05/21	D00152	0.960	0.960	0.206	0.967	0.753	1.180	0.068	0.263	07-338-01029-01	0.996
19	2007/06/04	D00210	0.823	0.823	0.137	0.967	0.753	1.180	0.068	0.263	07-338-01029-01	0.987
20	2007/06/06	D00325	0.823	0.823	0.000	0.967	0.753	1.180	0.068	0.263	07-338-01118-01	0.979
21	2007/06/21	D00473	1.029	1.029	0.206	0.967	0.753	1.180	0.068	0.263	07-338-01240-01	0.981
22	2007/06/22	R1813	0.411	0.411	0.618	0.967	0.753	1.180	0.068	0.263	06-338-02053-01	0.956
23	2007/06/26	D00822	0.960	0.960	0.549	0.967	0.753	1.180	0.068	0.263	07-338-01693-01	0.956
24	2007/06/29	D00631	0.994	0.994	0.034	0.967	0.753	1.180	0.068	0.263	07-338-01424-01	0.957
25	2007/07/15	D00152	0.953	0.953	0.041	0.967	0.753	1.180	0.068	0.263	RE07077334	0.957
26	2007/07/15	D01184	0.976	0.976	0.023	0.967	0.753	1.180	0.068	0.263	RE07077334	0.958
27	2007/07/19	R2414REJ	0.549	0.549	0.427	0.967	0.753	1.180	0.068	0.263	07-338-01591-01	0.943
28	2007/07/19	R2591REJ	0.686	0.686	0.137	0.967	0.753	1.180	0.068	0.263	07-338-01591-01	0.934
29	2007/08/09	R3823	1.097	1.097	0.411	0.967	0.753	1.180	0.068	0.263	07-338-01734-01	0.939
30	2007/09/04	D01159	0.891	0.891	0.206	0.967	0.753	1.180	0.068	0.263	07-338-02111-01	0.938
31	2007/09/19	D00473	1.072	1.072	0.181	0.967	0.753	1.180	0.068	0.263	07-338-01240-03	0.942
32	2007/09/25	D01466	1.024	1.024	0.048	0.967	0.753	1.180	0.068	0.263	07-338-02355-01	0.945
33	2007/09/25	D01410	1.056	1.056	0.032	0.967	0.753	1.180	0.068	0.263	07-338-02355-01	0.948
34	2007/09/26	D01290	0.426	0.426	0.630	0.967	0.753	1.180	0.068	0.263	07-338-02405-01	0.933
35	2007/09/26	D01348	1.016	1.016	0.590	0.967	0.753	1.180	0.068	0.263	07-338-02405-01	0.935
36	2007/10/01	R2852	1.072	1.072	0.056	0.967	0.753	1.180	0.068	0.263	07-338-02169-01	0.939
37	2007/10/01	R2859	1.084	1.084	0.012	0.967	0.753	1.180	0.068	0.263	07-338-02169-01	0.943
38	2007/10/01	R2862	1.094	1.094	0.010	0.967	0.753	1.180	0.068	0.263	07-338-02169-01	0.947
39	2007/10/01	R2719	0.823	0.823	0.271	0.967	0.753	1.180	0.068	0.263	07-338-02229-01	0.943
40	2007/10/01	R2747	0.891	0.891	0.068	0.967	0.753	1.180	0.068	0.263	07-338-02229-01	0.942
41	2007/10/01	R2729	1.029	1.029	0.138	0.967	0.753	1.180	0.068	0.263	07-338-02229-01	0.944
42	2007/10/01	R2762	1.038	1.038	0.009	0.967	0.753	1.180	0.068	0.263	07-338-02390-01	0.947
43	2007/10/05	R4280	0.994	0.994	0.044	0.967	0.753	1.180	0.068	0.263	07-338-02312-01	0.948
44	2007/10/05	R4285	0.978	0.978	0.016	0.967	0.753	1.180	0.068	0.263	07-338-02312-01	0.948
45	2007/10/16	D01534	1.002	1.002	0.024	0.967	0.753	1.180	0.068	0.263	07-338-02467-01	0.949
46	2007/10/18	R4340	1.096	1.096	0.094	0.967	0.753	1.180	0.068	0.263	07-338-02432-01	0.953
47	2007/10/22	D00956	0.960	0.960	0.136	0.967	0.753	1.180	0.068	0.263	07-338-01840-01	0.953
48	2007/10/25	D01866	1.102	1.102	0.142	0.967	0.753	1.180	0.068	0.263	07-338-02672-01	0.956
49	2007/10/25	D01857	1.054	1.054	0.048	0.967	0.753	1.180	0.068	0.263	07-338-02672-01	0.958
50	2007/11/01	D01695	1.038	1.038	0.016	0.967	0.753	1.180	0.068	0.263	07-338-02671-01	0.960
51	2007/11/01	D01631	1.076	1.076	0.038	0.967	0.753	1.180	0.068	0.263	07-338-02671-01	0.962
52	2007/11/01	D02390	0.958	0.958	0.118	0.967	0.753	1.180	0.068	0.263	07-338-02785-01	0.962
53	2007/11/01	D02450	1.078	1.078	0.120	0.967	0.753	1.180	0.068	0.263	07-338-02786-01	0.964
54	2007/11/01	D01762	0.962	0.962	0.116	0.967	0.753	1.180	0.068	0.263	07-338-02708-01	0.964

Appendix 3. Certified Standard Reference Material SG14 Data for Gold
SG14					Accepted Value = 0.989		95% CI = 0.019
Index	Reception Date	Sample ID	Reading	Validated Reading	|Diff|	Mean	LCL	UCL	Median	UCL	Job Number	Moving Average
55	2007/11/01	D02150	1.030	1.030	0.068	0.967	0.753	1.180	0.068	0.263	07-338-02707-01	0.965
56	2007/11/01	D02323	1.060	1.060	0.030	0.967	0.753	1.180	0.068	0.263	07-338-02785-01	0.967
57	2007/11/21	D02574	1.038	1.038	0.022	0.967	0.753	1.180	0.068	0.263	07-338-02845-01	0.968
58	2007/12/11	D02722	0.938	0.938	0.100	0.967	0.753	1.180	0.068	0.263	07-338-02842-01	0.968
59	2007/12/11	D02755	0.998	0.998	0.060	0.967	0.753	1.180	0.068	0.263	07-338-02842-01	0.968
60	2007/12/11	R4534	1.064	1.064	0.066	0.967	0.753	1.180	0.068	0.263	07-338-02846-01	0.970
61	2007/12/11	D02784	0.947	0.947	0.117	0.967	0.753	1.180	0.068	0.263	07-338-02842-01	0.969
62	2007/12/12	D01400	0.969	0.969	0.022	0.967	0.753	1.180	0.068	0.263	07-338-02706-01	0.969
63	2007/12/12	D02265	0.998	0.998	0.029	0.967	0.753	1.180	0.068	0.263	07-338-02706-01	0.970
64	2007/12/12	D01236	1.050	1.050	0.052	0.967	0.753	1.180	0.068	0.263	07-338-02227-01	0.971
65	2007/12/13	D02601	0.992	0.992	0.058	0.967	0.753	1.180	0.068	0.263	07-338-02832-01	0.971
66	2007/12/19	D02722	0.927	0.927	0.065	0.967	0.753	1.180	0.068	0.263	RE07146605	0.971
67	2007/12/19	D02755	0.986	0.986	0.059	0.967	0.753	1.180	0.068	0.263	RE07146605	0.971
68	2007/12/19	D02784	0.554	0.554	0.432	0.967	0.753	1.180	0.068	0.263	RE07146605	0.965
69	2007/12/28	D02088	1.009	1.009	0.455	0.967	0.753	1.180	0.068	0.263	07-338-02673-01	0.965
70	2007/12/28	D02023	1.010	1.010	0.001	0.967	0.753	1.180	0.068	0.263	07-338-02559-01	0.966
71	2008/01/10	D02829	0.989	0.989	0.021	0.967	0.753	1.180	0.068	0.263	07-338-03448-01	0.966
72	2008/01/15	D03006	0.986	0.986	0.003	0.967	0.753	1.180	0.068	0.263	07-338-03449-01	0.967
73	2008/01/15	D03043	0.977	0.977	0.009	0.967	0.753	1.180	0.068	0.263	07-338-03449-01	0.967
74	2008/01/17	R4425	0.053	0.053	0.924	0.967	0.753	1.180	0.068	0.263	07-338-02831-01	0.954
75	2008/01/17	R4492	0.962	0.962	0.909	0.967	0.753	1.180	0.068	0.263	07-338-02831-01	0.955
76	2008/01/17	D02541	0.993	0.993	0.031	0.967	0.753	1.180	0.068	0.263	07-338-02833-01	0.955
77	2008/01/17	D02517	0.996	0.996	0.003	0.967	0.753	1.180	0.068	0.263	07-338-02833-01	0.956
78	2008/01/28	D01085	1.714	1.714	0.718	0.967	0.753	1.180	0.068	0.263	07-338-02218-01	0.965
79	2008/01/29	R2989	1.000	1.000	0.714	0.967	0.753	1.180	0.068	0.263	07-338-02431-01	0.966
80	2008/02/12	D01866	0.583	0.583	0.417	0.967	0.753	1.180	0.068	0.263	07-338-02672-04	0.961
81	2008/02/12	D01857	1.331	1.331	0.748	0.967	0.753	1.180	0.068	0.263	07-338-02672-04	0.965
82	2008/02/18	D08155	0.991	0.991	0.340	0.967	0.753	1.180	0.068	0.263	GQ800988	0.966
83	2008/02/21	R4581	1.008	1.008	0.017	0.967	0.753	1.180	0.068	0.263	08-338-0064-01	0.966
84	2008/03/20	D08155	0.991	0.991	0.017	0.967	0.753	1.180	0.068	0.263	GQ800988	0.967
			Average all data	0.967
			Standard Deviation	0.214
Table provided by CGL.

APPENDIX 4

CERTIFIED STANDARD REFERENCE MATERIAL
SAMPLE SI15
DATA FOR GOLD

Appendix 4. Certified Standard Reference Material SI15 Data for Gold
SI15					Accepted Value = 1.805		95% CI = 0.028
Index	Reception Date	Sample ID	Reading	Validated Reading	|Diff|	Mean	LCL	UCL	Median	UCL	Job Number	Moving Average
1	2006/10/03	R0418	1.970	1.970		1.801	1.440	2.163	0.115	0.444	06-338-01373-01	1.970
2	2006/10/04	R0423	2.040	2.040	0.070	1.801	1.440	2.163	0.115	0.444	06-338-01432-01	2.005
3	2006/10/09	R0629	1.968	1.968	0.072	1.801	1.440	2.163	0.115	0.444	06-338-01495-01	1.993
4	2006/10/09	R0160	1.980	1.980	0.012	1.801	1.440	2.163	0.115	0.444	06-338-01502-01	1.990
5	2006/10/17	R0420	1.982	1.982	0.002	1.801	1.440	2.163	0.115	0.444	06-338-01428-01	1.988
6	2006/10/18	R0427	1.778	1.778	0.204	1.801	1.440	2.163	0.115	0.444	06-338-01450-01	1.953
7	2006/11/22	R0199	1.886	1.886	0.108	1.801	1.440	2.163	0.115	0.444	06-338-01919-01	1.943
8	2007/01/09	R1819	1.714	1.714	0.172	1.801	1.440	2.163	0.115	0.444	06-338-02154-01	1.915
9	2007/01/17	R1822	2.263	2.263	0.549	1.801	1.440	2.163	0.115	0.444	06-338-02390-01	1.953
10	2007/02/09	R1894	1.851	1.851	0.412	1.801	1.440	2.163	0.115	0.444	07-338-00041-01	1.943
11	2007/02/19	R1341	1.989	1.989	0.138	1.801	1.440	2.163	0.115	0.444	06-338-02540-01	1.947
12	2007/02/28	R1468	1.989	1.989	0.000	1.801	1.440	2.163	0.115	0.444	06-338-01918-01	1.951
13	2007/02/28	R1485	1.954	1.954	0.035	1.801	1.440	2.163	0.115	0.444	06-338-02155-01	1.951
14	2007/02/28	R2332	1.920	1.920	0.034	1.801	1.440	2.163	0.115	0.444	07-338-00249-01	1.949
15	2007/04/09	R3696	1.783	1.783	0.137	1.801	1.440	2.163	0.115	0.444	07-338-00363-01	1.938
16	2007/04/09	R2172	1.851	1.851	0.068	1.801	1.440	2.163	0.115	0.444	07-338-00360-01	1.932
17	2007/04/09	R3709	1.851	1.851	0.000	1.801	1.440	2.163	0.115	0.444	07-338-00363-01	1.928
18	2007/05/30	R4000	2.743	2.743	0.892	1.801	1.440	2.163	0.115	0.444	07-338-01024-15	1.973
19	2007/06/20	D00259	0.926	0.926	1.817	1.801	1.440	2.163	0.115	0.444	07-338-01084-01	1.918
20	2007/06/21	D00427	1.097	1.097	0.171	1.801	1.440	2.163	0.115	0.444	07-338-01240-01	1.877
21	2007/06/22	R1814	0.103	0.103	0.994	1.801	1.440	2.163	0.115	0.444	06-338-02053-01	1.792
22	2007/06/25	D00546	2.057	2.057	1.954	1.801	1.440	2.163	0.115	0.444	07-338-01264-01	1.804
23	2007/07/11	D00725	0.686	0.686	1.371	1.801	1.440	2.163	0.115	0.444	07-338-01578-01	1.756
24	2007/07/15	D01183	1.805	1.805	1.119	1.801	1.440	2.163	0.115	0.444	RE07077334	1.758
25	2007/07/15	D01185	1.000	1.000	0.805	1.801	1.440	2.163	0.115	0.444	RE07077334	1.727
26	2007/07/19	R2593REJ	0.686	0.686	0.314	1.801	1.440	2.163	0.115	0.444	07-338-01591-01	1.687
27	2007/07/26	D00922	1.851	1.851	1.165	1.801	1.440	2.163	0.115	0.444	07-338-01757-01	1.693
28	2007/08/09	R3789	1.783	1.783	0.068	1.801	1.440	2.163	0.115	0.444	07-338-01734-01	1.697
29	2007/09/04	D01158	1.920	1.920	0.137	1.801	1.440	2.163	0.115	0.444	07-338-02111-01	1.704
30	2007/09/19	D00427	1.918	1.918	0.002	1.801	1.440	2.163	0.115	0.444	07-338-01240-03	1.711
31	2007/09/19	D00725	1.970	1.970	0.052	1.801	1.440	2.163	0.115	0.444	07-338-01578-02	1.720
32	2007/09/25	D01431	2.092	2.092	0.122	1.801	1.440	2.163	0.115	0.444	07-338-02355-01	1.731
33	2007/09/26	D01361	1.781	1.781	0.311	1.801	1.440	2.163	0.115	0.444	07-338-02405-01	1.733
34	2007/09/26	D01312	1.860	1.860	0.079	1.801	1.440	2.163	0.115	0.444	07-338-02405-01	1.737
35	2007/10/01	R2854	3.800	3.800	1.940	1.801	1.440	2.163	0.115	0.444	07-338-02169-01	2.081
36	2007/10/01	R2860	1.974	1.974	1.826	1.801	1.440	2.163	0.115	0.444	07-338-02169-01	2.078
37	2007/10/01	R2865	1.962	1.962	0.012	1.801	1.440	2.163	0.115	0.444	07-338-02169-01	2.075
38	2007/10/01	R2683	1.989	1.989	0.027	1.801	1.440	2.163	0.115	0.444	07-338-02229-01	2.073
39	2007/10/01	R2753	1.989	1.989	0.000	1.801	1.440	2.163	0.115	0.444	07-338-02229-01	2.071
40	2007/10/01	R2624	2.194	2.194	0.205	1.801	1.440	2.163	0.115	0.444	07-338-02229-01	2.074
41	2007/10/01	R2784	1.836	1.836	0.358	1.801	1.440	2.163	0.115	0.444	07-338-02390-01	2.068
42	2007/10/01	R2922	1.880	1.880	0.044	1.801	1.440	2.163	0.115	0.444	07-338-02390-01	2.064
43	2007/10/02	D00259	1.848	1.848	0.032	1.801	1.440	2.163	0.115	0.444	07-338-01084-02	2.059
44	2007/10/05	R4286	1.892	1.892	0.044	1.801	1.440	2.163	0.115	0.444	07-338-02312-01	2.055
45	2007/10/16	D01545	1.960	1.960	0.068	1.801	1.440	2.163	0.115	0.444	07-338-02467-01	2.053
46	2007/10/16	D01496	1.898	1.898	0.062	1.801	1.440	2.163	0.115	0.444	07-338-02467-01	2.049
47	2007/10/18	R4298	2.156	2.156	0.258	1.801	1.440	2.163	0.115	0.444	07-338-02432-01	2.052
48	2007/10/18	R4352	2.048	2.048	0.108	1.801	1.440	2.163	0.115	0.444	07-338-02432-01	2.052
49	2007/10/25	D01593	1.972	1.972	0.076	1.801	1.440	2.163	0.115	0.444	07-338-02672-01	2.050
50	2007/10/25	D01810	2.148	2.148	0.176	1.801	1.440	2.163	0.115	0.444	07-338-02672-01	2.052
51	2007/11/01	D02173	2.025	2.025	0.123	1.801	1.440	2.163	0.115	0.444	07-338-02707-01	2.051
52	2007/11/01	D02473	1.890	1.890	0.135	1.801	1.440	2.163	0.115	0.444	07-338-02786-01	2.048
53	2007/11/01	D02373	1.876	1.876	0.014	1.801	1.440	2.163	0.115	0.444	07-338-02785-01	2.045
54	2007/11/01	D01774	1.865	1.865	0.011	1.801	1.440	2.163	0.115	0.444	07-338-02785-01	2.042

Appendix 4. Certified Standard Reference Material SI15 Data for Gold
SI15					Accepted Value = 1.805		95% CI = 0.028
Index	Reception Date	Sample ID	Reading	Validated Reading	|Diff|	Mean	LCL	UCL	Median	UCL	Job Number	Moving Average
55	2007/11/01	D02309	1.941	1.941	0.076	1.801	1.440	2.163	0.115	0.444	07-338-02785-01	2.040
56	2007/12/11	D02764	1.750	1.750	0.191	1.801	1.440	2.163	0.115	0.444	07-338-02842-01	2.035
57	2007/12/11	R4513	1.850	1.850	0.100	1.801	1.440	2.163	0.115	0.444	07-338-02846-01	2.031
58	2007/12/11	R4545	1.870	1.870	0.020	1.801	1.440	2.163	0.115	0.444	07-338-02846-01	2.029
59	2007/12/11	D02707	1.702	1.702	0.168	1.801	1.440	2.163	0.115	0.444	07-338-02842-01	2.023
60	2007/12/12	D01996	1.958	1.958	0.256	1.801	1.440	2.163	0.115	0.444	07-338-02706-01	2.022
61	2007/12/12	D02256	1.966	1.966	0.008	1.801	1.440	2.163	0.115	0.444	07-338-02706-01	2.021
62	2007/12/12	D01259	2.024	2.024	0.058	1.801	1.440	2.163	0.115	0.444	07-338-02227-01	2.021
63	2007/12/13	D02631	1.878	1.878	0.146	1.801	1.440	2.163	0.115	0.444	07-338-02832-01	2.019
64	2007/12/19	D02707	1.840	1.840	0.038	1.801	1.440	2.163	0.115	0.444	RE07146605	2.016
65	2007/12/19	D02764	1.840	1.840	0.000	1.801	1.440	2.163	0.115	0.444	RE07146605	2.013
66	2007/12/28	D02101	2.118	2.118	0.278	1.801	1.440	2.163	0.115	0.444	07-338-02673-01	2.015
67	2007/12/28	D02047	1.800	1.800	0.318	1.801	1.440	2.163	0.115	0.444	07-338-02559-01	2.012
68	2008/01/10	D02813	1.820	1.820	0.020	1.801	1.440	2.163	0.115	0.444	07-338-03448-01	2.009
69	2008/01/15	D03024	1.826	1.826	0.006	1.801	1.440	2.163	0.115	0.444	07-338-03449-01	2.006
70	2008/01/15	D03085	1.816	1.816	0.010	1.801	1.440	2.163	0.115	0.444	07-338-03449-01	2.004
71	2008/01/17	D02531	1.818	1.818	0.002	1.801	1.440	2.163	0.115	0.444	07-338-02833-01	2.001
72	2008/01/17	R4468	1.844	1.844	0.026	1.801	1.440	2.163	0.115	0.444	07-338-02831-01	1.999
73	2008/01/17	R4411	1.000	1.000	0.844	1.801	1.440	2.163	0.115	0.444	07-338-02831-01	1.985
74	2008/01/25	D02593	1.832	1.832	0.832	1.801	1.440	2.163	0.115	0.444	07-338-03451-01	1.983
75	2008/01/25	D03358	1.837	1.837	0.005	1.801	1.440	2.163	0.115	0.444	07-338-03451-01	1.981
76	2008/01/28	D01147	1.851	1.851	0.014	1.801	1.440	2.163	0.115	0.444	07-338-02218-01	1.979
77	2008/01/28	D01160	2.057	2.057	0.206	1.801	1.440	2.163	0.115	0.444	07-338-02218-01	1.980
78	2008/01/29	R2980	1.795	1.795	0.262	1.801	1.440	2.163	0.115	0.444	07-338-02431-01	1.978
79	2008/01/29	R3017	1.815	1.815	0.020	1.801	1.440	2.163	0.115	0.444	07-338-02431-01	1.976
80	2008/02/12	D01593	0.584	0.584	1.231	1.801	1.440	2.163	0.115	0.444	07-338-02672-04	1.959
81	2008/02/12	D01810	0.873	0.873	0.289	1.801	1.440	2.163	0.115	0.444	07-338-02672-04	1.945
82	2008/02/12	D01654	1.983	1.983	1.110	1.801	1.440	2.163	0.115	0.444	07-338-02671-01	1.946
83	2008/02/12	D01705	2.016	2.016	0.033	1.801	1.440	2.163	0.115	0.444	07-338-02671-01	1.946
84	2008/02/18	D08137	1.830	1.830	0.186	1.801	1.440	2.163	0.115	0.444	GQ800988	1.945
85	2008/02/18	D08165	1.821	1.821	0.009	1.801	1.440	2.163	0.115	0.444	GQ800988	1.944
86	2008/02/21	R4575	0.879	0.879	0.942	1.801	1.440	2.163	0.115	0.444	08-338-0064-01	1.931
87	2008/02/21	R4602	0.575	0.575	0.304	1.801	1.440	2.163	0.115	0.444	08-338-0064-01	1.916
88	2008/03/20	D08137	1.830	1.830	1.255	1.801	1.440	2.163	0.115	0.444	GQ800988	1.915
89	2008/03/20	D08165	1.821	1.821	0.009	1.801	1.440	2.163	0.115	0.444	GQ800988	1.914
			Average all data	1.801
			Standard Deviation	0.469
Table provided by CGL.

APPENDIX 5

CERTIFIED STANDARD REFERENCE MATERIAL
SAMPLE SG14
DATA FOR SILVER

Appendix 5 Certified Standard Reference Material SG14 Data for Silver
SG14					Accepted Value = 11.1		95% CI = 0.046
Index	Reception Date	Sample ID	Reading	Validated Reading	|Diff|	Mean	LCL	UCL	Median	UCL	Job Number	Moving Average
1	2006/10/03	R0089	10.9	10.9		10.002	6.857	13.147	1.000	3.865	06-338-01372-01	10.900
2	2006/10/04	R0419	8.4	8.4	2.5	10.002	6.857	13.147	1.000	3.865	06-338-01429-01	9.650
3	2006/10/06	R0425	9.6	9.6	1.2	10.002	6.857	13.147	1.000	3.865	06-338-01449-01	9.633
4	2006/10/09	R0910	10.0	10.0	0.4	10.002	6.857	13.147	1.000	3.865	06-338-01546-01	9.725
5	2006/10/17	R0421	9.5	9.5	0.5	10.002	6.857	13.147	1.000	3.865	06-338-01428-01	9.680
6	2006/10/18	R0630	10.4	10.4	0.9	10.002	6.857	13.147	1.000	3.865	06-338-01494-01	9.800
7	2006/10/18	R0633	9.5	9.5	0.9	10.002	6.857	13.147	1.000	3.865	06-338-01501-01	9.757
8	2006/10/23	R0429	11.4	11.4	1.9	10.002	6.857	13.147	1.000	3.865	06-338-01492-01	9.963
9	2007/01/09	R1818	10.2	10.2	1.2	10.002	6.857	13.147	1.000	3.865	06-338-02154-01	9.989
10	2007/02/19	R1342	12.3	12.3	2.1	10.002	6.857	13.147	1.000	3.865	06-338-02540-01	10.220
11	2007/02/19	R1263	10.6	10.6	1.7	10.002	6.857	13.147	1.000	3.865	06-338-02540-01	10.255
12	2007/02/28	R1484	11.4	11.4	0.8	10.002	6.857	13.147	1.000	3.865	06-338-02155-01	10.350
13	2007/04/09	R1853	10.5	10.5	0.9	10.002	6.857	13.147	1.000	3.865	07-338-00360-01	10.362
14	2007/04/09	R3879	10.5	10.5	0.0	10.002	6.857	13.147	1.000	3.865	07-338-00363-01	10.371
15	2007/04/13	R3649	9.9	9.9	0.6	10.002	6.857	13.147	1.000	3.865	07-338-00527-01	10.340
16	2007/04/27	R3960	11.9	11.9	2.0	10.002	6.857	13.147	1.000	3.865	07-338-00734-01	10.438
17	2007/05/21	D00152	10.9	10.9	1.0	10.002	6.857	13.147	1.000	3.865	07-338-01029-01	10.465
18	2007/06/04	D00210	11.1	11.1	0.2	10.002	6.857	13.147	1.000	3.865	07-338-01029-01	10.500
19	2007/06/06	D00325	10.9	10.9	0.2	10.002	6.857	13.147	1.000	3.865	07-338-01118-01	10.521
20	2007/06/21	D00473	8.0	8.0	2.9	10.002	6.857	13.147	1.000	3.865	07-338-01240-01	10.395
21	2007/06/22	R1813	11.3	11.3	3.3	10.002	6.857	13.147	1.000	3.865	06-338-02053-01	10.438
22	2007/06/26	D00822	11.8	11.8	0.5	10.002	6.857	13.147	1.000	3.865	07-338-01693-01	10.500
23	2007/06/29	D00631	8.6	8.6	3.2	10.002	6.857	13.147	1.000	3.865	07-338-01424-01	10.417
24	2007/07/15	D00152	10.5	10.5	1.9	10.002	6.857	13.147	1.000	3.865	RE07077334	10.421
25	2007/07/15	D01184	10.6	10.6	0.1	10.002	6.857	13.147	1.000	3.865	RE07077334	10.426
26	2007/07/19	R2414REJ	9.4	9.4	1.2	10.002	6.857	13.147	1.000	3.865	07-338-01591-01	10.387
27	2007/07/19	R2591REJ	9.1	9.1	0.3	10.002	6.857	13.147	1.000	3.865	07-338-01591-01	10.339
28	2007/08/09	R3823	9.4	9.4	0.3	10.002	6.857	13.147	1.000	3.865	07-338-01734-01	10.305
29	2007/09/04	D01159	9.0	9.0	0.4	10.002	6.857	13.147	1.000	3.865	07-338-02111-01	10.260
30	2007/09/19	D00473	9.0	9.0	0.0	10.002	6.857	13.147	1.000	3.865	07-338-01240-03	10.218
31	2007/09/25	D01466	10.9	10.9	1.9	10.002	6.857	13.147	1.000	3.865	07-338-02355-01	10.240
32	2007/09/25	D01410	11.6	11.6	0.7	10.002	6.857	13.147	1.000	3.865	07-338-02355-01	10.283
33	2007/09/26	D01290	11.7	11.7	0.1	10.002	6.857	13.147	1.000	3.865	07-338-02405-01	10.326
34	2007/09/26	D01348	12.4	12.4	0.7	10.002	6.857	13.147	1.000	3.865	07-338-02405-01	10.387
35	2007/10/01	R2852	12.1	12.1	0.3	10.002	6.857	13.147	1.000	3.865	07-338-02169-01	10.436
36	2007/10/01	R2859	12.2	12.2	0.1	10.002	6.857	13.147	1.000	3.865	07-338-02169-01	10.485
37	2007/10/01	R2862	11.9	11.9	0.3	10.002	6.857	13.147	1.000	3.865	07-338-02169-01	10.523
38	2007/10/01	R2719	12.9	12.9	1.0	10.002	6.857	13.147	1.000	3.865	07-338-02229-01	10.586
39	2007/10/01	R2747	12.9	12.9	0.0	10.002	6.857	13.147	1.000	3.865	07-338-02229-01	10.645
40	2007/10/01	R2729	12.8	12.8	0.1	10.002	6.857	13.147	1.000	3.865	07-338-02229-01	10.699
41	2007/10/01	R2762	11.4	11.4	1.4	10.002	6.857	13.147	1.000	3.865	07-338-02390-01	10.716
42	2007/10/05	R4280	11.4	11.4	0.0	10.002	6.857	13.147	1.000	3.865	07-338-02312-01	10.732
43	2007/10/05	R4285	12.3	12.3	0.9	10.002	6.857	13.147	1.000	3.865	07-338-02312-01	10.769
44	2007/10/16	D01534	8.9	8.9	3.4	10.002	6.857	13.147	1.000	3.865	07-338-02467-01	10.726
45	2007/10/18	R4340	10.6	10.6	1.7	10.002	6.857	13.147	1.000	3.865	07-338-02432-01	10.723
46	2007/10/22	D00956	9.3	9.3	1.3	10.002	6.857	13.147	1.000	3.865	07-338-01840-01	10.692
47	2007/10/25	D01866	13.2	13.2	3.9	10.002	6.857	13.147	1.000	3.865	07-338-02672-01	10.746
48	2007/10/25	D01857	10.6	10.6	2.6	10.002	6.857	13.147	1.000	3.865	07-338-02672-01	10.743
49	2007/11/01	D01695	8.5	8.5	2.1	10.002	6.857	13.147	1.000	3.865	07-338-02671-01	10.697
50	2007/11/01	D01631	9.7	9.7	1.2	10.002	6.857	13.147	1.000	3.865	07-338-02671-01	10.677
51	2007/11/01	D02390	11.0	11.0	1.3	10.002	6.857	13.147	1.000	3.865	07-338-02785-01	10.683
52	2007/11/01	D02450	9.1	9.1	1.9	10.002	6.857	13.147	1.000	3.865	07-338-02786-01	10.653
53	2007/11/01	D01762	9.8	9.8	0.7	10.002	6.857	13.147	1.000	3.865	07-338-02708-01	10.637
54	2007/11/01	D02150	11.1	11.1	1.3	10.002	6.857	13.147	1.000	3.865	07-338-02707-01	10.645

Appendix 5 Certified Standard Reference Material SG14 Data for Silver
SG14					Accepted Value = 11.1		95% CI = 0.046
Index	Reception Date	Sample ID	Reading	Validated Reading	|Diff|	Mean	LCL	UCL	Median	UCL	Job Number	Moving Average
55	2007/11/01	D02323	11.9	11.9	0.8	10.002	6.857	13.147	1.000	3.865	07-338-02785-01	10.668
56	2007/11/21	D02574	11.7	11.7	0.2	10.002	6.857	13.147	1.000	3.865	07-338-02845-01	10.687
57	2007/12/11	D02722	10.0	10.0	1.7	10.002	6.857	13.147	1.000	3.865	07-338-02842-01	10.675
58	2007/12/11	D02755	10.5	10.5	0.5	10.002	6.857	13.147	1.000	3.865	07-338-02842-01	10.672
59	2007/12/11	R4534	10.2	10.2	0.3	10.002	6.857	13.147	1.000	3.865	07-338-02846-01	10.664
60	2007/12/11	D02784	10.8	10.8	0.6	10.002	6.857	13.147	1.000	3.865	07-338-02842-01	10.666
61	2007/12/12	D01400	10.1	10.1	0.7	10.002	6.857	13.147	1.000	3.865	07-338-02706-01	10.657
62	2007/12/12	D02265	9.8	9.8	0.3	10.002	6.857	13.147	1.000	3.865	07-338-02706-01	10.643
63	2007/12/12	D01236	12.3	12.3	2.5	10.002	6.857	13.147	1.000	3.865	07-338-02227-01	10.669
64	2007/12/13	D02601	10.2	10.2	2.1	10.002	6.857	13.147	1.000	3.865	07-338-02832-01	10.662
65	2007/12/19	D02722	10.7	10.7	0.5	10.002	6.857	13.147	1.000	3.865	RE07146605	10.662
66	2007/12/19	D02755	0.3	0.3	10.4	10.002	6.857	13.147	1.000	3.865	RE07146605	10.505
67	2007/12/19	D02784	10.6	10.6	10.3	10.002	6.857	13.147	1.000	3.865	RE07146605	10.506
68	2007/12/28	D02088	9.1	9.1	1.5	10.002	6.857	13.147	1.000	3.865	07-338-02673-01	10.485
69	2007/12/28	D02023	9.2	9.2	0.1	10.002	6.857	13.147	1.000	3.865	07-338-02559-01	10.466
70	2008/01/10	D02829	9.2	9.2	0.0	10.002	6.857	13.147	1.000	3.865	07-338-03448-01	10.448
71	2008/01/15	D03006	9.9	9.9	0.7	10.002	6.857	13.147	1.000	3.865	07-338-03449-01	10.441
72	2008/01/15	D03043	9.8	9.8	0.1	10.002	6.857	13.147	1.000	3.865	07-338-03449-01	10.432
73	2008/01/17	R4425	0.9	0.9	8.9	10.002	6.857	13.147	1.000	3.865	07-338-02831-01	10.301
74	2008/01/17	R4492	8.2	8.2	7.3	10.002	6.857	13.147	1.000	3.865	07-338-02831-01	10.273
75	2008/01/17	D02541	11.0	11.0	2.8	10.002	6.857	13.147	1.000	3.865	07-338-02833-01	10.282
76	2008/01/17	D02517	12.2	12.2	1.2	10.002	6.857	13.147	1.000	3.865	07-338-02833-01	10.308
77	2008/01/28	D01085	15.3	15.3	3.1	10.002	6.857	13.147	1.000	3.865	07-338-02218-01	10.372
78	2008/02/12	D01866	0.7	0.7	14.6	10.002	6.857	13.147	1.000	3.865	07-338-02672-04	10.248
79	2008/02/12	D01857	0.7	0.7	0.0	10.002	6.857	13.147	1.000	3.865	07-338-02672-04	10.128
80	2008/02/18	D08155	9.7	9.7	9.0	10.002	6.857	13.147	1.000	3.865	GQ800988	10.122
81	2008/02/21	R4581	0.7	0.7	9.0	10.002	6.857	13.147	1.000	3.865	08-338-0064-01	10.006
82	2008/03/20	D08155	9.7	9.7	9.0	10.002	6.857	13.147	1.000	3.865	GQ800988	10.002
			Average all data	10.0
			Standard Deviation	2.7
Table provided by CGL.

APPENDIX 6

CERTIFIED STANDARD REFERENCE MATERIAL
SAMPLE SI15
DATA FOR SILVER

Appendix 6. Reference Material SI15 data for Silver
SI15					Accepted Value = 19.68		95% CI = 0.46
Index	Reception Date	Sample ID	Reading	Validated Reading	|Diff|	Mean	LCL	UCL	Median	UCL	Job Number	Moving Average
1	2006/10/03	R0418	19.4	19.4		18.335	12.045	24.625	2.000	7.730	06-338-01373-01	19.4
2	2006/10/04	R0423	22.5	22.5	3.1	18.335	12.045	24.625	2.000	7.730	06-338-01432-01	21.0
3	2006/10/09	R0629	19.4	19.4	3.1	18.335	12.045	24.625	2.000	7.730	06-338-01495-01	20.4
4	2006/10/09	R0160	19.4	19.4	0.0	18.335	12.045	24.625	2.000	7.730	06-338-01502-01	20.2
5	2006/10/17	R0420	19.4	19.4	0.0	18.335	12.045	24.625	2.000	7.730	06-338-01428-01	20.0
6	2006/10/18	R0427	19.2	19.2	0.2	18.335	12.045	24.625	2.000	7.730	06-338-01450-01	19.9
7	2006/11/22	R0199	20.2	20.2	1.0	18.335	12.045	24.625	2.000	7.730	06-338-01919-01	19.9
8	2007/01/09	R1819	18.1	18.1	2.1	18.335	12.045	24.625	2.000	7.730	06-338-02154-01	19.7
9	2007/01/17	R1822	17.5	17.5	0.6	18.335	12.045	24.625	2.000	7.730	06-338-02390-01	19.5
10	2007/02/09	R1894	19.5	19.5	2.0	18.335	12.045	24.625	2.000	7.730	07-338-00041-01	19.5
11	2007/02/19	R1341	21.9	21.9	2.4	18.335	12.045	24.625	2.000	7.730	06-338-02540-01	19.7
12	2007/02/28	R1468	23.1	23.1	1.2	18.335	12.045	24.625	2.000	7.730	06-338-01918-01	20.0
13	2007/02/28	R1485	24.0	24.0	0.9	18.335	12.045	24.625	2.000	7.730	06-338-02155-01	20.3
14	2007/02/28	R2332	16.5	16.5	7.5	18.335	12.045	24.625	2.000	7.730	07-338-00249-01	20.0
15	2007/04/09	R3696	22.5	22.5	6.0	18.335	12.045	24.625	2.000	7.730	07-338-00363-01	20.2
16	2007/04/09	R2172	20.4	20.4	2.1	18.335	12.045	24.625	2.000	7.730	07-338-00360-01	20.2
17	2007/04/09	R3709	21.2	21.2	0.8	18.335	12.045	24.625	2.000	7.730	07-338-00363-01	20.2
18	2007/05/30	R4000	20.8	20.8	0.4	18.335	12.045	24.625	2.000	7.730	07-338-01024-15	20.3
19	2007/06/20	D00259	17.7	17.7	3.1	18.335	12.045	24.625	2.000	7.730	07-338-01084-01	20.1
20	2007/06/21	D00427	16.1	16.1	1.6	18.335	12.045	24.625	2.000	7.730	07-338-01240-01	19.9
21	2007/06/22	R1814	18.6	18.6	2.5	18.335	12.045	24.625	2.000	7.730	06-338-02053-01	19.9
22	2007/06/25	D00546	0.2	0.2	18.4	18.335	12.045	24.625	2.000	7.730	07-338-01264-01	19.0
23	2007/07/11	D00725	14.8	14.8	14.6	18.335	12.045	24.625	2.000	7.730	07-338-01578-01	18.8
24	2007/07/15	D01183	20.2	20.2	5.4	18.335	12.045	24.625	2.000	7.730	RE07077334	18.9
25	2007/07/15	D01185	21.3	21.3	1.1	18.335	12.045	24.625	2.000	7.730	RE07077334	19.0
26	2007/07/19	R2593REJ	21.9	21.9	0.6	18.335	12.045	24.625	2.000	7.730	07-338-01591-01	19.1
27	2007/07/26	D00922	20.5	20.5	1.4	18.335	12.045	24.625	2.000	7.730	07-338-01757-01	19.1
28	2007/08/09	R3789	16.8	16.8	3.7	18.335	12.045	24.625	2.000	7.730	07-338-01734-01	19.0
29	2007/09/04	D01158	16.6	16.6	0.2	18.335	12.045	24.625	2.000	7.730	07-338-02111-01	19.0
30	2007/09/19	D00427	18.2	18.2	1.6	18.335	12.045	24.625	2.000	7.730	07-338-01240-03	18.9
31	2007/09/19	D00725	17.2	17.2	1.0	18.335	12.045	24.625	2.000	7.730	07-338-01578-02	18.9
32	2007/09/25	D01431	20.3	20.3	3.1	18.335	12.045	24.625	2.000	7.730	07-338-02355-01	18.9
33	2007/09/26	D01361	31.4	31.4	11.1	18.335	12.045	24.625	2.000	7.730	07-338-02405-01	19.3
34	2007/09/26	D01312	23.3	23.3	8.1	18.335	12.045	24.625	2.000	7.730	07-338-02405-01	19.4
35	2007/10/01	R2854	19.9	19.9	3.4	18.335	12.045	24.625	2.000	7.730	07-338-02169-01	19.4
36	2007/10/01	R2860	20.4	20.4	0.5	18.335	12.045	24.625	2.000	7.730	07-338-02169-01	19.5
37	2007/10/01	R2865	21.8	21.8	1.4	18.335	12.045	24.625	2.000	7.730	07-338-02169-01	19.5
38	2007/10/01	R2683	23.8	23.8	2.0	18.335	12.045	24.625	2.000	7.730	07-338-02229-01	19.6
39	2007/10/01	R2753	23.2	23.2	0.6	18.335	12.045	24.625	2.000	7.730	07-338-02229-01	19.7
40	2007/10/01	R2624	23.0	23.0	0.2	18.335	12.045	24.625	2.000	7.730	07-338-02229-01	19.8
41	2007/10/01	R2784	20.0	20.0	3.0	18.335	12.045	24.625	2.000	7.730	07-338-02390-01	19.8
42	2007/10/01	R2922	20.2	20.2	0.2	18.335	12.045	24.625	2.000	7.730	07-338-02390-01	19.8
43	2007/10/02	D00259	10.8	10.8	9.5	18.335	12.045	24.625	2.000	7.730	07-338-01084-02	19.6
44	2007/10/05	R4286	20.9	20.9	10.2	18.335	12.045	24.625	2.000	7.730	07-338-02312-01	19.6
45	2007/10/16	D01545	16.0	16.0	4.9	18.335	12.045	24.625	2.000	7.730	07-338-02467-01	19.6
46	2007/10/16	D01496	16.2	16.2	0.2	18.335	12.045	24.625	2.000	7.730	07-338-02467-01	19.5
47	2007/10/18	R4298	19.5	19.5	3.3	18.335	12.045	24.625	2.000	7.730	07-338-02432-01	19.5
48	2007/10/18	R4352	19.9	19.9	0.4	18.335	12.045	24.625	2.000	7.730	07-338-02432-01	19.5
49	2007/10/25	D01593	19.6	19.6	0.3	18.335	12.045	24.625	2.000	7.730	07-338-02672-01	19.5
50	2007/10/25	D01810	21.4	21.4	1.8	18.335	12.045	24.625	2.000	7.730	07-338-02672-01	19.5
51	2007/11/01	D02173	19.1	19.1	2.3	18.335	12.045	24.625	2.000	7.730	07-338-02707-01	19.5
52	2007/11/01	D02473	17.1	17.1	2.0	18.335	12.045	24.625	2.000	7.730	07-338-02786-01	19.5
53	2007/11/01	D02373	19.7	19.7	2.6	18.335	12.045	24.625	2.000	7.730	07-338-02785-01	19.5
54	2007/11/01	D01774	20.2	20.2	0.5	18.335	12.045	24.625	2.000	7.730	07-338-02785-01	19.5

Appendix 6. Reference Material SI15 data for Silver
SI15					Accepted Value = 19.68		95% CI = 0.46
Index	Reception Date	Sample ID	Reading	Validated Reading	|Diff|	Mean	LCL	UCL	Median	UCL	Job Number	Moving Average
55	2007/11/01	D02309	21.6	21.6	1.4	18.335	12.045	24.625	2.000	7.730	07-338-02785-01	19.5
56	2007/12/11	D02764	18.4	18.4	3.2	18.335	12.045	24.625	2.000	7.730	07-338-02842-01	19.5
57	2007/12/11	R4513	19.6	19.6	1.2	18.335	12.045	24.625	2.000	7.730	07-338-02846-01	19.5
58	2007/12/11	R4545	18.1	18.1	1.5	18.335	12.045	24.625	2.000	7.730	07-338-02846-01	19.5
59	2007/12/11	D02707	21.2	21.2	3.1	18.335	12.045	24.625	2.000	7.730	07-338-02842-01	19.5
60	2007/12/12	D01996	18.1	18.1	3.1	18.335	12.045	24.625	2.000	7.730	07-338-02706-01	19.5
61	2007/12/12	D02256	17.1	17.1	1.0	18.335	12.045	24.625	2.000	7.730	07-338-02706-01	19.5
62	2007/12/12	D01259	26.1	26.1	9.0	18.335	12.045	24.625	2.000	7.730	07-338-02227-01	19.6
63	2007/12/13	D02631	18.8	18.8	7.3	18.335	12.045	24.625	2.000	7.730	07-338-02832-01	19.6
64	2007/12/19	D02707	18.1	18.1	0.8	18.335	12.045	24.625	2.000	7.730	RE07146605	19.5
65	2007/12/19	D02764	19.1	19.1	1.1	18.335	12.045	24.625	2.000	7.730	RE07146605	19.5
66	2007/12/28	D02101	6.9	6.9	12.2	18.335	12.045	24.625	2.000	7.730	07-338-02673-01	19.3
67	2007/12/28	D02047	17.9	17.9	11.0	18.335	12.045	24.625	2.000	7.730	07-338-02559-01	19.3
68	2008/01/10	D02813	17.2	17.2	0.7	18.335	12.045	24.625	2.000	7.730	07-338-03448-01	19.3
69	2008/01/15	D03024	17.5	17.5	0.3	18.335	12.045	24.625	2.000	7.730	07-338-03449-01	19.3
70	2008/01/15	D03085	17.6	17.6	0.1	18.335	12.045	24.625	2.000	7.730	07-338-03449-01	19.2
71	2008/01/17	D02531	20.7	20.7	3.1	18.335	12.045	24.625	2.000	7.730	07-338-02833-01	19.2
72	2008/01/17	R4468	19.3	19.3	1.4	18.335	12.045	24.625	2.000	7.730	07-338-02831-01	19.3
73	2008/01/17	R4411	0.1	0.1	19.2	18.335	12.045	24.625	2.000	7.730	07-338-02831-01	19.0
74	2008/01/25	D02593	17.4	17.4	17.3	18.335	12.045	24.625	2.000	7.730	07-338-03451-01	19.0
75	2008/01/25	D03358	17.3	17.3	0.1	18.335	12.045	24.625	2.000	7.730	07-338-03451-01	18.9
76	2008/01/28	D01147	28.6	28.6	11.3	18.335	12.045	24.625	2.000	7.730	07-338-02218-01	19.1
77	2008/01/28	D01160	30.9	30.9	2.3	18.335	12.045	24.625	2.000	7.730	07-338-02218-01	19.2
78	2008/01/29	R2980	15.4	15.4	15.5	18.335	12.045	24.625	2.000	7.730	07-338-02431-01	19.2
79	2008/01/29	R3017	16.4	16.4	1.0	18.335	12.045	24.625	2.000	7.730	07-338-02431-01	19.1
80	2008/02/12	D01593	0.8	0.8	15.6	18.335	12.045	24.625	2.000	7.730	07-338-02672-04	18.9
81	2008/02/12	D01810	0.7	0.7	0.1	18.335	12.045	24.625	2.000	7.730	07-338-02672-04	18.7
82	2008/02/12	D01654	17.3	17.3	16.6	18.335	12.045	24.625	2.000	7.730	07-338-02671-01	18.7
83	2008/02/12	D01705	19.7	19.7	2.4	18.335	12.045	24.625	2.000	7.730	07-338-02671-01	18.7
84	2008/02/18	D08137	20.0	20.0	0.3	18.335	12.045	24.625	2.000	7.730	GQ800988	18.7
85	2008/02/18	D08165	20.0	20.0	0.0	18.335	12.045	24.625	2.000	7.730	GQ800988	18.7
86	2008/02/21	R4575	0.6	0.6	19.4	18.335	12.045	24.625	2.000	7.730	08-338-0064-01	18.5
87	2008/02/21	R4602	0.6	0.6	0.0	18.335	12.045	24.625	2.000	7.730	08-338-0064-01	18.3
88	2008/03/20	D08137	20.0	20.0	19.4	18.335	12.045	24.625	2.000	7.730	GQ800988	18.3
89	2008/03/20	D08165	20.0	20.0	0.0	18.335	12.045	24.625	2.000	7.730	GQ800988	18.3
			Average all data	18.33
			Standard Deviation	5.85
Table provided by CGL.

APPENDIX 7

CERTIFIED STANDARD REFERENCE MATERIAL
SAMPLE SE29
DATA FOR GOLD

Appendix 7. Reference Material SE29 Data for Gold
SE29					Accepted Value = 0.597		95% CI = 0.007
Index	Reception Date	Sample ID	Reading	Validated Reading	|Diff|	Mean	LCL	UCL	Median	UCL	Job Number	Moving Average
1	2007/12/01	D04261	0.597	0.597		0.584	0.555	0.612	0.009	0.035	07-338-03148-01	0.597
2	2007/12/03	D04082	0.562	0.562	0.035	0.584	0.555	0.612	0.009	0.035	07-338-03072-01	0.579
3	2007/12/03	D04640	0.584	0.584	0.022	0.584	0.555	0.612	0.009	0.035	07-338-03072-01	0.581
4	2007/12/11	D02690	0.570	0.570	0.014	0.584	0.555	0.612	0.009	0.035	07-338-02842-01	0.578
5	2007/12/20	D03436	0.543	0.543	0.027	0.584	0.555	0.612	0.009	0.035	RE07146603	0.571
6	2007/12/27	R4644	0.600	0.600	0.057	0.584	0.555	0.612	0.009	0.035	GQ704565	0.576
7	2008/01/02	D03293	0.590	0.590	0.010	0.584	0.555	0.612	0.009	0.035	07-338-03042-01	0.578
8	2008/01/02	D03962	0.600	0.600	0.010	0.584	0.555	0.612	0.009	0.035	07-338-03042-01	0.581
9	2008/01/02	D03566	0.630	0.630	0.030	0.584	0.555	0.612	0.009	0.035	07-338-03042-01	0.586
10	2008/01/04	D07868	0.581	0.581	0.049	0.584	0.555	0.612	0.009	0.035	GQ801274	0.586
11	2008/01/08	D03693	0.574	0.574	0.007	0.584	0.555	0.612	0.009	0.035	07-338-03189-01	0.585
12	2008/01/08	D04019	0.578	0.578	0.004	0.584	0.555	0.612	0.009	0.035	07-338-03189-01	0.584
13	2008/01/08	D05003	0.578	0.578	0.000	0.584	0.555	0.612	0.009	0.035	07-338-03150-01	0.584
14	2008/01/10	D04134	0.581	0.581	0.003	0.584	0.555	0.612	0.009	0.035	07-338-03151-01	0.583
15	2008/01/11	D03206	0.598	0.598	0.017	0.584	0.555	0.612	0.009	0.035	07-338-03450-01	0.584
16	2008/01/15	D03181	0.575	0.575	0.023	0.584	0.555	0.612	0.009	0.035	07-338-03188-01	0.584
17	2008/01/15	D03993	0.576	0.576	0.001	0.584	0.555	0.612	0.009	0.035	07-338-03188-01	0.583
18	2008/01/15	D02964	0.585	0.585	0.009	0.584	0.555	0.612	0.009	0.035	07-338-03188-01	0.583
19	2008/01/15	D03074	0.598	0.598	0.013	0.584	0.555	0.612	0.009	0.035	07-338-03449-01	0.584
20	2008/01/17	D04433	0.574	0.574	0.024	0.584	0.555	0.612	0.009	0.035	07-338-03453-01	0.584
21	2008/01/17	D04355	0.581	0.581	0.007	0.584	0.555	0.612	0.009	0.035	07-338-03453-01	0.584
22	2008/01/18	D05698	0.571	0.571	0.010	0.584	0.555	0.612	0.009	0.035	07-338-03546-01	0.583
23	2008/01/18	D00210	0.810	0.810	0.239	0.584	0.555	0.612	0.009	0.035	07-338-01029-02	0.593
24	2008/01/19	D05255	0.580	0.580	0.230	0.584	0.555	0.612	0.009	0.035	07-338-03452-01	0.592
25	2008/01/19	D03773	0.581	0.581	0.001	0.584	0.555	0.612	0.009	0.035	07-338-03452-01	0.592
26	2008/01/19	D05609	0.586	0.586	0.005	0.584	0.555	0.612	0.009	0.035	07-338-03452-01	0.592
27	2008/01/22	D04878	0.578	0.578	0.008	0.584	0.555	0.612	0.009	0.035	07-338-03190-01	0.591
28	2008/01/22	D04965	0.590	0.590	0.012	0.584	0.555	0.612	0.009	0.035	07-338-03190-01	0.591
29	2008/01/22	D05089	0.610	0.610	0.020	0.584	0.555	0.612	0.009	0.035	07-338-01264-04	0.592
30	2008/01/25	D03340	0.591	0.591	0.019	0.584	0.555	0.612	0.009	0.035	07-338-03451-01	0.592
31	2008/01/25	D02904	0.606	0.606	0.015	0.584	0.555	0.612	0.009	0.035	07-338-03014-01	0.592
32	2008/01/25	D03483	0.608	0.608	0.002	0.584	0.555	0.612	0.009	0.035	07-338-03026-01	0.593
33	2008/01/25	D03436	0.630	0.630	0.022	0.584	0.555	0.612	0.009	0.035	07-338-02977-01	0.594
34	2008/01/28	D06054	0.580	0.580	0.050	0.584	0.555	0.612	0.009	0.035	07-338-03455-01	0.593
35	2008/01/29	D05069	0.568	0.568	0.012	0.584	0.555	0.612	0.009	0.035	GEO 0080	0.593
36	2008/01/30	D05085	0.566	0.566	0.002	0.584	0.555	0.612	0.009	0.035	07-338-01118-03	0.592
37	2008/02/01	D03150	0.626	0.626	0.060	0.584	0.555	0.612	0.009	0.035	07-338-03043-01	0.593
38	2008/02/04	D06131	0.569	0.569	0.057	0.584	0.555	0.612	0.009	0.035	07-338-03458-01	0.592
39	2008/02/06	D05338	0.570	0.570	0.001	0.584	0.555	0.612	0.009	0.035	08-338-0066-01	0.592
40	2008/02/06	D05720	0.575	0.575	0.005	0.584	0.555	0.612	0.009	0.035	08-338-0066-01	0.591
41	2008/02/06	D06741	0.578	0.578	0.003	0.584	0.555	0.612	0.009	0.035	08-338-0066-01	0.591
42	2008/02/06	D06205	0.580	0.580	0.002	0.584	0.555	0.612	0.009	0.035	07-338-03442-01	0.591
43	2008/02/06	D05791	0.580	0.580	0.000	0.584	0.555	0.612	0.009	0.035	08-338-0066-01	0.590
44	2008/02/06	D05472	0.582	0.582	0.002	0.584	0.555	0.612	0.009	0.035	07-338-03440-01	0.590
45	2008/02/11	D04742	0.571	0.571	0.011	0.584	0.555	0.612	0.009	0.035	07-338-03547-01	0.590
46	2008/02/11	D06370	0.582	0.582	0.011	0.584	0.555	0.612	0.009	0.035	07-338-03547-01	0.590
47	2008/02/11	D06291	0.585	0.585	0.003	0.584	0.555	0.612	0.009	0.035	07-338-03547-01	0.590
48	2008/02/12	D01361	0.577	0.577	0.008	0.584	0.555	0.612	0.009	0.035	07-338-02405-04	0.589
49	2008/02/12	D01290	0.579	0.579	0.002	0.584	0.555	0.612	0.009	0.035	07-338-02405-04	0.589
50	2008/02/12	D01695	0.579	0.579	0.000	0.584	0.555	0.612	0.009	0.035	07-338-02671-03	0.589
51	2008/02/12	D02256	0.580	0.580	0.001	0.584	0.555	0.612	0.009	0.035	07-338-02706-03	0.589
52	2008/02/12	D01616	0.589	0.589	0.009	0.584	0.555	0.612	0.009	0.035	07-338-02671-03	0.589
53	2008/02/13	D01207	0.567	0.567	0.022	0.584	0.555	0.612	0.009	0.035	07-338-02227-02	0.588
54	2008/02/13	D01496	0.571	0.571	0.004	0.584	0.555	0.612	0.009	0.035	07-338-02467-03	0.588

Appendix 7. Reference Material SE29 Data for Gold
SE29					Accepted Value = 0.597		95% CI = 0.007
Index	Reception Date	Sample ID	Reading	Validated Reading	|Diff|	Mean	LCL	UCL	Median	UCL	Job Number	Moving Average
55	2008/02/13	D01561	0.571	0.571	0.000	0.584	0.555	0.612	0.009	0.035	07-338-02467-03	0.588
56	2008/02/13	D01954	0.576	0.576	0.005	0.584	0.555	0.612	0.009	0.035	07-338-02674-03	0.587
57	2008/02/13	D02436	0.579	0.579	0.003	0.584	0.555	0.612	0.009	0.035	07-338-02747-03	0.587
58	2008/02/14	D02150	0.579	0.579	0.000	0.584	0.555	0.612	0.009	0.035	07-338-02707-03	0.587
59	2008/02/18	D08110	0.568	0.568	0.011	0.584	0.555	0.612	0.009	0.035	GQ800988	0.587
60	2008/02/19	D06745	0.574	0.574	0.006	0.584	0.555	0.612	0.009	0.035	08-338-00204-01	0.587
61	2008/02/23	D07597	0.575	0.575	0.001	0.584	0.555	0.612	0.009	0.035	07-338-01840-02	0.586
62	2008/02/26	D07694	0.582	0.582	0.007	0.584	0.555	0.612	0.009	0.035	08-338-00154-01	0.586
63	2008/02/28	D06631	0.584	0.584	0.002	0.584	0.555	0.612	0.009	0.035	GQ800523	0.586
64	2008/02/28	D04593	0.585	0.585	0.001	0.584	0.555	0.612	0.009	0.035	GQ800523	0.586
65	2008/03/03	D05592	0.562	0.562	0.023	0.584	0.555	0.612	0.009	0.035	GQ800635	0.586
66	2008/03/03	D06411	0.580	0.580	0.018	0.584	0.555	0.612	0.009	0.035	GQ800635	0.586
67	2008/03/03	D05518	0.586	0.586	0.006	0.584	0.555	0.612	0.009	0.035	GQ800635	0.586
68	2008/03/04	D06863	0.573	0.573	0.013	0.584	0.555	0.612	0.009	0.035	GQ801266	0.586
69	2008/03/04	D06502	0.582	0.582	0.009	0.584	0.555	0.612	0.009	0.035	GQ801046	0.586
70	2008/03/04	D07288	0.583	0.583	0.001	0.584	0.555	0.612	0.009	0.035	GQ801265	0.586
71	2008/03/04	D08292	0.588	0.588	0.005	0.584	0.555	0.612	0.009	0.035	GQ801074	0.586
72	2008/03/04	D08886	0.598	0.598	0.010	0.584	0.555	0.612	0.009	0.035	GQ801281	0.586
73	2008/03/04	D07489	0.598	0.598	0.000	0.584	0.555	0.612	0.009	0.035	GQ801278	0.586
74	2008/03/04	D08886	0.598	0.598	0.000	0.584	0.555	0.612	0.009	0.035	GQ801281	0.586
75	2008/03/05	D07922	0.574	0.574	0.024	0.584	0.555	0.612	0.009	0.035	GQ800958	0.586
76	2008/03/05	D07768	0.580	0.580	0.006	0.584	0.555	0.612	0.009	0.035	GQ800958	0.586
77	2008/03/06	D06730	0.569	0.569	0.011	0.584	0.555	0.612	0.009	0.035	GQ800714	0.586
78	2008/03/07	D07342	0.571	0.571	0.002	0.584	0.555	0.612	0.009	0.035	GQ800721	0.585
79	2008/03/07	D08628	0.574	0.574	0.003	0.584	0.555	0.612	0.009	0.035	08-338-00457-01	0.585
80	2008/03/07	D04508	0.597	0.597	0.023	0.584	0.555	0.612	0.009	0.035	GQ800713	0.585
81	2008/03/09	D05866	0.571	0.571	0.026	0.584	0.555	0.612	0.009	0.035	GQ800720	0.585
82	2008/03/09	D05941	0.586	0.586	0.015	0.584	0.555	0.612	0.009	0.035	GQ800720	0.585
83	2008/03/10	D09813	0.571	0.571	0.015	0.584	0.555	0.612	0.009	0.035	08-338-00568-01	0.585
84	2008/03/12	D07240	0.594	0.594	0.023	0.584	0.555	0.612	0.009	0.035	GQ800831	0.585
85	2008/03/15	D09886	0.566	0.566	0.028	0.584	0.555	0.612	0.009	0.035	08-338-00647-01	0.585
86	2008/03/17	D07582	0.581	0.581	0.015	0.584	0.555	0.612	0.009	0.035	GQ800895	0.585
87	2008/03/17	D08208	0.583	0.583	0.002	0.584	0.555	0.612	0.009	0.035	GQ800955	0.585
88	2008/03/18	D09273	0.583	0.583	0.000	0.584	0.555	0.612	0.009	0.035	08-338-00606-01	0.585
89	2008/03/19	D08968	0.562	0.562	0.021	0.584	0.555	0.612	0.009	0.035	07-338-0065-01	0.585
90	2008/03/19	D09051	0.570	0.570	0.008	0.584	0.555	0.612	0.009	0.035	07-338-0065-01	0.584
91	2008/03/20	D08110	0.568	0.568	0.002	0.584	0.555	0.612	0.009	0.035	GQ800988	0.584
92	2008/03/25	D06950	0.569	0.569	0.001	0.584	0.555	0.612	0.009	0.035	GQ801015	0.584
93	2008/03/25	D06669	0.582	0.582	0.013	0.584	0.555	0.612	0.009	0.035	GQ801176	0.584
94	2008/03/28	D08363	0.591	0.591	0.009	0.584	0.555	0.612	0.009	0.035	08-338-00750-01	0.584
95	2008/03/31	D07428	0.562	0.562	0.029	0.584	0.555	0.612	0.009	0.035	GQ801187	0.584
96	2008/03/31	D07017	0.595	0.595	0.033	0.584	0.555	0.612	0.009	0.035	GQ801187	0.584
97	2008/04/02	D08508	0.568	0.568	0.027	0.584	0.555	0.612	0.009	0.035	08-338-00753	0.584
98	2008/04/03	D09690	0.577	0.577	0.009	0.584	0.555	0.612	0.009	0.035	08-338-00752-01	0.584
99	2008/04/03	D09611	0.581	0.581	0.004	0.584	0.555	0.612	0.009	0.035	08-338-00752-01	0.584
100	2008/04/08	D09709	0.581	0.581	0.000	0.584	0.555	0.612	0.009	0.035	08-338-00790-01	0.584
101	2008/04/08	D09791	0.583	0.583	0.002	0.584	0.555	0.612	0.009	0.035	08-338-00790-01	0.584
102	2008/04/18	D08363	0.581	0.581	0.002	0.584	0.555	0.612	0.009	0.035	08-338-00750-02	0.584
			Average all data	0.584
			Standard Deviation	0.026
Table provided by CGL.

APPENDIX 8

CERTIFIED STANDARD REFERENCE MATERIAL
SAMPLE SF30
DATA FOR GOLD

Appendix 8. Reference Material SF30 Data for Gold
SF30					Accepted Value = 0.832		95% CI = 0.008
Index	Reception Date	Sample ID	Reading	Validated Reading	|Diff|	Mean	LCL	UCL	Median	UCL	Job Number	Moving Average
1	2007/12/01	D04202	0.881	0.881		0.853	0.825	0.882	0.009	0.035	07-338-03148-01	0.881
2	2007/12/01	D04288	0.895	0.895	0.014	0.853	0.825	0.882	0.009	0.035	07-338-03148-01	0.888
3	2007/12/03	D04620	0.888	0.888	0.007	0.853	0.825	0.882	0.009	0.035	07-338-03072-01	0.888
4	2007/12/11	D03659	0.798	0.798	0.090	0.853	0.825	0.882	0.009	0.035	07-338-02842-01	0.866
5	2007/12/11	D03616	0.804	0.804	0.006	0.853	0.825	0.882	0.009	0.035	07-338-02842-01	0.853
6	2007/12/17	D03714	0.812	0.812	0.008	0.853	0.825	0.882	0.009	0.035	RE07146604	0.846
7	2007/12/19	D03659	0.796	0.796	0.016	0.853	0.825	0.882	0.009	0.035	RE07146605	0.839
8	2007/12/27	R4643	0.867	0.867	0.071	0.853	0.825	0.882	0.009	0.035	GQ704561	0.843
9	2008/01/02	D03947	0.832	0.832	0.035	0.853	0.825	0.882	0.009	0.035	07-338-03042-01	0.841
10	2008/01/02	D03545	0.840	0.840	0.008	0.853	0.825	0.882	0.009	0.035	07-338-03042-01	0.841
11	2008/01/04	D08441	0.809	0.809	0.031	0.853	0.825	0.882	0.009	0.035	GQ801229	0.838
12	2008/01/07	D03812	0.801	0.801	0.008	0.853	0.825	0.882	0.009	0.035	RE07146606	0.835
13	2008/01/08	D04807	0.865	0.865	0.064	0.853	0.825	0.882	0.009	0.035	07-338-03149-01	0.838
14	2008/01/08	D04032	0.869	0.869	0.004	0.853	0.825	0.882	0.009	0.035	07-338-03189-01	0.840
15	2008/01/10	D03899	0.866	0.866	0.003	0.853	0.825	0.882	0.009	0.035	07-338-03151-01	0.842
16	2008/01/10	D02871	0.872	0.872	0.006	0.853	0.825	0.882	0.009	0.035	07-338-03448-01	0.843
17	2008/01/11	D03247	0.867	0.867	0.005	0.853	0.825	0.882	0.009	0.035	07-338-03450-01	0.845
18	2008/01/15	D02982	0.881	0.881	0.014	0.853	0.825	0.882	0.009	0.035	07-338-03188-01	0.847
19	2008/01/17	D04442	0.880	0.880	0.001	0.853	0.825	0.882	0.009	0.035	07-338-03453-01	0.849
20	2008/01/17	D04365	0.881	0.881	0.001	0.853	0.825	0.882	0.009	0.035	07-338-03453-01	0.850
21	2008/01/18	D00063	0.776	0.776	0.105	0.853	0.825	0.882	0.009	0.035	07-338-00933-03	0.847
22	2008/01/18	D05102	0.844	0.844	0.068	0.853	0.825	0.882	0.009	0.035	07-338-01029-02	0.847
23	2008/01/19	D03754	0.875	0.875	0.031	0.853	0.825	0.882	0.009	0.035	07-338-03452-01	0.848
24	2008/01/19	D05232	0.877	0.877	0.002	0.853	0.825	0.882	0.009	0.035	07-338-03452-01	0.849
25	2008/01/19	D05203	0.880	0.880	0.003	0.853	0.825	0.882	0.009	0.035	07-338-03452-01	0.850
26	2008/01/22	D04901	0.865	0.865	0.015	0.853	0.825	0.882	0.009	0.035	07-338-03190-01	0.851
27	2008/01/25	D03395	0.863	0.863	0.002	0.853	0.825	0.882	0.009	0.035	07-338-03451-01	0.851
28	2008/01/25	D05638	0.866	0.866	0.003	0.853	0.825	0.882	0.009	0.035	07-338-03191-01	0.852
29	2008/01/25	D03714	1.002	1.002	0.136	0.853	0.825	0.882	0.009	0.035	07-338-03026-01	0.857
30	2008/01/25	D03812	1.020	1.020	0.018	0.853	0.825	0.882	0.009	0.035	07-338-03015-01	0.862
31	2008/01/28	D00725	0.734	0.734	0.286	0.853	0.825	0.882	0.009	0.035	07-338-01578-03	0.858
32	2008/01/28	D05090	0.830	0.830	0.096	0.853	0.825	0.882	0.009	0.035	07-338-01578-03	0.857
33	2008/01/28	D06094	0.866	0.866	0.036	0.853	0.825	0.882	0.009	0.035	07-338-03455-01	0.858
34	2008/01/28	D06005	0.874	0.874	0.008	0.853	0.825	0.882	0.009	0.035	07-338-03455-01	0.858
35	2008/01/28	D04990	0.875	0.875	0.001	0.853	0.825	0.882	0.009	0.035	07-338-03455-01	0.859
36	2008/01/28	D01085	0.980	0.980	0.105	0.853	0.825	0.882	0.009	0.035	07-338-02218-02	0.862
37	2008/01/29	D05019	0.872	0.872	0.108	0.853	0.825	0.882	0.009	0.035	GEO 0080	0.862
38	2008/01/30	D05086	0.850	0.850	0.022	0.853	0.825	0.882	0.009	0.035	07-338-01118-03	0.862
39	2008/01/30	D03869	0.940	0.940	0.090	0.853	0.825	0.882	0.009	0.035	07-338-03041-01	0.864
40	2008/02/01	D05124	0.873	0.873	0.067	0.853	0.825	0.882	0.009	0.035	07-338-03457-01	0.864
41	2008/02/01	D03129	0.987	0.987	0.114	0.853	0.825	0.882	0.009	0.035	07-338-03043-01	0.867
42	2008/02/04	D06326	0.865	0.865	0.122	0.853	0.825	0.882	0.009	0.035	07-338-03443-01	0.867
43	2008/02/04	D06179	0.870	0.870	0.005	0.853	0.825	0.882	0.009	0.035	07-338-03443-01	0.867
44	2008/02/06	D05450	0.865	0.865	0.005	0.853	0.825	0.882	0.009	0.035	07-338-03440-01	0.867
45	2008/02/06	D06252	0.870	0.870	0.005	0.853	0.825	0.882	0.009	0.035	07-338-03442-01	0.867
46	2008/02/06	D05724	0.876	0.876	0.006	0.853	0.825	0.882	0.009	0.035	08-338-0066-01	0.867
47	2008/02/06	D05380	0.877	0.877	0.001	0.853	0.825	0.882	0.009	0.035	08-338-0066-01	0.868
48	2008/02/06	D05305	0.881	0.881	0.004	0.853	0.825	0.882	0.009	0.035	08-338-0066-01	0.868
49	2008/02/11	D04690	0.868	0.868	0.013	0.853	0.825	0.882	0.009	0.035	07-338-03547-01	0.868
50	2008/02/12	D01705	0.866	0.866	0.002	0.853	0.825	0.882	0.009	0.035	07-338-02671-03	0.868
51	2008/02/12	D01996	0.874	0.874	0.008	0.853	0.825	0.882	0.009	0.035	07-338-02706-03	0.868
52	2008/02/12	D01337	0.875	0.875	0.001	0.853	0.825	0.882	0.009	0.035	07-338-02405-04	0.868
53	2008/02/12	D01631	0.875	0.875	0.000	0.853	0.825	0.882	0.009	0.035	07-338-02671-03	0.868
54	2008/02/12	D01312	0.876	0.876	0.001	0.853	0.825	0.882	0.009	0.035	07-338-02405-04	0.868
55	2008/02/12	D01384	0.876	0.876	0.000	0.853	0.825	0.882	0.009	0.035	07-338-02405-04	0.868
56	2008/02/12	D02259	0.879	0.879	0.003	0.853	0.825	0.882	0.009	0.035	07-338-02706-03	0.869
57	2008/02/13	D01511	0.865	0.865	0.014	0.853	0.825	0.882	0.009	0.035	07-338-02467-03	0.869
58	2008/02/13	D01236	0.868	0.868	0.003	0.853	0.825	0.882	0.009	0.035	07-338-02227-02	0.869
59	2008/02/13	D01908	0.871	0.871	0.003	0.853	0.825	0.882	0.009	0.035	07-338-02674-03	0.869
60	2008/02/13	D01451	0.877	0.877	0.006	0.853	0.825	0.882	0.009	0.035	07-338-02355-03	0.869
61	2008/02/13	D02088	0.878	0.878	0.001	0.853	0.825	0.882	0.009	0.035	07-338-02673-02	0.869

Appendix 8. Reference Material SF30 Data for Gold
SF30					Accepted Value = 0.832		95% CI = 0.008
Index	Reception Date	Sample ID	Reading	Validated Reading	|Diff|	Mean	LCL	UCL	Median	UCL	Job Number	Moving Average
62	2008/02/14	D02173	0.883	0.883	0.005	0.853	0.825	0.882	0.009	0.035	07-338-02707-03	0.869
63	2008/02/18	D08828	0.818	0.818	0.065	0.853	0.825	0.882	0.009	0.035	GQ800988	0.868
64	2008/02/19	D06758	0.874	0.874	0.056	0.853	0.825	0.882	0.009	0.035	08-338-00204-01	0.868
65	2008/02/21	D07312	0.842	0.842	0.032	0.853	0.825	0.882	0.009	0.035	GQ800719	0.868
66	2008/02/23	D00956	0.870	0.870	0.028	0.853	0.825	0.882	0.009	0.035	07-338-01840-02	0.868
67	2008/02/26	D07672	0.877	0.877	0.007	0.853	0.825	0.882	0.009	0.035	08-338-00154-01	0.868
68	2008/03/03	D05523	0.818	0.818	0.059	0.853	0.825	0.882	0.009	0.035	GQ800635	0.867
69	2008/03/03	D05572	0.842	0.842	0.024	0.853	0.825	0.882	0.009	0.035	GQ800635	0.867
70	2008/03/04	D07384	0.800	0.800	0.042	0.853	0.825	0.882	0.009	0.035	GQ801273	0.866
71	2008/03/04	D06851	0.809	0.809	0.009	0.853	0.825	0.882	0.009	0.035	GQ801266	0.865
72	2008/03/04	D08266	0.814	0.814	0.005	0.853	0.825	0.882	0.009	0.035	GQ801074	0.865
73	2008/03/04	D07721	0.815	0.815	0.001	0.853	0.825	0.882	0.009	0.035	GQ800679	0.864
74	2008/03/04	D07604	0.832	0.832	0.017	0.853	0.825	0.882	0.009	0.035	GQ801046	0.864
75	2008/03/04	D07472	0.837	0.837	0.005	0.853	0.825	0.882	0.009	0.035	GQ801278	0.863
76	2008/03/04	D07825	0.841	0.841	0.004	0.853	0.825	0.882	0.009	0.035	GQ801046	0.863
77	2008/03/04	D06470	0.846	0.846	0.005	0.853	0.825	0.882	0.009	0.035	GQ801046	0.863
78	2008/03/05	D07910	0.828	0.828	0.018	0.853	0.825	0.882	0.009	0.035	GQ800958	0.862
79	2008/03/05	D08033	0.832	0.832	0.004	0.853	0.825	0.882	0.009	0.035	GQ800958	0.862
80	2008/03/07	D06683	0.814	0.814	0.018	0.853	0.825	0.882	0.009	0.035	GQ800715	0.861
81	2008/03/07	D04524	0.817	0.817	0.003	0.853	0.825	0.882	0.009	0.035	GQ800713	0.861
82	2008/03/07	D08645	0.879	0.879	0.062	0.853	0.825	0.882	0.009	0.035	08-338-00538-01	0.861
83	2008/03/09	D05807	0.811	0.811	0.068	0.853	0.825	0.882	0.009	0.035	GQ800720	0.860
84	2008/03/09	D05880	0.835	0.835	0.024	0.853	0.825	0.882	0.009	0.035	GQ800720	0.860
85	2008/03/10	D08799	0.822	0.822	0.013	0.853	0.825	0.882	0.009	0.035	GQ800833	0.860
86	2008/03/10	D09827	0.874	0.874	0.052	0.853	0.825	0.882	0.009	0.035	08-338-00568-01	0.860
87	2008/03/12	D07218	0.824	0.824	0.050	0.853	0.825	0.882	0.009	0.035	GQ800831	0.859
88	2008/03/15	D09847	0.873	0.873	0.049	0.853	0.825	0.882	0.009	0.035	08-338-00647-01	0.859
89	2008/03/17	D07543	0.849	0.849	0.024	0.853	0.825	0.882	0.009	0.035	GQ800895	0.859
90	2008/03/18	D09245	0.872	0.872	0.023	0.853	0.825	0.882	0.009	0.035	08-338-00606-01	0.859
91	2008/03/19	D08990	0.868	0.868	0.004	0.853	0.825	0.882	0.009	0.035	07-338-0065-01	0.860
92	2008/03/19	D09078	0.870	0.870	0.002	0.853	0.825	0.882	0.009	0.035	07-338-0065-01	0.860
93	2008/03/19	D08919	0.873	0.873	0.003	0.853	0.825	0.882	0.009	0.035	07-338-0065-01	0.860
94	2008/03/20	D08828	0.818	0.818	0.055	0.853	0.825	0.882	0.009	0.035	GQ800988	0.859
95	2008/03/25	D06924	0.813	0.813	0.005	0.853	0.825	0.882	0.009	0.035	GQ801015	0.859
96	2008/03/25	D05977	0.820	0.820	0.007	0.853	0.825	0.882	0.009	0.035	GQ801015	0.858
97	2008/03/25	D07166	0.842	0.842	0.022	0.853	0.825	0.882	0.009	0.035	GQ801015	0.858
98	2008/03/26	D09965	0.496	0.496	0.346	0.853	0.825	0.882	0.009	0.035	GQ801047	0.855
99	2008/03/28	D08350	0.644	0.644	0.148	0.853	0.825	0.882	0.009	0.035	08-338-00750-01	0.852
100	2008/03/31	D07098	0.837	0.837	0.193	0.853	0.825	0.882	0.009	0.035	GQ801187	0.852
101	2008/03/31	D07053	0.872	0.872	0.035	0.853	0.825	0.882	0.009	0.035	GQ801187	0.853
102	2008/04/02	D08547	0.875	0.875	0.003	0.853	0.825	0.882	0.009	0.035	08-338-00753	0.853
103	2008/04/03	D09629	0.866	0.866	0.009	0.853	0.825	0.882	0.009	0.035	08-338-00752-01	0.853
104	2008/04/03	D10234	0.870	0.870	0.004	0.853	0.825	0.882	0.009	0.035	08-338-00752-01	0.853
105	2008/04/04	D08014	0.836	0.836	0.034	0.853	0.825	0.882	0.009	0.035	GQ801329	0.853
106	2008/04/04	D07991	0.836	0.836	0.000	0.853	0.825	0.882	0.009	0.035	GQ801272	0.853
107	2008/04/04	D10584	0.840	0.840	0.004	0.853	0.825	0.882	0.009	0.035	GQ801316	0.853
108	2008/04/08	D09739	0.870	0.870	0.030	0.853	0.825	0.882	0.009	0.035	08-338-00790-01	0.853
109	2008/04/08	D09908	0.879	0.879	0.009	0.853	0.825	0.882	0.009	0.035	08-338-00790-01	0.853
110	2008/04/18	D08350	0.887	0.887	0.008	0.853	0.825	0.882	0.009	0.035	08-338-00750-02	0.853
			Average all data	0.853
			Standard Deviation	0.057
Table provided by CGL.

APPENDIX 9

CERTIFIED STANDARD REFERENCE MATERIAL
SAMPLE SG31
DATA FOR GOLD

Appendix 9. Reference Material SG31 Data for Gold
SG31					Accepted Value = 0.996		95% CI = 0.011
Index	Reception Date	Sample ID	Reading	Validated Reading	|Diff|	Mean	LCL	UCL	Median	UCL	Job Number	Moving Average
1	2007/12/01	D04229	1.008	1.008		1.002	0.974	1.030	0.009	0.035	07-338-03148-01	1.008
2	2007/12/01	D04310	1.015	1.015	0.007	1.002	0.974	1.030	0.009	0.035	07-338-03148-01	1.012
3	2007/12/03	D04063	1.024	1.024	0.009	1.002	0.974	1.030	0.009	0.035	07-338-03072-01	1.016
4	2007/12/20	D03447	0.932	0.932	0.092	1.002	0.974	1.030	0.009	0.035	RE07146603	0.995
5	2008/01/02	D03918	1.000	1.000	0.068	1.002	0.974	1.030	0.009	0.035	07-338-03042-01	0.996
6	2008/01/02	D03535	1.042	1.042	0.042	1.002	0.974	1.030	0.009	0.035	07-338-03042-01	1.003
7	2008/01/08	D04177	0.951	0.951	0.091	1.002	0.974	1.030	0.009	0.035	07-338-03150-01	0.996
8	2008/01/08	D04830	1.013	1.013	0.062	1.002	0.974	1.030	0.009	0.035	07-338-03149-01	0.998
9	2008/01/10	D04123	1.007	1.007	0.006	1.002	0.974	1.030	0.009	0.035	07-338-03151-01	0.999
10	2008/01/10	D02853	1.008	1.008	0.001	1.002	0.974	1.030	0.009	0.035	07-338-03448-01	1.000
11	2008/01/11	D03238	1.011	1.011	0.003	1.002	0.974	1.030	0.009	0.035	07-338-03450-01	1.001
12	2008/01/15	D03196	1.006	1.006	0.005	1.002	0.974	1.030	0.009	0.035	07-338-03188-01	1.001
13	2008/01/15	D02923	1.015	1.015	0.009	1.002	0.974	1.030	0.009	0.035	07-338-03188-01	1.002
14	2008/01/17	D00796	0.990	0.990	0.025	1.002	0.974	1.030	0.009	0.035	07-338-01592-03	1.002
15	2008/01/17	D00796	0.990	0.990	0.000	1.002	0.974	1.030	0.009	0.035	07-338-01592-03	1.001
16	2008/01/17	D04398	1.009	1.009	0.019	1.002	0.974	1.030	0.009	0.035	07-338-03453-01	1.001
17	2008/01/19	D03737	1.008	1.008	0.001	1.002	0.974	1.030	0.009	0.035	07-338-03452-01	1.002
18	2008/01/19	D05260	1.011	1.011	0.003	1.002	0.974	1.030	0.009	0.035	07-338-03452-01	1.002
19	2008/01/22	D05087	0.900	0.900	0.111	1.002	0.974	1.030	0.009	0.035	07-338-01264-04	0.997
20	2008/01/22	D04937	1.009	1.009	0.109	1.002	0.974	1.030	0.009	0.035	07-338-03190-01	0.997
21	2008/01/25	D03447	0.934	0.934	0.075	1.002	0.974	1.030	0.009	0.035	07-338-02977-01	0.994
22	2008/01/25	D05659	1.006	1.006	0.072	1.002	0.974	1.030	0.009	0.035	07-338-03191-01	0.995
23	2008/01/25	R4631	1.011	1.011	0.005	1.002	0.974	1.030	0.009	0.035	07-338-03441-01	0.996
24	2008/01/25	D03380	1.029	1.029	0.018	1.002	0.974	1.030	0.009	0.035	07-338-03451-01	0.997
25	2008/01/28	D05091	0.964	0.964	0.065	1.002	0.974	1.030	0.009	0.035	07-338-01578-03	0.996
26	2008/01/28	D06022	1.007	1.007	0.043	1.002	0.974	1.030	0.009	0.035	07-338-03455-01	0.996
27	2008/01/28	D01160	1.860	1.860	0.853	1.002	0.974	1.030	0.009	0.035	07-338-02218-02	1.028
28	2008/01/29	D05045	1.005	1.005	0.855	1.002	0.974	1.030	0.009	0.035	GEO 0080	1.027
29	2008/01/30	D00371	0.956	0.956	0.049	1.002	0.974	1.030	0.009	0.035	07-338-01118-03	1.025
30	2008/01/30	D03882	0.984	0.984	0.028	1.002	0.974	1.030	0.009	0.035	07-338-03041-01	1.023
31	2008/02/01	D03102	1.014	1.014	0.030	1.002	0.974	1.030	0.009	0.035	07-338-03043-01	1.023
32	2008/02/04	D06198	1.003	1.003	0.011	1.002	0.974	1.030	0.009	0.035	07-338-03443-01	1.023
33	2008/02/04	D06107	1.011	1.011	0.008	1.002	0.974	1.030	0.009	0.035	07-338-03458-01	1.022
34	2008/02/06	D05403	1.006	1.006	0.005	1.002	0.974	1.030	0.009	0.035	07-338-03440-01	1.022
35	2008/02/06	D05755	1.010	1.010	0.004	1.002	0.974	1.030	0.009	0.035	08-338-0066-01	1.021
36	2008/02/06	D05345	1.011	1.011	0.001	1.002	0.974	1.030	0.009	0.035	08-338-0066-01	1.021
37	2008/02/11	D04685	1.002	1.002	0.009	1.002	0.974	1.030	0.009	0.035	07-338-03547-01	1.021
38	2008/02/11	D06354	1.005	1.005	0.003	1.002	0.974	1.030	0.009	0.035	07-338-03547-01	1.020
39	2008/02/11	D04712	1.010	1.010	0.005	1.002	0.974	1.030	0.009	0.035	07-338-03547-01	1.020
40	2008/02/12	D01727	1.007	1.007	0.003	1.002	0.974	1.030	0.009	0.035	07-338-02671-03	1.020
41	2008/02/12	D01654	1.013	1.013	0.006	1.002	0.974	1.030	0.009	0.035	07-338-02671-03	1.019
42	2008/02/12	D02289	1.013	1.013	0.000	1.002	0.974	1.030	0.009	0.035	07-338-02706-03	1.019
43	2008/02/12	D02265	1.016	1.016	0.003	1.002	0.974	1.030	0.009	0.035	07-338-02706-03	1.019
44	2008/02/13	D02101	1.009	1.009	0.007	1.002	0.974	1.030	0.009	0.035	07-338-02673-02	1.019
45	2008/02/13	D01466	1.013	1.013	0.004	1.002	0.974	1.030	0.009	0.035	07-338-02355-03	1.019
46	2008/02/13	D01534	1.013	1.013	0.000	1.002	0.974	1.030	0.009	0.035	07-338-02467-03	1.019
47	2008/02/13	D01976	1.013	1.013	0.000	1.002	0.974	1.030	0.009	0.035	07-338-02674-03	1.019
48	2008/02/13	D01899	1.014	1.014	0.001	1.002	0.974	1.030	0.009	0.035	07-338-02747-03	1.018
49	2008/02/13	D01259	1.015	1.015	0.001	1.002	0.974	1.030	0.009	0.035	07-338-02227-02	1.018
50	2008/02/14	D02197	1.011	1.011	0.004	1.002	0.974	1.030	0.009	0.035	07-338-02707-03	1.018
51	2008/02/18	D05171	1.003	1.003	0.008	1.002	0.974	1.030	0.009	0.035	GQ800509	1.018
52	2008/02/19	D06766	1.014	1.014	0.011	1.002	0.974	1.030	0.009	0.035	08-338-00204-01	1.018
53	2008/02/21	D07321	0.950	0.950	0.064	1.002	0.974	1.030	0.009	0.035	GQ800719	1.017
54	2008/02/23	D07598	1.008	1.008	0.058	1.002	0.974	1.030	0.009	0.035	07-338-01840-02	1.016

Appendix 9. Reference Material SG31 Data for Gold
SG31					Accepted Value = 0.996		95% CI = 0.011
Index	Reception Date	Sample ID	Reading	Validated Reading	|Diff|	Mean	LCL	UCL	Median	UCL	Job Number	Moving Average
55	2008/02/28	D04548	0.966	0.966	0.042	1.002	0.974	1.030	0.009	0.035	GQ800523	1.016
56	2008/02/28	D04548	0.966	0.966	0.000	1.002	0.974	1.030	0.009	0.035	GQ800523	1.015
57	2008/03/03	D06426	1.004	1.004	0.038	1.002	0.974	1.030	0.009	0.035	GQ800635	1.014
58	2008/03/03	D06824	1.008	1.008	0.004	1.002	0.974	1.030	0.009	0.035	GQ800680	1.014
59	2008/03/04	D08311	0.596	0.596	0.412	1.002	0.974	1.030	0.009	0.035	GQ801074	1.007
60	2008/03/04	D06492	0.958	0.958	0.362	1.002	0.974	1.030	0.009	0.035	GQ801046	1.006
61	2008/03/04	D07263	0.983	0.983	0.025	1.002	0.974	1.030	0.009	0.035	GQ801265	1.006
62	2008/03/04	D07635	0.990	0.990	0.007	1.002	0.974	1.030	0.009	0.035	GQ801046	1.006
63	2008/03/04	D07879	0.998	0.998	0.008	1.002	0.974	1.030	0.009	0.035	GQ801265	1.006
64	2008/03/04	D07705	1.001	1.001	0.003	1.002	0.974	1.030	0.009	0.035	GQ800679	1.006
65	2008/03/04	D08846	1.002	1.002	0.001	1.002	0.974	1.030	0.009	0.035	GQ801281	1.006
66	2008/03/04	D08846	1.002	1.002	0.000	1.002	0.974	1.030	0.009	0.035	GQ801281	1.005
67	2008/03/04	D07803	1.011	1.011	0.009	1.002	0.974	1.030	0.009	0.035	GQ801046	1.006
68	2008/03/05	D08056	0.971	0.971	0.040	1.002	0.974	1.030	0.009	0.035	GQ800958	1.005
69	2008/03/05	D07793	0.997	0.997	0.026	1.002	0.974	1.030	0.009	0.035	GQ800958	1.005
70	2008/03/05	D06992	1.015	1.015	0.018	1.002	0.974	1.030	0.009	0.035	GQ800958	1.005
71	2008/03/07	D04476	0.967	0.967	0.048	1.002	0.974	1.030	0.009	0.035	GQ800713	1.005
72	2008/03/07	D08678	1.012	1.012	0.045	1.002	0.974	1.030	0.009	0.035	08-338-00538-01	1.005
73	2008/03/09	D04791	0.954	0.954	0.058	1.002	0.974	1.030	0.009	0.035	GQ800720	1.004
74	2008/03/09	D05836	0.969	0.969	0.015	1.002	0.974	1.030	0.009	0.035	GQ800720	1.003
75	2008/03/09	D05912	0.980	0.980	0.011	1.002	0.974	1.030	0.009	0.035	GQ800720	1.003
76	2008/03/12	D07197	1.009	1.009	0.029	1.002	0.974	1.030	0.009	0.035	GQ800831	1.003
77	2008/03/15	D07509	0.971	0.971	0.038	1.002	0.974	1.030	0.009	0.035	GQ800772	1.003
78	2008/03/15	D09869	1.010	1.010	0.039	1.002	0.974	1.030	0.009	0.035	08-338-00647-01	1.003
79	2008/03/17	D07560	1.000	1.000	0.010	1.002	0.974	1.030	0.009	0.035	GQ800895	1.003
80	2008/03/17	D08231	1.006	1.006	0.006	1.002	0.974	1.030	0.009	0.035	GQ800955	1.003
81	2008/03/18	D09213	1.012	1.012	0.006	1.002	0.974	1.030	0.009	0.035	08-338-00606-01	1.003
82	2008/03/19	D08998	1.006	1.006	0.006	1.002	0.974	1.030	0.009	0.035	07-338-0065-01	1.003
83	2008/03/19	D08934	1.006	1.006	0.000	1.002	0.974	1.030	0.009	0.035	07-338-0065-01	1.003
84	2008/03/19	D09091	1.010	1.010	0.004	1.002	0.974	1.030	0.009	0.035	07-338-0065-01	1.003
85	2008/03/25	D05988	0.965	0.965	0.045	1.002	0.974	1.030	0.009	0.035	GQ801015	1.003
86	2008/03/25	D06917	0.975	0.975	0.010	1.002	0.974	1.030	0.009	0.035	GQ801015	1.002
87	2008/03/25	D07139	0.976	0.976	0.001	1.002	0.974	1.030	0.009	0.035	GQ801015	1.002
88	2008/03/25	D06983	0.992	0.992	0.016	1.002	0.974	1.030	0.009	0.035	GQ801015	1.002
89	2008/03/26	D09997	1.011	1.011	0.019	1.002	0.974	1.030	0.009	0.035	GQ801047	1.002
90	2008/03/28	D08481	0.999	0.999	0.012	1.002	0.974	1.030	0.009	0.035	08-338-00750-01	1.002
91	2008/03/28	D08400	1.002	1.002	0.003	1.002	0.974	1.030	0.009	0.035	08-338-00750-01	1.002
92	2008/03/31	D07455	0.994	0.994	0.008	1.002	0.974	1.030	0.009	0.035	GQ801187	1.002
93	2008/03/31	D07076	1.001	1.001	0.007	1.002	0.974	1.030	0.009	0.035	GQ801187	1.002
94	2008/04/02	D08525	1.009	1.009	0.008	1.002	0.974	1.030	0.009	0.035	08-338-00753	1.002
95	2008/04/03	D10251	1.017	1.017	0.008	1.002	0.974	1.030	0.009	0.035	08-338-00752-01	1.002
96	2008/04/03	D09646	1.021	1.021	0.004	1.002	0.974	1.030	0.009	0.035	08-338-00752-01	1.002
97	2008/04/04	D07972	0.963	0.963	0.058	1.002	0.974	1.030	0.009	0.035	GQ801272	1.002
98	2008/04/04	D10514	0.997	0.997	0.034	1.002	0.974	1.030	0.009	0.035	GQ801316	1.002
99	2008/04/08	D09748	1.006	1.006	0.009	1.002	0.974	1.030	0.009	0.035	08-338-00790-01	1.002
100	2008/04/18	D08400	1.007	1.007	0.001	1.002	0.974	1.030	0.009	0.035	08-338-00750-02	1.002
101	2008/04/23	D10151	1.009	1.009	0.002	1.002	0.974	1.030	0.009	0.035	08-338-00963-01	1.002
			Average all data	1.002
			Standard Deviation	0.098
Table provided by CGL.

APPENDIX 10

CERTIFIED STANDARD REFERENCE MATERIAL
SAMPLE SH35
DATA FOR GOLD

Appendix 10. Reference Material SH35 Data for Gold
SH35					Accepted Value = 1.323		95% CI = 0.017
Index	Reception Date	Sample ID	Reading	Validated Reading	|Diff|	Mean	LCL	UCL	Median	UCL	Job Number	Moving Average
1	2007/12/01	D04242	1.323	1.323		1.317	1.270	1.364	0.015	0.058	07-338-03148-01	1.323
2	2007/12/03	D04660	1.314	1.314	0.009	1.317	1.270	1.364	0.015	0.058	07-338-03072-01	1.318
3	2007/12/11	D03676	1.286	1.286	0.028	1.317	1.270	1.364	0.015	0.058	07-338-02842-01	1.308
4	2007/12/11	D03620	1.306	1.306	0.020	1.317	1.270	1.364	0.015	0.058	07-338-02842-01	1.307
5	2007/12/11	D02679	1.366	1.366	0.060	1.317	1.270	1.364	0.015	0.058	07-338-02842-01	1.319
6	2007/12/19	D03620	0.880	0.880	0.486	1.317	1.270	1.364	0.015	0.058	RE07146605	1.246
7	2007/12/19	D03676	1.215	1.215	0.335	1.317	1.270	1.364	0.015	0.058	RE07146605	1.241
8	2007/12/19	D02679	1.295	1.295	0.080	1.317	1.270	1.364	0.015	0.058	RE07146605	1.248
9	2007/12/20	D03409	1.260	1.260	0.035	1.317	1.270	1.364	0.015	0.058	RE07146603	1.249
10	2007/12/27	R4645	1.360	1.360	0.100	1.317	1.270	1.364	0.015	0.058	GQ704565	1.260
11	2008/01/02	D03273	1.282	1.282	0.078	1.317	1.270	1.364	0.015	0.058	07-338-03042-01	1.262
12	2008/01/02	D03938	1.312	1.312	0.030	1.317	1.270	1.364	0.015	0.058	07-338-03042-01	1.267
13	2008/01/02	D03518	1.400	1.400	0.088	1.317	1.270	1.364	0.015	0.058	07-338-03042-01	1.277
14	2008/01/02	D03597	1.403	1.403	0.003	1.317	1.270	1.364	0.015	0.058	07-338-03042-01	1.286
15	2008/01/04	D08406	1.279	1.279	0.124	1.317	1.270	1.364	0.015	0.058	GQ801229	1.285
16	2008/01/08	D04844	1.314	1.314	0.035	1.317	1.270	1.364	0.015	0.058	07-338-03149-01	1.287
17	2008/01/08	D04152	1.320	1.320	0.006	1.317	1.270	1.364	0.015	0.058	07-338-03150-01	1.289
18	2008/01/10	D02884	1.318	1.318	0.002	1.317	1.270	1.364	0.015	0.058	07-338-03448-01	1.291
19	2008/01/15	D02945	1.333	1.333	0.015	1.317	1.270	1.364	0.015	0.058	07-338-03188-01	1.293
20	2008/01/17	D04334	1.320	1.320	0.013	1.317	1.270	1.364	0.015	0.058	07-338-03453-01	1.294
21	2008/01/17	D04418	1.322	1.322	0.002	1.317	1.270	1.364	0.015	0.058	07-338-03453-01	1.296
22	2008/01/17	D05092	1.350	1.350	0.028	1.317	1.270	1.364	0.015	0.058	07-338-01592-03	1.298
23	2008/01/18	D00200	1.310	1.310	0.040	1.317	1.270	1.364	0.015	0.058	07-338-01029-02	1.299
24	2008/01/19	D03797	1.312	1.312	0.002	1.317	1.270	1.364	0.015	0.058	07-338-03452-01	1.299
25	2008/01/19	D05299	1.316	1.316	0.004	1.317	1.270	1.364	0.015	0.058	07-338-03452-01	1.300
26	2008/01/19	D05670	1.318	1.318	0.002	1.317	1.270	1.364	0.015	0.058	07-338-03452-01	1.301
27	2008/01/22	D05088	1.242	1.242	0.076	1.317	1.270	1.364	0.015	0.058	07-338-01264-04	1.298
28	2008/01/22	D04958	1.319	1.319	0.077	1.317	1.270	1.364	0.015	0.058	07-338-03190-01	1.299
29	2008/01/25	R4632	1.319	1.319	0.000	1.317	1.270	1.364	0.015	0.058	07-338-03441-01	1.300
30	2008/01/25	D03311	1.337	1.337	0.018	1.317	1.270	1.364	0.015	0.058	07-338-03451-01	1.301
31	2008/01/25	D03409	1.366	1.366	0.029	1.317	1.270	1.364	0.015	0.058	07-338-02977-01	1.303
32	2008/01/25	D03462	1.410	1.410	0.044	1.317	1.270	1.364	0.015	0.058	07-338-03026-01	1.306
33	2008/01/28	D06061	1.322	1.322	0.088	1.317	1.270	1.364	0.015	0.058	07-338-03455-01	1.307
34	2008/01/30	D00325	1.272	1.272	0.050	1.317	1.270	1.364	0.015	0.058	07-338-01118-03	1.306
35	2008/01/30	D03823	1.376	1.376	0.104	1.317	1.270	1.364	0.015	0.058	07-338-03041-01	1.308
36	2008/01/30	D03860	1.382	1.382	0.006	1.317	1.270	1.364	0.015	0.058	07-338-03041-01	1.310
37	2008/02/01	D05142	1.323	1.323	0.059	1.317	1.270	1.364	0.015	0.058	07-338-03457-01	1.310
38	2008/02/01	D03165	1.410	1.410	0.087	1.317	1.270	1.364	0.015	0.058	07-338-03043-01	1.313
39	2008/02/04	D06157	1.313	1.313	0.097	1.317	1.270	1.364	0.015	0.058	07-338-03458-01	1.313
40	2008/02/04	D06316	1.328	1.328	0.015	1.317	1.270	1.364	0.015	0.058	07-338-03443-01	1.313
41	2008/02/06	D06229	1.317	1.317	0.011	1.317	1.270	1.364	0.015	0.058	07-338-03442-01	1.313
42	2008/02/06	D05428	1.318	1.318	0.001	1.317	1.270	1.364	0.015	0.058	07-338-03440-01	1.314
43	2008/02/06	D05375	1.320	1.320	0.002	1.317	1.270	1.364	0.015	0.058	08-338-0066-01	1.314
44	2008/02/06	D05779	1.321	1.321	0.001	1.317	1.270	1.364	0.015	0.058	08-338-0066-01	1.314
45	2008/02/11	D04721	1.321	1.321	0.000	1.317	1.270	1.364	0.015	0.058	07-338-03547-01	1.314
46	2008/02/11	D06387	1.326	1.326	0.005	1.317	1.270	1.364	0.015	0.058	07-338-03547-01	1.314
47	2008/02/12	D02281	1.320	1.320	0.006	1.317	1.270	1.364	0.015	0.058	07-338-02706-03	1.314
48	2008/02/12	D01348	1.324	1.324	0.004	1.317	1.270	1.364	0.015	0.058	07-338-02405-04	1.315
49	2008/02/12	D01400	1.325	1.325	0.001	1.317	1.270	1.364	0.015	0.058	07-338-02706-03	1.315
50	2008/02/12	D01679	1.330	1.330	0.005	1.317	1.270	1.364	0.015	0.058	07-338-02671-03	1.315
51	2008/02/13	D01545	1.310	1.310	0.020	1.317	1.270	1.364	0.015	0.058	07-338-02467-03	1.315
52	2008/02/13	D01937	1.321	1.321	0.011	1.317	1.270	1.364	0.015	0.058	07-338-02674-03	1.315
53	2008/02/13	D02405	1.323	1.323	0.002	1.317	1.270	1.364	0.015	0.058	07-338-02747-03	1.315
54	2008/02/13	D01267	1.332	1.332	0.009	1.317	1.270	1.364	0.015	0.058	07-338-02227-02	1.316

Appendix 10. Reference Material SH35 Data for Gold
SH35					Accepted Value = 1.323		95% CI = 0.017
Index	Reception Date	Sample ID	Reading	Validated Reading	|Diff|	Mean	LCL	UCL	Median	UCL	Job Number	Moving Average
55	2008/02/18	D08807	1.317	1.317	0.015	1.317	1.270	1.364	0.015	0.058	GQ800988	1.316
56	2008/02/18	D05196	1.318	1.318	0.001	1.317	1.270	1.364	0.015	0.058	GQ800509	1.316
57	2008/02/19	D06790	1.323	1.323	0.005	1.317	1.270	1.364	0.015	0.058	08-338-00204-01	1.316
58	2008/02/26	D07658	1.327	1.327	0.004	1.317	1.270	1.364	0.015	0.058	08-338-00154-01	1.316
59	2008/02/28	D04564	1.273	1.273	0.054	1.317	1.270	1.364	0.015	0.058	GQ800523	1.315
60	2008/02/28	D06609	1.312	1.312	0.039	1.317	1.270	1.364	0.015	0.058	GQ800523	1.315
61	2008/02/28	D06645	1.329	1.329	0.017	1.317	1.270	1.364	0.015	0.058	GQ800523	1.315
62	2008/03/03	D05492	1.302	1.302	0.027	1.317	1.270	1.364	0.015	0.058	GQ800635	1.315
63	2008/03/03	D06814	1.312	1.312	0.010	1.317	1.270	1.364	0.015	0.058	GQ800680	1.315
64	2008/03/03	D05544	1.318	1.318	0.006	1.317	1.270	1.364	0.015	0.058	GQ800635	1.315
65	2008/03/04	D06529	1.270	1.270	0.048	1.317	1.270	1.364	0.015	0.058	GQ801046	1.314
66	2008/03/04	D06891	1.278	1.278	0.008	1.317	1.270	1.364	0.015	0.058	GQ801266	1.314
67	2008/03/04	D07847	1.349	1.349	0.071	1.317	1.270	1.364	0.015	0.058	GQ801184	1.314
68	2008/03/04	D08245	1.358	1.358	0.009	1.317	1.270	1.364	0.015	0.058	GQ801074	1.315
69	2008/03/04	D08864	1.367	1.367	0.009	1.317	1.270	1.364	0.015	0.058	GQ801281	1.316
70	2008/03/04	D08864	1.367	1.367	0.000	1.317	1.270	1.364	0.015	0.058	GQ801281	1.317
71	2008/03/05	D07754	1.292	1.292	0.075	1.317	1.270	1.364	0.015	0.058	GQ800958	1.316
72	2008/03/05	D07943	1.319	1.319	0.027	1.317	1.270	1.364	0.015	0.058	GQ800958	1.316
73	2008/03/06	D06710	1.281	1.281	0.038	1.317	1.270	1.364	0.015	0.058	GQ800714	1.316
74	2008/03/07	D07359	1.296	1.296	0.015	1.317	1.270	1.364	0.015	0.058	GQ800721	1.316
75	2008/03/07	D08611	1.317	1.317	0.021	1.317	1.270	1.364	0.015	0.058	08-338-00457-01	1.316
76	2008/03/07	D08687	1.328	1.328	0.011	1.317	1.270	1.364	0.015	0.058	08-338-00538-01	1.316
77	2008/03/07	D04485	1.346	1.346	0.018	1.317	1.270	1.364	0.015	0.058	GQ800713	1.316
78	2008/03/09	D05928	1.297	1.297	0.049	1.317	1.270	1.364	0.015	0.058	GQ800720	1.316
79	2008/03/09	D05857	1.303	1.303	0.006	1.317	1.270	1.364	0.015	0.058	GQ800720	1.316
80	2008/03/12	R4612	1.325	1.325	0.022	1.317	1.270	1.364	0.015	0.058	08-338-00065-01	1.316
81	2008/03/12	D07258	1.342	1.342	0.017	1.317	1.270	1.364	0.015	0.058	GQ800831	1.316
82	2008/03/15	D07531	1.313	1.313	0.029	1.317	1.270	1.364	0.015	0.058	GQ800772	1.316
83	2008/03/18	D09291	1.321	1.321	0.008	1.317	1.270	1.364	0.015	0.058	08-338-00606-01	1.316
84	2008/03/18	D09224	1.329	1.329	0.008	1.317	1.270	1.364	0.015	0.058	08-338-00606-01	1.316
85	2008/03/19	D08949	1.309	1.309	0.020	1.317	1.270	1.364	0.015	0.058	07-338-0065-01	1.316
86	2008/03/19	D09029	1.313	1.313	0.004	1.317	1.270	1.364	0.015	0.058	07-338-0065-01	1.316
87	2008/03/19	D09015	1.324	1.324	0.011	1.317	1.270	1.364	0.015	0.058	07-338-0065-01	1.316
88	2008/03/20	D08807	1.317	1.317	0.007	1.317	1.270	1.364	0.015	0.058	GQ800988	1.316
89	2008/03/25	D07141	1.304	1.304	0.013	1.317	1.270	1.364	0.015	0.058	GQ801015	1.316
90	2008/03/25	D06963	1.324	1.324	0.020	1.317	1.270	1.364	0.015	0.058	GQ801015	1.316
91	2008/03/28	D08356	1.313	1.313	0.011	1.317	1.270	1.364	0.015	0.058	08-338-00750-01	1.316
92	2008/03/31	D07442	1.314	1.314	0.001	1.317	1.270	1.364	0.015	0.058	GQ801187	1.316
93	2008/03/31	D07040	1.328	1.328	0.014	1.317	1.270	1.364	0.015	0.058	GQ801187	1.316
94	2008/04/03	D09667	1.314	1.314	0.014	1.317	1.270	1.364	0.015	0.058	08-338-00752-01	1.316
95	2008/04/03	D10220	1.319	1.319	0.005	1.317	1.270	1.364	0.015	0.058	08-338-00752-01	1.316
96	2008/04/04	D10530	1.342	1.342	0.023	1.317	1.270	1.364	0.015	0.058	GQ801316	1.317
97	2008/04/04	D08005	1.349	1.349	0.007	1.317	1.270	1.364	0.015	0.058	GQ801329	1.317
98	2008/04/08	D09780	1.331	1.331	0.018	1.317	1.270	1.364	0.015	0.058	08-338-00790-01	1.317
99	2008/04/18	D08356	1.321	1.321	0.010	1.317	1.270	1.364	0.015	0.058	08-338-00750-02	1.317
100	2008/04/23	D10127	1.325	1.325	0.004	1.317	1.270	1.364	0.015	0.058	08-338-00963-01	1.317
			Average all data	1.317
			Standard Deviation	0.054
Table provided by CGL.

APPENDIX 11

ZONA ALTA POPULATION STATISTICS

Au Composites Assay Data Statistics

Minimum Cutoff Value	0.001225
Maximum Cutoff Value	26.242449
Number of Samples <=0	0
Total Number of Samples Used	6568

Minimum Histogram Value	0.001225
Maximum Histogram Value	26.242449
Number of Class	52
Class Interval	0.504639

Minimum Population Data point	0.001275
Maximum Population Data point	26.242399
Total Population	6568

Mean	0.365850
Median	N/A
Geometric Mean	0.050207
Natural LOG Mean	-2.991607
Standard Deviation	1.270569
Variance	1.614346
Log Variance	3.874791
Coefficient of Variation	3.472924
Moment 1 about Arithmetic Mean	0.000000
Moment 2 about Arithmetic Mean	1.614346
Moment 3 about Arithmetic Mean	18.846131
Moment 4 about Arithmetic Mean	308.129337
Moment Coefficient of Skewness	9.188134
Moment Coefficient of Kurtosis	118.233314

Ag Composites Assay Data Statistics

Minimum Cutoff Value	0.001000
Maximum Cutoff Value	90.121533
Number of Samples <=0	6
Total Number of Samples Used	6561

Minimum Histogram Value	0.000000
Maximum Histogram Value	90.121533
Number of Class	90
Class Interval	1.001350

Minimum Population Data point	0.000000
Maximum Population Data point	90.121483
Total Population	6568

Mean	2.801537
Median	N/A
Geometric Mean	1.171159
Natural LOG Mean	0.157994
Standard Deviation	5.548501
Variance	30.785860
Log Variance	1.743458
Coefficient of Variation	1.980520
Moment 1 about Arithmetic Mean	0.000000
Moment 2 about Arithmetic Mean	30.785860
Moment 3 about Arithmetic Mean	1132.964109
Moment 4 about Arithmetic Mean	63227.943988
Moment Coefficient of Skewness	6.632683
Moment Coefficient of Kurtosis	66.712388

Au Uncut Raw Assay Data Statistics

Minimum Cutoff Value	0.003000
Maximum Cutoff Value	61.100048
Number of Samples <=0	10
Total Number of Samples Used	5763

Minimum Histogram Value	0.000000
Maximum Histogram Value	61.100048
Number of Class	122
Class Interval	0.500820

Minimum Population Data point	0.000000
Maximum Population Data point	61.099998
Total Population	5773

Mean	0.282872
Median	N/A
Geometric Mean	0.032176
Natural LOG Mean	-3.436540
Standard Deviation	1.623593
Variance	2.636054
Log Variance	3.659998
Coefficient of Variation	5.739681
Moment 1 about Arithmetic Mean	0.000000
Moment 2 about Arithmetic Mean	2.636054
Moment 3 about Arithmetic Mean	96.012558
Moment 4 about Arithmetic Mean	4797.438599
Moment Coefficient of Skewness	22.433482
Moment Coefficient of Kurtosis	690.400253

Ag Uncut Raw Assay Data Statistics

Minimum Cutoff Value	0.100000
Maximum Cutoff Value	676.600026
Number of Samples <=0	25
Total Number of Samples Used	6960

Minimum Histogram Value	0.000000
Maximum Histogram Value	676.600026
Number of Class	170
Class Interval	3.980000

Minimum Population Data point	0.000000
Maximum Population Data point	676.599976
Total Population	6986

Mean	4.728491
Median	N/A
Geometric Mean	1.243533
Natural LOG Mean	0.217957
Standard Deviation	18.988084
Variance	360.547318
Log Variance	2.195788
Coefficient of Variation	4.015675
Moment 1 about Arithmetic Mean	0.000000
Moment 2 about Arithmetic Mean	360.547318
Moment 3 about Arithmetic Mean	106532.996636
Moment 4 about Arithmetic Mean	48551788.148082
Moment Coefficient of Skewness	15.561116
Moment Coefficient of Kurtosis	373.491472

Zona Alta 2m Au Composites Normal Histogram
Frequency Count
100
80
60
40
20
0
0.100
1.000
10.000
100.000
Au (g/t)
Software By Gemcom

Zona Alta 2m Au Composites LOG Normal Probability Plot
Probability
100.00
99.74
91.28
50.00
8.72
0.26
0.001
0.010
0.100
1.000
10.000
100.000
Au (g/t)
Software By Gemcom

Zona Alta 2m Ag Composites Normal Histogram
Frequency Count
100
80
60
40
20
0
0.100
1.000
10.000
100.000
Ag (g/t)
Software By Gemcom

Zona Alta 2m Ag Composites LOG Normal Probability Plot
Probability
100.00
99.74
91.28
50.00
8.72
0.26
0.010
0.100
1.000
10.000
100.000
Ag (g/t)
Software By Gemcom

Zona Alta Original Uncut Au Samples LOG Normal Probability Plot
All DDHs and Channel Samples
Probability
100.00
99.74
91.28
50.00
8.72
0.26
0.001
0.010
0.100
1.000
10.000
100.000
1000.000
Au (g/t)
Software By Gemcom

Zona Alta Original Uncut Ag Samples LOG Normal Probability Plot
All DDHs and Channel Samples
Probability
100.00
99.74
91.28
50.00
8.72
0.26
0.100
1.000
10.000
100.000
1000.000
Ag (g/t)
Software By Gemcom

APPENDIX 12

ZONA ALTA VARIOGRAMS, GOLD COMPOSITES

Zona Alta Omnivariogram
Drillhole and Channel 2m Au Composites
Gamma (H)
2.00
1.60
1.20
0.80
0.40
0
1) Spherical(7.00, 0.60)
2) Spherical(75.00, 0.50)
3) Nugget Effect(0.50)
0 12 24 36 48 60 72 84 96 108 120
Range [m]
Software By Gemcom

Zona Alta Across Strike, Az = 35, Dip = 0, Spread = 15
Drillhole and Channel 2m Au Composites
Gamma (H)
2.60
2.08
1.56
1.04
0.52
0
0 12 24 36 48 60 72 84 96 108 120
Range [m]
Software By Gemcom

Zona Alta Along Strike, Az = 305, Dip = 0, Spread = 15
Drillhole and Channel 2m Au Composites
Gamma (H)
2.80
2.24
1.68
1.12
0.56
0
0
75
150
225
300
375
450
525
600
675
750
Range [m]
Software By Gemcom

Zona Alta Down Dip, Az = 0, Dip = -90, Spread = 15
Drillhole and Channel 2m Au Composites
Gamma (H)
2.20
1.76
1.32
0.88
0.44
0
0
12
24
36
48
60
72
84
96
108
120
Range [m]
1) Spherical(75.00, 1.10)
2) Nugget Effect(0.50)
#
Software By Gemcom

APPENDIX 13

ZONA ALTA VARIOGRAMS, SILVER COMPOSITES

Zona Alta Omnivariogram
Drillhole and Channel 2m Ag Composites
32.00
25.60
19.20
12.80
6.40
0
Gamma (H)
1) Spherical(13.30, 9.81)
2) Nugget Effect(11.20)
0
12
24
36
48
60
72
84
96
108
120
Range [m]
Software By Gemcom

Zona Alta Along Strike, Az = 305, Dip = 0, Spread = 15
Drillhole and Channel 2m Ag Composites
98.00
78.40
58.80
39.20
19.60
0
Gamma (H)
0
12
24
36
48
60
72
84
96
108
120
Range [m]
Software By Gemcom

Zona Alta Across Strike, Az = 35, Dip = 0, Spread = 15
Drillhole and Channel 2m Ag Composites
44.00
35.20
26.40
17.60
8.80
0
Gamma (H)
0
12
24
36
48
60
72
84
96
108
120
Range [m]
Software By Gemcom

Zona Alta Down Dip, Az = 0, Dip = -90, Spread = 15
Drillhole and Channel 2m Ag Composites
50.00
40.00
30.00
20.00
10.00
0
Gamma (H)
0
12
24
36
48
60
72
84
96
108
120
Range [m]
Software By Gemcom

APPENDIX 14

PLAN VIEWS OF THE BLOCK MODEL
FROM ELEVATION
1300L TO 1650L

APPENDIX 15

SECTIONAL VIEWS OF THE BLOCK MODEL
FROM SECTION
3100NW TO 4150NW

Au g/t
0.001 - 0.20
0.20 - 0.50
0.50 - 2.00
2.00 - 5.00
> 5.00
Scale 1:2000
micon INTERNATIONAL LIMITED
mineral industry consultants
Marmato Project - Caldas, Colombia
Resource Block Model Vertical Section - Looking 55°NW
Units: Meters
Toronto Office, May 14, 2008